EXHIBIT 2.1
                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

                                         )
IN RE:                                   )
                                         )
MARVEL ENTERTAINMENT GROUP, INC.; THE    )
ASHER CANDY COMPANY; FLEER CORP.;        )
FRANK H. FLEER CORP.; HEROES WORLD       )
DISTRIBUTION, INC.; MALIBU COMICS        )  Case No. 97-638-RRM
ENTERTAINMENT, INC.; MARVEL              )
CHARACTERS, INC.; MARVEL DIRECT          )
MARKETING INC.; and SKYBOX               )
INTERNATIONAL, INC.,                     )
                                         )
                    Debtors.             )



           FOURTH AMENDED JOINT PLAN OF REORGANIZATION PROPOSED BY THE
                        SECURED LENDERS AND TOY BIZ, INC.
                        --------------------------------



WACHTELL, LIPTON, ROSEN & KATZ                    BATTLE FOWLER LLP
Attorneys for Toy Biz, Inc.                       Attorneys for The Secured
  Lenders                                         75 East 55th Street
51 West 52nd Street                               New York, New York  10022
New York, New York  10019                         (212) 856-7000
(212) 403-1000

          -and-                                            -and-

RICHARDS, LAYTON & FINGER, P.A.                   PEPPER HAMILTON LLP
Attorneys for The Secured                         Attorneys for Toy Biz, Inc.
  Lenders                                         1201 Market Street
One Rodney Square                                 P.O. Box 1709
Wilmington, Delaware  19899                       Wilmington, Delaware  19899
(302) 658-6541                                    (302) 777-6500



Dated:  Wilmington, Delaware
            July 31, 1998

729939.15

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SECTION 1.             DEFINITIONS AND INTERPRETATION..............................................................1
                       A.       Definitions........................................................................1
                       B.       Interpretation; Application of Definitions
                                           and Rules of Construction..............................................24
                       C.       Exhibits and Schedules............................................................25

SECTION 2.             PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE
                       CLAIMS AND PRIORITY TAX CLAIMS  ...........................................................25
                       2.1  Administration Expense Claims.........................................................25
                       2.2  Compensation and Reimbursement Claims.................................................25
                       2.3  Priority Tax Claims...................................................................26

SECTION 3.             CLASSIFICATION OF CLAIMS
                                           AND EQUITY INTERESTS...................................................26

SECTION 4.             PROVISIONS FOR TREATMENT OF CLAIMS
                                           AND EQUITY INTERESTS UNDER THE PLAN....................................27
                       4.1  Priority Non-Tax Claims (Class 1).....................................................27
                       4.2  Senior Secured Claims.................................................................27
                       (a)      Allowance of Senior Secured Claims................................................27
                       (b)      Treatment of Allowed Fixed Senior Secured
                                Claims............................................................................27
                                (i) No Qualifying.................................................................27
                                (ii)Qualifying....................................................................29
                       (c)      Treatment of Allowed Contingent Senior Secured
                                Claims............................................................................29
                                (i)  No Panini....................................................................29
                                (ii) Panini.......................................................................29
                       4.3  Other Secured Claims (Class 3)........................................................29
                       4.4  Unsecured Claims (Class 4)............................................................30
                       (a)      Distributions.....................................................................30
                                (i) No Qualifying.................................................................30
                                (ii) Qualifying...................................................................31
                       (b)      Intercompany Claims...............................................................31
                       (c)      LaSalle Claim.....................................................................31
                       4.5  Class Securities Litigation Claims
                                           (Class 5)..............................................................31
                       (a)      Distributions.....................................................................31
                       (b)      Calculation of Distribution.......................................................32
                       (c)      Parity of and Limitation on Distributions.........................................32
                       4.6  Equity Interests (Class 6)............................................................32
                       (a)      Entertainment (Subclass 6A).......................................................32
                                (i)  Distributions................................................................32
                                (ii)  Parity of and Limitation on
                                           Distributions..........................................................33
                       (b)      Subsidiary Equity Interest (Subclass 6B)..........................................33
                       4.7  Existing Warrants (Class 7)...........................................................33
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SECTION 5.             IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                       IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE
                       OR REJECTION OF THE PLAN...................................................................33
                       5.1  Holders of Claims and Equity Interests Entitled
                                to Vote...........................................................................33
                       5.2  Nonconsensual Confirmation............................................................34
                       5.3  Severability of Plan of Reorganization................................................34

SECTION 6.             MEANS OF IMPLEMENTATION....................................................................34
                       6.1  Closing of Transaction................................................................34
                       6.2  Derivative Securities Litigation Claims...............................................34
                       6.3  Board of Directors of the Reorganized
                                           Debtors................................................................35
                       6.4  Officers of the Reorganized Debtors...................................................35
                       6.5  Distribution to New Investors.........................................................35
                       6.6  Toy Biz Distribution..................................................................35
                       (a)      No Qualifying Transaction.........................................................35
                       (b)      Qualifying Transaction............................................................35
                       6.7  Fees to New Investors.................................................................36
                       6.8  Dissolution of Committees.............................................................36
                       6.9  Intentionally deleted.................................................................36
                       6.10  Newco Financing......................................................................36
                       6.11  Vote of Characters' Toy Biz Stock....................................................36
                       6.12  Forgiveness of Panini Obligations....................................................37
                       6.13  Panini Indemnity.....................................................................37
                       6.14  Outstanding Toy Biz Stock Interests..................................................37
                       6.15  Distribution of Subsidiary Equity
                                           Interests..............................................................37
                       6.16  Continuation of Creditors Committee..................................................37
                       6.17  Right to Object to Fees..............................................................37
                       6.18  Certain Securities Law Matters.......................................................38
                       6.19  Settlement Amount....................................................................39
                       6.20  Excess Administration Claims Amount Loan.............................................39
                       6.21  Perlmutter Capital Contribution..................................................... 39

SECTION 7.             LITIGATION TRUST...........................................................................39
                       7.1  Assignment of Rights..................................................................39
                       (a)  Avoidance Litigation Trust............................................................39
                       (b)  MAFCO Litigation Trust................................................................40
                       7.2  Control of Litigation.................................................................40
                       7.3  Liability of Trustee..................................................................40
                       7.4  Distribution of Net Avoidance Litigation
                                Proceeds and Net MAFCO Litigation Proceeds........................................41
                       7.5  Professional Fees and Expenses........................................................41
                       (a)  Avoidance Litigation Trust............................................................41
                       (b)  MAFCO Litigation Trust................................................................42
                       7.6  Commencement of Avoidance Actions.....................................................43
                       7.7  Reduction of Judgment and Indemnifications............................................43
                       7.8  Timing of Distributions...............................................................45
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                       7.9  Objections to Claims..................................................................45
                       7.10  Jurisdiction.........................................................................46

SECTION 8.             PROVISIONS GOVERNING DISTRIBUTIONS.........................................................46
                       8.1  Date of Distributions.................................................................46
                       8.2  Entities to Exercise Function of Disbursing
                                Agent.............................................................................47
                       8.3  Surrender and Cancellation of Instruments.............................................47
                       8.4      (a)Delivery of Distributions......................................................47
                                (b)LaSalle Distributions..........................................................48
                       8.5  Manner of Payment Under Plan of
                                           Reorganization.........................................................48
                       8.6  Reserves and Distributions............................................................49
                       8.7  Resulting Claims......................................................................49
                       8.8  Distributions After Consummation Date.................................................49
                       8.9  Rights And Powers Of Disbursing Agent.................................................49
                       (a)      Powers of the Disbursing Agent....................................................49
                       (b)      Expenses Incurred on or after the
                                           Consummation Date......................................................50
                       (c)      Exculpation.......................................................................50
                       8.10 Distributions of Certain Warrants.....................................................50

SECTION 9.             PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE
                       PLAN OF REORGANIZATION.....................................................................51
                       9.1  Objections to Claims..................................................................51
                       9.2  No Distributions Pending Allowance....................................................51
                       9.3  Cash Reserve..........................................................................51
                       9.4  Distributions After Allowance.........................................................51
                       9.5  Fractional Securities.................................................................52

SECTION 10.            PROVISION GOVERNING EXECUTORY CONTRACTS AND
                       UNEXPIRED LEASES UNDER THE PLAN............................................................52
                       10.1  General Treatment....................................................................52
                       10.2  Amendments to Schedule; Effect of
                                           Amendments.............................................................53
                       10.3  Bar to Rejection Damage Claims.......................................................53
                       10.4  Certain Panini Agreements............................................................54
                       (a)       Panini Sticker Agreement.........................................................54
                       (b)       Panini Comic Distribution Agreement..............................................54
                       (c)       Other Panini Agreements..........................................................54

SECTION 11.            CONDITIONS PRECEDENT TO CONFIRMATION DATE AND
                       CONSUMMATION DATE..........................................................................54
                       11.1  Conditions Precedent to Confirmation of Plan
                                of Reorganization.................................................................54
                       (a)      Confirmation Order................................................................54
                       11.2 Conditions Precedent to Consummation Date of
                                Plan of Reorganization............................................................55
                       (a)      SEC Proxy Statement...............................................................55
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                       (b)  HSR ..................................................................................55
                       (c)  Restructured Panini Loan Documents....................................................56
                       (d)  Secured Lender Consummation Date......................................................56
                       (e)  Toy Biz Consummation Date.............................................................56
                       (f)  Standstill Agreements.................................................................56
                       (g)  NBA Agreement.........................................................................56
                       (h)  Receipt of Certain Funds..............................................................56
                       (i)  Receipt of Settlement Amount..........................................................56
                       (j)  Certain Payments for Contingent Senior
                                           Secured Claims.........................................................56
                       (k)  Shareholders Agreement................................................................56
                       11.3 Waiver of Conditions Precedent........................................................57

SECTION 12.            EFFECT OF CONFIRMATION.....................................................................57
                       12.1  General Authority....................................................................57
                       12.2  Discharge of Debtors.................................................................57
                       (a)      General Discharge.................................................................57
                       (b)      Exculpations......................................................................58
                       12.3  Term of Injunctions or Stays.........................................................59

SECTION 13.            WAIVER OF CLAIMS...........................................................................59
                       13.1  Avoidance Actions....................................................................59

SECTION 14.            RETENTION OF JURISDICTION..................................................................60
                       14.1  Retention of Jurisdiction............................................................60
                       14.2  Amendment of Plan of Reorganization..................................................61

SECTION 15.            MISCELLANEOUS PROVISIONS...................................................................62
                       15.1  Payment of Statutory Fees............................................................62
                       15.2  Retiree Benefits.....................................................................62
                       15.3  Compliance with Tax Requirements.....................................................63
                       15.4  Recognition of Guaranty Rights.......................................................63
                       15.5  Severability of Plan Provisions......................................................63
                       15.6  Governing Law........................................................................64
                       15.7  Further Assurances...................................................................64
                       15.8  Time of the Essence..................................................................64
                       15.9  Counterparts.........................................................................64
                       15.10 Notices..............................................................................64
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                                    EXHIBITS


1.Avoidance Litigation Trust Agreement
2.Avoidance Litigation Trust Loan Agreement
3.Avoidance Professional Fee Reimbursement Note
4.Bylaws for Newco
5.Charter for Newco
6.Designated Competitors
7.Excess Administration Claims Note
8.MAFCO Litigation Trust Agreement
9.MAFCO Litigation Trust Loan Agreement
10.MAFCO Professional Fee Reimbursement Note
11.Merger Agreement
12.New Investors
13.Newco Guaranty
14.Panini Indemnity
15.Plan Warrant Agreement
16.Secured Lenders
17.Standstill Agreements
18.Stockholder Series A Warrant Agreement
19.Stockholder Series B Warrant Agreement
20.Stockholder Series C Warrant Agreement
21.Transmittal Material

                                    SCHEDULES

6.1.         Letter of Credit and related obligations
10.1.        Rejection Schedule

                                        v
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                          JOINT PLAN OF REORGANIZATION


                  The Secured Lenders and Toy Biz, Inc., creditors and parties in interest in these chapter 11 cases, hereby propose this Plan of Reorganization dated July 31, 1998 for Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc. and SkyBox International Inc.

         SECTION 1.        DEFINITIONS AND INTERPRETATION
                           ------------------------------
         A.       Definitions.
                  ----------

                  The following terms used herein shall have the respective meanings defined below:

                  "Administration Expense Claim" means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the business of the Debtors, (c) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, and (d) any fees or charges assessed against the estates of the Debtors under Section 1930, title 28, United States Code.

                  "Administrative Agent" means The Chase Manhattan Bank as administrative agent under each of the applicable Existing Credit Agreements or any successor administrative agent appointed in accordance with any of the applicable Existing Credit Agreements.

                  "Affiliate" means, with reference to any person or entity, any other person or entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control with" such entity or person.

                  "Allowed" means, with reference to any Claim or Equity Interest, (a) any and all DIP Claims, (b) any Claim or Equity Interest or any portion thereof against any Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (c) any Claim or Equity Interest allowed by Final Order, (d) any Claim or Equity Interest as to which the liability of the


729939.15

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Debtors and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court,(e) any Claim allowed expressly hereunder, or (f) for purposes of voting only, any Claim evidenced by a proof of Claim filed by or before the last date designated by the Bankruptcy Court as the last date for filing Claims against the Debtors, provided that such Claim has not been disallowed by order of the Court or the Bankruptcy Court, and is not the subject of an objection filed at least ten (10) days prior to the voting deadline.

                  "Avoidance Beneficiaries" means Newco, all holders of Allowed Fixed Senior Secured Claims and all holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim).

                  "Avoidance Litigation Trust" means the trust created by the Avoidance Litigation Trust Agreement to be executed on the Consummation Date pursuant to Section 7.1 hereof by the Debtors and the Avoidance Litigation Trustee.

                  "Avoidance Litigation Trust Agreement" means the trust agreement to be executed by the Debtors and the Avoidance Litigation Trustee in the form of Exhibit 1 hereto, subject to non-substantive changes.

                  "Avoidance Litigation Trust Assets" means all assets of the Avoidance Litigation Trust.

                  "Avoidance Litigation Trustee" means the individual designated by the Creditors Committee subject to the consent of the Proponents, and from and after the Consummation Date, any successor trustees designated in accordance with the Avoidance Litigation Trust Agreement.

                  "Avoidance Litigation Trust Loan Agreement" means the Loan Agreement to be executed by Newco in the form of Exhibit 2 hereto, subject to non-substantive changes.

                  "Avoidance Professional Fee Reimbursement Note" means the note to be executed by the Avoidance Litigation Trustee on behalf of the Avoidance Litigation Trust in the form of Exhibit 3 hereto, subject to non-substantive changes.

                  "Bankruptcy Code" means title 11, United States Code, as applicable to the Reorganization Cases as in effect on the Confirmation Date.

                  "Bankruptcy Court" means the United States District Court for the District of Delaware having jurisdiction over the Reorganization Cases and, to the extent of any reference under

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729939.15

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section 157, title 28, United States Code, the unit of such District Court under section 151, title 28, United States Code.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, and any Local Rules of the Bankruptcy Court.

                  "Beneficiaries" means all Avoidance Beneficiaries and all MAFCO Beneficiaries.

                  "Breakup Fee" means Cash in the amount of the breakup fee payable pursuant to the Convertible Preferred Stock Purchase Agreement to DPI or its assignees, but in no event more than eight million dollars ($8,000,000).

                  "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  "Bylaws" means the bylaws for Newco in the form of Exhibit 4 hereto, subject to non-substantive changes.

                  "Cash" means legal tender of the United States of America and, with respect to payments under this Plan of Reorganization, cash (U.S. dollars), certified check, bank check or wire transfer from a domestic bank.

                  "Causes of Action" means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

                  "Characters" means Marvel Characters, Inc., one of the Debtors herein.

                  "Charter" means the Certificate of Incorporation for Newco in the form of Exhibit 5 hereto, subject to non-substantive changes.

                  "Chase" means The Chase Manhattan Bank in its capacity as agent under the Existing Credit Agreements.

                  "Claim" means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is

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729939.15

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reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  "Class Securities Litigation Claim" means any Claim whether or not the subject of an existing lawsuit arising from rescission of a purchase or sale of shares of common stock of Entertainment, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim (which shall exclude the LaSalle Claim) which Claims shall be subordinated in accordance with section 510(b) of the Bankruptcy Code.

                  "Collateral" means any property or interest in property of the estate of any Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  "Confection Business" means any and all of the assets and properties relating to the confection business operated and owned by Fleer including, without limitation, all of its rights relating to Dubble Bubble, Razzles and any other food and candy products produced thereby.

                  "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

                  "Confirmation Hearing" means the hearing held by the Bankruptcy Court on confirmation of this Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan of Reorganization.

                  "Consummation Date" means the latest to occur of (a) the thirtieth (30th) day (calculated under Bankruptcy Rule 9006) after the Confirmation Date if no stay of the Confirmation Order is then in effect, (b) the first Business Day after any stay of the Confirmation Order expires or otherwise terminates, and (c) such other date as may be fixed from time to time after the Confirmation Date by filing a notice thereof by the Proponents with the Bankruptcy Court upon the consent of the Creditors Committee, the Equity Committee, High River, Westgate, LaSalle and the Trustee not to be unreasonably withheld or delayed; provided, however, that in no event shall the Consummation Date occur earlier than the date of the satisfaction of each of the conditions precedent to the occurrence of the Consummation Date of this Plan of Reorganization in Section 11.2 hereof unless waived as provided in Section 11.3 hereof.


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729939.15

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                  "Contingent Senior Secured Claim" means any Claim against
Entertainment or any of its Debtor subsidiaries governed by or arising out of the guaranty provisions contained in the Existing Panini Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to the Existing Panini Credit Agreements for the account of Panini or any of its subsidiaries and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Contribution Bar Party" means any person or entity asserting claims in the nature of contribution or indemnity in connection with, arising out of or in any way related to Litigation Claims or Covered Claims.

                  "Convertible Preferred Stock" means convertible preferred stock in Newco (a) each share of which shall be convertible into 1.039 shares of Newco Common Stock, and (b) which shall have the terms set forth in the Charter.

                  "Convertible Preferred Stock Purchase Agreement" means a Convertible Preferred Stock Purchase Agreement to be executed on the Confirmation Date by Toy Biz, Zib Inc. or its assignees and DPI or its assignees.

                  "Covered Claims" means any claim or matter as to which Exculpated Persons are exculpated pursuant to section 12.2(b) of this Plan of Reorganization, including, without limitation, matters asserted or claims made in the LaSalle Action.

                  "Covered Person" means any person or entity asserting a Covered Claim.

                  "Creditors Committee" means the Official Committee of Unsecured Creditors appointed for the Debtors by the United States Trustee for the District of Delaware on October 22, 1997.

                  "Debtor" means each of Entertainment, The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World
Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel
Characters, Inc., Marvel Direct Marketing, Inc., and SkyBox
International Inc., each (other than Marvel Characters, Inc. and
Malibu Comics Entertainment, Inc.) being a Delaware corporation and Marvel Characters, Inc. and Malibu Comics Entertainment, Inc.
being California corporations, the debtors in Chapter 11 Case
Nos. 96-2069 (HSB) through 96-2077 (HSB), respectively.

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729939.15

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                  "Debtor in Possession" means each Debtor in its capacity as a debtor in possession under sections 1107(a) and 1108 of the Bankruptcy Code.

                  "Designated Competitor" means those entities listed on
Exhibit 6 hereto.

                  "Designated Contingent Senior Secured Claims" means on any date all Contingent Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement other than solely by virtue of the exercise of such entity's rights pursuant to Section 4.2(b)(i)(A)(6) hereof.

                  "Designated Fixed Senior Secured Claims" means on any date all Fixed Senior Secured Claims other than those beneficially owned or controlled (directly, indirectly or by participation) by any entity purchasing Convertible Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement other than solely by virtue of the exercise of such entity's rights pursuant to
Section 4.2(b)(i)(A)(6) hereof.

                  "DIP Claim" shall mean any claim arising under the DIP Credit Agreement.

                  "DIP Credit Agreement" means that certain Revolving Credit and Guaranty Agreement dated as of December 27, 1996 among Marvel Entertainment Group, Inc., the guarantors named therein, the banks party thereto and The Chase Manhattan Bank as agent as the same may be amended from time to time in accordance with the terms thereof or the agreements or other documents evidencing any successor or replacement post-petition financing facility.

                  "Disbursing Agent" means any entity in its capacity as a disbursing agent under Section 8.2 hereof.

                  "Disputed Claim" means a Claim against a Debtor that is not an Allowed Claim.

                  "District Court Complaint" means the complaint in Case No. 97-586(RRM) filed on October 30, 1997 in the United States
District Court for the District of Delaware.

                  "DPI" means Dickstein Partners Inc.

                  "Effective Time" shall have the meaning given to such term in the Merger Agreement.

                  "Entertainment" means Marvel Entertainment Group, Inc.


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729939.15

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                  "Equity Committee" means the Official Committee of Equity
Security Holders appointed for Entertainment by the United States Trustee for the District of Delaware on February 12,1997.

                  "Equity Interest" means any share of common stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest. For purposes of Subclass 6A (Entertainment) of Class 6 (Equity Interests), the Existing Warrants shall not be included in such subclass.

                  "Excess Administration Claims Amount" means the amount, if any, by which the sum of (a) all Allowed Administration Expense Claims (exclusive of (i) all DIP Claims through October 7, 1997 and (ii) Allowed Administration Expenses Claims constituting the actual and necessary expenses of running the Debtors' business in the ordinary course), and (b) the aggregate amount of all professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or acting on behalf of all of the holders of Senior Secured Claims including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, exceeds thirty-five million dollars ($35,000,000).

                  "Excess Administration Claims Note" means one or more unsecured notes of Newco and its subsidiaries in the form of Exhibit 7 hereto, subject to non-substantive changes, in an aggregate original principal amount equal to the Excess Administration Claims Amount, which shall, at the election of Newco, be paid semi-annually or accrue and compound, shall have a maturity date of the fifth anniversary of the Consummation Date, and which shall bear interest at the rate of two hundred (200) basis points over the rate of interest for the Term Loan Facility.

                  "Excess Proceeds" means all net proceeds of a Qualifying Transaction which closes on the Consummation Date in excess of the aggregate amount required to satisfy Fixed Senior Secured Claims in full in accordance with the Existing Fleer Credit Agreements, to pay the Toy Biz Cash Distribution and all amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof.

                  "Exculpated Persons" means (a) the Reorganized Debtors, Newco, all past, present and future holders of DIP Claims, all past, present and future holders of Senior Secured Claims, Chase, Toy Biz, the New Investors, Dickstein Partners L.P., Dickstein & Co. L.P., Dickstein Focus Fund, L.P., Dickstein International Limited, Mark Dickstein, the Creditors Committee, all members of the Creditors Committee solely in their capacity as members of

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the Creditors Committee, High River, Carl Icahn, Westgate, Vince Intrieri,
LaSalle, the Equity Committee, all members of the Equity Committee solely in their capacity as members of the Equity Committee, Affiliates of any of the foregoing, the Trustee and all officers, directors, employees, shareholders, limited liability entity members, partners, consultants, advisors, investment bankers, attorneys, accountants or other representatives or agents of any of the foregoing acting as such, and (b) the Debtors; provided, however, that the term "Exculpated Persons" shall not, under any circumstances, include the MAFCO Defendants.

                  "Existing Credit Agreements" means, collectively, the Existing Fleer Credit Agreements and the Existing Panini Credit
Agreements.

                  "Existing Fleer Credit Agreements" means, collectively, (a) that certain Amended and Restated Credit and Guarantee Agreement dated as of August 30, 1994, as amended, among Entertainment, Fleer Corp., the financial institutions parties thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (b) that certain Credit and Guarantee Agreement dated as of April 24, 1995, as amended, by and among Entertainment, Fleer Corp., the financial institutions party thereto, the co-agents named therein and The Chase Manhattan Bank (formerly named Chemical Bank) as administrative agent, (c) that certain Line of Credit, dated as of March 27, 1996, as amended, among Fleer Corp., the banks and other financial institutions parties thereto and The Chase Manhattan Bank as Administrative Agent,(d)(i)(A) any letter of credit issued for the account of Entertainment or any of its subsidiaries by a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) or (b) of this definition of "Existing Fleer Credit Agreements" and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (d)(i)(A) of this definition of "Existing Fleer Credit Agreements" or (ii) any interest rate agreement between Entertainment or any of its subsidiaries and a bank or other financial institution which is a party to any of the Existing Credit Agreements referred to in clauses (a) through (c), inclusive, of this definition of "Existing Fleer Credit Agreements", and (e) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements.

                  "Existing Panini Credit Agreements" means the Existing Panini Junior Credit Agreements and the Existing Panini Senior
Credit Agreements.

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



                  "Existing Panini Junior Credit Agreements" means (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Istituto Bancario San Paolo di Torino, S.p.A.; (b) the Panini Participation Agreements; (c)(i)(A) any letter of credit issued for the account of any of the Panini Entities by a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) or (b) and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A) or (ii) any interest rate agreement between any of the Panini Entities and a bank or other financial institution pursuant to any of the Panini Credit Agreements referred to in clauses (a) and (b); and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Panini Senior Credit Agreements" means that certain Italian Lire 27,000,000,000 Term Loan and Guaranty Agreement dated as of August 5, 1997 as amended, supplemented or otherwise modified from time to time, among Entertainment, Panini, the lenders listed on Schedule 1 thereto as lenders, and The Chase Manhattan Bank as agent, and the related Panini financing order entered by the Bankruptcy Court and any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers.

                  "Existing Warrants" means, collectively, all incentive stock options, non-qualified stock options and stock appreciation rights granted under any employee benefits plan and any other options, warrants or rights, contractual or otherwise, if any, to acquire an Equity Interest.

                  "Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing

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



thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  "Fixed Senior Secured Claim" means any Claim governed by any of the Existing Fleer Credit Agreements or evidenced by any of the promissory notes issued thereunder or any letter of credit issued by a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements for the account of Entertainment or any of its subsidiaries (other than the Panini Entities) or any interest rate agreement between Entertainment or any of its subsidiaries (other than the Panini Entities) and a bank or other financial institution which is a party to any of the Existing Fleer Credit Agreements and any Claim for adequate protection relating to the Collateral securing the Claims previously referred to in this definition arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  "Fleer" means Fleer Corp., one of the Debtors.

                  "Fractional Warrant" means a Warrant to acquire a fractional share of Convertible Preferred Stock or a fractional share of Newco Common Stock.

                  "Governance Litigation" means case No. 97-648 (RRM) pending in the Bankruptcy Court.

                  "High River" means High River Limited Partnership.

                  "Holdings I" means Marvel Holdings, Inc.

                  "Holdings II" means Marvel (Parent) Holdings, Inc.

                  "Holdings III" means Marvel III Holdings, Inc.

                  "Holdings I Indenture" means an indenture dated as of April 15, 1993 between Holdings I, as issuer, and NationsBank of Georgia, N.A. (LaSalle National Bank succeeded Bank of New York, the successor to NationsBank of Georgia, N.A. as indenture trustee).

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



                  "Holdings II Indenture" means an indenture dated as of October 1, 1993 between Holdings II, as issuer, and NationsBank of Georgia, N.A. (LaSalle National Bank succeeded Bank of New York, the successor to NationsBank of Georgia, N.A. as indenture trustee).

                  "Holdings III Indenture" means an indenture dated as of February 15, 1994 between Holdings III, as issuer, and NationsBank of Georgia, N.A. (LaSalle National Bank succeeded Bank of New York, the successor to NationsBank of Georgia, N.A.
as indenture trustee).

                  "Holdings Notes" means those certain: (a) Senior Secured Discount Notes due 1998 issued by Marvel Holdings, Inc. pursuant to the Holdings I Indenture, which were subsequently exchanged for those certain Series B Senior Secured Discount Notes due 1998; (b) Senior Secured Discount Notes due 1998 issued by Marvel (Parent) Holdings Inc. pursuant to the Holdings II Indenture; and (c) 9-1/8% Senior Secured Notes due 1998 issued by Marvel III Holdings Inc. pursuant to the Holdings III Indenture, which were subsequently exchanged for those certain Series B 9- 1/8% Senior Secured Notes due 1998.

                  "Holdings Noteholders" means the registered holders or beneficial owners of any Holdings Notes.

                  "Immaterial Debtors" means The Asher Candy Company, Frank H. Fleer Corp., Heroes World Distribution, Inc. and any other Debtor which the Proponents, acting reasonably, jointly determine to have de minimis value.

                  "Independent Cause of Action" means any cause of action which
(i) arises solely out of an act or omission of an Exculpated Person occurring after the Consummation Date or (ii) does not arise directly or indirectly in any manner whatsoever out of an act or omission of an Exculpated Person concerning or relating to (v) the Debtors or their subsidiaries or Affiliates, (w) the Reorganization Cases, (x) the creation of the Debtors or any of their subsidiaries or Affiliates, (y) the relationship between Toy Biz (or its predecessors in interest) and any of the Debtors or their subsidiaries and Affiliates, or (z) the LaSalle Action; provided, however, that any claim, counterclaim or right of offset that any defendant in the LaSalle Action may have against any plaintiff or against any person on whose behalf plaintiff is suing in such action shall be deemed to be an Independent Cause of Action.

                  "Indentures" means, collectively, (a) the Holdings I Indenture, (b) the Holdings II Indenture, and (c) the Holdings III Indenture.

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



                  "Intercompany Claim" means any Claim held by any Debtor against any other Debtor, including, without limitation, all derivative Claims asserted by or on behalf of any one Debtor against any other Debtor.

                  "LaSalle" means LaSalle National Bank solely in its capacity as successor indenture trustee pursuant to the Indentures.

                  "LaSalle Action" means Civ. No. 97-645 pending in the District Court, or any similar actions asserting similar claims brought by LaSalle on behalf of the Holdings Noteholders against the MAFCO Defendants.

                  "LaSalle Claim" means any and all Claims of LaSalle and holders of the Holdings Notes against the Debtors whether asserted or not it being understood that LaSalle has filed the LaSalle Withdrawal, which states that such claims comprise only a claim for tortious interference with contractual relations of LaSalle against Entertainment. For the avoidance of any doubt "LaSalle Claim" shall not include the claims or causes of action asserted or that could be asserted by LaSalle on behalf of the Holdings Noteholders in the LaSalle Action against the MAFCO Defendants.

                  "LaSalle Settlement Amount" means three hundred thousand (300,000) Stockholder Series A Warrants, two hundred twenty five thousand (225,000) Stockholder Series B Warrants and five hundred twenty-five thousand (525,000) Stockholder Series C Warrants.

                  "LaSalle Withdrawal" means LaSalle National Bank as Indenture Trustee's Withdrawal of Certain Proofs of Claim, filed with the District Court on July 31, 1998.

                  "Lien" means any charge against or interest in property or an interest in property to secure payment of a debt or performance of an obligation.

                  "Litigation Claim" means all Causes of Action (including any avoidance action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) of the Debtors other than (i) those relating to any tax sharing or other similar agreement, or (ii) against any person or entity released or exculpated pursuant to this Plan.

                  "Litigation Trust Agreements" means the Avoidance Litigation Trust Agreement and the MAFCO Litigation Trust
Agreement.

                  "Litigation Trust Assets" means all assets of the Litigation Trusts.

                                       12
729939.15

                  "Litigation Trustees" means the Avoidance Litigation Trustee and the MAFCO Litigation Trustees.

                  "Litigation Trust Loan Agreements" means the Avoidance Litigation Trust Loan Agreement and the MAFCO Litigation Trust
Loan Agreement.

                  "Litigation Trusts" means the Avoidance Litigation Trust and the MAFCO Litigation Trust.

                  "MAFCO Beneficiaries" means all holders of Allowed Unsecured Claims (other than Intercompany Claims), holders of Allowed Class Securities Litigation Claims, and holders of Allowed Equity Interests in Entertainment.

                  "MAFCO Causes of Action" means all Litigation Claims (exclusive of all Causes of Action pursuant to sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) asserted in the District Court Complaint against the MAFCO Defendants or which could have been asserted in the District Court Complaint against the MAFCO Defendants.

                  "MAFCO Defendants" means (i) Ronald O. Perelman, (ii) MAFCO Holdings, Inc., (iii) MacAndrews & Forbes Holdings, Inc., (iv) the Andrews Group, Inc., (v) Marvel IV Holdings, Inc., (vi) Marvel V Holdings, Inc., (vii) Four Star Holdings, Inc., (viii) William C. Bevins, (ix) Donald G. Drapkin,(x) Holdings I, (xi) Holdings II, (xii) Holdings III, (xiii) any individual who served prior to June 20, 1997 as a director of Entertainment, (xiv) any individual who served on or prior to April 24, 1997 as to Holdings I and Holdings II, or is presently serving or has ever served as to Holdings III, as a director, and (xv) any insider (other than a Releasing Party), Affiliate (other than a Releasing Party or an officer or director of Holdings I or Holdings II serving from and after April 24, 1997), director, employee, attorney (other than a Releasing Party), investment banker (other than a Releasing Party), or agent of any party identified in clauses (i) through (xiv) of this definition acting in such capacity in connection with the MAFCO Causes of Action and the LaSalle Action.

                  "MAFCO Litigation Trust" means the trust created by the MAFCO Litigation Trust Agreement to be executed on the Consummation Date pursuant to
Section 7.1 hereof by the Debtors and the MAFCO Litigation Trustees.

                  "MAFCO Litigation Trust Agreement" means the trust agreement to be executed by the Debtors and the MAFCO Litigation Trustee in the form of
Exhibit 8 hereto, subject to non-substantive changes.


                                       13
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



                  "MAFCO Litigation Trust Assets" means all assets of the MAFCO Litigation Trust.

                  "MAFCO Litigation Trust Loan Agreement" means the Loan Agreement to be executed by Newco in the form of Exhibit 9 hereto, subject to non-substantive changes.

                  "MAFCO Litigation Trustees" means the three (3) individuals one of which shall be designated by the Equity Committee, one of which shall be designated by the Creditors Committee and one of which shall be designated by the Trustee, and from and after the Consummation Date, any successor trustees designated in accordance with the MAFCO Litigation Trust Agreement.

                  "MAFCO Professional Fee Reimbursement Note" means the note to be executed by the MAFCO Litigation Trustees on behalf of the MAFCO Litigation Trust in the form of Exhibit 10 hereto, subject to non-substantive changes.

                  "Marvel" means, collectively, Entertainment and each of its subsidiaries other than the Panini Entities.

                  "Master Agreement" means that certain Master Agreement by and among the Proponents dated as of October 7, 1997 as the same has been or may be amended from time to time.

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of the Consummation Date in the form annexed as Exhibit 11 hereto, subject to non-substantive changes.

                  "NBA" means NBA Properties, Inc.

                  "NBA License Agreement" means that certain Retail Product License Agreement dated July 21, 1995 between Entertainment and the NBA, as amended, supplemented or otherwise modified from time to time.

                  "NBA Settlement Agreement" means an agreement with the NBA pursuant to which (i) the NBA shall have consented to the Allowance of the unsecured component of its Claim in an amount not to exceed twenty million dollars ($20,000,000) in the aggregate and agreed to waive and release any other Claims it has or may have in classes 4A through 4I, (ii) the NBA withdraws its objection to the Creditors Committee motion pursuant to Fed. R. Civ. P. 60(b) filed on December 23, 1997, and (iii) except as permitted by Paragraph 7 of the Stipulation and Agreement, the distributions to holders of Allowed Unsecured Claims in classes 4A through 4I are not otherwise impacted in a manner which has an impact disproportionate to such classes from the impact, if any, upon the distributions to any other class of Claims or Equity Interests.

                                       14
729939.15

                  "Net Avoidance Litigation Proceeds" means the gross proceeds realized by the Avoidance Litigation Trust in respect of all of the Debtors' Causes of Action pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code net of payment of all expenses of the Avoidance Litigation Trust including, without limitation, (i) payment without duplication of all sums due and owing pursuant to the Avoidance Professional Fee Reimbursement Note, and (ii) any set-off effected by the holders of Resulting Claims pursuant to Section 8.7 hereof.

                  "Net Cash Proceeds" means the gross proceeds in Cash realized from the sale of capital stock of Newco net of Cash payments, if necessary to cause the occurrence of the Consummation Date, in an amount equal to the aggregate of (i) Administration Expense Claims, including, without limitation, all DIP Claims, (ii) Priority Non-Tax Claims, (iii) Priority Tax Claims, and
(iv) any other Cash payments necessary to cause the occurrence of the Consummation Date other than the Toy Biz Cash Distribution and the Required Secured Lender Consideration.

                  "Net MAFCO Litigation Proceeds" means the gross proceeds realized by the MAFCO Litigation Trust in respect of all of the MAFCO Causes of Action net of payment of all expenses of the MAFCO Litigation Trust including, without limitation, payment without duplication of all sums due and owing pursuant to the MAFCO Professional Fee Reimbursement Note.

                  "New Investors" means the entities set forth on Exhibit 12 hereto and the holders of Fixed Senior Secured Claims exercising the right to purchase Convertible Preferred Stock in accordance with Section 4.2(b)(i)(A)(6) hereof.

                  "New Panini Securities" means debt securities of Newco having a present value as of the Consummation Date of twenty seven million dollars ($27,000,000) as determined by a fairness opinion (taking into account, inter alia, the liquidity of the securities) of a nationally recognized investment banking firm reasonably acceptable to Toy Biz and the Panini Lenders, provided, however, that such securities may be equity securities with the consent of the holders two-thirds in amount of the Contingent Senior Secured Claims.

                  "Newco" means Toy Biz, as its name may be changed, from and after the Consummation Date.

                  "Newco Common Stock" means the issued and outstanding shares of common stock of Newco as of the Consummation Date.

                  "Newco Guaranty" means an absolute and unconditional guaranty of Newco and its subsidiaries secured by a valid, binding, enforceable and perfected first priority lien against the Panini Stock to be executed and delivered by Newco in the

                                       15
729939.15
form annexed hereto as Exhibit 13 subject to non-substantive changes, pursuant to which Newco and its subsidiaries shall guaranty the Restructured Panini Obligations; provided, however, that such guaranty obligation shall be limited to forty million dollars ($40,000,000), thirteen million dollars ($13,000,000) of which shall be payable in Cash on the Consummation Date and the remainder of which shall be payable, at the election of Newco, in the form of either Cash or debt securities of Newco having a then present value of twenty seven million dollars ($27,000,000) as the latter value may be determined by a fairness opinion (taking into account, inter alia, the liquidity of the securities) of a nationally recognized investment banking firm reasonably acceptable to Newco and the Panini Lenders; provided, further, that such securities may be equity securities with the consent of the holders two-thirds in amount of the Contingent Senior Secured Claims.

                  "Other Secured Claims" means any Secured Claim not constituting a Senior Secured Claim.

                  "Panini" means Panini S.p.A.

                  "Panini Comic Distribution Agreement" means that certain agreement to manufacture, reprint, publish and sell Marvel Comics dated December 1995 between Panini and
Entertainment.

                  "Panini Entities" means Panini and its subsidiaries.

                  "Panini Indemnified Liabilities" means any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of, directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however, that (i) obligations to repay the Panini Lenders pursuant to the Panini Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) the Debtors shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by the Panini Entities from and after the Consummation Date; provided that Newco shall control the prosecution, settlement or resolution of such Panini Indemnified Liabilities and provided further that the Panini Entities shall not assert any claims against Newco in respect of Panini Indemnified Liabilities that are asserted outside of any applicable statute of limitations period.

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



                  "Panini Indemnity" means an indemnity in the form of Exhibit 14 hereto, subject to non-substantive changes, pursuant to which Newco and its subsidiaries will indemnify and hold harmless the Panini Entities from and against any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of directly or indirectly, any contracts or other agreements to which any of the Debtors are party, including, without limitation, the NBA License Agreement, provided, however, that (i) obligations to repay the Panini Lenders pursuant to the Existing Credit Agreements shall not constitute Panini Indemnified Liabilities and (ii) Newco shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by Panini from and after the Consummation Date.

                  "Panini Lenders" means each of the holders of Panini Obligations arising under the Existing Panini Credit Agreements including any holder of a Panini Obligation through the Panini
Participation Agreements.

                  "Panini Liquidation Event" means the commencement of any insolvency proceeding under the laws of the Republic of Italy or other applicable law which mandates the liquidation of Panini.

                  "Panini Obligations" means all of the obligations of the Panini Entities arising under the Existing Panini Credit Agreements including, without limitation, outstanding principal, accrued and unpaid interest, fees, costs, expenses, charges and any other amounts owing under the Existing Panini Credit Agreements.

                  "Panini Participation Agreement" means, collectively, (i) the Participation Agreement dated as of August 30, 1994 among Istituto Bancario San Paolo di Torino, S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants and (ii) the Participation Agreement dated as of August 5, 1997 among The Chase Manhattan Bank, as Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants.

                  "Panini Sticker Agreement" means that certain License Agreement dated as of November 15, 1996 by and between Characters and Panini.

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



                  "Panini Stock" means all of the issued and outstanding capital stock of Panini.

                  "Panini Subordination Agreement" means the subordination agreement dated as of August 5, 1997 by and among (a) each of the Junior Participating Lenders (as defined therein), (b) the Junior Direct Lenders (as defined therein), and (c) Chase as a Senior Lender (as defined therein) and as agent on behalf of itself and the other Senior Lenders (as defined therein).

                  "Perlmutter Capital Contribution" shall mean an amount of Cash equal to one million five hundred thousand dollars ($1,500,000).

                  "Petition Date" means December 27, 1996, the date on which each of the Debtors filed its voluntary petition for relief under the Bankruptcy Code.

                  "Pledged Shares" means the shares of common stock of Entertainment which are owned by Holdings I and Holdings II and pledged to secure the Holdings Notes pursuant to the Indentures and which have not been distributed to holders of the Holdings Notes pursuant to orders of court dated March 3, 1998 (as amended and supplemented by orders dated March 17, 1998 and April 9, 1998) and which are otherwise subject to the lien in favor of LaSalle pursuant to the terms of the Indentures.

                  "Plan of Reorganization" means this Fourth Amended Joint Plan of Reorganization Proposed By the Secured Lenders and Toy Biz, Inc. dated as of July__, 1998, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

                  "Plan Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 15 hereto, subject to non- substantive changes.

                  "Plan Warrants" means warrants exercisable not later than the fourth (4th) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an exercise price of seventeen dollars and twenty-five cents ($17.25) per share and otherwise upon the terms and conditions contained in the Plan Warrant Agreement.

                  "Priority Non-Tax Claim" means any Claim of a kind specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

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



                  "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  "Professional Fee Reimbursement Notes" means the Avoidance Professional Fee Reimbursement Note and the MAFCO
Professional Fee Reimbursement Note.

                  "Proponents" means Toy Biz and the Secured Lenders.

                  "Qualifying Transaction" means a transaction to be closed not later than ten (10) days after the Confirmation Date to acquire all or a portion of the capital stock of Newco which transaction generates Net Cash Proceeds equal to or greater than the sum of (i) the Toy Biz Cash Distribution, (ii) the Required Secured Lender Consideration, and (iii) the amounts (other than Excess Proceeds) due to holders of Allowed Unsecured Claims pursuant to Section 4.4(a)(ii) hereof, provides for the issuance and distribution by the purchaser of warrants substantially identical to the Stockholder Series A Warrants, Stockholder Series B Warrants, and Stockholder C Warrants otherwise required to be distributed pursuant to this Plan of Reorganization, is otherwise consistent with the terms of this Plan of Reorganization and has been approved as to the Newco Guaranty by Requisite Panini Lender Consent.

                  "Ratable Proportion" means, with reference to any distribution on account of any Allowed Claim or Allowed Equity interest in any class or subclass, as applicable, a distribution equal in amount to the ratio(as a percentage) that the amount of such Allowed Claim or Allowed Equity interest, as applicable, bears to the aggregate amount of Allowed Claims or Allowed Equity Interests of the same class or subclass, as applicable.

                  "Releasing Party" has the meaning given to it in the Stipulation and Agreement.

                  "Reorganization Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors.

                  "Required Secured Lender Consideration" means four hundred and thirty five million dollars ($435,000,000) in Cash payable in respect of the Fixed Senior Secured Claims or such other amount which has been approved by Requisite Secured Lender Consent.

                  "Requisite Panini Lender Consent" means the written consent of holders of Designated Contingent Senior Secured Claims holding a majority in dollar amount of the aggregate Designated Contingent Senior Secured Claims.

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



                  "Requisite Secured Lender Consent" means the written consent of holders of Designated Fixed Senior Secured Claims holding at least eighty five percent (85%) in amount of such Designated Fixed Senior Secured Claims.

                  "Restructured Panini Loan Documents" means loan documents (i) extending the maturity of the Panini Obligations until thirty-six (36) months after the earlier of (a) the Consummation Date or (b) March 31, 1998; (ii) providing that interest in respect of the obligations evidenced by the Existing Panini Senior Credit Agreements shall be paid monthly at the non-default rate thereof; (iii) providing that interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements may, at the election of Newco, be paid in Cash or in kind by the issuance of additional notes on a quarterly basis on the last day of March, June, September and December until December 31, 1998, in either case at the non-default rate thereof; (iv) containing customary and reasonable defaults for a transaction of this nature, it being understood and agreed that all defaults which predate the Consummation Date shall be waived and that there shall be no events of default which are inconsistent with the transactions contemplated hereby; (v) requiring Panini to commence paying interest in respect of the obligations evidenced by the Existing Panini Junior Credit Agreements, at the non-default rate thereof, in Cash by making one quarterly Cash interest payment as of January 1, 1999 (on the principal amount thereof including any capitalized amounts) in advance, and thereafter making quarterly Cash interest payments (on the principal amount thereof including any capitalized amounts) in arrears on the last day of March, June, September and December until maturity, it being understood that the first quarterly interest payment in arrears will be due on June 30, 1999 and that no payment will be due on March 31, 1999; (vi) fixing the non-default rate of interest in respect of the Panini Obligations at the same rate as in the Existing Panini Credit Agreements; (vii) fixing the default rate of interest in respect of the Panini Obligations at two hundred (200) basis points above the non-default rate of interest in the Existing Panini Credit Agreements; (viii) containing cure periods consistent with those contained in the Existing Panini Credit Agreements but in no event less than five (5) Business Days; and (ix) which are otherwise in form and substance reasonably acceptable to Toy Biz and the Panini Lenders.

                  "Restructured Panini Obligations" means all of the obligations under the Restructured Panini Loan Documents.

                  "Resulting Claim" means any Claim arising pursuant to section 502(h) of the Bankruptcy Code from the recovery of property under section 550 of the Bankruptcy Code.

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



                  "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

                  "Secured Lenders" means those holders of Senior Secured Claims set forth on Exhibit 16 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Secured Claim" means any Contingent Senior Secured Claim and any Fixed Senior Secured Claim.

                  "Settlement Amount" means three million five hundred thousand dollars ($3,500,000) in Cash.

                  "Shareholder Agreement" means a shareholders' agreement by and between Isaac Perlmutter, Isaac Perlmutter, T.A., Zib Inc., Avi Arad, the New Investors and the Secured Lenders in form and substance reasonably acceptable to each of the foregoing and Toy Biz.
                  "Standstill Agreements" means the Agreements to be executed and delivered by High River, Westgate and certain of their Affiliates on the Consummation Date in the form of Exhibit 17 hereto, subject to non-substantive changes.

                  "Stipulation and Agreement" means the Stipulation and Agreement Effecting Consensual Amendment to the Third Amended
Joint Plan of Reorganization Proposed by the Secured Lenders and
Toy Biz, Inc. dated as of July 30, 1998 by and among Toy Biz,
Isaac Perlmutter, Isaac Perlmutter T.A., Zib Inc., Avi Arad,
Joseph M. Ahearn, James S. Carluccio, Alan Fine, James F. Halpin, Morton E. Handel, Alfred A. Piergallini, Donald E. Rosenblum,
Paul R. Verkuil, Mark Dickstein, Dickstein & Co. L.P., Dickstein
Focus Fund, L.P., Dickstein International Limited, Dickstein
Partners L.P., DPI, the Trustee, Chase individually and on behalf of those holders of Senior Secured Claims which authorize Chase to sign the Stipulation and Agreement on their behalf pursuant to the Master Agreement Amendment, Chase as a holder of a DIP Claim, CIBC, Inc. as a holder of a DIP Claim, Goldman Sachs Credit
Partners L.P. as a holder of a DIP Claim, Lehman Commercial Paper
Inc. as a holder of a DIP Claim, The Long Term Credit Bank of
Japan, Ltd., Los Angeles Agency as a holder of a DIP Claim, The Sumitomo Bank, Limited as a holder of a DIP Claim, High River,

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Carl Icahn, Westgate, Vincent Intrieri, LaSalle, the Creditors
Committee and the Equity Committee.

                  "Stockholder Series A Warrants" means warrants exercisable on or before the third (3rd) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an initial exercise price of twelve dollars ($12.00) per share and otherwise upon the terms and conditions contained in the Stockholder Series A Warrant Agreement.

                  "Stockholder Series B Warrants" means warrants entitling the holder thereof to acquire one share of Convertible Preferred Stock at an initial exercise price of ten dollars and sixty-five cents($10.65) per share, subject to increase as provided in the Stockholder Series B Warrant Agreement and subject to customary anti-dilution protections, which warrants will be issued in one or more series, with all such warrants having the same Warrant Distribution Date constituting the same series and with the warrants in each such series being exercisable until the first (1st) Business Day occurring more than six months after the Warrant Distribution Date of such series, and otherwise having the terms and conditions contained in the Stockholder Series B Warrant Agreement.

                  "Stockholder Series C Warrants" means warrants exercisable on or before the fourth (4th) anniversary of the Consummation Date entitling the holder thereof to acquire one share of Newco Common Stock, subject to customary anti-dilution protections, based upon an initial exercise price of eighteen dollars and fifty cents ($18.50) per share and otherwise upon the terms and conditions contained in the Stockholder Series C Warrant Agreement.

                  "Stockholder Series A Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 18 hereto, subject to non-substantive changes.

                  "Stockholder Series B Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 19 hereto, subject to non-substantive changes.

                  "Stockholder Series C Warrant Agreement" means that certain Warrant Agreement in the form of Exhibit 20 hereto, subject to non-substantive changes.

                  "Subsidiary Equity Interests" means the Equity Interests in any of the Debtors held by any of the other Debtors.

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



                  "Substantial Contribution Application" means any application for compensation or reimbursement of expenses pursuant to sections 503(b)(3) or
(4) of the Bankruptcy Code.

                  "Term Loan Facility" means a term loan facility or other financing arrangement for Newco and its subsidiaries in the amount of at least two hundred million dollars ($200,000,000) less any amount by which the Working Capital Facility exceeds fifty million dollars ($50,000,000) that may be secured by all or substantially all of the assets of Newco upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to the Proponents.

                  "Toy Biz" means Toy Biz, Inc., a Delaware corporation.

                  "Toy Biz Cash Distribution" means an amount of Cash equal to the aggregate of (a) two hundred and eighty million dollars ($280,000,000), (b) any commitment or facility fees actually paid in connection with obtaining financing commitments required by this Plan of Reorganization, (c) the fees, expenses and costs of Toy Biz's attorneys, investment bankers, and other professionals incurred in connection with the Reorganization Cases and the transactions contemplated hereby, including, without limitation, in connection with or related to the preparation of any proxy statement, the making of any securities registration and the solicitation of any proxies for Toy Biz in an amount not to exceed in the aggregate (i) three million five hundred thousand dollars ($3,500,000) for the period through and including November 30, 1997,
(ii) one million dollars ($1,000,000) for a fairness opinion, (iii) one million, five hundred thousand dollars ($1,500,000) as a success fee, and (iv) an average of six hundred and twenty-five thousand dollars ($625,000) per month thereafter through and including the Consummation Date, and (d) the Breakup Fee.

                  "Transaction" means the transactions contemplated by the Merger Agreement, and/or, to the extent applicable, the documents governing any Qualifying Transaction.

                  "Transmittal Material" shall mean the materials in the form of
Exhibit 21 hereto, subject to non-substantive changes, which shall be distributed in connection with all Warrants distributed pursuant to this Plan of Reorganization.

                  "Trustee" means John J. Gibbons solely in his capacity as chapter 11 trustee for the Debtors.

                  "Unsecured Claim" means any Claim against a Debtor that is not an Administration Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a DIP Claim, a Secured Claim, a Class Securities Litigation Claim, the LaSalle Claim or any deficiency Claim in respect of any Senior Secured Claim.

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



                  "Unsecured Creditor Payment" means Cash in an amount equal to fifteen percent (15%) of the aggregate amount of Allowed Unsecured Claims plus two million dollars ($2,000,000), but in no event more than eight million dollars ($8,000,000) in the aggregate.

                  "U.S. Trustee" means the United States Trustee appointed under section 581, title 28, United States Code to serve in the District of Delaware.

                  "Warrant Liquidation Agent" means a financial institution to be selected by Toy Biz no later than the Consummation Date subject to the approval of the Trustee not to be unreasonably withheld or delayed and retained by Newco pursuant to the Warrant Liquidation Agency Agreement.

                  "Warrant Liquidation Agency Agreement" means an agreement in form and substance reasonably satisfactory to the Proponents and the Trustee.

                  "Warrant Distribution Date" means the first to occur of (i) the date on which Newco substantially completes the distribution of a series of Stockholder Series B Warrants to the record holders of the applicable Claims or Equity Interest in accordance with this Plan of Reorganization, or (ii) the date on which such Stockholder Series B Warrants are distributed to the Warrant Liquidation Agent.

                  "Warrants" means the Plan Warrants, the Stockholder Series A Warrants, the Stockholder Series B Warrants and the
Stockholder Series C Warrants.

                  "Westgate" means Westgate International L.P.

                  "Working Capital Facility" means a revolving credit loan facility for Newco and its subsidiaries in an amount of at least fifty million dollars ($50,000,000) less the amount by which the Term Loan Facility exceeds two hundred million ($200,000,000) upon market rate terms and conditions and otherwise in form and substance reasonably acceptable to the Proponents.

         B.       Interpretation; Application of
                  Definitions and Rules of Construction
                  -------------------------------------

                  Unless otherwise specified, all Section, schedule or exhibit references in this Plan of Reorganization are to the respective Section in, article of, or schedule or exhibit to, this Plan of Reorganization, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Plan of Reorganization as a whole and not to any particular

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



Section, subsection or clause contained in this Plan of Reorganization. Except as otherwise expressly provided herein, a term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of this Plan of Reorganization. The headings in this Plan of Reorganization are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         C.       Exhibits and Schedules
                  ----------------------

                  All Exhibits and Schedules to this Plan of Reorganization are contained in a supplemental Exhibit filed with the Clerk of the Bankruptcy Court contemporaneously herewith.

         SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATION EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                           ----------------------------------------

                  2.1  Administration Expense Claims.

                  On the Consummation Date, each holder of an Allowed Administration Expense Claim (including all DIP Claims) shall be paid by Newco on account of such Allowed Administration Expense Claim an amount in Cash equal to the amount of such Allowed Administration Expense Claim, except to the extent that any entity entitled to payment of any Allowed Administration Expense Claim agrees to a different treatment of such Administration Expense Claim; provided, that Allowed Administration Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be assumed and paid by Newco in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

                  This Plan of Reorganization constitutes a motion by the Proponents to fix a bar date for the filing of Administrative Expense Claims other than the Administration Expense Claims treated under Section 2.2 hereof, which shall be a date fixed by order of the Bankruptcy Court.

                  2.2  Compensation and Reimbursement Claims.

                  All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Consummation Date under section 330 or 503(b)(2) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Consummation Date and, if granted such an award by the Bankruptcy Court, (b) shall be paid in full by Newco in such amounts as are

                                       25
729939.15
allowed by the Bankruptcy Court (i) upon the later of (A) the Consummation Date, and (B) the date upon which the order relating to any such Administration Expense Claim becomes a Final Order or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administration Expense Claim and the Proponents or, on and after the Consummation Date, Newco.

                  2.3  Priority Tax Claims.

                  On the Consummation Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim a payment in Cash equal to the amount of such Allowed Priority Tax Claim.

         SECTION 3.        CLASSIFICATION OF CLAIMS
                           AND EQUITY INTERESTS
                           ------------------------

                  Claims against and Equity Interests in the Debtors are divided into the following classes:

Class 1  --        Priority Non-Tax Claims

Class 2  --        Senior Secured Claims

         Subclass 2A       --        Fixed Senior Secured Claims
         Subclass 2B       --        Contingent Senior Secured Claims

Class 3  --        Other Secured Claims

         Subclass 3A      --        Entertainment
         Subclass 3B      --        The Asher Candy Company
         Subclass 3C      --        Fleer Corp.
         Subclass 3D      --        Frank H. Fleer Corp.
         Subclass 3E      --        Heroes World Distribution, Inc.
         Subclass 3F      --        Malibu Comics Entertainment, Inc.
         Subclass 3G      --        Marvel Characters, Inc.
         Subclass 3H      --        Marvel Direct Marketing Inc.
         Subclass 3I      --        SkyBox International Inc.

Class 4  --        Unsecured Claims

         Subclass 4A      --        Entertainment
         Subclass 4B      --        The Asher Candy Company
         Subclass 4C      --        Fleer Corp.
         Subclass 4D      --        Frank H. Fleer Corp.
         Subclass 4E      --        Heroes World Distribution, Inc.
         Subclass 4F      --        Malibu Comics Entertainment, Inc.
         Subclass 4G      --        Marvel Characters, Inc.
         Subclass 4H      --        Marvel Direct Marketing Inc.
         Subclass 4I      --        SkyBox International Inc.
         Subclass 4J      --        Intercompany Claims
         Subclass 4K      --        LaSalle Claim

                                       26
729939.15

Class 5  --        Class Securities Litigation Claims

Class 6  --        Equity Interests

         Subclass 6A       --        Entertainment
         Subclass 6B       --        Subsidiary Equity Interests

Class 7  --        Existing Warrants

         SECTION 4.        PROVISIONS FOR TREATMENT OF CLAIMS
                           AND EQUITY INTERESTS UNDER THE PLAN
                           -----------------------------------

                  4.1  Priority Non-Tax Claims (Class 1).

                  On the Consummation Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                  4.2  Senior Secured Claims (Class 2).

                           (a)      Allowance of Senior Secured Claims.  On the
Consummation Date, the Claims of each holder of a Senior Secured Claim under each of the Existing Credit Agreements shall be allowed in an amount equal to the amount owing to such holder under the applicable Existing Credit Agreement as of the date hereof, together with interest, fees, charges and other amounts owing under the Existing Credit Agreement through the Consummation Date, but in no event more than an amount equal to the sum of (i) the value of the Collateral as of the Consummation Date securing such Senior Secured Claim, and (ii) any Claim for adequate protection relating to the Collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.


                           (b)      Treatment of Allowed Fixed Senior Secured
Claims (Subclass 2A).

                                    (i) No Qualifying Transaction.

                  (A) Distributions. In the event that no Qualifying Transaction closes, each holder of an Allowed Fixed Senior Secured Claim shall be distributed, subject to increase or decrease pursuant to Section 9.5 hereof, on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of:

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



         (1) two hundred thirty one million, seven hundred and fifty thousand dollars ($231,750,000) in Cash less the sum of (a) the actual amount distributed to the holders of DIP Claims for permanent application against principal from the proceeds of the sale of the Confection Business, and (b) all other amounts paid to satisfy the outstanding principal amount of the DIP Claims (exclusive of any increase in the amount of the DIP Claims from and after October 7, 1997 including, without limitation, any interest or charges which may accrue and all amounts advanced under the DIP Credit Agreements);

         (2) thirteen million, one hundred thousand (13,100,000) shares of Newco Common Stock;

         (3) seven million nine hundred thousand (7,900,000) shares of Convertible Preferred Stock;

         (4) [intentionally deleted];

         (5) one thousand (1,000) shares of new common stock of each of the Debtors other than Entertainment representing one hundred percent (100%) of the issued and outstanding stock of such Debtors, which stock shall be transferred to Newco in accordance with section 6.15 hereof;

         (6) the right to purchase up to forty million dollars ($40,000,000) of Convertible Preferred Stock of Newco as New Investors that would otherwise be issued to the New Investors set forth on Exhibit 12; and

         (7) four and nine tenths percent(4.9%) of the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(a) hereof.

Subject to the preceding sentence and without duplication, Chase and the holders of Senior Secured Claims shall be reimbursed for all of the professional fees, costs and expenses of professionals engaged by Chase in its capacity as agent or to act on behalf of all holders of Senior Secured Claims, including, without limitation, all fees and expenses of counsel and financial advisors incurred in connection with the Reorganization Cases, provided, however, that in no event shall the aggregate value (as of the Consummation Date) of the property distributed to holders of Fixed Senior Secured Claims exceed the amount of such Fixed Senior Secured Claims or the sum of (i) the value (as of the Consummation
Date), of the collateral securing such Fixed Senior Secured Claims, and (ii) any Claim for adequate protection relating to the collateral, arising out of that certain Revolving Credit Guaranty Agreement by and among Entertainment, the other Debtors and Chase dated December 27, 1996, the order entered by the Bankruptcy Court on January 24, 1997, or any amendments

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



entered into or further orders entered by the Bankruptcy Court with respect to either of the foregoing.

                  (B) Intentionally Deleted.
                      ---------------------
                           (ii)  Qualifying Transaction.  In the event of a
Qualifying Transaction, each holder of an Allowed Fixed Senior Secured Claim shall be distributed on the Consummation Date, in full and complete satisfaction and discharge of its Fixed Senior Secured Claims, its Ratable Proportion of all consideration received in connection with such transaction other than (i) the Toy Biz Cash Distribution, and (ii) any property to be distributed pursuant to Sections 2, 4.1, 4.2(c), 4.3, 4.4, 4.5 and 4.6 hereof; provided, however, that in no event shall the holders of Allowed Fixed Senior Secured Claims receive more than payment in full in accordance with the Existing Fleer Credit Agreements.

                           (c)      Treatment of Allowed Contingent Senior
Secured Claims (Subclass 2B).

                  (i) No Panini Liquidation Event. If no Panini
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, on the Consummation Date, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, the Newco Guaranty of the Restructured Panini
Obligations.

                   (ii) Panini Liquidation Event. If a Panini
Liquidation Event occurs on or prior to Consummation Date, the holders of Allowed Contingent Senior Secured Claims shall receive, on the Consummation Date, in full and complete satisfaction and discharge of their Contingent Senior Secured Claims, their Ratable Proportion of the New Panini Securities and thirteen million dollars ($13,000,000) of Cash.

                  4.3  Other Secured Claims (Class 3).

                  On the Consummation Date, each holder of an Allowed Other Secured Claim in each subclass of Class 3 (Other Secured Claims) shall in full and complete satisfaction and discharge of its Other Secured Claim (a) be distributed on account of such Allowed Other Secured Claim Cash equal to such Allowed Other Secured Claim, (b) be distributed on account of such Allowed Other Secured Claim the Collateral securing such Allowed Other Secured Claim or (c) have such Allowed Other Secured Claim reinstated as against the applicable Reorganized Debtor and made unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand and receive payment of such Claim prior

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



to the stated maturity of such Claim from and after the occurrence of a default. Such treatment shall be determined by the Proponents.

                  4.4  Unsecured Claims (Class 4).

                           (a)      Distributions.

                                    (i) No Qualifying Transaction.

                   In the event that no Qualifying Transaction occurs and except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.)of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed, subject to increase or decrease pursuant to
Section 9.5 hereof:

         (1) its Ratable Proportion of the Unsecured Creditor
Payment;

         (2) its Ratable Proportion of one million (1,000,000) Plan Warrants plus three (3) Plan Warrants for each eighty dollars ($80) of Allowed Unsecured Claims in excess of twenty million dollars ($20,000,000) but in no event more than one million seven hundred and fifty thousand (1,750,000) Plan Warrants in the aggregate;

         (3) its Ratable Proportion of the thirty percent (30%) interest in the Net Avoidance Litigation Proceeds to be distributed pursuant to Section 7.4(b) hereof;

         (4) its Ratable Proportion of the first four million five hundred thousand dollars ($4,500,000) of Net MAFCO Litigation Proceeds plus a thirty percent (30%) interest in any Net MAFCO Litigation Proceeds in excess of four million five hundred thousand dollars ($4,500,000) to be distributed pursuant to
Section 7.4(b) hereof; and

         (5) its Ratable Proportion of eight hundred thirty two thousand five hundred (832,500) Stockholder Series A Warrants, nine hundred thirty six thousand five hundred sixty three (936,563) Stockholder Series B Warrants, and one million six hundred eighteen thousand seven hundred fifty (1,618,750) Stockholder Series C Warrants.

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



The number of Warrants to be distributed hereunder is subject to increase or decrease pursuant to Section 9.5 hereof.

                                    (ii) Qualifying Transaction.

                   In the event that a Qualifying Transaction occurs and except as set forth in Sections 4.4(b) and 4.4(c) hereof, in full and complete satisfaction and discharge of its Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim in each of Subclass 4A (Entertainment), Subclass 4B (The Asher Candy Company), Subclass 4C (Fleer Corp.), Subclass 4D (Frank H. Fleer Corp.), Subclass 4E (Heroes World Distribution, Inc.), Subclass 4F (Malibu Comics Entertainment, Inc.), Subclass 4G (Marvel Characters, Inc.), Subclass 4H (Marvel Direct Marketing Inc.) and Subclass 4I (Skybox International Inc.) of Class 4 (Unsecured Claims) shall, to the extent not paid prior to the Consummation Date, be distributed the same property as set forth in Section 4.4(a)(i) above except that each holder of an Allowed Unsecured Claim shall receive in lieu of the Plan Warrants to be distributed pursuant to Section 4.4(a)(i)(2) above one dollar and thirty cents ($1.30) for each Plan Warrant which would have otherwise been distributed to such holder. In addition, holders of Allowed Unsecured Claims shall receive all Excess Proceeds until all holders of Allowed Unsecured Claims have received payment in full.

                           (b)      Intercompany Claims.   Each holder of an
Allowed Intercompany Claim shall receive, in full and complete satisfaction and discharge of its Intercompany Claim, its Ratable Proportion of one dollar ($1). In lieu thereof, at the election of the Proponents, any Intercompany Claims shall be treated as contributions to the capital of the obligor on such Intercompany Claims.

                           (c)      LaSalle Claim.  LaSalle shall receive the
LaSalle Settlement Amount in full and complete satisfaction and discharge of the LaSalle Claim; provided, however, that nothing contained herein shall be construed as a discharge of obligations (other than those of the Debtors and their subsidiaries) under the Indentures.

                  4.5  Class Securities Litigation Claims (Class 5).

                           (a)      Distributions.   Subject to allocation
between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) hereof, each holder of an Allowed Class Securities Litigation Claim shall be distributed, in full and complete satisfaction and discharge of its Allowed Class Securities Litigation on account of such Allowed Class Securities Litigation Claim its Ratable Proportion of (i) two million eight hundred sixty seven thousand

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



five hundred (2,867,500) Stockholder Series A Warrants, (ii) one million eight hundred thirty eight thousand four hundred thirty eight (1,838,438) Stockholder Series B Warrants, (iii) four million eight hundred fifty six thousand two hundred fifty (4,856,250) Stockholder Series C Warrants, and (iv) Net MAFCO Litigation Proceeds in the amounts set forth in Section 7.4 below, and, in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. The number of Warrants distributed hereunder is subject to increase or decrease pursuant to Section 9.5 hereof.

                           (b)      Calculation of Distribution. For purposes of
effecting distributions hereunder on account of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests), any judgment evidencing any Allowed Class Securities Litigation Claim shall be converted into an implied number of shares of common stock of Entertainment calculated as the quotient of (i) the aggregate amount of any such judgment, divided by (ii) the average of intraday high and low average sales prices of a share of common stock of Entertainment on the New York Stock Exchange, as reported in The Wall Street Journal (National Edition) for the ten consecutive trading days ending on the trading day immediately preceding the date of the commencement of any action underlying any Allowed Class Securities Litigation Claim.

                           (c)      Parity of and Limitation on Distributions.
The distributions to be made under this Section 4.5 on account of Allowed Class Securities Litigation Claims shall be made on the basis of parity with the Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                  4.6  Equity Interests (Class 6).

                           (a)      Entertainment (Subclass 6A).

                    (i) Distributions. Subject to allocation between holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) in accordance with Section 4.5(b) and 4.5(c) hereof, each holder of record of an Allowed Equity Interest in Subclass 6A (Entertainment) of Class 6 (Equity Interests) as of the Consummation Date shall be distributed, in full and complete satisfaction and discharge of such Allowed Equity Interest, on account of such Allowed Equity

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



Interest its Ratable Proportion of (i) two million eight hundred sixty seven thousand five hundred (2,867,500) Stockholder Series A Warrants, (ii) one million eight hundred thirty eight thousand four hundred thirty eight (1,838,438) Stockholder Series B Warrants, (iii) four million eight hundred fifty six thousand two hundred fifty (4,856,250) Stockholder Series C Warrants, and (iv) Net MAFCO Litigation Proceeds in the amounts set forth in Section 7.4 below, and in the event a Qualifying Transaction closes pursuant to which holders of Fixed Senior Secured Claims and holders of Unsecured Claims are paid in full, all Excess Proceeds not distributed to holders of Unsecured Claims. The number of Warrants distributed hereunder is subject to increase or decrease pursuant to Section 9.5 hereof.

                                    (ii)  Parity of and Limitation on
Distributions. The distributions to be made under this Section 4.6 on account of Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall be made on the basis of parity with the Allowed Class Securities Litigation Claims and subject to the limitation that holders of Allowed Class Securities Litigation Claims and Equity Interests in Subclass 6A (Entertainment) of Class 6 (Equity Interests) shall only be entitled to a single recovery on account of such Claims and Equity Interests.

                           (b)      Subsidiary Equity Interest (Subclass 6B). On
the Consummation Date, all Subsidiary Equity Interests shall be canceled, and the holders of Subsidiary Equity Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Subsidiary Equity Interest.

                  4.7  Existing Warrants (Class 7).

                  On the Consummation Date, the Existing Warrants shall be canceled, and the holders of Existing Warrants shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests in Class 7 (Existing Warrants).

         SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN
                           ---------------------------------------------

                  5.1  Holders of Claims and Equity Interests Entitled to
Vote.


                  Each of Class 1 (Priority Non-Tax Claims), Class 2 (Senior Secured Claims), Class 3 (Other Secured Claims), Class 4 (Unsecured Claims), Class 5 (Class Securities Litigation Claims), Subclass 6A (Marvel Entertainment Group) of Class 6 (Equity

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Interests), Subclass 6B (Subsidiary Equity Interests) of Class 6 (Equity
Interests) and Class 7 (Existing Warrants) and, as applicable, each subclass thereof, are impaired hereunder.

                  5.2  Nonconsensual Confirmation.

                  The Proponents hereby move to have the Bankruptcy Court confirm this Plan of Reorganization under section 1129(b) of the Bankruptcy Code.

                  5.3  Severability of Plan of Reorganization.

                  This Plan of Reorganization is, severally, a plan of reorganization for each of the Debtors. In the event that this Plan of Reorganization is not confirmed for all Debtors, then this Plan of Reorganization may not be confirmed for any Debtor without the consent of each of the Proponents, provided, however, that this Plan of Reorganization may be confirmed if it can be confirmed for all Debtors other than Immaterial Debtors.

         SECTION 6.        MEANS OF IMPLEMENTATION
                           -----------------------

                  6.1 Closing of Transaction.

                  On the Consummation Date, the closing of the Transaction shall occur in accordance with the Merger Agreement and, in the event of a Qualifying Transaction, any other applicable document on the terms and subject to the conditions contained in such Merger Agreement and/or other applicable document, free and clear of all Liens, claims, encumbrances and interests. In connection therewith, all outstanding letters of credit or other similar obligations as set forth on Schedule 6.1 hereto issued for the account of any of the Debtors or the Debtors in Possession under the Existing Credit Agreements or the DIP Credit Agreement, as applicable, shall be (a) canceled and terminated with Chase receiving releases reasonably acceptable to Chase from the beneficiaries thereof, or (b) Newco shall issue a back to back letter of credit in form and substance reasonably acceptable to Chase. In the event that any of the letters of credit set forth on Schedule 6.1 hereto are drawn prior to the Consummation Date, Newco shall reimburse Chase for all amounts (including interest at the non-default rate provided for in the Existing Credit Agreements, fees and other charges) incurred solely in respect of any such letters of credit.

                  6.2  Derivative Securities Litigation Claims.

                  Any derivative securities litigation claims are property of the estate of Entertainment under section 541 of the Bankruptcy Code and shall become the property of Newco.


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                  6.3  Board of Directors of the Reorganized Debtors.

                  The Board of Directors of Newco immediately following the Consummation Date shall consist of six (6) individuals designated by Toy Biz and the New Investors and five (5) individuals designated by the Secured Lenders. The members of the Board of Directors of Newco, assuming its formation, are or shall be stated in a filing to made with the Bankruptcy Court prior to the Consummation Date. Thereafter, and subject to the Shareholder Agreement, the Board of Directors of Newco shall be elected in accordance with the Charter and Bylaws.

                  6.4  Officers of the Reorganized Debtors.

                  The initial officers of Newco shall be determined by the Proponents. The selection of officers of the Reorganized Debtors after the Consummation Date shall be as provided in the Charter and Bylaws.

                  6.5  Distribution to New Investors.

                  In the event that no Qualifying Transaction closes, the New Investors shall receive nine million (9,000,000) shares of Convertible Preferred Stock on the Consummation Date in exchange for ninety million dollars ($90,000,000) in Cash.

                  6.6  Toy Biz Distribution.

                           (a)      No Qualifying Transaction.

                  In the event that no Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall continue to hold the twenty million, three hundred and fifty-two thousand, one hundred twenty-seven (20,352,127) shares of Toy Biz common stock held by them on the Consummation Date and Characters shall continue to hold the seven million three hundred ninety four thousand (7,394,000) shares of Toy Biz common stock held by it.

                           (b)      Qualifying Transaction.

                  In the event that a Qualifying Transaction closes, holders of Toy Biz common stock (other than the Debtors) shall receive on the Consummation Date an amount of Cash equal to the Toy Biz Cash Distribution less the Breakup Fee and certain professional fees which net amount shall be payable in immediately available funds in accordance with instructions to be provided to the Debtors by Toy Biz on or before the Consummation Date.

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



                  6.7 Fees to New Investors.

                           (a)     Professional Fees.  On the Consummation Date,
DPI as a New Investor committing to purchase Convertible Preferred Stock under the Convertible Preferred Stock Purchase Agreement shall be reimbursed by Newco in an amount not to exceed two hundred thousand dollars ($200,000) for all of the professional fees, costs and expenses incurred solely in connection with the preparation and negotiation of the Convertible Preferred Stock Purchase Agreement and related agreements and documentation, it being understood that DPI shall not be reimbursed for any other professional fees, costs or expenses relating to these Reorganization Cases paid to its personal counsel including, without limitation, any litigation relating to the Reorganization Cases, this Plan of Reorganization, the Convertible Preferred Stock Purchase Agreement or Toy Biz.

                           (b)      Breakup Fee.  In the event that a Qualifying
Transaction closes, the Breakup Fee shall be payable in Cash in immediately available funds to DPI or its assignees.

                  6.8  Dissolution of Committees.

                  On the Consummation Date, all statutory committees (other than the Creditors Committee to the extent provided in Section 6.16 hereof) appointed by the U.S. Trustee in the Reorganization Cases shall automatically dissolve and such committees shall cease to exercise any functions and be divested of all rights, powers and duties.

                  6.9  Intentionally deleted.

                  6.10  Newco Financing.

                  In the event that no Qualifying Transaction closes, Toy Biz shall arrange for Newco to obtain the Term Loan Facility, the Working Capital Facility and investors to purchase ninety million dollars ($90,000,000) of Convertible Preferred Stock for ninety million dollars ($90,000,000) in Cash.

                  6.11  Vote of Characters' Toy Biz Stock.

                  As of the Consummation Date, Characters shall be deemed to have voted all of its Toy Biz common stock in favor of the Merger Agreement, any Qualifying Transaction and the transactions contemplated hereby.

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



                  6.12  Forgiveness of Panini Obligations.

                  On the Consummation Date, each of the Debtors shall forgive all monetary obligations of Panini to such Debtor due and payable as of December 31, 1997.

                  6.13  Panini Indemnity.

                  On the Consummation Date, Newco shall execute and deliver the Panini Indemnity.

                  6.14 Outstanding Toy Biz Stock Interests. Any outstanding Toy Biz preferred stock or stock options shall be eliminated prior to the Consummation Date or will only dilute the Newco Common Stock to be distributed pursuant to Section 6.6 hereof.

                  6.15  Distribution of Subsidiary Equity Interests.

                            In connection with and in consideration for the
distributions to be made under section 4.2(b)(i) hereof by Entertainment on account of the Allowed Fixed Senior Secured Claims, each holder of a Fixed Senior Secured Claim shall transfer to Entertainment, and Entertainment shall acquire by subrogation, all Fixed Senior Secured Claims against any Debtor other than Entertainment. The distributions of shares of new common stock of Debtors other than Entertainment provided for under section 4.2(b)(i)(A)(5) hereof shall be made directly to Newco.

                  6.16  Continuation of Creditors Committee.

                  From and after the Consummation Date, the Creditors Committee may continue to exist solely for the purposes of monitoring the Claims objection process and performing the functions set forth in Section 7.9 hereof and in the Avoidance Litigation Trust Agreement, it being understood that the reasonable professional fees and expenses of the Creditors Committee and the expenses of its members shall be paid by the Avoidance Litigation Trust in an amount not to exceed one hundred thousand dollars ($100,000) and that neither Newco nor any of its subsidiaries or affiliates shall have any liability therefor.

                  6.17 Right to Object to Fees.

                  Nothing contained herein shall be construed as in any way limiting the right of any party in interest to object to any of the fees and expenses of any professionals retained pursuant to sections 327, 328 or 1103 of the Bankruptcy Code.

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



                  6.18  Certain Securities Law Matters.

                           In the event that the Confirmation Order does not
determine that the issuance of the beneficial interests in the Litigation Trusts, Newco Common Stock, the Warrants (including the redistribution of the Warrants by LaSalle to the holders of the Holdings Notes or the sale thereof by LaSalle), the Newco Common Stock issuable on exercise of the Plan Warrants, Stockholder Series A Warrants and the Stockholder Series C Warrants, the Convertible Preferred Stock issuable on exercise of the Stockholder Series B Warrants and the Newco Common Stock issuable on exercise of that Convertible Preferred Stock are exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 1145 of the Bankruptcy Code, Newco will either obtain a no action letter from the Securities and Exchange Commission to the effect that the staff of the Securities and Exchange Commission will not recommend any enforcement action if those issuances are made without registration under the Securities Act pursuant to the exemption afforded by Section 1145 of the Bankruptcy Code or it will register the necessary issuances under the Securities Act reasonably promptly after the Consummation Date. Newco shall use its reasonable efforts to cause Newco Common Stock, the New Panini Securities (if applicable), the Convertible Preferred Stock, Plan Warrants, Stockholder Series A Warrants and Stockholder Series C Warrants to be listed on the New York Stock Exchange or the American Stock Exchange at the time of, or as promptly as reasonably practicable after, the Consummation Date. Newco shall remain subject to the reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and shall file all reports required to be filed thereunder with the Securities and Exchange Commission until Rule 144(k) under the Securities Act becomes applicable to resales of the Plan Warrants, Stockholder Series A Warrants, Stockholder Series C Warrants, shares of Common Stock and Convertible Preferred Stock issued on exercise of Warrants and shares of Common Stock issuable on exercise of those shares of Convertible Preferred Stock, other than resales for the account of persons who are at the time of such resale, or have been within the three months preceding such resale, affiliates of Newco. Newco shall use its reasonable efforts to have the Securities and Exchange Commission declare effective, as promptly as reasonably practicable after the Consummation Date, one or more registration statements under the Securities Act registering (x) the resale by the New Investors of the shares of Convertible Preferred Stock acquired by the New Investors, including, without limitation, shares acquired by holders of Fixed Senior Secured Claims pursuant to Section 4.2(b)(i)(A)(6) hereof and (y) the resale by affiliates (as that term is defined in Rule 405 under the Securities Act) of Newco of (i) shares of Newco Common Stock, (ii) shares of Convertible Preferred Stock, (iii) Stockholder Series A Warrants,

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



(iv) Stockholder Series B Warrants, (v) Stockholder Series C Warrants,(vi) Newco Common Stock issuable on exercise of the Plan Warrants, Stockholder Series A Warrants and Stockholder Series C Warrants, (vii) Convertible Preferred Stock issuable on exercise of the Stockholder Series B Warrants, (viii) Newco Common Stock, and (ix) Newco Common Stock issuable on conversion of Convertible Preferred Stock, to the extent that the shares and warrants referred to in (i) through (v), the warrants referred to (vi) and (vii) and the Convertible Preferred Stock referred to in (viii) have been issued to those affiliates under the Plan.

                  6.19 Settlement Amount. Immediately prior to the Consummation Date, Toy Biz shall pay the Settlement Amount to Berlack, Israels & Liberman LLP for the benefit of High River and Westgate.

                  6.20 Excess Administration Claims Amount Loan. On the Consummation Date, the New Investors set forth on Exhibit 12 to this Plan of Reorganization in the proportions there identified shall lend Cash to Newco in an amount equal to the Excess Administration Claims Amount and Newco shall execute and deliver the Excess Administration Claims Note to the New Investors.

                  6.21 Perlmutter Capital Contribution. Isaac Perlmutter or one of his Affiliates other than Toy Biz or one of its subsidiaries shall contribute an amount of Cash as equity to Newco equal to the Perlmutter Capital Contribution.



         SECTION 7.        LITIGATION TRUST
                           ----------------

                  7.1 Assignment of Rights.


                  (a) Avoidance Litigation Trust. On the Consummation Date, (i) each of the Debtors and the Avoidance Litigation Trustee shall execute and deliver the Avoidance Litigation Trust Agreement pursuant to which the Debtors shall grant, assign, transfer, convey and deliver to the Avoidance Litigation Trust, without representation, warranty or recourse, for the benefit of the Avoidance Beneficiaries all of the Debtors' right, title and interest in and to any and all Litigation Claims arising pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code including the right to prosecute the motion pursuant to Fed. R. Civ. P. 60(b) filed by the Creditors Committee in December, 1997, provided, however, that such Litigation Claims shall not include any Litigation Claim that seeks the recovery of any right, title or interest of any of the Debtors or their subsidiaries in or to any right, title or interest in intellectual property, including without limitation, any right, title or interest in or to Spiderman, X-man or Ironman

                                       39
729939.15
and (ii) pursuant to the Avoidance Litigation Trust Agreement, the Avoidance Litigation Trustee shall accept the rights and properties assigned and transferred to it and the trust imposed upon it, agree to retain and enforce such Litigation Claims for the benefit of the Avoidance Beneficiaries, further agree to be appointed for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and hold the Net Avoidance Litigation Proceeds in trust for the Avoidance Beneficiaries.

                  (b) MAFCO Litigation Trust. On the Consummation Date, (i) each of the Debtors and the MAFCO Litigation Trustees shall execute and deliver the MAFCO Litigation Trust Agreement pursuant to which the Debtors shall grant, assign, transfer, convey and deliver to the MAFCO Litigation Trust, without representation, warranty or recourse, for the benefit of the MAFCO Beneficiaries
(A) all of the Debtors' right, title and interest in and to any and all MAFCO Causes of Action, and (B) an interest in the Debtors' right to the benefits of the attorney client privilege, work-product immunity and other similar privileges to the extent and only to the extent provided in the MAFCO Litigation Trust Agreement, and (ii) pursuant to the MAFCO Litigation Trust Agreement, the MAFCO Litigation Trustees shall accept the rights and properties assigned and transferred to, or otherwise enjoyed by, them and the trust imposed upon them, agree to retain and enforce such Litigation Claims for the benefit of the MAFCO Beneficiaries, further agree to be appointed for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and hold the Net MAFCO Litigation Proceeds in trust for the MAFCO Beneficiaries.

                  7.2  Control of Litigation.

                  Except as set forth in this Section 7.2, the Litigation Trustees shall have the full power and discretion to select and to hire professionals, and to initiate, to prosecute, to supervise, to direct, to compromise and to settle all Litigation Claims. Notwithstanding the foregoing, Newco may, in its sole and absolute discretion, direct the Avoidance Litigation Trustee to dismiss with prejudice, to compromise or to settle any Cause of Action against any person or entity which is a provider of goods or services to Newco or party to any licensing arrangement with Newco, or, in each case, any of its direct or indirect subsidiaries, at any time from and after the Consummation Date which Newco reasonably believes could have an adverse effect on its business.

                  7.3  Liability of Trustee.

                  No Litigation Trustee shall have any liability for any of its acts or omissions in connection with the selection and hiring of professionals, or the initiation, prosecution,

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



supervision, direction, compromising or settling of any Litigation Claims, except in the case of its gross negligence or its own intentional and willful misconduct, and in no event shall be liable for any action taken in reliance upon the advice of professionals selected with due care in respect of the subject matter in question. Notwithstanding the foregoing, a Litigation Trustee may, without liability therefor, retain the services of any professional services firm with which the Litigation Trustee is affiliated.

                  7.4 Distribution of Net Avoidance Litigation Proceeds and Net MAFCO Litigation Proceeds. Net Avoidance Litigation
Proceeds and Net MAFCO Litigation Proceeds shall be distributed as follows:

                  (a) four and nine tenths percent (4.9%) of the Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Fixed Senior Secured Claims pursuant to Section
4.2(b)(i)(7) hereof.

                  (b) the first four million five hundred thousand dollars ($4,500,000) of Net MAFCO Litigation Proceeds, thirty percent (30%) of any remaining Net MAFCO Litigation Proceeds and thirty percent (30%) of Net Avoidance Litigation Proceeds shall be distributed to the holders of Allowed Unsecured Claims pursuant to Section 4.4 hereof.

                  (c) seventy percent (70%) of Net MAFCO Litigation Proceeds after payment of the first four million five hundred thousand dollars ($4,500,000) of Net MAFCO Litigation Proceeds to holders of Allowed Unsecured Claims in classes 4A through 4I shall be distributed to the holders of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Entertainment pursuant to Sections 4.5 and 4.6(a) hereof.

                  (d) sixty five and one tenth percent (65.1%) of Net Avoidance Litigation Proceeds shall be distributed to Newco.

                  7.5  Professional Fees and Expenses.

                  (a) Avoidance Litigation Trust. On the Consummation Date, Newco shall execute and deliver to the Avoidance Litigation Trustee the Avoidance Litigation Trust Loan Agreement pursuant to which it shall agree for a period of five (5) years from and after the Consummation Date to make loans to the Avoidance Litigation Trust for the payment of all professional fees and expenses of the Avoidance Litigation Trustee in an amount not to exceed one million one hundred thousand dollars ($1,100,000) in the aggregate, it being understood that one hundred thousand dollars of such amount shall be for the exclusive purpose of paying fees and expenses of the Creditors Committee which may

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



become due and payable pursuant to Section 6.16 hereof. On the Consummation Date, the Avoidance Litigation Trustee shall execute and deliver to Newco the Avoidance Professional Fee Reimbursement Note pursuant to which the Avoidance Litigation Trust shall be obligated to reimburse Newco for any and all sums advanced pursuant to the Avoidance Litigation Trust Loan Agreement together with simple interest at the rate of ten percent (10%) per annum which obligation shall be secured by a valid, binding, enforceable, perfected, first priority security interest in and lien against all assets of the Avoidance Litigation Trust. On the Consummation Date and thereafter whenever reasonably requested to do so by Newco, the Avoidance Litigation Trustee shall execute and deliver UCC-1 financing statements and any other documents or interests requested by Newco to evidence a perfected first priority security interest in and lien against all assets of the Avoidance Litigation Trust to secure repayment of the Avoidance Professional Fee Reimbursement Note. After payment in full of the Avoidance Professional Fee Reimbursement Note, the Avoidance Litigation Trustee shall have the right, but not the obligation, to reserve all or a portion of any recoveries realized by the Avoidance Litigation Trustee to pay for future professional fees and expenses.

                  (b) MAFCO Litigation Trust. On the Consummation Date, Newco shall execute and deliver to the MAFCO Litigation Trustees the MAFCO Litigation Trust Loan Agreement pursuant to which it shall agree for a period of five (5) years from and after the Consummation Date to make loans to the MAFCO Litigation Trust for the payment of all professional fees and expenses of the MAFCO Litigation Trustees in an amount not to exceed one million dollars ($1,000,000) in the aggregate. On the Consummation Date, the MAFCO Litigation Trustee shall execute and deliver to Newco the MAFCO Professional Fee Reimbursement Note pursuant to which the MAFCO Litigation Trust shall be obligated to reimburse Newco for any and all sums advanced pursuant to the MAFCO Litigation Trust Loan Agreement together with simple interest at the rate of ten percent (10%) per annum which obligation shall be secured by a valid, binding, enforceable, perfected, first priority security interest in and lien against all assets of the MAFCO Litigation Trust. On the Consummation Date and thereafter whenever reasonably requested to do so by Newco, the MAFCO Litigation Trustees shall execute and deliver UCC-1 financing statements and any other documents or interests requested by Newco to evidence a perfected first priority security interest in and lien against all assets of the MAFCO Litigation Trust to secure repayment of the MAFCO Professional Fee Reimbursement Note. After payment in full of the MAFCO Professional Fee Reimbursement Note, the MAFCO Litigation Trustees shall have the right, but not the obligation, to reserve all or a portion of any recoveries realized by the MAFCO Litigation Trustees to pay for future professional fees and expenses.

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



                  7.6 Commencement of Avoidance Actions. Unless otherwise authorized by the Bankruptcy Court, the Avoidance Litigation Trustee may not commence actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code later than four (4) months after the Consummation Date.

                  7.7  Reduction of Judgment and Indemnifications.  It is
                       ------------------------------------------
the intention of the Proponents, the Creditors Committee, the Equity Committee, LaSalle, High River, Westgate and the Trustee that no Exculpated Person shall have any liability to any person or entity, including without limitation, Contribution Bar
Parties, including, without limitation, any liability with respect to claims in the nature of contribution or indemnification, however denominated or described, in connection with, arising out of or in any way related to Litigation Claims or Covered Claims and that any such claims-over shall be satisfied as provided herein.

                  (a) No Exculpated Person shall have any liability to any Contribution Bar Party for contribution or indemnification with respect to any asserted or threatened Litigation Claim or Covered Claim, and the Litigation Trust or the Covered Person, as applicable, (i) shall reduce and credit against any judgment it may obtain against any Contribution Bar Party in any action in connection with, arising out of, or which is in any way related to any Litigation Claim or Covered Claim, the amount of any claim which any such Contribution Bar Party is found to have established against any Exculpated Person on whatsoever theory in any action involving Litigation Claims or Covered Claims; and (ii) shall be obligated to use good faith efforts to obtain, and in the context of a settlement shall be deemed to have obtained, from any such Contribution Bar Party for the benefit of any implicated Exculpated Persons a satisfaction in full of such Contribution Bar Party's claim against any such Exculpated Person.

                  (b) Each Exculpated Person shall provide and cooperate in discovery in any action involving the Litigation Trust or Covered Person and one or more of the Contribution Bar Parties, but shall retain all rights to object to discovery requests under applicable law, as if the Exculpated Person were named as a party to the action. In addition, neither Litigation Trust nor any Covered Person shall oppose the standing or right of any Contribution Bar Party to make any submission or argument to the court or the jury in any action involving the Litigation Trust or Covered Person and one or more of the Contribution Bar Parties that seeks to account (in whole or in part) for the asserted responsibility of the Exculpated Persons just as if they were parties to the action, including but not limited to the Contribution Bar Parties' right to assert that any Exculpated Person is fully or partially responsible for any claims asserted

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



or relief sought in any such action; provided, however, that nothing herein shall preclude the Litigation Trust or Covered Person from contesting on the merits the asserted responsibility of the Exculpated Person(s).

                  (c) For good and valuable consideration including the benefits to be received hereunder by holders of Claims against the Debtors, the investment by the New Investors and the contribution of all issued and outstanding common stock of Toy Biz to Newco, the applicable Litigation Trust primarily and Newco secondarily shall by operation of this Plan of Reorganization indemnify and hold harmless each Exculpated Person from and against any and all liability (including fees and expenses of counsel and other professionals (other than any costs of internal personnel), amounts paid in judgment, penalty or otherwise) with respect to claims-over on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by way of judgment, penalty or otherwise of any person or entity in connection with, arising out of, or which is in any way related to any Litigation Claim asserted by such applicable Litigation Trust or any Covered Claim, it being understood that the Avoidance Litigation Trust's indemnity shall be subordinate to its obligation to pay up to one million one hundred thousand dollars ($1,100,000) of professional fees and expenses of the professionals for the Avoidance Litigation Trust and the Creditors Committee or to repay any loans made by third parties to the Avoidance Litigation Trust and the MAFCO Litigation Trust's indemnity shall be subordinate to its obligation to pay up to one million dollars ($1,000,000) of professional fees and expenses of the professionals for the MAFCO Litigation Trust or to repay any loans made by third parties to the MAFCO Litigation Trust; provided, however, that such indemnity shall not apply to any Independent Cause of Action. For the avoidance of doubt, this Section 7.7(c) is not intended to impose upon either Litigation Trust any indemnification obligation with respect to Covered Claims that are not Litigation Claims. Without limitation on any of the foregoing, if separate counsel is required as to any such claim-over, the applicable Litigation Trust shall pay for the reasonable fees and expenses of competent counsel selected by the Exculpated Person, subject to the approval of the applicable Litigation Trustee(s) which will not be unreasonably withheld or delayed. No settlement of any such claim-over shall require any financial contribution on the part of any Exculpated Person.

                  (d) Subject to all other provisions in this Section 7.7, the Confirmation Order shall be deemed to constitute a permanent injunction against all persons and entities, including, but not limited to, defendants or potential defendants in

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



controversies in connection with, arising out of, or which are in any way related to any Litigation Claim or Covered Claim, either directly, representatively, or in any other capacity from instituting or prosecuting or continuing to prosecute, any action, claim or claim-over against any Exculpated Person on whatsoever theory (whether by way of third or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such person or entity to any other person or entity in connection with, arising out of, or which is in any way related to any Litigation Claim or Covered Claim.

                  (e) For the avoidance of doubt, nothing contained in this Plan of Reorganization, either Litigation Trust Agreement, in the Confirmation Order, or any other order or agreement executed in connection with the Plan shall preclude any person or entity from prosecuting or continuing to prosecute any Independent Cause of Action against any Exculpated Person and there shall be no rights of indemnification arising hereunder in connection with Independent Causes of Action.

                  (f) The provisions of this Section 7.7 shall be binding on and inure to the benefit of all successors and assigns of the Debtors, the Litigation Trust, Covered Persons, Exculpated
Persons and Contribution Bar Parties.

                  7.8 Timing of Distributions. Notwithstanding anything contained herein or in the Litigation Trust Agreement to the contrary, no distributions may be made to any of the Beneficiaries in their capacity as Beneficiaries of either Litigation Trust unless and until (a) the applicable Litigation Trust has paid all sums due and owing pursuant to the applicable Professional Fee Reimbursement Note, (b) the applicable Litigation Trust has provided Newco with an instrument in form and substance reasonably satisfactory to Newco releasing Newco from any further liability pursuant to the applicable Litigation Trust Loan Agreement; and (c) after consultation with Newco the applicable Litigation Trust has established a reasonable reserve for all indemnity claims theretofore asserted pursuant to Section 7.7(c) hereof and sixty (60) days have elapsed since the applicable Litigation Trust notifies Newco in writing of the amount of the reserve and that it waives the right to prosecute any Litigation Claims that it has not already begun to prosecute as of the date of such notice.

                  7.9  Objections to Claims.

                  The Creditors Committee shall have the right to apply to the Court to direct the Avoidance Litigation Trustee to object to any Claim not Allowed by this Plan of Reorganization if the

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Creditors Committee believes that Newco has not exercised reasonable business judgement in failing to prosecute or in settling any specified Claims objections. In the event that the Creditors Committee is successful in connection with such application, Newco shall pay the reasonable fees and expenses of the Avoidance Litigation Trust in connection with the prosecution of such objection.


                  7.10  Jurisdiction.

                  The Bankruptcy Court shall have jurisdiction over the Litigation Trustees, the Litigation Trusts, the Litigation Claims, the Avoidance Litigation Trust Assets and the MAFCO Litigation Trust Assets, including, without limitation, jurisdiction to determine all controversies and disputes arising under or in connection with the Litigation Trust Agreements and the Litigation Trust Loan Agreements. Notwithstanding the foregoing, nothing contained herein shall be construed as limiting the right of the MAFCO Litigation Trust to assert any Litigation Claim to which it has title in any court of competent jurisdiction. The Litigation Trustees shall have the power and authority to bring any action in the Bankruptcy Court to prosecute the Litigation Claims. The Bankruptcy Court shall have the authority to construe and interpret the Litigation Trust Agreements and the Litigation Trust Loan Agreements and to establish, amend and revoke rules and regulations for the administration of the Litigation Trusts, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Litigation Trust Agreements, in the manner and to the extent it shall deem necessary or advisable to make the Litigation Trust fully effective; and all decisions and determinations by the Bankruptcy Court in the exercise of this power shall be final and binding upon the Litigation Trustees, Newco and the Beneficiaries.

         SECTION 8.        PROVISIONS GOVERNING DISTRIBUTIONS
                           ----------------------------------

                  8.1 Date of Distributions.

                  Any distributions and deliveries to be made hereunder shall be made on the Consummation Date or as soon as practicable thereafter and deemed made on the Consummation Date. In the event that any payment or act under this Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.


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                  8.2  Entities to Exercise Function of Disbursing Agent.

                  All distributions under this Plan of Reorganization shall, at the election of the Proponents, be made by Newco as Disbursing Agent or such other entity designated by the Proponents prior to the conclusion of the Confirmation Hearing as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Newco.

                  8.3  Surrender and Cancellation of Instruments.

                  Each holder of a promissory note, Existing Warrant or other instrument evidencing a Claim or Equity Interest (other than a holder of a promissory note issued under any of the Existing Credit Agreements) shall surrender such promissory note, Existing Warrant or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distribution, if any, hereunder. No distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim or Equity Interest that fails to (a) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and (b) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Disbursing Agent, within one
(1) year from and after the Consummation Date shall be deemed to have forfeited to Newco all rights, claims and interests and shall not participate in any distribution hereunder.

                  8.4(a)  Delivery of Distributions.

                  Subject to Bankruptcy Rule 9010 and except as set forth in
Section 8.4(b) below, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as scheduled on the Schedules filed with the Bankruptcy Court unless the Debtors or Reorganized Debtors, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that relates an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to

                                       47
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



any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of ninety (90) days after the fourth anniversary of the Consummation Date. After such date, all unclaimed property or interests in property shall be distributed on a pro rata basis to other holders of Claims or Equity Interests in the same class or subclass and the Claim or Equity Interest in respect of which such property or interest in property was not delivered shall be discharged and forever barred. As promptly as practical after the first, second, third and fourth anniversaries of the Consummation Date, the Disbursing Agent shall file with the Bankruptcy Court a list of holders to whom distributions have not been able to be made as of those anniversary dates because the current address of each such holder has not been determined. The distributions to be made on the Consummation Date to each holder of an Allowed Senior Secured Claim shall be made to the Administrative Agent for distribution to holders of Allowed Senior Secured Claims in accordance with the provisions of the Existing Credit Agreements.

                  (b)  LaSalle Distributions.

                  Provided that LaSalle certifies to the Disbursing Agent that it has foreclosed upon the Pledged Shares or the Bankruptcy Court has entered a Final Order declaring that neither Newco nor the Disbursing Agent shall have any liability to the record holder of the Pledged Shares for having made distributions in respect of the Pledged Shares directly to LaSalle, all distributions in respect of the Pledged Shares shall be distributed directly to LaSalle in consideration of the lien of LaSalle under the Indentures and the lien of LaSalle on the Pledged Shares and the LaSalle Claim, and LaSalle shall tender the Pledged Shares under the terms of the Fourth Amended Plan to the Debtors in exchange therefor. The distributions to be received by LaSalle in full satisfaction and discharge of the LaSalle Claim shall be distributed directly to LaSalle.

                  8.5  Manner of Payment Under Plan of Reorganization.

                  At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.


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



                  8.6  Reserves and Distributions.

                  The Disbursing Agent shall reserve in a trust account for the benefit of holders of Allowed Unsecured Claims cash, securities or other property in an amount determined by the Bankruptcy Court on account of (a) Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof and (b) Resulting Claims. Upon the resolution from time to time of Disputed Claims in Class 4 (Unsecured Claims) and Class 5 (Class Securities Litigation Claims) and, as applicable, each subclass thereof, the Disbursing Agent may make distributions on account of such claims in such manner deemed appropriate in the judgment of the Disbursing Agent.

                  8.7  Resulting Claims.

                  In the event that any person or entity becomes entitled to an Allowed Unsecured Claim in subclasses 4A through 4I and to receive distributions on account of such Allowed Unsecured Claim as a result of the compromise, adjustment, arbitration, settlement or enforcement or other resolution of an action commenced, asserted or which could have been commenced or asserted by the Avoidance Litigation Trustee and such Allowed Unsecured claim is a Resulting Claim, such person's or entity's only rights with respect to the Cash portions of the distributions it would otherwise have been entitled to as a holder of such Allowed Unsecured Claim is to take a set off equal to the aggregate amount of all such Cash payments against any liability such person has or may have to the Avoidance Litigation Trust. Such setoff shall be deemed a distribution under the Plan on account of such Allowed Claim.

                  8.8  Distributions After Consummation Date.

                  Distributions made after the Consummation Date to holders of Disputed Claims that are not Allowed Claims as of the Consummation Date but which later become Allowed Claims shall be deemed to have been made on the Consummation Date.

                  8.9  Rights And Powers Of Disbursing Agent.

                           (a)      Powers of the Disbursing Agent.  The
Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan of Reorganization, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan of

                                       49
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Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (b)      Expenses Incurred on or after the
Consummation Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Consummation Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the Disbursing Agent, shall be paid in Cash by Newco.

                           (c)      Exculpation.  Each Disbursing Agent, from
and after the Consummation Date, is hereby exculpated by all entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest from any and all claims, Causes of Action and other assertions of liability (including, without limitation, breach of fiduciary duty) arising out of the discharge by such Disbursing Agent of the powers and duties conferred upon it hereby or any order of the Bankruptcy Court entered pursuant to or in furtherance hereof, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance herewith or for implementing the terms hereof.

                  8.10  Distributions of Certain Warrants.

                  If on the first (1st) anniversary of the Consummation Date, any Stockholder Series B Warrants have not been issued, Newco will issue such Warrants to the Warrant Liquidation Agent which shall sell such Warrants into the market as promptly as reasonably practical to permit an orderly sale. Newco will use its reasonable efforts either (i) to obtain a no-action letter from the staff of the Securities and Exchange Commission to the effect that the staff of the Securities and Exchange Commission will not recommend any enforcement action if the distribution of Warrants to the Warrant Liquidation Agent or the resale of Warrants by the Warrant Liquidation Agent is made without registration under the Securities Act, or (ii) if it does not obtain such a no-action letter, file and cause to become effective a registration statement under the Securities Act registering that issuance or resale or both, as the case may be, in either case on before the first (1st) anniversary of the Consummation Date. One-half of the fees and expenses of the Warrant Liquidation Agent shall be paid from the net proceeds of the sale of those Warrants if those net proceeds are sufficient to pay the fees and expenses of the Warrant Liquidation Agent. The balance of the fees and expenses of the Warrant Liquidation

                                       50
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



Agent shall be paid by Newco. Any remaining net proceeds of the sale of such Warrants shall be delivered to the Disbursing Agent to be held in a trust account in lieu of the Warrants sold pursuant to this Section 8.10 for the benefit of holders of Class 5 Claims and Class 6A Equity Interests whose Claims or Equity Interests become Allowed following the first (1st) anniversary of the Consummation Date and for all holders of Allowed Class 5 Claims and Allowed Class 6A Equity Interests following the allowance or disallowance of all Class 5 Claims and Class 6A Interests.

         SECTION 9. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OF REORGANIZATION
                           ---------------------------------------------

                  9.1 Objections to Claims.

                  Subject to Section 7.9 hereof, Newco shall be the sole party to object to Claims. Any objections to Claims shall be filed by the latest of
(a) ninety (90) days after the Consummation Date, (b) thirty (30) days after a proof of claim is filed and served upon Newco, and (c) such later date as may be fixed by the Bankruptcy Court.

                  9.2  No Distributions Pending Allowance.

                  Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the disputed portion of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  9.3  Cash Reserve.

                  On the Consummation Date, Newco shall deposit the sum of eight million dollars ($8,000,000) in an interest bearing trust account for the benefit of holders of Allowed Unsecured Claims under the Plan.

                  9.4  Distributions After Allowance.

                  Payments and distributions to each holder of a Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, shall be made in accordance with the provisions hereof governing the class or subclass of Claims or Equity Interests in which such Claim or Equity Interest is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest or any other Claim or Equity Interest that is not an Allowed Claim or Equity Interest becomes a Final Order,

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



the Disbursing Agent shall distribute to the holders of such Claim or Equity Interest any payment or property that would have been distributed to such holder if the Claim or Equity Interest had been allowed on the Consummation Date, together with any interest earned thereon.

                  9.5  Fractional Securities.

                  Neither fractional shares of Convertible Preferred Stock, nor fractional shares of Newco Common Stock, nor Fractional Warrants shall be distributed pursuant to this Plan of Reorganization. Instead, as of the record date for distributions to any class of Claims or Interests, holders of Allowed Claims or Allowed Interests otherwise entitled to receive a fractional share of Convertible Preferred Stock or Newco Common Stock or a Fractional Warrant shall receive a whole share of Convertible Preferred Stock or Newco Common Stock or a whole Warrant if the holder was to receive a fractional share of Convertible Preferred Stock or Newco Common Stock of 0.5 or more or a Fractional Warrant to acquire 0.5 shares or more of Convertible Preferred Stock or Newco Common Stock and no share of Convertible Preferred Stock or Newco Common Stock or no Warrant if the holder was to receive a fractional share of Convertible Preferred Stock or Newco Common Stock of less than 0.5 or a Fractional Warrant to acquire shares of Convertible Preferred Stock or Newco Common Stock of less than 0.5.

         SECTION 10. PROVISION GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN
                           -------------------------------------------

                  10.1  General Treatment.

                  Except as set forth in Section 10.4 below, this Plan of Reorganization constitutes a motion by the Debtors governed by this Plan of Reorganization to assume, as of the Consummation Date, all executory contracts and unexpired leases to which any of the Debtors are parties, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) is specifically rejected on Schedule 10.1 hereto filed by the Proponents on or before the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, or (c) is otherwise assumed hereunder. Any executory contract or unexpired lease assumed hereunder may be freely assigned by any Debtor to any other Debtor or Reorganized Debtor or Newco and any such assignment shall constitute a novation of the obligations of the assigning Debtor under any such executory contract or unexpired lease. Any such assignment shall be effected by filing a notice thereof with the Bankruptcy Court on or before the commencement of the Confirmation Hearing. For purposes hereof, each executory contract and unexpired lease listed on Schedule 10.1 hereto that

                                       52
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



relates to the use of occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 10.1 hereto and (b) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 10.1 hereto, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

                  10.2  Amendments to Schedule; Effect of Amendments.

                  The Debtors shall assume each of the executory contracts and unexpired leases not listed in Schedule 10.1 hereto; provided, that the Proponents may on or before the last Business Day before the Confirmation Date amend Schedule 10.1 hereto to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Proponents shall provide notice of any amendments to
Schedule 10.1 hereto to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on
Schedule 10.1 hereto shall not constitute or be construed to constitute an admission by any Proponent or any Debtor that any Debtor has any liability thereunder.

                  10.3  Bar to Rejection Damage Claims.

                  In the event that the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for each of the Proponents on or before thirty (30) days after the earlier to occur of (a) the giving of notice to such party under Section 10.1 or 10.2 hereof and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.


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



                  10.4  Certain Panini Agreements.

                           (a)      Panini Sticker Agreement.  Notwithstanding
anything else contained herein to the contrary, the Panini Sticker Agreement shall be assumed and all amounts owing by any of the Panini Entities to any of the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Sticker Agreement to any other entity in connection with any subsequent sale of Panini except to a Designated Competitor.

                           (b)      Panini Comic Distribution Agreement.
Notwithstanding anything else contained herein to the contrary, the Panini Comic Distribution Agreement shall be assumed and modified as follows: (i) the term shall be through December 31, 1998, (ii) the royalty rate through December 31, 1998 shall be six percent (6%), (iii) the minimum guaranteed royalty (A) shall be eliminated for the period from January 1, 1997 through December 31, 1997 and
(B) shall be two million dollars ($2,000,000) for the period from January 1, 1998 through December 31 1998, (iv) the license shall entitle the Panini Entities to the use of a minimum of fifty (50) titles at all times during 1998, and (v) any and all amounts owing thereunder to the Debtors on or prior to December 31, 1997 shall be forgiven. In addition, Newco shall permit the Panini Entities to assign the Panini Comic Distribution Agreement, as modified, to any other entity in connection with a sale of the Panini Entities except to a Designated Competitor. From and after the Consummation Date, any and all royalties owed to the National Basketball Association in respect of sticker sales and card sales made by Panini pursuant to the NBA License Agreement shall be the sole responsibility of Panini.

                           (c)      Other Panini Agreements.  All other
agreements, if any, by and between Panini and any of the Debtors shall be rejected, terminated and of no further force or effect as of the Consummation Date and neither Panini nor any of the Debtors shall have any liability or Claim as a result of such rejection or termination.

         SECTION 11. CONDITIONS PRECEDENT TO CONFIRMATION DATE AND CONSUMMATION DATE
                           -----------------------------------------

                  11.1 Conditions Precedent to Confirmation of Plan of Reorganization.

                  The confirmation of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:

                  (a) Confirmation Order. The Confirmation Order to be entered by the Clerk of the Bankruptcy Court shall be in a form that (i) does not materially and adversely affect the benefits to be received hereunder by any of (A) the Debtors' estates, (B) Toy Biz,
         (C) the holders of Senior Secured Claims, (D) the holders of DIP Claims, (E) the holders of Unsecured Claims, (F) the holders of Class 5 Claims and Class 6A Equity Interests, (G) High River and Westgate, and
         (H) LaSalle; (ii) determines that the Plan satisfies each of the applicable requirements of section 1129 of the Bankruptcy Code; (iii) approves the delivery of the Transmittal Materials to all persons receiving Warrants under the Plan; (iv) approves the releases contained in the Stipulation and Agreement; (v) includes the contribution bar, indemnification and judgment reduction provisions set forth in section
         7.7 hereof, (vi) determines that the distributions of securities to be made pursuant to this Plan of Reorganization (other than pursuant to Section 4.2(b)(i)(A)(6)) are exempt from the Securities Act and state blue sky laws pursuant to section 1145 of the Bankruptcy Code, (vii) determines that the succession to an interest in certain privileges and immunities of the Debtors by the MAFCO Litigation Trust pursuant to
         Section 7.1(b) hereof does not constitute a waiver of any such privilege or immunity and (viii) is otherwise in form and substance reasonably acceptable to the Proponents, the Creditors Committee, the Equity Committee, High River, Westgate and the Trustee.

                  11.2 Conditions Precedent to Consummation Date of Plan of Reorganization.

                  The occurrence of the Consummation Date of this Plan of Reorganization is subject to satisfaction of the following conditions precedent:


                  (a) SEC Proxy Statement. The Securities and Exchange Commission shall have stated that it has no further comments on the proxy statement filed by Toy Biz with respect to the meeting of the stockholders of Toy Biz called for the purpose of approving the transactions contemplated by this Plan of Reorganization, such proxy statement shall have been delivered to all holders of Toy Biz common stock in accordance with the rules of the Securities and Exchange Commission, twenty (20) business days (computed in accordance with Schedule 14A of the Securities and Exchange Commission) shall have elapsed since such delivery and Toy Biz shareholders shall have voted to approve the transactions contemplated hereby;

                  (b) HSR. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust

         Improvements Act of 1976 shall have expired or been terminated;

                  (c) Restructured Panini Loan Documents.  The
         Restructured Panini Loan Documents shall be in full force and effect;

                  (d) Secured Lender Consummation Date. The Consummation Date shall occur not later than October 15, 1998;

                  (e) Toy Biz Consummation Date. The Consummation Date shall occur not later than November 20, 1998;

                  (f) Standstill Agreements. The Standstill Agreements shall have been executed and delivered by all of the parties thereto;

                  (g) NBA Agreement. The Court shall have entered an order (a) approving an NBA Settlement Agreement and the NBA Settlement Agreement shall be in full force and effect, (b) pursuant to which the Bankruptcy Court determines that such NBA Settlement Agreement is fair and equitable and in the best interests of the Debtors' estates, and (c) providing that any reserves required under this Plan of Reorganization on account of the unsecured component of the NBA's Claim shall be based on a Claim in an amount not greater than twenty million dollars ($20,000,000);

                  (h) Receipt of Certain Funds. Newco shall have received
         (a) the Perlmutter Capital Contribution, and (b) the proceeds of the loan described in Section 6.20 hereof;

                  (i) Receipt of Settlement Amount. Berlack, Israels and Liberman LLP shall have received the Settlement Amount from Toy Biz for the benefit of High River and Westgate;

                  (j) Certain Payments for Contingent Senior Secured Claims. Chase as agent for the holders of Contingent Senior Secured Claims shall have received (a) the thirteen million dollar ($13,000,000) payment provided for in the definition of Newco Guaranty to be paid to the holders of claims pursuant to the Existing Panini Senior Credit Agreements in accordance with the terms of the Panini Subordination Agreement, and (b) the letters of credit provided for by Section 6.1 hereof; and

                  (k) Shareholders Agreement. The Shareholder Agreement shall have been executed and delivered by Isaac Perlmutter, Isaac Perlmutter, T.A., Avi Arad, the New Investors and the Secured Lenders.

                  11.3  Waiver of Conditions Precedent.

                  Each of the conditions precedent in Sections 11.1 and 11.2 hereof may only effectively be waived, in whole or in part, if waived, by the Proponents acting jointly except that the consent of Toy Biz is not required to waive the condition precedent contained in Section 11.2(d) hereof. Any such waiver of a condition precedent in Section 11.1 or 11.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than filing a notice of waiver with the Bankruptcy Court and otherwise proceeding to consummate this Plan of Reorganization. Notwithstanding the foregoing, the conditions precedent contained in Sections 11.1(a)(i)(E) and 11.2(g) may only be waived with the consent of the Creditors Committee, the condition precedent contained in section 11.1(a)(i)(F) may only be waived with the consent of the Trustee, the Equity Committee, High River and Westgate, the conditions precedent contained in sections 11.1(a)(i)(G), (iii), and (iv) may only be waived with the consent of High River, Westgate, the Creditors Committee and the Equity Committee the condition precedent contained in section 11.2(h) may only be waived with the consent of High River and Westgate, the condition precedent contained in section 11.1(a)(viii) may only be waived with the consent of the Trustee, the Creditors Committee and the Equity Committee and the condition precedent contained in section 11.1(a)(i)(H) may only be waived with the consent of LaSalle.

         SECTION 12.       EFFECT OF CONFIRMATION
                           ----------------------

                  12.1  General Authority.

                  Until the completion of all transactions contemplated to occur on the Consummation Date, the Bankruptcy Court shall retain custody and jurisdiction of each of the Debtors, its properties and interests in property and its operations. On the Consummation Date, each of the Debtors, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in
Section 14.1 hereof.

                  12.2  Discharge of Debtors.

                           (a)      General Discharge.  The treatment of all
Claims against or Equity Interests in each of the Debtors hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against and any Equity Interests in such Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property.

Except as otherwise provided herein, upon the Consummation Date, all Claims against and Equity Interests in each of the Debtors will be satisfied, discharged and released in full exchange for the consideration provided hereunder. All entities shall be enjoined and precluded from asserting against any Debtor or Newco or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Consummation Date.

                           (b)      Exculpations.  From and after the
Consummation Date, no Exculpated Person shall have or incur any liability to any other Exculpated Person or any entity accepting any distribution under this Plan of Reorganization (i) for any act taken or omission made in connection with or in any manner related to negotiating, formulating, implementing, confirming or consummating (x) this Plan of Reorganization (or prior iterations) or the transactions contemplated hereby, or (y) any agreement, instrument or other documents created in connection with this Plan of Reorganization, (ii) for the actions or other participation of such Exculpated Person in respect of any of the Reorganization Cases (including the negotiation of any other plan of reorganization, settlement or arrangement), (iii) for any matters that relate, directly or indirectly, by implication or otherwise, to the Existing Credit Documents, the DIP Claims, or the Senior Secured Claims, (iv) for any matters that relate, directly or indirectly, to or were asserted in or could have been asserted in the District Court Complaint, or (v) for any matters that relate, directly or indirectly, to or were asserted in or could have been asserted in the LaSalle Action; provided, however, that such exculpation shall not affect the rights and obligations of parties to agreements entered into in connection with the Plan of Reorganization or under the Plan of Reorganization. All Exculpated Persons as well as all entities receiving any distribution under this Plan of Reorganization shall be enjoined and precluded from asserting against the Exculpated Persons or their respective properties or interests in property any other Claims based upon liability exculpated pursuant to the preceding sentence.

                  (c) Treatment of Indemnification Claims. Notwithstanding Del. Code Ann. (General Corporation) ss.145 (1997) or any other state or local statute or rule, all existing indemnification and other similar obligations as of the Confirmation Date of any Debtor are released or discharged except as provided in this Section 12.2(c), and the Confirmation Order shall be deemed an injunction enforcing such releases and discharge; provided, that: (i) existing indemnity obligations shall survive to the extent of insurance coverage, but shall in no event entitle such directors or officers to assert any Claim (including, without limitation, with respect to any deductible) against Newco, Toy Biz, Marvel or any of their Affiliates, and (ii) any such directors or officers shall be entitled to make Claims only against the insurance and the proceeds thereof. This Section 12.2(c) shall not limit any right of directors or officers or former directors and officers from asserting Claims against any Debtor based upon timely filed proofs of claim or requests for payment of Administration Expense Claims nor shall it limit the right of Newco to object to any such Claim or request for payment of Administration Expense Claims. Notwithstanding any provision of the Plan to the contrary, nothing contained herein, including, but not limited to, Section 12.2(a) hereof, shall be construed or interpreted in any manner to eliminate, reduce or otherwise limit in any fashion the availability of insurance coverage for the benefit of officers and directors, whether for indemnification, liability or other purposes. Newco shall render reasonable assistance to the officers and directors in ensuring their access to such insurance coverage, it being understood that such assistance shall not in any way operate as a waiver of Newco's right to object to the Allowance of any Administration Expense Claim or proof of claim. To the extent such Claims are Allowed Claims, such Claims shall be treated under this Plan of Reorganization with Claims in any class or subclass, as applicable, having the same legal rights and priority as such Claims; provided, that the Confirmation Order shall establish a bar date for Administration Expense Claims.

                  12.3  Term of Injunctions or Stays.

                  Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through and including the Consummation Date.

         SECTION 13.       WAIVER OF CLAIMS
                           ----------------

                  13.1  Avoidance Actions.

                  Effective as of the Consummation Date, Newco shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that are not Litigation Claims conveyed, granted, assigned, transferred or delivered to the Avoidance Litigation Trust in accordance with Section 7.1(a) of this Plan of Reorganization and the applicable Litigation Trust shall have the right to prosecute and release any actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code that are Litigation Claims conveyed, granted, assigned, transferred or delivered to the Avoidance Litigation Trust in accordance with Section 7.1(a) of this Plan of Reorganization; provided, however, that notwithstanding the foregoing, the applicable Litigation Trust, the Debtors and Newco will be deemed to have waived the right to assert or pursue any claims, rights, and causes of action to recover preferences or fraudulent conveyances, or to pursue similar avoidance actions against any current customers or suppliers of the Panini Entities (solely in such capacities) or otherwise relating, directly or indirectly, to any of the Panini Entities.

         SECTION 14.       RETENTION OF JURISDICTION
                           -------------------------

                  14.1 Retention of Jurisdiction.

                  The Bankruptcy Court may retain jurisdiction of and, if the Bankruptcy Court exercises its retained jurisdiction, shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Cases and this Plan of Reorganization pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To determine any and all adversary proceedings, applications and contested matters including, without limitation, proceedings relating to Litigation Claims, matters relating to the extent, scope and effect of the succession to certain privileges and immunities by the MAFCO Litigation Trust pursuant to Section 7.1(b) and the MAFCO Litigation Trust Agreement, matters concerning the Litigation Trust and actions pursuant to Section 7.9 hereof;

                  (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

                  (d) To hear and determine any timely objections to Administration Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (f) To issue such orders in aide of execution of this Plan of Reorganization, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (g) To consider any amendments to or modifications of this Plan of Reorganization, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Consummation Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (k) To hear any other matter not inconsistent with the Bankruptcy Code;

                  (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under Section
         12.2 hereof;

                  (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of this Plan of Reorganization;

                  (n) To hear and determine all disputes regarding the reasonableness of fees requested pursuant to the Litigation Trust Professional Fee Guaranty or any other dispute concerning the administration of the Litigation Trust; and

                  (o)      To enter a final decree closing the Reorganization
         Cases.

                  14.2  Amendment of Plan of Reorganization.

                  Amendments of this Plan of Reorganization may be proposed in writing only jointly by the Proponents at any time before confirmation, provided that this Plan of Reorganization, as amended, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Proponents shall have complied with section 1125 of the Bankruptcy Code. This Plan of Reorganization may be amended only by the Proponents acting jointly at any time after confirmation and before substantial consummation, provided that this Plan of Reorganization, as amended, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan of Reorganization as amended under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments. A holder of a Claim or Equity Interest that has accepted this Plan of Reorganization shall be deemed to have accepted this Plan of Reorganization as amended if the proposed amendment does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, this Plan of Reorganization may not be amended in a manner which (a) adversely changes the distributions to holders of Unsecured Claims or otherwise materially and adversely affects the rights of holders of Unsecured Claims without the consent of the Creditors Committee, (b) adversely changes the distributions to the holder of the LaSalle Claim or otherwise materially and adversely affects the rights of holders of the LaSalle Claim without the consent of LaSalle, (c) adversely changes the distributions to holders of Equity Interests in Class 6A or otherwise materially and adversely affects the rights of holders of Equity Interests in Class 6A without the consent of the Equity Committee, High River, Westgate, LaSalle, and the Trustee, or (d) adversely impacts the rights of High River and Westgate with respect to the Settlement Payment without the consent of High River and Westgate. Notwithstanding the foregoing, this Plan of Reorganization may not be amended in a manner which increases the distributions to any class of Claims or Equity Interests without the consent of the Creditors Committee, the Equity Committee, LaSalle, High River, Westgate and the Trustee.

         SECTION 15.       MISCELLANEOUS PROVISIONS
                           ------------------------

                  15.1  Payment of Statutory Fees.

                  All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date. Any such fees accrued after the Consummation Date will constitute an Allowed Administration Expenses Claim and be treated in accordance with Section 2.2 hereof.

                  15.2  Retiree Benefits.

                  On and after the Consummation Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors or Newco, as applicable, shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period each Debtor has obligated itself to provide such benefits and shall assume such obligations.

                  15.3  Compliance with Tax Requirements.

                  In connection with the consummation of this Plan of Reorganization, the Debtors shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  15.4  Recognition of Guaranty Rights.

                  The classification of and manner of satisfying all Claims hereunder take into account (a) the existence of guaranties by certain Debtors of obligations of other Debtors and (b) the fact that the Debtors may be joint obligors with each other or other entities with respect to an obligation. All Claims against the Debtors based upon any such guaranties or joint obligations shall be discharged in the manner provided in this Plan of Reorganization; provided, that no creditor shall be entitled to receive more than a single satisfaction of its Allowed Claims.

                  15.5  Severability of Plan Provisions.

                  In the event that, prior to the Confirmation Date, any term or provision of this Plan of Reorganization is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Proponents and the Trustee (which consent shall not be unreasonably withheld or delayed), have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

                  15.6  Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under this Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law.

                  15.7 Further Assurances. All parties in interest shall execute and deliver such documents, instruments, certificates, assignments, and other writings, and do such other acts as may be necessary or desirable to carry out the intents and purposes of this Plan of Reorganization, including, without limitation, effecting the Merger Agreement.

                  15.8  Time of the Essence.

                  Time shall be of the essence relative to any and all dates contained in this Plan of Reorganization on the Confirmation Date.

                  15.9  Counterparts.

                  This Plan of Reorganization may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  15.10  Notices.

                  All notices, requests, and demands, to be effective, shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtors:

                            MARVEL ENTERTAINMENT GROUP, INC.
                            387 Park Avenue South
                            12th Floor
                            New York, New York 10016
                            Attn:  Mr. Joseph Calamari
                            Telephone:   (212) 696-0808
                            Telecopier:  (212) 576-9260

                  If to Toy Biz:

                            TOY BIZ, INC.
                            685 Third Avenue
                            New York, New York 10017
                            Attn:  Mr. Joseph M. Ahearn
                            Telephone:   (212) 588-5103
                            Telecopier:  (212) 588-5330

                              -and-

                            BATTLE FOWLER LLP
                            75 East 55th Street
                            New York, New York 10022
                            Attn:  Lawrence Mittman, Esq.
                                   Douglas L. Furth, Esq.
                                   Madlyn Gleich Primoff, Esq.
                           Telephone: (212) 856-7000
                           Telecopier: (212) 856-7807

                                      -and-

                           PEPPER HAMILTON LLP
                           1201 Market Street, Suite 1600
                           P.O. Box 1709
                           Wilmington, Delaware 19899
                           Attn:  David B. Stratton, Esq.
                           Telephone:  (302) 777-6500
                           Telecopier:  (302) 777-8865

                  If to The Secured Lenders:

                           THE CHASE MANHATTAN BANK
                           380 Madison Avenue, 9th Floor
                           New York, New York 10017
                           Attn:  Ms. Susan E. Atkins
                           Telephone:  (212) 622-4834
                           Telecopier:  (212) 622-4880

                                      -and-

                            WACHTELL, LIPTON, ROSEN & KATZ
                            51 West 52nd Street
                            New York, New York 10019
                            Attn:  Chaim J. Fortgang, Esq.
                            Telephone:  (212) 403-1000
                            Telecopier:  (212) 403-2000

                                      -and-

                            ZALKIN, RODIN & GOODMAN LLP
                            750 Third Avenue
                            New York, New York 10017-2771
                            Attn:  Richard S. Toder, Esq.
                            Telephone:  (212) 455-0600
                            Telecopier:  (212) 682-6331

                  If to The Chapter 11 Trustee:

                            John J. Gibbons, Esq.
                            Gibbons, Del Deo, Dolan, Griffinger &
                            Vecchione
                            One Riverront Plaza
                            Newark, New Jersey 07102
                            Telephone:  (973) 596-4521
                            Telecopier:  (973) 639-6250

                              -and-

                            Frank J. Vecchione, Esq.
                            Gibbons, Del Deo, Dolan, Griffinger
                              & Vecchione
                            One Riverfront Plaza
                            Newark, New Jersey 07102
                            Telephone:  (973) 596-4521
                            Telecopier:  (973) 639-6250

                  If to Creditors Committee:

                            Tonny K. Ho, Esq.
                            Willkie Farr & Gallagher
                            787 Seventh Avenue
                            New York, New York 10019
                            Telephone:  (212) 728-8000
                            Telecopier:  (212) 728-8111

                  If to Equity Committee:

                            Gary Schildhorn, Esq.
                            Adelman Lavine Gold and Levin
                            Two Penn Center Plaza, Suite 1900
                            Philadelphia, PA 19102-1799
                            Telephone:  (215) 569-5082
                            Telecopier: (215) 557-7922

                  If to LaSalle:

                            James Spiotto, Esq.
                            Chapman & Cutler
                            111 West Monroe
                            Chicago, IL 60603
                            Telephone:  (312) 845-3763
                            Telecopier: (312) 701-6604

                  If to High River and Westgate:

                            Edward Weisfelner, Esq.
                            Berlack, Israels & Liberman LLP
                            120 West 45th Street
                            New York, New York 10036
                            Telephone:  (212) 704-0100
                            Telecopier: (212) 704-0196

Dated:   Wilmington, Delaware
         July __, 1998

                                    Respectfully submitted,

                                    TOY BIZ, INC.


                                    By:
                                       -------------------------------------
                                            Name:   Joseph M. Ahearn
                                            Title:  President

                                    BATTLE FOWLER LLP
                                    Attorneys for Toy Biz, Inc.
                                    75 East 55th Street
                                    New York, New York 10022
                                    (212) 856-7000

                                      -and-

                                    PEPPER HAMILTON LLP
                                    1201 Market Street
                                    Wilmington, Delaware 19899
                                    (302) 777-6500


                                    By:
                                       -------------------------------------

                                    WACHTELL, LIPTON, ROSEN, KATZ
                                    Attorneys for The Secured
                                     Lenders
                                    51 West 52nd Street
                                    New York, New York  10019
                                    (212) 403-1000

                                      -and-



                                    RICHARDS, LAYTON & FINGER, P.A.
                                    Attorneys for The Secured
                                      Lenders
                                    One Rodney Square
                                    Wilmington, Delaware  19899
                                    (302) 658-6541


                                    By:
                                       -------------------------------------

            --------------------------------------------------------
                                                                       EXHIBIT 1


                      AVOIDANCE LITIGATION TRUST AGREEMENT

                                  by and among

                        MARVEL ENTERTAINMENT GROUP, INC.,
                            THE ASHER CANDY COMPANY,
                                  FLEER CORP.,
                              FRANK H. FLEER CORP.,
                        HEROES WORLD DISTRIBUTION, INC.,
                        MALIBU COMICS ENTERTAINMENT, INC.
                             MARVEL CHARACTERS, INC.
                         MARVEL DIRECT MARKETING, INC.,
                           SKYBOX INTERNATIONAL INC.,
                                 John J. Gibbons
                 (solely in his capacity as chapter 11 trustee),

                            MARVEL ENTERPRISES, INC.

                                       and

                             Christopher J. Kearns,
                         as Avoidance Litigation Trustee


            --------------------------------------------------------





                           Dated as of October 1, 1998

730223.8




                                TABLE OF CONTENTS

                                                                                                               Page

DECLARATION OF TRUST..............................................................................................2

DEFINITIONS.......................................................................................................3
                  1.01     Certain Terms Defined..................................................................3
                  1.02     Meanings of Other Terms................................................................5

ARTICLE II
         LITIGATION TRUSTEE'S ACCEPTANCE..........................................................................5
                  2.01     Acceptance.............................................................................5
                  2.02     Purpose of Avoidance Litigation Trust..................................................5
                  2.03     Incidents of Ownership.................................................................5

 ARTICLE III
         BENEFICIARIES............................................................................................6
                  3.01     Beneficial Interests...................................................................6
                  3.02     Rights of Beneficiaries................................................................6

ARTICLE IV
         DURATION AND TERMINATION OF AVOIDANCE LITIGATION TRUST...................................................7
                  4.01     Duration...............................................................................7
                  4.02     No Termination by Beneficiaries........................................................7
                  4.03     Continuance of Avoidance Litigation Trust for Winding Up.  ............................7

ARTICLE V
         LITIGATION COSTS; REDUCTION OF JUDGMENT; COOPERATION;
         INDEPENDENT CAUSES OF ACTION; INDEMNIFICATION COSTS;
         DISTRIBUTIONS; ADMINISTRATION OF TRUST ESTATE............................................................8
                  5.01     Payment of Costs.......................................................................8
                  5.02     Reduction of Judgment; Cooperation; Independent Causes of Action.......................9
                  5.03     Indemnification Costs.................................................................10
                  5.04     Distribution of Distributable Proceeds................................................11
                  5.05     Distributions Generally; Method of Payment; Undeliverable Property.
                   ..............................................................................................12

ARTICLE VI
         TAX MATTERS.............................................................................................13
                  6.01     Treatment.............................................................................13
                  6.02     Allocation............................................................................13

730223.8

ARTICLE VII
         POWERS OF AND LIMITATIONS ON THE LITIGATION TRUSTEE.....................................................13
                  7.01     Powers of the Litigation Trustee......................................................13
                  7.02     Limitations on Litigation Trustee's Right to Commence Avoidance
                  Actions........................................................................................15
                  7.03     No Operations as an Investment Company, Trade or Business.............................15
                  7.04     Investment of Litigation Trust Moneys.................................................15

ARTICLE VIII
         CONCERNING THE LITIGATION TRUSTEE.......................................................................16
                  8.01     Generally.............................................................................16
                  8.02     Reliance by Litigation Trustee........................................................16
                  8.03     Liability to Third Persons............................................................17
                  8.04     Nonliability of Litigation Trustee for Acts of Others.................................17
                  8.05     Indemnity.............................................................................17
                  8.06     Bond..................................................................................18

ARTICLE IX
         COMPENSATION OF LITIGATION TRUSTEE......................................................................18
                  9.01     Fees and Expenses.....................................................................18

ARTICLE X
         LITIGATION TRUSTEE AND SUCCESSOR LITIGATION TRUSTEES....................................................18
                  10.01    Generally.............................................................................18
                  10.02    Resignation...........................................................................18
                  10.03    Removal...............................................................................18
                  10.04    Appointment of Successor Litigation Trustee; Acceptance of Appointment
                  by Successor Litigation Trustee................................................................18

ARTICLE XI
         CONCERNING THE BENEFICIARIES............................................................................19
                  11.01    No Suits by Beneficiaries.............................................................19
                  11.02    Requirement of Undertaking............................................................19

 ARTICLE XII
         JURISDICTION............................................................................................20
                  12.01    Jurisdiction..........................................................................20

ARTICLE XIII
         ADMINISTRATION OF TRUST ESTATE..........................................................................20
                  13.01    Reports...............................................................................20
                  13.02    Fiscal Year...........................................................................20

730223.8

                  13.03    Books and Records.....................................................................21
                  13.04    Newco Reports to Litigation Trustee...................................................21

ARTICLE XIV
         MISCELLANEOUS PROVISIONS................................................................................21
                  14.01    Construction..........................................................................21
                  14.02    Severability..........................................................................21
                  14.03    Cooperation...........................................................................21
                  14.04    Notices...............................................................................22
                  14.05    Headings..............................................................................22
                  14.06    Counterparts..........................................................................22


730223.8

                      AVOIDANCE LITIGATION TRUST AGREEMENT

         This AVOIDANCE LITIGATION TRUST AGREEMENT, dated as of October 1, 1998, is by and among Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and Skybox International Inc., each (other than Marvel Characters, Inc. and Malibu Comics Entertainment, Inc.) being Delaware corporations and Marvel Characters, Inc. and Malibu Comics Entertainment, Inc. being California corporations (the "Marvel Debtors"), John J. Gibbons, solely in his capacity as chapter 11 trustee for the Marvel Debtors, Marvel Enterprises, Inc., a Delaware corporation ("Newco"), and Christopher J. Kearns, as trustee (the "Litigation Trustee").

                                    RECITALS

         WHEREAS, on or about July 31, 1998, the United States District Court for the District of Delaware (the "District Court") entered an order confirming the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated July 31, 1998 (as such plan may hereafter be amended, restated or otherwise modified, the "Plan"), filed by certain of the secured lenders of the Marvel Debtors and by Toy Biz, Inc. (which has since changed its name to Marvel Enterprises, Inc.);

         WHEREAS, pursuant to Section 7.1(a) of the Plan, the Marvel Debtors have agreed to contribute to the Litigation Trustee in trust (the "Avoidance Litigation Trust") all of their interests in any Causes of Action arising pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the
Bankruptcy Code including the right to prosecute the motion pursuant to Fed. R. Civ. P. 60(b) filed by the Creditors Committee on December 23, 1997 (exclusive of any claim that seeks the recovery of any right, title or interest of any of the Marvel Debtors or their subsidiaries in or to any right, title or interest in intellectual property, including without limitation, any right, title or interest in or to Spiderman, X-man or Ironman), but excluding Causes of Action
(x) relating to any tax-sharing or other similar agreement or (y) against any person or entity released or exculpated under the Plan (the "Avoidance Litigation Claims");

         WHEREAS, the Marvel Debtors have requested that the Litigation Trustee, and the Litigation Trustee is willing to agree with the Marvel Debtors to, enforce the Avoidance Litigation Claims, if any, for the benefit of all holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim), holders of Allowed Fixed Senior Secured Claims, and Newco (collectively, the "Beneficiaries"), to prosecute, direct, settle or compromise any Avoidance Litigation Claims on behalf of and for the benefit of the Beneficiaries, and to hold the Net Avoidance Litigation Proceeds, if any, in trust for the Beneficiaries, and distribute the Distributable Proceeds to the Beneficiaries, all on and subject to the terms set forth herein;


730223.8
                                       -1-

         WHEREAS, pursuant to Section 7.5(a) of the Plan, promptly after the execution and delivery of this Avoidance Litigation Trust Agreement, (i) the Litigation Trustee and Newco will enter into that certain Avoidance Litigation Trust Loan Agreement (together with the promissory note and security agreement executed and delivered therewith, the "Loan Agreement"), whereby Newco will agree to make loans to the Litigation Trustee for the benefit of the Avoidance Litigation Trust in an amount not to exceed, at any given time outstanding, One Million One Hundred Thousand Dollars ($1,100,000) to be used by the Litigation Trustee to fund Administrative Costs and Expenses, (ii) the Litigation Trustee will execute and deliver to Newco a note (the "Note") under which the Avoidance Litigation Trust will be obligated to reimburse Newco for all sums advanced under the Loan Agreement, and (iii) the Litigation Trustee and Newco will enter into a Security Agreement (the "Security Agreement") whereby the Litigation Trustee will pledge to Newco all of the Litigation Trust Assets as security for its obligations under the Loan Agreement, the Note and the Security Agreement; and

         WHEREAS, the District Court shall have jurisdiction over the Avoidance Litigation Trust, the Litigation Trustee and the Avoidance Litigation Claims, as provided herein and in the Plan.


                              DECLARATION OF TRUST

         NOW THEREFORE, in order to declare the terms and conditions hereof, and in consideration of the Recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Plan and this Avoidance Litigation Trust Agreement, the Marvel Debtors and John J. Gibbons (solely in his capacity as chapter 11 trustee for the Marvel Debtors), on behalf of the Marvel Debtors, have executed this Avoidance Litigation Trust Agreement and absolutely and irrevocably grant, assign, transfer, convey, and deliver to, and otherwise acknowledge that, the Litigation Trustee, and its successors and assigns, succeed to, without representation, warranty or recourse (except the Marvel Debtors represent they have full rights to make the assignments herein), on behalf of and for the benefit of the Beneficiaries, all right, title and interest of the Marvel Debtors in and to any and all Avoidance Litigation Claims and the proceeds therefrom;

         TO HAVE AND TO HOLD unto the Litigation Trustee and its successors in trust; and

         THE LITIGATION TRUSTEE HEREBY ACCEPTS such rights and properties assigned and transferred to it and the trust imposed upon it, and agrees to retain and enforce the Avoidance Litigation Claims for the benefit of the Beneficiaries, and agrees to its appointment as trustee hereunder for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and to hold the Distributable Proceeds in trust for the Beneficiaries;


730223.8
                                       -2-

         PROVIDED, HOWEVER, that upon termination of this Avoidance Litigation Trust in accordance with Section 4.01 hereof, this Avoidance Litigation Trust Agreement shall cease, terminate and be of no further force and effect and the then remaining Distributable Proceeds shall be distributed to the Beneficiaries in accordance with their interest therein as provided in Section 5.04 hereof.

         IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Litigation
Trust Assets are to be held and applied by the Litigation Trustee solely for the benefit of the Beneficiaries and for no other party, subject to the further covenants, conditions and terms hereinafter set forth.


                                    ARTICLE I
                                   DEFINITIONS

         1.01 Certain Terms Defined. Terms defined in the Plan, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. For purposes of this Litigation Trust Agreement, the following capitalized terms shall have the following meanings:

                  "Administrative Costs and Expenses" means the administrative expenses of the Litigation Trust, including, without limitation, the Professional Fees, taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs, and secretarial and administrative costs attendant to the maintenance of the Litigation Trust and the responsibilities of the Litigation Trustee hereunder, the fee of the Litigation Trustee and any indemnification costs and expenses owing to any Indemnified Party under Section 8.05 hereof, but excluding any Indemnification Costs.

                  "Avoidance Litigation Claims" has the meaning set forth in the Recitals hereto.

                  "Avoidance Litigation Trust" has the meaning set forth in the Recitals hereto.

                  "Avoidance Litigation Trust Agreement" means this litigation trust agreement.

                  "Beneficial Interests" has the meaning set forth in Section 3.01(a) hereof.

                  "Beneficiaries" has the meaning set forth in the Recitals hereto.

                  "Beneficiary List" has the meaning set forth in Section 13.03 hereof.

                  "Distributable Proceeds" means all Net Avoidance Litigation Proceeds and any investment income earned on Litigation Trust Assets, net of all Litigation Trust Costs to the extent not deducted in calculating Net Avoidance Litigation Proceeds.


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                                       -3-

                  "District Court" has the meaning set forth in the Recitals hereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exculpation Amount" has the meaning set forth in Section 5.02 hereof.

                  "Indemnification Costs" has the meaning set forth in Section
5.03 hereof.

                  "Indemnified Parties" has the meaning set forth in Section
8.05 hereof.

                  "Litigation Trust Assets" means the Avoidance Litigation Claims, the Distributable Proceeds, and all other property held from time to time by the Litigation Trustee under this Litigation Trust Agreement and any earnings thereon.

                  "Litigation Trust Costs" has the meaning set forth in Section
5.01 hereof.

                  "Litigation Trustee" has the meaning set forth in the first paragraph of this Litigation Trust Agreement.

                  "Loan Agreement" has the meaning set forth in the Recitals hereto.

                  "Marvel Debtors" has the meaning set forth in the first paragraph of this Litigation Trust Agreement.

                  "Net Avoidance Litigation Proceeds" means the gross proceeds derived from the Avoidance Litigation Claims realized by the Avoidance Litigation Trust net of payment of all expenses of the Avoidance Litigation Trust including, without limitation, (i) payment without duplication of all sums due and owing pursuant to the Note and (ii) any set-off effected by the holders of Resulting Claims pursuant to Section 8.7 of the Plan.

                  "Newco" has the meaning set forth in the first paragraph hereof.

                  "Note" has the meaning set forth in the Recitals hereto.

                  "Plan" has the meaning set forth in the Recitals hereto.

                  "Plan Rate" means simple interest at the rate of seven percent (7%) per annum.

                  "Professional Fees" means (i) the fees and expenses of professionals retained by the Litigation Trustee on behalf of the Litigation Trust (including, without limitation, attorneys, accountants and expert fees and expenses) and (ii) up to $100,000 for professional fees and costs incurred by the Creditors' Committee and the expenses of its members solely for the purposes set forth in Section 6.16 of the Plan.

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                                       -4-

                  "Security Agreement" has the meaning set forth in the Recitals hereto.

         1.02 Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, Bankruptcy Rules or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this Avoidance Litigation Trust Agreement, and the words "herein," "hereof" and "hereunder" and words of similar import refer to this Avoidance Litigation Trust Agreement as a whole and not to any particular Article, Section or subdivisions of this Avoidance Litigation Trust Agreement.


                                   ARTICLE II
                         LITIGATION TRUSTEE'S ACCEPTANCE

         2.01 Acceptance. The Litigation Trustee accepts the Avoidance Litigation Trust created by this Avoidance Litigation Trust Agreement and the transfer and assignment of the Avoidance Litigation Claims, on behalf of and for the benefit of the Beneficiaries, and agrees to observe and perform the trust, upon and subject to the terms and conditions set forth herein and in the Plan.

         2.02 Purpose of Avoidance Litigation Trust. The purpose of this Avoidance Litigation Trust is to implement part of Section 7 of the Plan by providing for the vesting in the Litigation Trustee of the ownership of and the responsibility for the protection and conservation of the Litigation Trust Assets on behalf of and for the benefit of the Beneficiaries. Such responsibility shall be limited to the initiation, retention, enforcement and settlement of any Avoidance Litigation Claims by the Litigation Trustee on behalf of and for the benefit of the Beneficiaries, the collection of the Net Avoidance Litigation Proceeds, the execution, delivery of and performance under the Loan Agreement, Note and Security Agreement, the repayment of the Note as provided herein and therein, the temporary investment of Distributable Proceeds and other Avoidance Litigation Trust moneys as provided in Section 7.04 hereof, the payment of Litigation Trust Costs, the making of any other payments provided to be made from the Avoidance Litigation Trust as set forth in the Plan and this Avoidance Litigation Trust Agreement, and the distribution of Distributable Proceeds to the Beneficiaries in accordance with the provisions of the Plan and this Avoidance Litigation Trust Agreement, in each case including the powers with respect thereto set forth in Article VII hereof.

         2.03 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Avoidance Litigation Trust and the Litigation Trustee shall retain only such incidents of

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                                       -5-
ownership as are necessary to undertake the actions and transactions authorized herein on behalf of the Beneficiaries.


                                   ARTICLE III
                                  BENEFICIARIES

         3.01 Beneficial Interests. (a) The beneficial interests (the "Beneficial Interests") in this Avoidance Litigation Trust will be beneficially owned by the Beneficiaries.

                  (b) The Beneficial Interests of the Beneficiaries in the Litigation Trust Assets will not be represented by any certificates, and may not be transferred or assigned except by will, the laws of intestacy or by other operation of law. Such Beneficial Interests will be evidenced only by this Avoidance Litigation Trust Agreement. The Beneficiaries will have no voting rights with respect to their beneficial interests or the management of the Litigation Trust Assets or otherwise under this Avoidance Litigation Trust Agreement except as explicitly provided herein. The Beneficiaries shall not have legal title to any part of the Litigation Trust Assets. The Beneficiaries' sole right hereunder shall be the contingent right to receive a share of the Litigation Trust Assets which may be payable to them as provided in Section 5.04 hereof.

         3.02 Rights of Beneficiaries. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to its Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Avoidance Litigation Trust Agreement. The interest of a Beneficiary is hereby declared and shall be in all respects personal property. Upon the death of an individual who is a Beneficiary, his interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Avoidance Litigation Trust Agreement. Upon the merger, consolidation or other similar transaction involving a Beneficiary that is not an individual, such Beneficiary's interest shall be transferred by operation of law and such transaction shall in no way terminate or affect the validity of this Avoidance Litigation Trust Agreement. Except as expressly provided hereunder, a Beneficiary shall have no title to, right to, possession of, management of or control of the Avoidance Litigation Trust. No widower, widow, heir or devisee of any individual who may be a Beneficiary and no bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any property forming a part of the Avoidance Litigation Trust, but the whole title to all the Avoidance Litigation Trust's assets shall be vested in the Litigation Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Avoidance Litigation Trust Agreement and the Plan.



730223.8
                                       -6-

                                   ARTICLE IV
             DURATION AND TERMINATION OF AVOIDANCE LITIGATION TRUST

         4.01 Duration. The existence of this Avoidance Litigation Trust shall terminate five (5) years after the date hereof; provided, however, that the Litigation Trustee may extend the term of this Avoidance Litigation Trust, provided that the Litigation Trustee receives District Court approval of such extension for good cause within six (6) months from the beginning of the extended term. Notwithstanding anything to the contrary in this Avoidance Litigation Trust Agreement, in no event shall the Litigation Trustee unduly prolong the duration of the Avoidance Litigation Trust, and the Litigation Trustee shall at all times endeavor to prosecute, direct, settle or compromise expeditiously the Avoidance Litigation Claims, so as to distribute the Distributable Proceeds to the Beneficiaries and terminate the Avoidance Litigation Trust as soon as practicable in accordance with this Avoidance Litigation Trust Agreement. Upon the termination of the existence of this Avoidance Litigation Trust, any Avoidance Litigation Claim which has not been prosecuted, settled, compromised or adjudicated by the Litigation Trustee will be extinguished and neither Newco nor any Beneficiary shall have any rights or interest therein.

         4.02 No Termination by Beneficiaries. The Avoidance Litigation Trust may not be terminated by the Beneficiaries.

         4.03 Continuance of Avoidance Litigation Trust for Winding Up. (a) After the termination of the Avoidance Litigation Trust as provided in Section
4.01 and solely for the purpose of liquidating and winding up the affairs of the Avoidance Litigation Trust, the Litigation Trustee shall continue to act as such until its duties have been fully performed. The Litigation Trustee shall, upon the termination of the Avoidance Litigation Trust, distribute all Distributable Proceeds as provided in Section 5.04 hereof.

                  (b) Upon the distribution of the Distributable Proceeds, the Litigation Trustee shall retain the books, records and files which shall have been delivered to or created by the Litigation Trustee. At the Litigation Trustee's discretion, all of such records and documents may be destroyed at any time after two (2) years from the distribution of all Distributable Proceeds (unless such records and documents are necessary to fulfill the Litigation Trustee's obligations pursuant to Section 13.01 hereunder). Except as otherwise specifically provided herein, upon the distribution of all Distributable Proceeds, the Litigation Trustee shall be deemed discharged and have no further duties or obligations hereunder except to account to the Beneficiaries as provided in Section 13.01 hereof and as may be imposed on the Litigation Trustee by virtue of Section 13.01 and Article VI hereof.



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                                       -7-

                                    ARTICLE V
              LITIGATION COSTS; REDUCTION OF JUDGMENT; COOPERATION; INDEPENDENT CAUSES OF ACTION; INDEMNIFICATION COSTS;
                  DISTRIBUTIONS; ADMINISTRATION OF TRUST ESTATE

         5.01 Payment of Costs. (a) The Litigation Trustee shall pay from the Litigation Trust Assets all costs, expenses, charges, liabilities and obligations of the Avoidance Litigation Trust as contemplated by this Avoidance Litigation Trust Agreement and as required by law, including without limitation Administrative Costs and Expenses, the amounts due and payable with respect to the Note and Indemnification Costs.

                  (b) The Litigation Trustee is hereby authorized and directed to execute and deliver with respect to the Avoidance Litigation Trust the Loan Agreement, the Note and the Security Agreement. If the Avoidance Litigation Trust has no funds to pay any Administrative Costs and Expenses that are then due and payable, the Litigation Trustee may request a loan under the Loan Agreement on behalf of the Avoidance Litigation Trust to pay such Administrative Costs and Expenses on the terms and subject to the conditions set forth in the Loan Agreement, up to a maximum aggregate amount of borrowings outstanding at any one time of One Million One Hundred Thousand Dollars ($1,100,000); provided that One Hundred Thousand Dollars ($100,000) of such amount may only be borrowed for the purposes set forth in Section 5.01(d) below. Whenever reasonably requested to do so by Newco, the Litigation Trustee shall execute and deliver UCC-1 financing statements and any other documents or instruments requested by Newco to evidence a perfected, first priority security interest in and lien against all of the Litigation Trust Assets and the proceeds therefrom to secure repayment of the Note, provided that any cash or other property received by Newco as a result of that security interest shall be applied or paid over by Newco in the priority provided in Section 5.01(c) below.

                  (c) The costs and expenses of the Avoidance Litigation Trust will be paid out of the Litigation Trust Assets in the following order of priority:

                  (i) First, to the Litigation Trustee in payment of the Administrative Costs and Expenses;

                  (ii) Second, to the extent that the Litigation Trust Assets are derived from sources other than advances under the Loan Agreement, to Newco in reimbursement of any Indemnification Costs paid by Newco under Section 5.03 hereof;

                  (iii) Third, to Newco in payment of any amounts advanced under the Loan Agreement, and any accrued interest thereon, whether or not due and payable as provided in the Loan Agreement;


730223.8
                                       -8-

                  (iv) Fourth, subject to the subordination described in Section 5.03(a) hereof, to the payment of Indemnification Costs;

                  (v) Fifth, to the payment of any other costs, expenses, charges, liabilities and obligations of the Avoidance Litigation Trust; and

                  (vi) Sixth, in the discretion of the Litigation Trustee, to the establishment of reasonable reserves for the payment of future Administrative Costs and Expenses and Indemnification Costs.

The amounts described in clauses (i) through (vi) above are hereinafter referred to as the "Litigation Trust Costs." Notwithstanding anything to the contrary herein, (x) upon any event of default under the Loan Agreement or upon the maturity of the loan thereunder, the aggregate principal and interest outstanding under the Loan Agreement shall be paid first out of the Litigation Trust Assets before the payment of any other Litigation Trust Costs hereunder and (y) if at any time the aggregate unpaid principal balance of the loans under the Loan Agreement exceed the amount which Newco is obligated to advance under the Loan Agreement, then an amount equal to such excess amount shall be paid first out of the Litigation Trust Assets before the payment of any other Litigation Trust Costs hereunder.

                  (d) The Avoidance Litigation Trust shall pay up to $100,000 for reasonable professional fees and costs incurred by the Creditors Committee and the expenses of its members solely for the purposes set forth in Section
6.16 of the Plan (such amounts being treated herein as Professional Fees of the Avoidance Litigation Trust). Such amounts shall be payable by the Litigation Trustee within two weeks after the receipt by the Litigation Trustee and Newco of an invoice therefor; provided, however, that if either the Litigation Trustee or Newco objects to such invoice, then such invoice shall be paid either upon the order of the District Court or upon subsequent agreement of Newco, the Litigation Trustee, the Creditors Committee and the Creditors Committee's professionals as to which such fees relate.

         5.02 Reduction of Judgment; Cooperation; Independent Causes of Action. It is the intention of the parties to this Avoidance Litigation Trust Agreement that no Exculpated Person shall have any liability to any person or entity, including without limitation, Contribution Bar Parties, including, without limitation, any liability with respect to claims in the nature of contribution or indemnification, however denominated or described, in connection with, arising out of or in any way related to Avoidance Litigation Claims or Covered Claims and that any such claims-over shall be satisfied as provided herein.

                  (a) No Exculpated Person shall have any liability to any Contribution Bar Party for contribution or indemnification with respect to any asserted or threatened Avoidance Litigation Claim or Covered Claim, and the Avoidance Litigation Trust or the Covered Person, as applicable, (i) shall reduce and credit against any judgment it may obtain against any Contribution Bar Party in any action in connection with, arising out of, or which is in any

730223.8
                                       -9-
way related to any Avoidance Litigation Claim or Covered Claim, the amount of any claim which any such Contribution Bar Party is found to have established against any Exculpated Person on whatsoever theory in any action involving Avoidance Litigation Claims or Covered Claims; and (ii) shall be obligated to use good faith efforts to obtain, and in the context of a settlement shall be deemed to have obtained, from any such Contribution Bar Party, for the benefit of any implicated Exculpated Persons a satisfaction in full of such Contribution Bar Party's claim against any such Exculpated Person.

                  (b) Each Exculpated Person shall provide and cooperate in discovery in any action involving the Avoidance Litigation Trust or Covered Person and one or more of the Contribution Bar Parties, but shall retain all rights to object to discovery requests under applicable law, as if the Exculpated Person were named as a party to the action. In addition, neither the Avoidance Litigation Trust nor any Covered Person shall oppose the standing or right of any Contribution Bar Party to make any submission or argument to the court or the jury in any action involving the Avoidance Litigation Trust or Covered Person and one or more of the Contribution Bar Parties that seeks to account (in whole or in part) for the asserted responsibility of the Exculpated Persons just as if they were parties to the action, including but not limited to the Contribution Bar Parties' right to assert that any Exculpated Person is fully or partially responsible for any claims asserted or relief sought in any such action; provided, however, that nothing herein shall preclude the Avoidance Litigation Trust or Covered Person from contesting on the merits the asserted responsibility of the Exculpated Person(s).

                  (c) For avoidance of doubt, nothing contained in this Avoidance Litigation Trust Agreement shall preclude any person or entity from prosecuting or continuing to prosecute any Independent Cause of Action against any Exculpated Person and there shall be no rights of indemnification arising hereunder in connection with Independent Causes of Action.

                  (d) The provisions of this Section 5.02 and the provisions of
Section 5.03 hereof shall be binding on and inure to the benefit of all successors and assigns of the Marvel Debtors, the Avoidance Litigation Trust, Covered Persons, Exculpated Persons and Contribution Bar Parties.

         5.03 Indemnification Costs. (a) The Avoidance Litigation Trust agrees to indemnify and hold harmless each Exculpated Person from and against any and all liability (including fees and expenses of counsel and other professionals (other than any costs of internal personnel), amounts paid in judgment, penalty or otherwise) ("Indemnification Costs") with respect to claims-over on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by way of judgment, penalty or otherwise, of any person or entity in connection with, arising out of, or which is in any way related to any Avoidance Litigation Claim. The Avoidance Litigation Trust's indemnity obligation under this Section 5.03 shall be subordinate to its obligation, up to one million one hundred thousand dollars ($1,100,000), to (i) pay Administrative Costs and Expenses, (ii)

730223.8
                                      -10-
reimburse Newco for any Indemnification Costs paid by it pursuant to this
Section 5.03, (iii) pay Newco any amounts advanced under the Loan Agreement, and any accrued interest thereon, whether or not due and payable as provided in the Loan Agreement or in Section 5.01(b) hereof, and (iv) pay obligations pursuant to Section 8.05 hereof. For avoidance of doubt, nothing herein is intended to impose upon the Avoidance Litigation Trust any indemnification obligation with respect to Covered Claims that are not Avoidance Litigation Claims.

                  (b) Newco hereby guarantees the payment of Indemnification Costs by the Avoidance Litigation Trust as set forth in Section 5.03(a).

                  (c) Promptly after receipt by an Exculpated Person of notice of the commencement of any action referred to in Section 5.03(a), such Exculpated Person will give written notice to the Litigation Trustee thereof, but the omission so to notify the Litigation Trustee will not relieve the Avoidance Litigation Trust from any liability which it may have to any Exculpated Person otherwise than pursuant to the provisions of this Section 5.03 except to the extent the Avoidance Litigation Trust is materially prejudiced thereby. The Avoidance Litigation Trust shall have no liability for any cost or expense incurred by such Exculpated Person prior to the notification to the Litigation Trustee of such action. In case any such action is brought against an Exculpated Person, and it notifies the Litigation Trustee of the commencement thereof, the Litigation Trustee will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Litigation Trustee, and after notice from the Litigation Trustee to such Exculpated Person, the Avoidance Litigation Trust and Newco shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by the Exculpated Person in connection with the defense thereof. If separate counsel is required as to any such claim-over, the Avoidance Litigation Trust shall pay for the reasonable fees and expenses of competent counsel selected by the Exculpated Person, subject to the approval of the Litigation Trustee which will not be unreasonably withheld or delayed. No settlement of any such claim-over shall require any financial contribution on the part of any Exculpated Person. The Avoidance Litigation Trust and Newco shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Avoidance Litigation Trust agrees to indemnify and hold harmless such Exculpated Person from and against any loss or liability by reason of such settlement or judgment.

         5.04 Distribution of Distributable Proceeds. Subject to Section 5.05 hereof, following the resolution of all or a portion of any of the Avoidance Litigation Claims, whether by interim or final award or arbitrators decision, settlement, judgment, accounting or order (in each case, which is not subject to appeal or review by any tribunal or court), resulting in the collection of Net Avoidance Litigation Proceeds, and provided that (x) the Litigation Trustee has paid all Litigation Trust Costs incurred to date, (y) the Litigation Trustee has terminated the Loan Agreement with Newco and provided Newco with an instrument in form and

730223.8
                                      -11-
substance reasonably satisfactory to Newco releasing Newco from any further liability to make advances under the Loan Agreement to pay Administrative Costs and Expenses, and (z) the Avoidance Litigation Trust, after consultation with Newco, has established a reasonable reserve for all indemnity claims theretofore asserted pursuant to Section 5.03 hereof and sixty (60) days have elapsed since the Avoidance Litigation Trust notifies Newco in writing of the amount of the reserve and that it waives the right to prosecute any Avoidance Litigation Claims that it has not already begun to prosecute as of the date of such notice, the Litigation Trustee shall distribute the remaining Distributable Proceeds as follows:

                  (i) thirty percent (30%) of such amounts shall be distributed to the Beneficiaries which are holders of Allowed Unsecured Claims pursuant to Section 4.4 of the Plan;

                  (ii) four and nine-tenths percent (4.9%) of such amounts shall be distributed to the Beneficiaries which are holders of Fixed Senior Secured Claims pursuant to Section 4.2(b)(i)(7) of the Plan; and

                  (iii) sixty-five and one-tenth percent (65.1%) of such amounts shall be distributed to Newco.

         5.05 Distributions Generally; Method of Payment; Undeliverable Property. (a) The amount of Distributable Proceeds shall be reasonably determined by the Litigation Trustee prior to December 31st of each year commencing on the first December 31st following the first anniversary of the Consummation Date. All distributions of Net Avoidance Litigation Proceeds pursuant to Section 5.04 shall be made at such times and in such amounts as shall be determined by the Litigation Trustee. In no event shall any distribution be made to any Beneficiary unless all Litigation Trust Costs incurred prior to the date of such distribution and then due and payable have been paid.

                  (b) All amounts payable to a Beneficiary pursuant to this Avoidance Litigation Trust Agreement shall be paid by the Litigation Trustee to such Beneficiary by check payable to such Beneficiary, mailed first class to the address of such Beneficiary appearing on the Beneficiary List. All payments required to be made by the Litigation Trustee to the Beneficiaries shall be made in Cash denominated in U.S. dollars and, if in check form, drawn on a domestic bank selected by the Litigation Trustee.

                  (c) If any distribution to a Beneficiary of Distributable Proceeds is returned to the Avoidance Litigation Trust as undeliverable, no further distribution thereof shall be made to such Beneficiary unless and until the Avoidance Litigation Trust is notified in writing of such Beneficiary's then current address within the time period specified in Section 5.05(d). For purposes of this Avoidance Litigation Trust Agreement, undeliverable distributions shall include checks (as of the date of their issuance) sent to a Beneficiary, respecting distributions to such Beneficiary, which checks have not been cashed within six months following the date

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                                      -12-
of issuance of such checks. Undeliverable distributions shall remain in the possession of the Avoidance Litigation Trust until the earlier of (i) such time as the relevant distribution becomes deliverable and (ii) the time period specified in Section 5.05(d).

                  (d) Any Beneficiary that does not assert a claim for an undeliverable distribution of Distributable Proceeds held by the Avoidance Litigation Trust within one year after the date such distribution was originally made (but in no event longer than six months after all of the Distributable Proceeds have been distributed except for undeliverable distributions), shall no longer have any claim to or interest in such undeliverable distributions, and such undeliverable distributions shall revert to or remain in the Avoidance Litigation Trust and shall be redistributed to the applicable Beneficiaries in accordance with this Avoidance Litigation Trust Agreement.

                                   ARTICLE VI
                                   TAX MATTERS

         6.01 Treatment. For all federal income tax purposes, this Avoidance Litigation Trust shall be treated as a partnership, and the Beneficiaries shall be treated as partners. The Litigation Trustee will file such tax returns and provide Newco and the other Beneficiaries with such information statements as may be provided by law.

         6.02 Allocation. The Litigation Trustee shall cause taxable income and taxable loss of the Avoidance Litigation Trust to be allocated among the Beneficiaries in such manner as it determines to equitably reflect such persons' share of taxable income and taxable loss, which allocations may reflect the sharing ratios described in Section 5.04.


                                   ARTICLE VII
               POWERS OF AND LIMITATIONS ON THE LITIGATION TRUSTEE

         7.01 Powers of the Litigation Trustee. Without limitation, but subject to the remaining provisions herein, the Litigation Trustee shall be expressly authorized to:

                  (a) execute any documents and take any other actions related to, or in connection with, the liquidation of the Litigation Trust Assets and the exercise of the Litigation Trustee's powers granted herein;

                  (b) hold legal title to any and all rights of the Beneficiaries in or arising from the Litigation Trust Assets;

                  (c) protect and enforce the rights to the Litigation Trust Assets vested in the Litigation Trustee by this Avoidance Litigation Trust Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or

730223.8
                                      -13-
                  pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                  (d) deliver the Distributable Proceeds to the Beneficiaries in accordance with this Avoidance Litigation Trust Agreement;

                  (e) have exclusive power to initiate, prosecute, supervise and direct the Avoidance Litigation Claims; provided, however, that all Avoidance Litigation Claims shall be brought solely before the District Court, unless the District Court is found not to have jurisdiction;

                  (f) have exclusive power to settle or otherwise compromise the Avoidance Litigation Claims, subject, however, to either (i) District Court approval or (ii) the direction of Newco to dismiss with prejudice, to compromise or to settle such Avoidance Litigation Claim if such Avoidance Litigation Claim is against any person or entity which is a provider of goods or services to Newco or party to any licensing arrangement with Newco, or, in each case, any of its direct or indirect subsidiaries, at any time from and after the Consummation Date and if Newco, in its sole discretion, reasonably believes that such Avoidance Litigation Claim could have an adverse effect on its business;

                  (g) file, if necessary, any and all tax information returns with respect to the Avoidance Litigation Trust and pay taxes properly payable by the Avoidance Litigation Trust, if any, and make distributions to the Beneficiaries net of such taxes;

                  (h) make all necessary filings in accordance with any applicable law, statute or regulation, including, but not limited to, the Exchange Act;

                  (i) determine and satisfy any and all ordinary course liabilities created, incurred or assumed by the Avoidance Litigation Trust;

                  (j) pay all ordinary course expenses and make all other payment relating to the Avoidance Litigation Trust;

                  (k) retain and pay professionals, including but not limited to attorneys, accountants and experts necessary to carry out its obligations hereunder, including, without limitation, the members of any professional services firm with which the Litigation Trustee is affiliated;

                  (l) invest moneys received by the Avoidance Litigation Trust or otherwise held by the Avoidance Litigation Trust in accordance with Section 7.04 hereof;


730223.8
                                      -14-

                  (m) execute, deliver and perform its obligations under the Loan Agreement, the Note and the Security Agreement;

                  (n) provide the indemnification and exculpation, pay the Litigation Trust Costs, maintain the books and records of the Avoidance Litigation Trust and prepare reports each as provided herein, and engage in such other acts or actions as otherwise contemplated by this Agreement;

                  (o) in the event that the Litigation Trustee determines that the Beneficiaries or the Avoidance Litigation Trust may, will or have become subject to adverse tax consequences, in its sole discretion, take such actions that will, or are intended to, alleviate such adverse tax consequences;

                  (p) object to any Claim to the extent, and only to the extent, authorized by Section 7.9 of the Plan; and

                  (q) establish appropriate reserves for Disputed Claims.

         7.02 Limitations on Litigation Trustee's Right to Commence Avoidance Actions. Unless otherwise authorized by the District Court, the Litigation Trustee may not commence actions under section 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code later than four (4) months after the Consummation Date.

         7.03 No Operations as an Investment Company, Trade or Business. No part of the Litigation Trust Assets shall be used or disposed of by the Litigation Trustee in furtherance of any trade or business. The Litigation Trustee shall, on behalf of the Avoidance Litigation Trust, hold the Avoidance Litigation Trust out as a trust in the process of liquidation and not as an investment company. The Litigation Trustee shall be restricted to the enforcement on behalf of and for the benefit of the Beneficiaries of the Avoidance Litigation Claims, the payments and distribution of the Distributable Proceeds for the purpose set forth in this Avoidance Litigation Trust Agreement and the conservation and protection of the Litigation Trust Assets and the administration thereof in accordance with the provisions of this Avoidance Litigation Trust Agreement.

         7.04 Investment of Litigation Trust Moneys. The Litigation Trustee shall invest the moneys received by the Avoidance Litigation Trust or otherwise held in the Avoidance Litigation Trust Estate in (i) short-term certificates of deposit or money market accounts maintained by or issued by domestic banks having in excess of $1 billion in capital and surplus and one of the two highest ratings given by both Moody's and Standard & Poors, (ii) insured demand deposit accounts or certificates of deposit maintained by or issued by any savings institution or commercial bank insured by the United States government or any agency thereof and (iii) short-term marketable direct obligations of, or guaranteed as to principal and interest

730223.8
                                      -15-
by, the United States government or any agency thereof; provided, however, that the maturities of any of the foregoing shall not exceed 30 days.


                                  ARTICLE VIII
                        CONCERNING THE LITIGATION TRUSTEE

         8.01 Generally. The Litigation Trustee accepts and undertakes to discharge the Litigation Trust created by this Avoidance Litigation Trust Agreement upon the terms and conditions hereof. The Litigation Trustee shall not have any liability for any of its acts or omissions in connection with the selection and hiring of professionals, or the initiation, prosecution, supervision, direction, compromising or settling of any Avoidance Litigation Claims, or the performance of any of its other duties hereunder, except in the case of its gross negligence or its own intentional and willful misconduct, and in no event shall the Litigation Trustee be liable for any action taken in reliance upon the advice of professionals selected with due care in respect of the subject matter in question. Notwithstanding the foregoing, the Litigation Trustee may, without liability therefor, retain the services of any professional services firm with which the Litigation Trustee is affiliated. The Litigation Trustee shall maintain the chief executive office of the Avoidance Litigation Trust and the principal office where the records relating to the Avoidance Litigation Trust are maintained in the county of New York, state of New York.

         8.02 Reliance by Litigation Trustee. Except as otherwise provided in this Avoidance Litigation Trust Agreement:

                  (a) the Litigation Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Litigation Trustee to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Litigation Trustee may consult with independent legal counsel to be selected by it with due care and the advice or opinion of such counsel shall be full and complete personal protection to the Litigation Trustee and agents of the Avoidance Litigation Trust in respect of any action taken or suffered by it in good faith and in reliance on, or in accordance with, such advice or opinion, including, without limitation, the advice or opinion of a member of any law firm with which the Litigation Trustee is affiliated; and

                  (c) persons dealing with the Litigation Trustee shall look only to the Litigation Trust Assets to satisfy any liability incurred by the Litigation Trustee to such person in carrying out the terms of this Avoidance Litigation Trust

730223.8
                                      -16-

                  Agreement, and the Litigation Trustee shall have no personal or individual obligation to satisfy any such liability.

         8.03 Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Litigation Trust Assets or the affairs of the Avoidance Litigation Trust, and no Litigation Trustee or agent of the Avoidance Litigation Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Litigation Trust Assets or the affairs of this Avoidance Litigation Trust, except for its gross negligence or its own intentional and willful misconduct; and all such persons shall look solely to the Litigation Trust Assets for satisfaction of claims of any nature arising in connection with affairs of the Avoidance Litigation Trust.

         8.04 Nonliability of Litigation Trustee for Acts of Others. Nothing contained in this Avoidance Litigation Trust Agreement shall be deemed to be an assumption by the Litigation Trustee of any of the liabilities, obligations or duties of any of the other parties hereto; and shall not be deemed to be or contain a covenant or agreement by the Litigation Trustee to assume or accept any such liability, obligation or duty. Any successor Litigation Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Litigation Trustee hereunder, and any statement or representation made as to the assets comprising the Litigation Trust Assets or as to any other fact bearing upon the prior administration of the Avoidance Litigation Trust. A Litigation Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Litigation Trustee or successor Litigation Trustee shall not be liable for any act or omission of any predecessor Litigation Trustee, nor have a duty to enforce any claims against any predecessor Litigation Trustee on account of any such act or omission.

         8.05 Indemnity. The Litigation Trustee, its employees, officers, directors and principals (collectively, the "Indemnified Parties") shall be indemnified by the Avoidance Litigation Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees, disbursements and related expenses) which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against the Indemnified Parties other than for its own gross negligence, its recklessness or its own intentional or willful and wanton misconduct. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Avoidance Litigation Trust to cover their expenses of defending themselves in any action brought against them as a result of the acts or omissions of the Litigation Trustee in its capacity as such, provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Avoidance Litigation Trust upon the entry of a final order of any court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 8.05.


730223.8
                                      -17-

         8.06 Bond. The Litigation Trustee shall not be obligated to post a bond hereunder.


                                   ARTICLE IX
                       COMPENSATION OF LITIGATION TRUSTEE

         9.01 Fees and Expenses. The Litigation Trustee shall be entitled to reimburse itself from the Avoidance Litigation Trust for all Administrative Costs and Expenses incurred by it in the performance of its duties in accordance with this Avoidance Litigation Trust Agreement. The Litigation Trustee shall be entitled to a fee of $50,000 per annum, plus the reimbursement of its reasonable out-of-pocket expenses, for its services as Litigation Trustee hereunder.


                                    ARTICLE X
              LITIGATION TRUSTEE AND SUCCESSOR LITIGATION TRUSTEES

         10.01 Generally. The Litigation Trustee shall initially be Christopher
J. Kearns. If the Litigation Trustee shall ever change its name or reorganize, reincorporate or merge with or into or consolidate with any other entity, such Litigation Trustee shall be deemed to be a continuing entity and shall continue to act as a Litigation Trustee hereunder with the same liabilities, duties, powers, rights, titles, discretions and privileges as are herein specified for a Litigation Trustee.

         10.02 Resignation. The Litigation Trustee may resign and be discharged from the trusts hereby created by giving at least thirty (30) days prior written notice thereof to Newco and each of the other Beneficiaries. Such resignation shall become effective on the later to occur of (a) the date specified in such written notice, or (b) the effective date of the appointment of a successor Litigation Trustee in accordance with Section 10.04 hereof and such successor's acceptance of such appointment.

         10.03 Removal. The Litigation Trustee may be removed, with or without cause, by Newco with the consent of the Creditors Committee if the Creditors Committee is still in existence; otherwise, by Newco. Such removal shall become effective on the later to occur of (a) the date such action is taken by Newco or
(b) the effective date of the appointment of a successor Litigation Trustee in accordance with Section 10.04 hereof and such successor's acceptance of such appointment.

         10.04 Appointment of Successor Litigation Trustee; Acceptance of Appointment by Successor Litigation Trustee. The death, resignation, removal, incompetency, bankruptcy or insolvency of the Litigation Trustee shall not operate to terminate the Avoidance Litigation Trust created by this Avoidance Litigation Trust Agreement or to revoke any existing agency created pursuant to the terms of this Avoidance Litigation Trust Agreement or invalidate any action theretofore taken by the Litigation Trustee. In any such event, a successor Litigation

730223.8
                                      -18-

Trustee shall be promptly selected by the Creditors Committee, subject to the reasonable consent of Newco, if the Creditors Committee is still in existence; otherwise by the holders of a majority of the Beneficial Interests in the Avoidance Litigation Trust, excluding the Beneficial Interest of Newco, subject to the reasonable consent of Newco. In the event that Newco and such holders are unable to agree upon a successor Litigation Trustee within sixty (60) days, either group may apply to the District Court for the appointment of a successor Litigation Trustee and the District Court shall appoint such successor and make any amendments to this Avoidance Litigation Trust Agreement as may be required in connection with the appointment of such successor Litigation Trustee. Any successor Litigation Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the District Court for filing, and, in case of the Litigation Trustee's resignation, to the retiring Litigation Trustee. Thereupon, such successor shall, without any further act, become vested with all the obligations, duties, powers, rights, title, discretion and privileges of its predecessor in the Avoidance Litigation Trust with like effect as if originally named Litigation Trustee and shall be deemed appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code to retain and enforce any Avoidance Litigation Claims for the benefit of the Beneficiaries. The retiring Litigation Trustee shall duly assign, transfer and deliver to such successor all property and money held by such retiring Litigation Trustee hereunder and shall, as directed by the District Court or reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed, all the obligations, duties, powers, rights, title, discretion and privileges of such retiring Litigation Trustee.


                                   ARTICLE XI
                          CONCERNING THE BENEFICIARIES

         11.01 No Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Avoidance Litigation Trust Agreement to institute or participate in any action or proceeding at law or in equity against any party other than the Litigation Trustee with respect to the Avoidance Litigation Claims.

         11.02 Requirement of Undertaking. The Litigation Trustee may request the District Court to require, in any suit for the enforcement of any right or remedy under this Avoidance Litigation Trust Agreement, or in any suit against the Litigation Trustee for any action taken or omitted by it as Litigation Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, including reasonable attorneys' fees, against any party litigant in such suit; provided, however, that the provisions of this Section
11.02 shall not apply to any suit by the Litigation Trustee.



730223.8
                                      -19-

                                   ARTICLE XII
                                  JURISDICTION

         12.01 Jurisdiction. The parties agree that the District Court shall have jurisdiction over the Avoidance Litigation Trust, the Litigation Trustee, the Avoidance Litigation Claims and the remaining Litigation Trust Assets, including, without limitation, jurisdiction to determine all controversies and disputes arising under or in connection with this Avoidance Litigation Trust Agreement. The Litigation Trustee shall have the power and authority to bring any action in the District Court to prosecute the Avoidance Litigation Claims as provided in Section 7.01. The District Court shall have the authority to construe and interpret this Avoidance Litigation Trust Agreement and to establish, amend and revoke rules and regulations for the administration of this Avoidance Litigation Trust, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this Avoidance Litigation Trust Agreement, in the manner and to the extent it shall deem necessary or advisable to make this Avoidance Litigation Trust fully effective, and all decisions and determinations by the District Court in the exercise of this power shall be final and binding upon the Litigation Trustee, Newco and the other Beneficiaries.


                                  ARTICLE XIII
                         ADMINISTRATION OF TRUST ESTATE

         13.01 Reports. The Litigation Trustee shall file with the District
Court: (a) within 45 days after the end of each first and third fiscal quarter, an unaudited semi-annual financial report for the previous fiscal half-year regarding the financial condition and results of operations of the Avoidance Litigation Trust for such fiscal half-year, (b) within 90 days after the end of each fiscal year, an unaudited annual financial report regarding the financial condition and results of operation of the Avoidance Litigation Trust, including a statement of receipts and disbursements and a report on changes in the Litigation Trustee, if any, and (c) within 45 days after the end of each first and third fiscal quarter, a semi-annual report concerning the status of all Avoidance Litigation Claims which have been filed, including material developments, such as settlements and other material events. The Litigation Trustee shall provide a copy of such reports to the Creditors Committee if the Creditors Committee is still in existence and to any Beneficiary at such Beneficiary's request and cost. If the Avoidance Litigation Trust becomes subject to the registration requirements of the Exchange Act, the Litigation Trustee shall cause the Avoidance Litigation Trust to register pursuant to, and comply with the applicable reporting requirements of, the Exchange Act and will issue reports to Beneficiaries in accordance therewith.

         13.02 Fiscal Year. The fiscal year of the Avoidance Litigation Trust shall be the calendar year.


730223.8
                                      -20-

         13.03 Books and Records. The Litigation Trustee shall maintain, in respect of the Avoidance Litigation Trust and the Beneficiaries, a list of the names and addresses of the Beneficiaries (the "Beneficiary List"), and books and records relating to the assets and the income of the Avoidance Litigation Trust and the payment of expenses of the Avoidance Litigation Trust, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of Section
13.01 and Article VI hereof and to comply with applicable provisions of law. Each Beneficiary shall be responsible for providing the Litigation Trustee with written notice of any change in address. The Litigation Trustee is not obligated to make any effort to determine the correct address of a Beneficiary and may, until otherwise advised in writing by any Beneficiary, rely upon the Beneficiary List.

         13.04 Newco Reports to Litigation Trustee. Newco shall provide the Litigation Trustee with periodic reports of the status of claims resolutions (no less frequently than monthly during the first six months after the Consummation Date and no less frequently than quarterly thereafter until all claims have been resolved by the District Court) and such other information relating thereto as the Litigation Trustee shall reasonably request.



                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         14.01 Construction. This Avoidance Litigation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America; provided that the Avoidance Litigation Trust and any interpretation or enforcement of the provisions of this Avoidance Litigation Trust Agreement shall be subject to the jurisdiction of the District Court as contemplated by Article XII hereof. The Litigation Trustee's interpretation of the provisions of this Avoidance Litigation Trust Agreement and the provisions of the Plan as they relate to the prosecution of the Avoidance Litigation Claims shall be deemed conclusive in the absence of a contrary interpretation of the District Court.

         14.02 Severability. In the event any provision of this Avoidance Litigation Trust Agreement or the application thereof to any person or circumstances shall be determined by a final order of a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Avoidance Litigation Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held or unenforceable, shall not be affected thereby, and each provision of this Avoidance Litigation Trust Agreement shall be valid and enforced to the fullest permitted by law.

         14.03 Cooperation. Newco shall provide the Litigation Trustee, at no cost to the Litigation Trustee, the Avoidance Litigation Trust or the Beneficiaries, with such access to its and its subsidiaries' books, records and employees as the Litigation Trustee may reasonably

730223.8
                                      -21-
request during regular business hours for the purpose of performing its duties and exercising its duties hereunder, including, without limitation, by providing documents and making its officers, directors and employees available to provide testimony and otherwise to assist the Litigation Trustee in prosecuting the Avoidance Litigation Claims; provided that copying costs, if any, shall be paid by the Avoidance Litigation Trust as an Administrative Cost and Expense.

         14.04 Notices. Any notice or other communication required or permitted to be made in accordance with this Avoidance Litigation Trust Agreement shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered personally or by telex or other telegraphic means or mailed by first class mail:

                    (i) if to the Litigation Trustee, Avoidance Litigation Trust, c/o Kahn Consulting, Inc., 152 West 57th Street, New York, New York 10019, attention:
                           Christopher J. Kearns.

                    (ii) if to Newco, at 685 Third Avenue, New York, New York 10017, attention: Corporate Secretary, with a copy to Battle Fowler, LLP, 75 East 55th Street, New York, New York 10022, attention: Lawrence Mittman, Esq.

                    (iii) if to any Beneficiary, to such Beneficiary at the address set forth in the Beneficiary List.

                    (iv) if to the Creditors Committee, to Willkie, Farr & Gallagher, 787 Seventh Avenue, New York, New York 10022, attention: Tonny K. Ho.

Any party to this Avoidance Litigation Trust Agreement may change its address for the above purposes by notifying in writing the other parties of such change in address.

         14.05 Headings. The headings contained in this Avoidance Litigation Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Avoidance Litigation Trust Agreement or of any term or provision hereof.

         14.06 Counterparts. This Avoidance Litigation Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



730223.8
                                      -22-

                  IN WITNESS WHEREOF, the parties hereto have executed this Avoidance Litigation Trust Agreement or caused this Avoidance Litigation Trust Agreement to be duly executed by their respective officers and the Litigation Trustee herein has executed this Avoidance Litigation Trust Agreement, as Litigation Trustee, effective as of the date first above written.

                                   MARVEL ENTERTAINMENT GROUP, INC.


                                   By:_______________________________________
                                   Name:  William H. Hardie, III
                                   Title: Vice President and Secretary


730223.8
                                      -23-

                                   THE ASHER CANDY COMPANY


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


                                   FLEER CORP.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


                                   FRANK H. FLEER CORP.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


                                   HEROES WORLD DISTRIBUTION, INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


                                   MALIBU COMICS ENTERTAINMENT, INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


730223.8
                                      -24-

                                   MARVEL CHARACTERS, INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary

                                   MARVEL DIRECT MARKETING, INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary


                                   SKYBOX INTERNATIONAL INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Vice
                                   President and Secretary



                                   By:_______________________________________
                                        John J. Gibbons, solely in his capacity
                                        as chapter 11 trustee for the Marvel
                                        Debtors


                                   MARVEL ENTERPRISES, INC.


                                   By:_______________________________________
                                   Name: William H. Hardie, III Title: Executive Vice President, Business Affairs




                                   By:_______________________________________
                                   Christopher J. Kearns, solely as trustee

730223.8
                                      -25-

                                                                       EXHIBIT 2














                    AVOIDANCE LITIGATION TRUST LOAN AGREEMENT

                           dated as of October 1, 1998

                                 by and between

                             Christopher J. Kearns,
                      solely as trustee under that certain
          Avoidance Litigation Trust Agreement, dated the date hereof, establishing a trust for the benefit of the beneficiaries thereunder

                                       and

                            Marvel Enterprises, Inc.,
                             a Delaware corporation






730828.5


                                TABLE OF CONTENTS
                                                                                                                Page
ARTICLE I

         DEFINITIONS..............................................................................................2
         Section 1.1  Definitions.................................................................................2
         Section 1.2  Exhibits....................................................................................4

ARTICLE II

         AMOUNT AND TERMS OF LOANS................................................................................5
         Section 2.1  Commitment..................................................................................5
         Section 2.2  Authorization and Issuance of Note..........................................................5
         Section 2.3  Interest Rates; Payment of Principal and Interest on Facility...............................6
         Section 2.4  Computation of Interest; Maximum Interest Rate..............................................6
         Section 2.5  Voluntary Prepayments.......................................................................7
         Section 2.6  Mandatory Prepayments.......................................................................7
         Section 2.7  Holidays....................................................................................7
         Section 2.8  Time and Place of Payments..................................................................7

ARTICLE III

         AFFIRMATIVE COVENANTS OF THE BORROWER....................................................................7
         Section 3.1  Notice of Certain Events....................................................................7
         Section 3.2  Taxes.......................................................................................8
         Section 3.3  Further Assurances..........................................................................8

ARTICLE IV

         NEGATIVE COVENANTS OF THE BORROWER.......................................................................8
         Section 4.1  Debt........................................................................................8
         Section 4.2  Liens.......................................................................................8
         Section 4.3  Borrower's Activities.......................................................................8
         Section 4.4  Use of Proceeds.............................................................................9
         Section 4.5  Restrictions on Fundamental Changes.........................................................9
         Section 4.6  Distributions...............................................................................9

ARTICLE V

         EVENTS OF DEFAULT........................................................................................9
         Section  5.1  Events of Default..........................................................................9

730828.5

         Section 5.2  Remedies...................................................................................10

ARTICLE VI

         MISCELLANEOUS...........................................................................................11
         Section 6.1  Waivers; Modifications in Writing..........................................................11
         Section 6.2  Failure or Delay; Limitation on Liability..................................................11
         Section 6.3  Notices, etc...............................................................................11
         Section 6.4  Binding Effect.............................................................................12
         Section 6.5  Headings...................................................................................12
         Section 6.6  Execution in Counterparts..................................................................13
         Section 6.7  Governing Law; Jurisdiction................................................................13
         Section 6.8  Severability of Provisions.................................................................13
         Section 6.9  Survival of Agreements, Representations and Warranties.....................................13
         Section 6.10  Complete Agreement........................................................................13

Exhibits

Exhibit A         -              Form of Note
Exhibit B         -              Form of Security Agreement



730828.5

                    AVOIDANCE LITIGATION TRUST LOAN AGREEMENT

         This Avoidance Litigation Trust Loan Agreement is made as of the 1st day of October, 1998, by and between Marvel Enterprises, Inc., a Delaware corporation, and Christopher J. Kearns, solely as trustee under that certain Avoidance Litigation Trust Agreement, dated the date hereof, establishing a trust for the benefit of the beneficiaries thereunder.


                              PRELIMINARY STATEMENT

         On or about July 31, 1998, the United States District Court for the District of Delaware (the "District Court") entered an order confirming the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated July 31, 1998 (as may thereafter be amended, restated or otherwise modified, the "Plan"), filed by certain of the secured creditors of Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and Skybox International Inc. (the "Marvel Debtors") and by Toy Biz, Inc. (which has since changed its name to Marvel Enterprises, Inc.).

         Pursuant to the Plan and that certain Avoidance Litigation Trust Agreement (the "Litigation Trust Agreement"), dated the date hereof, among the Marvel Debtors, John J. Gibbons (solely in his capacity as chapter 11 trustee for the Marvel Debtors), the Trustee and the Lender, (i) the Marvel Debtors have contributed to the Trustee in trust all of their interests in any Causes of Action arising pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code including the right to prosecute the motion pursuant to Fed. R. Civ. P. 60(b) filed by the Creditors Committee on December 23, 1997, but excluding those (x) relating to any tax-sharing or other similar agreement or (y) against any person or entity released or exculpated under the Plan (the "Litigation Claims") and (ii) the Trustee has agreed to enforce the Litigation Claims, if any, for the benefit of all holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim), holders of Allowed Fixed Senior Secured Claims and the Lender (collectively, the "Beneficiaries") and to hold the Net Avoidance Litigation Proceeds, if any, in trust for the Beneficiaries; any litigation claims (x) relating to any tax-sharing or other similar agreement or (y) against any person or entity released or exculpated under the Plan, will remain the property of the applicable Marvel Debtor.

         The Trust has been created pursuant to the Litigation Trust Agreement for the sole purpose of coordinating the prosecution, direction, settlement or expeditious compromise of any Litigation Claims on behalf of and for the benefit of the Beneficiaries and to distribute the proceeds to the Beneficiaries in accordance therewith.


730828.5
                                       -1-

         Pursuant to Section 7.5 of the Plan and this Agreement, the Lender has agreed to provide loans to the Trust in an aggregate amount not to exceed, at any given time, One Million One Hundred Thousand Dollars ($1,100,000), to be used by the Trustee to pay certain costs of the Trust, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions as hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. Terms defined in the Plan, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

                  "Agreement" means this Loan Agreement between the Borrower, on the one hand, and the Lender, on the other hand, together with all exhibits and schedules hereto and any and all amendments, extensions or supplements hereto.

                  "Beneficiaries" has the meaning set forth in the Preliminary Statement.

                  "Borrower" means the Trust.

                  "Borrowing" means a borrowing under this Agreement consisting of a Loan or Loans made by the Lender to the Borrower.

                  "Business Day" means a day which is not a Saturday or Sunday and on which major commercial banks are open for business in New York, New York.

                  "Collateral" shall have the meaning ascribed thereto under the Security Agreement.

                  "Commitment" means the total amount of the Lender's commitment hereunder to extend credit to the Borrower by means of Loans.

                  "Commitment Termination Date" means the earlier of (i) October 1, 2003, (ii) the date upon which the Trustee terminates the Commitment by notice to the Lender and (iii) the date of the first distribution by the Trust to the Beneficiaries.

                  "Debt" means (a) all obligations of the Borrower for borrowed money, (b) all obligations of the Borrower evidenced by bonds, debentures, notes or other similar

730828.5
                                       -2-
instruments, and (c) all obligations or liabilities of others secured by a Lien on any asset owned by the Borrower.

                  "District Court" has the meaning set forth in the Preliminary Statement.

                  "Event of Default" shall have the meaning set forth in Section
5.1 of this Agreement.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Lender" means Marvel Enterprises, Inc., a Delaware corporation, and its successors and assigns.

                  "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

                  "Litigation Claims" has the meaning set forth in the Preliminary Statement.

                  "Litigation Trust Agreement" has the meaning set forth in the Preliminary Statement.

                  "Loan" and "Loans" means the loans to be made by the Lender to the Borrower pursuant to Article II of this Agreement.

                  "Loan Documents" means the Security Agreement, the Note and any and all other documents, agreements or instruments executed or delivered therewith by the Borrower in connection with the closing of the transactions contemplated by this Agreement, including Uniform Commercial Code financing statements.

                  "Marvel Debtors" has the meaning set forth in the Preliminary Statement.

                  "Maturity Date" means the earlier to occur of (i) October 1, 2003 and (ii) the date of the first distribution by the Trust to the Beneficiaries.


730828.5
                                       -3-

                  "Note" means the grid promissory note, substantially in the form of Exhibit A attached hereto, executed by the Borrower to the order of the Lender and evidencing the obligation of the Borrower to repay the Loans made by the Lender hereunder.

                  "Person" means natural persons, corporations, partnerships, trusts, associations, estates, organizations, governmental divisions, agencies or authorities, firms or entities.

                  "Plan" has the meaning set forth in the Preliminary Statement.

                  "Professional Fees" means (i) fees and expenses of professionals retained by the Trustee on behalf of the Trust (including, without limitation, attorneys, accountants and expert fees and expenses) and (ii) up to $100,000 for professional fees and costs incurred by the Creditors' Committee and the expenses of its members solely for the purposes set forth to Section
6.16 of the Plan.

                  "Security Agreement" means that certain Security Agreement, dated as of the date hereof, between the Borrower, on the one hand, and the Lender, on the other hand, substantially in the form of Exhibit B attached hereto.

                  "Trust" means the trust established for the Beneficiaries pursuant to the Litigation Trust Agreement.

                  "Trust Costs" means the administrative expenses of the Trust, including, without limitation, Professional Fees, taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs, and secretarial and administrative costs attendant to the maintenance of the Trust and the responsibilities of the Trustee thereunder, the fee of the Trustee and any indemnification costs and expenses owing to any indemnified party under Section 8.05 of the Litigation Trust Agreement, but excluding any Indemnification Costs (as defined in the Litigation Trust Agreement).

                  "Trustee" means Christopher J. Kearns, solely as trustee under the Trust, and its successors appointed pursuant to the Litigation Trust Agreement.

                  "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the passage of time (or both) could become an Event of Default.

                  Section 1.2 Exhibits. All of the exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.



730828.5
                                       -4-

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

                  Section   2.1  Commitment.

                  (a) Subject to the terms and conditions hereof, the Lender agrees, prior to the Commitment Termination Date, to make loans to the Borrower from time to time in an aggregate principal amount at any time outstanding not to exceed One Million One Hundred Thousand Dollars ($1,100,000).

                  (b) Notwithstanding the foregoing, the Lender shall not be required to make any loan hereunder if:

                  (i) after giving effect to such loan, the aggregate outstanding principal amount of all Borrowings hereunder would exceed One Million One Hundred Thousand Dollars ($1,100,000); or

                  (ii) an Event of Default exists, or an event has occurred which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                  (c) Borrower shall give the Lender notice of the date of each requested Borrowing hereunder, which notice shall be irrevocable and effective upon receipt by the Lender. Each such request for a Borrowing shall be furnished to the Lender at least five Business Days prior to the requested date of funding, and must (i) contain a representation by the Borrower that the Borrower does not have sufficient funds to pay Trust Costs payable within the following thirty days and has made no distributions to the Beneficiaries, (ii) specify the amount of such requested Borrowing, (iii) contain a representation by Borrower that, as of the date thereof, there is no Event of Default nor any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (iv) include a copy of the invoice or invoices to be paid with such Borrowing or other supporting documentation with respect to such permitted use. Each Borrowing shall be in an amount of at least $50,000. The Lender shall make the Borrowing available to Borrower on or prior to the date specified in the request for Borrowing as the borrowing date in immediately available funds to the account specified by Borrower. Notwithstanding anything to the contrary herein, Borrowings shall be used by the Borrower solely to fund Trust Costs, and $100,000 of the Commitment may only be borrowed to pay up to $100,000 of professional fees and costs incurred by the Creditors' Committee and the expenses of its members solely for the purposes set forth to Section 6.16 of the Plan.

                  Section 2.2 Authorization and Issuance of Note. The Litigation Trust Agreement has authorized the issuance by the Borrower of the Note in the principal amount of One Million One Hundred Thousand Dollars ($1,100,000). On the date hereof, or, in any

730828.5
                                       -5-
event, no later than the date on which the Lender makes any loan hereunder, the Borrower shall issue the Note, payable to the order of the Lender, substantially in the form of Exhibit A attached hereto with appropriate insertions.

                  Section 2.3 Interest Rates; Payment of Principal and Interest on Facility.

                  (a) The obligation of the Borrower to repay the Loan shall be evidenced by the Note, which shall be payable to the order of the Lender at the Lender's office located at 685 Third Avenue, New York, New York 10017, or at such other office of the Lender as may be designated, from time to time, by the Lender, for the account of the Lender, not later than 12:00 p.m., eastern time, on the Maturity Date.

                  (b) Each Loan shall bear simple interest, upon the unpaid principal balance thereof from the date advanced at 10% per annum. Interest due on the Loans shall be due and payable on the Maturity Date or early prepayment date. Unless prepaid in accordance with the terms hereof, the Borrower shall pay the principal amount of the Loans, without demand, on the Maturity Date.

                  (c) The Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of the Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under the Note. The Lender's internal records shall be conclusive evidence of the amount of each Loan outstanding absent manifest error.

                  Section 2.4  Computation of Interest; Maximum Interest Rate.

                  (a) All computations of interest with respect to the Loans and all computations of interest due under Section 2.3 hereof for any period shall be calculated on the basis of a year of 365 or 366 days for the actual number of days elapsed in such period. Interest shall accrue from the first day of the making of a Loan to the date of repayment of such Loan in accordance with the provisions hereof.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. With respect to the Note, during any period of time in which the interest rate specified therein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate.


730828.5
                                       -6-

                  Section 2.5  Voluntary Prepayments.

                  (a) The Borrower shall have the right at any time to prepay the Loans, in whole or in part, without penalty or premium, subject to the right to reborrow as provided herein.

                  (b) Any voluntary prepayments made pursuant to this Section
2.5 and any mandatory prepayments made pursuant to Section 2.6 shall be applied as follows: first, to accrued and unpaid interest due on the principal amount being prepaid under the Note, and second, to the principal amount due under the Note.

                  Section 2.6 Mandatory Prepayments. The unpaid principal amount of the Note, together with all accrued but unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

                  Section 2.7 Holidays. Any principal or interest in respect of a Loan which would otherwise become due on a day other than a Business Day shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest.

                  Section 2.8 Time and Place of Payments. The Borrower shall make each payment on the Note by making, or causing to be made, the amount thereof available to the Lender in immediately available funds at the Lender's office at 685 Third Avenue, New York, New York 10017 not later than 12:00 p.m., eastern time, on the day of payment.


                                   ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees that, so long as any portion of the Commitment under this Agreement shall be in effect and until payment in full of the Loans and the Note, the Borrower shall perform each and all of the following:

                  Section 3.1 Notice of Certain Events. The Borrower shall furnish or cause to be furnished to the Lender:

                  (a) notice, as soon as practicable and, in any event, within five calendar days after the Borrower has knowledge of the occurrence of an Event of Default or any Unmatured Event of Default; and

                  (b) with reasonable promptness, such other information and data with respect to the Borrower as from time to time may be reasonably requested by the Lender.


730828.5
                                       -7-

                  Section 3.2 Taxes. The Borrower agrees to pay promptly when due all taxes, assessments and governmental charges upon or against the Borrower or the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

                  Section 3.3 Further Assurances. At any time or from time to time upon the reasonable request of the Lender, the Borrower shall execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement, the Note and the other Loan Documents and to provide for repayment of the Loans made hereunder with interest thereon in accordance with the terms of this Agreement and the Note.


                                   ARTICLE IV

                       NEGATIVE COVENANTS OF THE BORROWER

                  The Borrower covenants and agrees that, so long as any portion of the Commitment under this Agreement shall be in effect and until payment in full of the Loans and the Note, the Borrower shall perform each and all of the following:

                  Section 4.1 Debt. The Borrower shall not create, incur, assume or otherwise become liable with respect to any Debt except (i) the Debt evidenced by the Note and this Agreement and (ii) Debt created, incurred or assumed, or with respect to which the Borrower otherwise becomes liable, with the prior written consent of the Lender.

                  Section 4.2 Liens. The Borrower shall not create or permit to exist any Lien on or with respect to the Collateral, except:

                  (a) Liens for taxes, assessments or governmental charges or claims, the payment of which is not, at such time, required, and provided that reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                  (b) any attachment or judgment Lien in existence less than 30 calendar days after the entry thereof or with respect to which execution has been stayed; and

                  (c) Liens granted by the Borrower in favor of the Lender pursuant to the Loan Documents.

                  Section 4.3 Borrower's Activities. The Borrower shall not engage in any activities other than as provided and permitted by the Litigation Trust Agreement as in effect on the date hereof.


730828.5
                                       -8-

                  Section 4.4 Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purposes other than the payment of Trust Costs.

                  Section 4.5 Restrictions on Fundamental Changes. The Borrower shall not change the nature of its activities, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, whether now owned or hereafter acquired, except as provided in the Litigation Trust Agreement.

                  Section 4.6 Distributions. The Borrower shall not make any distributions to Beneficiaries of the Trust other than as provided in the Litigation Trust Agreement.


                                    ARTICLE V

                                EVENTS OF DEFAULT

                  Section 5.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

                  (a) Failure to Make Payments when Due. The Borrower shall fail to pay any amount owing under the Note with respect to principal of or interest on the Loans when such amount is due, whether at stated maturity, by acceleration or otherwise, and such failure shall continue for three (3) days after written notice thereof is delivered to the Borrower by the Lender; or

                  (b) Breach of Certain Covenants. The Borrower shall fail to comply with or to perform in accordance with any material representation, warranty, covenant, term, condition or agreement contained in this Agreement, the Note or any other Loan Document and the Borrower shall fail to cure such failure within thirty (30) days after written notice thereof is delivered to the Borrower by the Lender; or

                  (c) Insolvency. The Borrower shall be insolvent or unable to pay any of its debts as they mature; or

                  (d)  Involuntary Bankruptcy; Appointment of Receiver, etc.

                         (i) If an involuntary case seeking the liquidation or
reorganization of the Borrower under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code or any similar proceeding shall be commenced against the Borrower under any other applicable law and any of the following events occur:
(A) the Borrower consents to the institution of the involuntary

730828.5
                                       -9-
case; (B) the petition commencing the involuntary case is not timely controverted; (C) the petition commencing the involuntary case is not dismissed within 60 calendar days of its filing; or (D) an order for relief shall have been issued or entered therein; or

                         (ii) A decree or order of a court shall have been
entered for the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower; or

                  (e) Voluntary Bankruptcy; Appointment of Receiver, etc. The Borrower shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code; or the Borrower shall file a petition, answer or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; or the Borrower shall consent to the conversion of an involuntary case to a voluntary case; or the Borrower shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower; or the Borrower shall make a general assignment for the benefit of creditors; or the general partner of the Borrower adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                  (f) Judgments and Attachments. The Borrower shall suffer any judgment, attachment, lien, execution or levy against it or its property in any material amount which is not paid, discharged, released, bonded, stayed on appeal or otherwise fully satisfied within thirty days of the Borrower's actual knowledge thereof; or

                  (g) Dissolution. Any order, judgment or decree shall be entered decreeing the dissolution of the Borrower, whether by voluntary or involuntary action; or

                  (h) Termination of Loan Documents. Any of the Loan Documents shall cease to be in full force and effect for any reason other than (i) any act or omission of the Lender necessary for the perfection of Liens in favor of the Lender, (ii) a release or termination thereof upon the full payment and satisfaction of the Note or (iii) upon the written consent of the Lender.

                  Section 5.2 Remedies. Upon the occurrence of an Event of Default, the unpaid principal amount of and any accrued interest on the Loans shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower. Upon acceleration, the Lender, without notice to or demand upon the Borrower, which are expressly waived by the Borrower, may proceed to protect, exercise and enforce its rights and remedies hereunder, under the Note and under the Loan Documents, and any other rights and remedies as are provided by law or equity. The Lender may determine, in its sole discretion, the order

730828.5
                                                       -10-
and manner in which the Lender's rights and remedies are to be exercised, and all payments received by the Lender shall be applied as follows: first, to all costs and expenses (including, without limitation, reasonable attorneys' fees, costs of maintaining, preserving or disposing of any of the Collateral and costs of settlement) incurred by the Lender in enforcing any Debt of, or in collecting any payments due from, the Borrower under the Note by reason of such Event of Default; second, to accrued interest on the Loans; and third, to principal amounts outstanding on the Loans.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 Waivers; Modifications in Writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement, in the Note and in the Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Lender at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Note and the other Loan Documents, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower. Any waiver of any provision of this Agreement, the Note and the other Loan Documents, and any consent to any departure by the Borrower from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 6.2 Failure or Delay; Limitation on Liability. No failure or delay on the part of the Lender, in the exercise of any power, right or privilege under this Agreement, the Note or the other Loan Documents, shall impair such power, right or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise of any other power, right or privilege. Lender shall look only to the Borrower and its assets to satisfy any liability hereunder, and the Trustee shall have no personal or individual liability or obligation whatsoever hereunder.

                  Section 6.3 Notices, etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

730828.5
                                                       -11-

                  If to the Lender:

                  Marvel Enterprises, Inc.
                  685 Third Avenue
                  New York, New York 10017
                  Attention:  Corporate Secretary

                  with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Lawrence Mittman, Esq.

                  If to the Borrower:

                  Avoidance Litigation Trust
                  c/o Kahn Consulting, Inc.
                  152 West 57th Street
                  New York, New York 10019
                  Attention: Christopher J. Kearns, Trustee

                  with a copy to:




Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

                  Section 6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any interest hereunder without the prior written consent of the Lender.

                  Section 6.5 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

730828.5
                                      -12-

                  Section 6.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                  Section 6.7 Governing Law; Jurisdiction. This Agreement and the Note shall be deemed to have been made in the State of Delaware and the validity of this Agreement, the Note and the other Loan Documents, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. The Lender and the Borrower hereby agree that any controversy or claim arising out of or relating to this Agreement, the Note or the other Loan Documents shall be determined by the United States District Court for the District of Delaware and expressly submit to the jurisdiction of such court in any action or proceeding arising out of or relating to this Agreement, the Note or the other Loan Documents and agree that any process or notice of motion or other application to any of such courts may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. With respect to such court, the Lender and the Borrower hereby expressly waive any defense based on doctrines of venue or inconvenient forum or similar rules or doctrines.

                  Section 6.8 Severability of Provisions. Whenever possible this Agreement, the Note and each Loan Document and each provision hereof and thereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof, and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

                  Section 6.9 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Loans hereunder, and the execution and delivery of the Note.

                  Section 6.10 Complete Agreement. This Agreement, together with the exhibits and schedules to this Agreement, the Note and the other Loan Documents is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.


730828.5
                                      -13-

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                 Marvel Enterprises, Inc.


                 By:      /s/ WILLIAM H. HARDIE, III
                 Name: William H. Hardie
                 Title:    Executive Vice President, Business Affairs



                 By:      /s/ CHRISTOPHER J. KEARNS
                         Christopher J. Kearns, solely as trustee on behalf
                         of the beneficiaries of the Trust with respect to the Trust

730828.5
                                      -14-

                                                                       EXHIBIT A

                            AVOIDANCE PROMISSORY NOTE


$1,100,000                                                      October 1, 1998
                                                             New York, New York

                  FOR VALUE RECEIVED, Christopher J. Kearns, solely as trustee under that certain Avoidance Litigation Trust Agreement, dated the date hereof, establishing a trust (the "Trust") for the benefit of the beneficiaries thereunder (such Trust, the "Borrower"), hereby promises to pay to the order of MARVEL ENTERPRISES, INC., a Delaware corporation (the "Lender"), at its office located at 685 Third Avenue, New York, New York 10017, or at such other office as may be designated, from time to time, by the holder hereof in writing, in lawful money of the United States of America and in immediately available funds, the principal sum from time to time outstanding of up to ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000), or so much thereof as may be disbursed by the Lender to the Borrower or for the Borrower's account from time to time, together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full. Interest will be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual number of days elapsed in such period.

                  Simple interest on the unpaid principal sum outstanding from time to time shall accrue at 10% per annum. Notwithstanding anything to the contrary contained in this Note, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified in this Note exceeds such maximum rate, interest shall accrue and be payable at such maximum rate.

                  The entire unpaid principal balance, together with accrued interest thereon, shall be due and payable on the earlier of (i) October 1, 2003 or (ii) the date of the first distribution by the Trust to the Beneficiaries.

                  The Lender shall, and is hereby authorized by the Borrower to, endorse on the Schedule annexed to this Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of all principal disbursed by the Lender hereunder, as well as the date and amount of each payment and prepayment hereunder; provided, however, that the failure of the Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under this Note. The Lender shall provide to the Borrower on request from time to time copies of the Schedule annexed to this Note showing all endorsements thereto at the time of each such request.


730841.4
                                       -1-

                  Any payments or prepayments made on this Note shall be applied as follows: first, to accrued and unpaid interest due on the principal amount being prepaid under this Note; and second, to the principal amount due under this Note.

                  If any payment to be made by the Borrower to the Lender according to the terms hereof shall be due on a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware are authorized or required to close, the due date for such payment shall be extended to the next business day and the amount of such payment shall include interest accrued during such extension.

                  This Note is the grid promissory note referred to in, and is entitled to the benefits of, the Avoidance Litigation Trust Loan Agreement, dated as of the date hereof (the "Loan Agreement"), between the Borrower and the Lender. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of an Event of Default. Notwithstanding anything to the contrary contained herein, the Lender may, as provided under the Loan Agreement, terminate the line of credit evidenced hereby and declare all amounts outstanding hereunder immediately due and payable. This Note is secured by a security agreement (the "Security Agreement") of even date herewith made by the Borrower in favor of the Lender encumbering personal property and assets described therein in favor of the Lender.

                  It is the purpose of this Note to evidence a line of credit against which the Borrower may draw and redraw from time to time and from which the Lender will advance and readvance from time to time until the Commitment Termination Date.

                  This Note may be prepaid, in whole or in part, at any time without penalty.

                  The Borrower waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence.

                  Upon the occurrence of any Event of Default (as defined in the Loan Agreement), after any applicable notice and cure period as provided under the Loan Agreement, the whole of the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become due and payable immediately. The Borrower shall also be obligated to pay as part of the indebtedness evidenced by this Note, all costs of collection, whether or not a suit is brought, including any reasonable attorneys' fees and expenses that may be incurred in the collection or enforcement hereof.

                  No act or omission of the Lender, including without limitation any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse and any waiver or release may be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. A

730841.4
                                       -2-
waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

                  Lender shall look only to the Trust and its assets to satisfy any liability hereunder, and the trustee of the Trust shall have no personal or individual liability or obligation whatsoever hereunder.

                  All of the terms and provisions of this Note inure to and are binding upon the heirs, executors, administrators, successors, representatives, receivers, trustees and assigns of the parties; provided, however, that none of the rights or obligations of the Borrower hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

                  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORD
ANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.  The
Lender, by its acceptance of this Note, and the Borrower hereby agree that any controversy or claim arising out of or relating to this Note shall be determined in Delaware and expressly submit to the jurisdiction of the United States District Court for the District of Delaware in any action or proceeding arising out of or relating to this Note and agree that any process or notice of motion or other application to any of such courts may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. With respect to such courts, the Lender, by its acceptance of this Note, and the Borrower hereby expressly waive any defense based on doctrines of venue or inconvenient forum or similar rules or doctrines.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.


                                 By:      ______________________________________
                                          Christopher J. Kearns, solely as
                                          trustee on behalf of the beneficiaries
                                          of the Trust with respect to the
                                          Trust

730841.4
                                       -3-

                              SCHEDULE TO GRID NOTE



  Date        Amount of      Amount of      Unpaid           Name of Person
               Loan          Principal     Principal         Making Notation
                              Prepaid    Balance of Note



















============  =========== ===========  ==============     =====================


730841.4
                                       -4-

                                                                       EXHIBIT B


                          AVOIDANCE SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of October 1, 1998, by and among Christopher J. Kearns, solely as trustee under that certain Avoidance Litigation Trust Agreement, dated the date hereof, establishing a trust (the "Trust") for the benefit of the beneficiaries thereunder (such Trust, the "Grantor") and Marvel Enterprises, Inc., a Delaware corporation (the "Lender").

                              PRELIMINARY STATEMENT

                  1. Pursuant to an Avoidance Litigation Trust Loan Agreement, dated as of the date hereof, by and among the Grantor and the Lender (the "Loan Agreement"), the Lender agreed to lend the Grantor an aggregate amount of up to $1,100,000, and the Grantor agreed to issue to the Lender a grid promissory note in an aggregate principal amount of $1,100,000 (the "Note"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

                  2. As a condition to the Lender's obligation to advance funds to the Grantor pursuant to the Loan Agreement, Grantor has agreed to, among other things, grant to Lender a security interest in all of Grantor's assets to secure the due and punctual payment and performance by the Grantor of (a) all obligations at any time and from time to time under the Loan Agreement and the Notes, (b) the principal of and interest on the Loan, when and as due, whether at maturity, by acceleration, or otherwise, and (c) all obligations of the Grantor at any time and from time to time under this Agreement (collectively, the "Secured Obligations").

                  Accordingly, the Grantor and the Lender hereby agree as follows:

                  1. Definitions. As used herein, the following terms shall have the following meanings:

                     (a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of Delaware ("UCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Lender at any time existing, (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclama tion and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for

730843.2
                                       -1-
the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.

                     (b) "Collateral" shall mean all (i) Accounts Receivable,
(ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Investment Property, (vi) Inventory, and (vii) Proceeds.

                     (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

                     (d) "Equipment" shall mean all of the Grantor's machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor's business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Grantor.

                     (e) "General Intangibles" shall mean all of the Grantor's present and future general intangibles of every kind and description (as such term is defined in the UCC), including, without limitation, any causes of action, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law or in equity or otherwise (including any avoidance actions pursuant to Section 510, 544, 545, 547, 548, 549, 550, 551 and 553 of title 11, United States Code).

                     (f) "Inventory" shall mean all of the Grantors' right, title and interest in and to raw materials, work in process, finished goods and all other inventory (as such term is defined in the UCC), whether now owned or hereafter acquired, and any documents relating thereto.

                     (g) "Investment Property" shall mean all of the Grantor's right, title and interest in and to all securities (whether certificated or uncertificated), security entitle ments, security accounts, commodity contracts and commodity accounts.

                     (h) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Lender pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.


730843.2
                                       -2-

                  2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby creates and grants to the Lender, its successors and its assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Lender is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantor as debtor and the Lender as secured party.

                  The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

                  3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner satisfactory to the Lender. The Grantor agrees to notify the Lender promptly of any change in its name, in the location of its chief executive office or the principal office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral. The Grantor agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

                  4. Inspection and Verification. The Lender and such persons as the Lender may designate shall have the right, at any reasonable time or times during the Grantor's usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, the Collateral, including, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors and third persons possessing the Collateral.

                  5. Taxes; Encumbrances. At its option, the Lender may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Col lateral and not permitted under the Loan Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by this Agreement, and the Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing the Grantor from the performance of

730843.2
                                       -3-
any covenants or other promises with respect to taxes, liens, security interests or other en cumbrances and maintenances as set forth herein or in the Loan Agreement.

                  6. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, the Grantor shall promptly assign such security interest to the Lender. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

                  7. Representations and Warranties. The Grantor represents and warrants to the Lender that:

                     (a) Principal Place of Business, etc. Its chief executive office, its chief place of business and the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral is located in the county of New York, in the State of New York.

                     (b) Title and Authority. It has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Lender the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

                     (c) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Lender in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Lender in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

                     (d) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations.

                     (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement and as permitted by the Loan Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral.

730843.2
                                       -4-

                     (f) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 23. 8. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Lender in the Collateral, and the priority thereof, against any adverse mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever except for liens permitted pursuant to the Loan Agreement.


                  9. Use and Disposition of Collateral. The Grantor shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest. The Grantor shall not make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business and as otherwise permitted by the Loan Agreement, and the Grantor shall remain at all times in possession of the Collateral other than transfers to the Lender pursuant to the provisions hereof and as otherwise provided in this Agreement or the Loan Agreement.

                  10. Collections. Unless and until an Event of Default has occurred and is continuing, the Grantor shall have the right to collect its Accounts Receivable in the ordinary course of its business. Upon the occurrence of any Event of Default, the Lender shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor's name, the Lender's name or otherwise, for the use and benefit of the Lender, (i) to endorse the Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral, drafts against the Guarantor's customers, assignments and verifications of Accounts Receivable and notices to the Grantor's customers; (iii) to send verifications of Accounts Receivable to any customer of the Grantor; (iv) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and the Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed; (v) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (viii) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Lender; (ix) to notify the postal service authorities to change the address for delivery of mail addressed to the Grantor to such address as the Agent may designate; (x) to accept the return of goods represented by any of the Accounts Receivable; and
(xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to

730843.2
                                       -5-
do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender in the absence of the gross negligence or willful misconduct of the Lender. It is understood and agreed that the appointment of the Lender as the agent of the Grantor for the purposes set forth above in this Section 10 is coupled with an interest and is irrevocable. The provisions of this Section 10 shall in no event relieve the Grantor of any of its obligations hereunder or under the Loan Agreement with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

                  11. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Lender on demand, and it is agreed that the Lender shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Lender's gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Lender shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Lender shall give the Grantor ten (10) days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC) of the Lender's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or

730843.2
                                       -6-
exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) de termine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 11, the Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Lender may make payment on account thereof by using any claim then due and payable to the Lender from the Grantor as a credit against the purchase price, and the Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                  12. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender first, to the payment of all reasonable costs and expenses incurred by the Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lender hereunder on behalf of the Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder; second to the payment in full of all Secured Obligations owed to the Lender; and third, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Lender (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of

730843.2
                                       -7-
the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

                  13. Security Interest Absolute. All rights of the Lender hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement, the Note or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor in respect of the Secured Obligations or in respect of this Agreement.

                  14. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Lender.

                  15. Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Lender the attorney-in-fact of the Grantor effective upon and during the continuance of an Event of Default solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                  16. Lender's Fees and Expenses. The Grantor shall be jointly and severally obligated to, upon demand, pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure of any representation or warranty of the Grantor hereunder to be true and correct in all material respects or the failure by the Grantor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby.


730843.2
                                       -8-

                  17. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Lender as Collateral under this Agreement, except as contemplated by this Agreement or the Loan Agreement.

                  18. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE LENDER AND GRANTOR HEREBY AGREE THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE LOAN AGREEMENT OR THE NOTE SHALL BE DETERMINED IN DELAWARE AND EXPRESSLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE LOAN AGREEMENT OR THE NOTE AND AGREE THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO SUCH COURT MAY BE SERVED WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. WITH RESPECT TO SUCH COURT, THE LENDER AND THE GRANTOR HEREBY EXPRESSLY WAIVE ANY DEFENSE BASED ON DOCTRINES OF VENUE OR INCONVENIENT FORUM OR SIMILAR RULES OR DOCTRINES.

                  19. Notices. All communications and notices hereunder shall be in writing and given as provided in the Loan Agreement.

                  20. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

                  21. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Lender.


730843.2
                                       -9-

                  23. Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in cash, at which time the Lender shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

                  24. Limitation on Liability. Lender shall look only to the Collateral pledged hereunder and the Trustee shall have no personal or individual liability or obligation whatsoever hereunder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.



                                 GRANTOR:



                                 By:
                                    Christopher J. Kearns, solely as trustee
                                    on behalf of the beneficiaries of the Trust
                                    with respect to the Trust




                                 LENDER:

                                 MARVEL ENTERPRISES, INC.


                                 By:
                                    Name:  William H. Hardie, III
                                   Title:  Executive Vice President, Business
                                           Affairs



730843.2

                                                                       EXHIBIT 3






        For Exhibit 3 ("Avoidance Professional Fee Reimbursement Note"),

    see Exhibit A to Exhibit 2 ("Avoidance Litigation Trust Loan Agreement").



739291.1

                                                                       EXHIBIT 4

                                                                       EFFECTIVE
                                                                 OCTOBER 1, 1998






                            MARVEL ENTERPRISES, INC.

                                     BY-LAWS

                            (as restated and amended)


639423.16


                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.           OFFICES......................................................................................1
         Section 1.1.               Registered Office.............................................................1
         Section 1.2.               Other Offices.................................................................1

ARTICLE 2.           MEETINGS OF STOCKHOLDERS.....................................................................1
         Section 2.1.               Place of Meetings.............................................................1
         Section 2.2.               Annual Meetings...............................................................1
         Section 2.3.               Special Meetings..............................................................2
         Section 2.4.               Notice of Meetings............................................................2
         Section 2.5.               Quorum........................................................................2
         Section 2.6.               Notice of Stockholder Business and
                                    Nominations...................................................................4
         Section 2.7.               Organization..................................................................6
         Section 2.8.               Voting........................................................................6
         Section 2.9.               No Stockholder Action by Written Consent......................................8
         Section 2.10.              Inspectors....................................................................8
         Section 2.11.              List of Stockholders..........................................................8

ARTICLE 3.           BOARD OF DIRECTORS...........................................................................9
         Section 3.1.               Number of Directors...........................................................9
         Section 3.2.               General Powers................................................................9
         Section 3.3.               Election of Directors........................................................11
         Section 3.4.               Tenure and Qualifications....................................................11
         Section 3.5.               Quorum and Manner of Acting..................................................11
         Section 3.6.               Action by Communications Equipment...........................................11
         Section 3.7.               Offices, Place of Meeting and Records........................................11
         Section 3.8.               Annual Meeting...............................................................12
         Section 3.9.               Regular Meetings.............................................................12
         Section 3.10.              Special Meetings; Notice.....................................................12
         Section 3.11.              Organization.................................................................12
         Section 3.12.              Order of Business............................................................13
         Section 3.13.              Removal of Directors.........................................................13
         Section 3.14.              Resignation..................................................................13
         Section 3.15.              Vacancies....................................................................13
         Section 3.16.              Compensation.................................................................14
         Section 3.17.              Interested Directors.........................................................14

ARTICLE 4.           ACTION BY CONSENT...........................................................................14
         Section 4.1.               Consent by Directors.........................................................14
         Section 4.2.               Consent by Stockholders......................................................15

ARTICLE 5.           OFFICERS....................................................................................15
         Section 5.1.               Number.......................................................................15
         Section 5.2.               Election, Qualifications and
                                    Term of Office...............................................................15
         Section 5.3.               Removal......................................................................15
         Section 5.4.               Resignation..................................................................15

639423.16
                                       -i-


         Section 5.5.               Vacancies....................................................................16
         Section 5.6.               Chairman of the Board........................................................16
         Section 5.7.               Chief Executive Officer......................................................16
         Section 5.8.               President....................................................................16
         Section 5.9.               Chief Financial Officer......................................................16
         Section 5.10.              Treasurer....................................................................17
         Section 5.11.              Secretary....................................................................17
         Section 5.12.              Other Officers...............................................................17
         Section 5.13.              Salaries.....................................................................18

ARTICLE 6.           INDEMNIFICATION, ETC........................................................................18
         Section 6.1.               Indemnification and Advances of Expenses.....................................18
         Section 6.2.               Employees and Agents.........................................................19
         Section 6.3.               Repeal or Modification.......................................................19
         Section 6.4.               Other Indemnification........................................................19

ARTICLE 7.           CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC...............................................20
         Section 7.1.               Execution of Contracts.......................................................20
         Section 7.2.               Loans........................................................................20
         Section 7.3.               Checks, Drafts, etc..........................................................20
         Section 7.4.               Deposits.....................................................................21
         Section 7.5.               Proxies in Respect of Securities of
                                    Other Corporations...........................................................21

ARTICLE 8.           BOOKS AND RECORDS...........................................................................21
         Section 8.1.               Place........................................................................21
         Section 8.2.               Addresses of Stockholders....................................................21
         Section 8.3.               Record Dates.................................................................22
         Section 8.4.               Audit of Books and Accounts..................................................22

ARTICLE 9.           SHARES AND THEIR TRANSFER...................................................................22
         Section 9.1.               Certificates of Stock........................................................22
         Section 9.2.               Record.......................................................................23
         Section 9.3.               Transfer of Stock............................................................23
         Section 9.4.               Transfer Agent and Registrar; Regulations....................................23
         Section 9.5.               Lost, Destroyed or Mutilated Certificates....................................23

ARTICLE 10. SEAL.................................................................................................24

ARTICLE 11. FISCAL YEAR..........................................................................................24

ARTICLE 12. NOTICE...............................................................................................24
         Section 12.1.              Delivery of Notices..........................................................24
         Section 12.2.              Waivers of Notice............................................................25

ARTICLE 13. AMENDMENTS...........................................................................................25
         Section 13.1.              By-Laws......................................................................25

ARTICLE 14. DIVIDENDS............................................................................................25



639423.16
                                      -ii-

                            MARVEL ENTERPRISES, INC.
                                     By-Laws
                            (as restated and amended)


                                   ARTICLE 1.

                                     OFFICES
                                     -------

                  Section 1.1. Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Corporation's Certificate of Incorporation.

                  Section 1.2. Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Delaware from time to time as the Board of Directors may determine or the business of the Corporation may require.


                                   ARTICLE 2.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

                  Section 2.1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

                  Section 2.2. Annual Meetings.

                  (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place either within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

                  (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution fix a different day, time or place (either within or without the State of Delaware) for the annual meeting.

                  (c) If the election of directors shall not be held on the day fixed by the Board for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall

639423.16
cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting, the stockholders may elect the directors and transact such other business properly before the meeting with the same force and effect as at an annual meeting duly called and held.

                  Section 2.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time or from time to time by the Chief Executive Officer or Chairman of the Board, and shall be called at any time or from time to time at the request in writing of a majority of the total number of directors in office. A special meeting shall also be called by the Chief Executive Officer or the Secretary upon the written request of not less than 15% in interest of the Stockholders entitled to vote thereat. At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

                  Section 2.4. Notice of Meetings.

                  (a) Except as otherwise required by law or the Certificate of Incorporation, written notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of such meeting. Every such notice shall state the date, time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof.

                  (b) Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice of any adjourned meeting of the stockholders shall not be required to be given except by announcement at the meeting so adjourned or when expressly required by law.


                  Section 2.5. Quorum.

                  (a) At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall be required to constitute a quorum for the transaction of business. Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued

639423.16
                                       -2-
and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter, except that where the unanimous affirmative vote or written consent of all of the holders of the outstanding shares of a class or classes of stock is required by the Certificate of Incorporation with respect to any matter, all of the holders of the outstanding shares of such class or classes entitled to vote, present in person or by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term "total voting power" shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast in the election of directors to the Board of Directors, if all such shares of stock were present at a meeting of the Corporation's stockholders for the purpose of the election of directors, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present and voted at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter.

                  (b) In the absence of a quorum at any annual or special meeting of stockholders, a majority in total voting power of the shares of stock entitled to vote, or in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in total voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any person entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


639423.16
                                       -3-

                  Section 2.6. Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(i) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as

639423.16
                                       -4-
they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this ByLaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be),for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.


639423.16
                                       -5-

                  (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  Section 2.7. Organization. At each meeting of the stockholders, the Chairman of the Board or in his absence, the Chief Executive Officer, or in his absence, the President or any other officer designated by the Board, shall act as chairman of and preside over the meeting, and the Secretary or an Assistant Secretary of the Corporation, or any other person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

                  Section 2.8. Voting.

                  (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders or in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such person's name on the stock transfer records of the

639423.16
                                       -6-

Corporation. If no such record date shall have been fixed by the Board, then the record date shall be as fixed by applicable law.

                  (b) Persons holding a share or shares of stock in a fiduciary capacity shall be entitled to vote the share or shares so held and to consent in writing with respect to such share or shares. If shares of stock stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, such persons may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument or order, if any, defining their powers and duties, appointing them, or creating their relationship, and a copy of such instrument or order is furnished to the Secretary of the Corporation along with written notice to the contrary.

                  (c) Persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                  (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. The provisions of this subsection 2.8(d) are not intended to and do not limit the manner in which a stockholder may authorize another person or persons to act for him as proxy.

                  (e) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon and present in person or represented by proxy at such meeting, voting as a single class. Except as otherwise provided by the Certificate of Incorporation, where a separate vote by class or classes or one or more series of a class or classes of stock is required for any matter, such matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote thereon and present in person or represented by proxy at such meeting, a quorum being present. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, directors shall be elected by the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy and entitled to vote for the election of directors at a meeting at which a quorum is present.

639423.16
                                       -7-

                  Section 2.9. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholder.

                  Section 2.10. Inspectors. The Corporation shall, in advance of any meeting of the stockholders, appoint one or more inspector to act at the meeting of the stockholders and make a written report thereof. Such inspectors, among other things, shall accept and count the votes for and against the matters presented for a vote, make a written report of the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter subject to a vote other than a vote for or against his election to any position or office on or with the Board or the Corporation or on any other matter subject to a vote in which he may be directly interested. Before entering upon the discharge of any of his duties as such, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

                  Section 2.11.  List of Stockholders.

                  (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

                  (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

639423.16
                                       -8-

                  (c) The stock ledger shall be the conclusive evidence as to who are the stockholders entitled to examine the stock ledger, and the list of stockholders required by this Section 2.11, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.



                                   ARTICLE 3.

                               BOARD OF DIRECTORS
                               ------------------

                  Section 3.1. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be eleven (11).

                  Section 3.2. General Powers.

                  (a) Except as otherwise provided in the Certificate of Incorporation, the business, property, policies, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) Compensation and Nominating, Audit, Finance and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board (i) designate a Compensation and Nominating Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, the power to review and recommend to the Board the compensation and benefit arrangements for the officers of the Corporation, the administering of the stock option plans and executive compensation programs of the Corporation, including bonus and incentive plans applicable to officers and key employees of the Corporation and to recommend to the Board nominees for election as Directors, (ii) designate an Audit Committee to exercise, subject to applicable provisions of laws, the functions regularly administered by committees of such type including, without limitation, (A) to review the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (B) to ensure that the scope of the annual external audit by the independent auditors of the Corporation is sufficiently comprehensive, (C) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems and the results of the Corporation's internal audits, (D) to review with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit, and (E) to consider the qualification of the

639423.16
                                       -9-

Corporation's independent auditors, to make recommendations to the Board as to their selection and to review the relationship between such independent auditors and management, (iii) designate a Finance Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, to make recommendations to the Board with respect to the Corporation's credit arrangements, the issuance of equity and long term debt instruments and other financial matters, and(iv) by resolution similarly adopted, designate one or more other committees. The Compensation and Nominating Committee, the Audit Committee, the Finance Committee and each such other committee shall consist of five or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Compensation and Nominating Committee, Audit Committee and Finance Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Under no circumstances may the committee members, in their capacities as such, appoint another director to act in the place of such absent or disqualified member. In the event that, and for so long as, there are no duly appointed members, no duly designated alternate members, and no duly appointed replacement members of one (1) or more committees of the Board, the powers and authority that otherwise would be delegated to and exercised by such committee shall be reserved to and exercised by the Board.

         A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.10 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board. Any such committee shall fix its own rules of procedure, subject to the approval of the Board and the

639423.16
                                      -10-
provisions of the Certificate of Incorporation and of these By
Laws.

                  Section 3.3. Election of Directors. Except as otherwise provided in the Certificate of Incorporation, the directors shall be elected by the stockholders at the annual meeting of stockholders.

                  Section 3.4. Tenure and Qualifications. A director need not be a stockholder. Each director shall hold office until the annual meeting of the Stockholders next following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed or disqualified.

                  Section 3.5. Quorum and Manner of Acting.

                  (a) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be required for the taking of any action by the Board. Except as otherwise provided by law, the Certificate of Incorporation, or By-Laws, a majority of the total number of members of any committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and the affirmative vote of a majority of the members of any committee of the Board present at any meeting of such committee at which a quorum is present shall be required for the taking of any action by such committee.

                  (b) In the absence of a quorum at any meeting of the Board of Directors or of any committee of the Board, such meeting need not be held; or a majority of the directors or committee members, as the case may be, present thereat or, if no director or committee member be present, the Secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given except by announcement at the meeting at which the adjournment is taken.

                  Section 3.6. Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.7. Offices, Place of Meeting and Records. The Board and any committee of the Board may hold meetings and

639423.16
                                      -11-
have an office or offices at such place or places within or without the State of Delaware as the Board or such committee, as the case may be, may from time to time determine. The place of meeting shall be as from time to time designated by the Board or such committee, as the case may be, or as specified or fixed in the respective notices or waivers of notice thereof, except where no notice of such meeting is required, and except as otherwise provided by law, by the Certificate of Incorporation or these ByLaws.

                  Section 3.8. Annual Meeting. The Board shall meet for the purpose of organization, the election of principal officers and the transaction of other business, if a quorum be present, immediately following each annual election of directors by the stockholders; or the time and place of such meeting may be fixed by a majority of the total number of directors in office.

                  Section 3.9. Regular Meetings. Regular meetings of the Board and committees of the Board shall be held at such places and at such times as the Board or such committee, as the case may be, shall from time to time determine. Notice of regular meetings need not be given.

                  Section 3.10. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or Chairman of the Board or by a majority of the total number of directors in office. Special meetings of committees of the Board shall be held whenever called by the Chief Executive Officer or Chairman of the Board, a majority of the total number of directors in office or a majority of the members of such committee. Notice of each such meeting shall be mailed to each director or committee member, as the case may be, addressed to him at his usual place of business at least ten days before the day on which the meeting is to be held, or shall be sent to him at such place of business by facsimile transmission or other available means, or delivered personally or by telephone not later than 24 hours before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose thereof. Notice of any such meeting need not be given to any director or committee member, as the case may be, however, if waived by him in writing, whether before or after such meeting shall be held, or if he shall be present at such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.11. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, a director chosen by a majority of the directors present shall act as chairman of and preside over the meeting. At each meeting of any committee of the Board, the Chairman of the Board, if he

639423.16
                                      -12-
be a member of such committee, or in his absence, the member of such committee designated as chairman of such committee by the Board, or in the absence of such designation or such designated chairman, a member of such committee chosen by a majority of the members of such committee present, shall act as chairman of and preside over the meeting. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  Section 3.12. Order of Business. At all meetings of the Board of Directors and committees of the Board, business shall be transacted in the order determined by the chairman of such meeting.

                  Section 3.13. Removal of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed, either with or without cause, at any time and from time to time, by the affirmative vote or written consent of a majority in voting power of the shares of the capital stock of the Corporation then entitled to vote for the election of directors of the Corporation.

                  Section 3.14. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, President or Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.15. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies on the Board, caused by death, resignation, removal, disqualification, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority action of the remaining directors then in office, though less than a quorum, or by election upon the vote of the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose or upon action of the stockholders of the Corporation taken by written consent, and each director so elected to fill any such vacancy or newly created directorship shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or until he shall have been removed or disqualified.


639423.16
                                      -13-

                  Section 3.16. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                  Section 3.17. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, that is otherwise duly authorized in accordance with the provisions of the Certificate of Incorporation, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the dis interested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                   ARTICLE 4.

                                ACTION BY CONSENT
                                -----------------

                  Section 4.1. Consent by Directors. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent or

639423.16
                                      -14-
consents is filed with the minutes of the proceedings of the Board or such committee.

                  Section 4.2. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote upon the delivery to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended, or the provisions of a successor statute ("Section 228"), of a written consent or written consents of the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and any certificate required to be filed with the office of the Secretary of State of the State of Delaware with respect to such matter shall state that written consent has been given in accordance with Section 228 and that such written notice has been given.


                                   ARTICLE 5.

                                    OFFICERS
                                    --------

                  Section 5.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, Chief Executive officer, a President, a Chief Financial Officer, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.12. Any two or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of President.

                  Section 5.2. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.12, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed.

                  Section 5.3. Removal. Any officer may be removed, either with or without cause, by the action of the Board of Directors.

                  Section 5.4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or

639423.16
                                      -15-
the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.5. Vacancies. A vacancy in any office under this Article Five because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Article Five for regular election or appointment to such office.

                  Section 5.6. Chairman of the Board. The directors may elect one of their members to be Chairman of the Board. The Chairman of the Board, as such, shall be subject to the control of and may be removed by the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and stockholders. The Chairman of the Board shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board.

                  Section 5.7. Chief Executive Officer. Subject to the direction of the Board or the Chairman of the Board, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general charge and supervision of the business of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board or any committee thereof designated by it to so act. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and the stockholders.

                  Section 5.8. President. The President shall have general executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer, or any committee of the Board designated by it to so act.

                  Section 5.9. Chief Financial Officer. The Chief Financial Officer shall maintain or cause to be maintained adequate records of all assets, liabilities, and transactions of the Corporation and adequate internal accounting controls; shall prepare or cause to be prepared such financial statements or reports on the Corporation's results of operations or financial condition as required by law or directed by the Board; shall insure that adequate audits thereof are currently and regularly made; and shall, in consultation with the Chief Executive Officer or the Chairman of the Board, undertake measures and implement procedures designed to facilitate or further the foregoing. His

639423.16
                                      -16-
duties and powers shall, so far as the Chief Executive Officer or the Chairman of the Board may deem practicable, extend to all subsidiary corporations.

                  Section 5.10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board or the committee of the Board to which he reports or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board, or by the Chief Executive Officer or Chairman of the Board. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

                  Section 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation and these By-Laws and as required by law; shall be custodian of all corporate records (other than financial records) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, in accordance with, and required by, the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.11 of Article Two of these By-Laws, which shall include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board, by any committee of the Board designated by it to so act, or by the Chief Executive Officer or Chairman of the Board. The Secretary shall be appointed by the Chief Executive Officer or by the Board of Directors.

                  Section 5.12. Other Officers. The Corporation may have such other officers, agents, and employees as the Board may designate, including without limitation, one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief

639423.16
                                      -17-

Operating Officer, a Senior Legal Officer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold such office, for such period, have such authority, and perform such duties as the Board, any committee of the Board designated by it to so act, or the Chief Executive Officer or Chairman of the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

                  Section 5.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board or a duly designated and constituted committee thereof duly empowered and authorized so to act, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.


                                   ARTICLE 6.

                              INDEMNIFICATION, ETC.
                              ---------------------

                  Section 6.1. Indemnification and Advances of Expenses. To the fullest extent permitted by the General Corporation Law of the State of Delaware ("GCL"), as the same now exists or may hereafter be amended, and, to the extent required by the GCL, only as authorized in the specific case upon the making of a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct prescribed in Sections 145(a) and (b) of the GCL, the Corporation shall indemnify and hold harmless any person who was or is a director, officer or incorporator of the Corporation from and against any and all expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him in connection with, or as a result of, any threatened, pending, or completed proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), in which he is or may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), whether or not he continues to be such at the time such expenses and judgments, fines and amounts paid in settlement shall have been imposed or incurred. The Corporation shall be required to indemnify such a person who is or was a director, officer, or incorporator in connection with a proceeding (or part thereof) initiated by such person, however, only if the

639423.16
                                      -18-
initiation of such proceeding (or part thereof) by such person was authorized by the Board. Such right of indemnification shall inure whether or not such expenses and judgments, fines and amounts paid in settlement are imposed or incurred based on matters which antedate the adoption of this Article Six. Such right of indemnification shall continue as to a person who has ceased to be a director, officer or incorporator of the Corporation, and shall inure to the benefit of the heirs and personal representatives of such a person.

                  Expenses incurred by a person who is or was a director, officer, or incorporator of the Corporation in defending or investigating a threatened or pending action, suit or proceeding in which such person is or may become involved, as a party or otherwise, by reason of the fact that he is or was a director, officer, or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article Six or otherwise.

                  The rights to indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other rights which are or may be provided now or in the future under any provision currently in effect or hereafter adopted of these By-Laws, by any agreement, by vote of stockholders, by resolution of directors, by provision of law or otherwise.

                  Section 6.2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide to employees and agents of the Corporation who are not directors, officers or incorporators rights to indemnification and advancement of expenses similar to those conferred in this Article Six on directors, officers and incorporators of the Corporation.

                  Section 6.3. Repeal or Modification. Any repeal or modification of this Article Six shall not adversely affect any rights to indemnification and advancement of expenses of a director, officer or incorporator of the Corporation existing pursuant to this Article Six with respect to any acts or omissions occurring prior to such repeal or modification.

                  Section 6.4. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who is or was serving at its request as a director, officer,

639423.16
                                      -19-
incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be reduced by any amount such person actually receives as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE 7.

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

                  Section 7.1. Execution of Contracts. Unless the Board shall otherwise determine, the Chief Executive Officer, President or Chairman of the Board, any Vice President, the Treasurer or the Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board, or any committee designated by it to so act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to so act, and such authority may be general or confined to specific instances. Unless duly authorized so to do by the Certificate of Incorporation or by these By-Laws or by the Board or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                  Section 7.2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless duly authorized by the Board or any committee designated by it to so act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                  Section 7.3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of

639423.16
                                      -20-
the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board or any committee designated by it to so act.

                  Section 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board or any committee designated by it to so act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board or any committee designated by it to so act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board or any committee designated to so act.

                  Section 7.5. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board or any committee designated by it to so act, the Chairman of the Board, Chief Executive Officer or President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by or respecting such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                   ARTICLE 8.

                                BOOKS AND RECORDS
                                -----------------

                  Section 8.1. Place. The books and records of the Corporation may be kept at such places within or without the state of Delaware as the Board may from time to time determine.

                  Section 8.2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or

639423.16
                                      -21-
to a transfer agent of the Corporation an address at which notices of meetings and all other corporate notices and communications may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices and communications may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary or to a transfer agent of the Corporation or by transmitting a notice thereof to him at such address by facsimile transmission or other available method.

                  Section 8.3. Record Dates. Except as otherwise provided by law or these By-Laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 8.4. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board.


                                   ARTICLE 9.

                            SHARES AND THEIR TRANSFER
                            -------------------------

                  Section 9.1. Certificates of Stock. Every holder of record of shares of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board may prescribe. Every such certificate shall be signed by the Chairman of the Board, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; any and all signatures may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or

639423.16
                                      -22-
certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.

                  Section 9.2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of stock represented by each certificate for shares of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Certificate of Incorporation or law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

                  Section 9.3. Transfer of Stock. Except as otherwise provided by law or the Certificate of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by proper instruments of transfer; provided, however, that such transfer is subject to the transfer restrictions contained in the Certificate of Incorporation.

                  Section 9.4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                  Section 9.5. Lost, Destroyed or Mutilated Certificates. The Board may direct a new certificate representing shares of stock to be issued in place of any certificate theretofore issued by the Corporation alleged to have

639423.16
                                      -23-
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE 10.

                                      SEAL
                                      ----

                  The Board shall adopt and approve a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words and figures "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE 11.

                                   FISCAL YEAR
                                   -----------

                  The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by resolution of the Board of Directors.


                                   ARTICLE 12.

                                     NOTICE
                                     ------

                  Section 12.1. Delivery of Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable or other permissible means.


639423.16
                                      -24-

                  Section 12.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By Laws, to be given to any director, member of a committee of the Board or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE 13.

                                   AMENDMENTS
                                   ----------

                  Section 13.1. By-Laws. The Board may adopt, amend or repeal the By-Laws by the affirmative vote of a majority of the Board provided, however, that Section 2.3 may not be amended or repealed without the affirmative vote of 85% of the outstanding shares entitled to vote for the election of directors. No such amendment may be made unless the By-Laws, as amended, are consistent with the provisions of the General Corporation Law of the State of Delaware and of the Certificate of Incorporation.


                                   ARTICLE 14.
                                    DIVIDENDS
                                    ---------

                  Dividends upon shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, only in accordance with these By-Laws and the Certificate of Incorporation, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.


639423.16
                                      -25-

                                                                       EXHIBIT 5







                      For Exhibit 5 ("Charter for Newco"),

  see Exhibit 4.1 ("Restated Certificate of Incorporation of the Registrant").





764485.1

                                                                       EXHIBIT 6

                             DESIGNATED COMPETITORS

Designated Competitors for purposes of Section 10.4 of the Plan includes the entities identified below and any of their affiliates or associates.

         1.       Westgate International L.P.
         2.       Elliott Associates
         3.       Carl C. Icahn or any entity owned or controlled by him.
         4.       Vincent J. Intrieri or any entity owned or controlled by him.
         5.       Warner Communications
         6.       DC Comics
         7.       The Walt Disney Company
         8.       Mattel, Inc.
         9.       Hasbro, Inc.
         10.      Lewis Galoob Toys, Inc.
         11.      Playmates, Inc.
         12.      Just Toys, Inc.
         13.      Empire of Carolina
         14.      Play by Play Toys and Novelties
         15.      Applause, Inc.
         16.      Merlin
         17.      The Topps Company
         18.      Golden Books
         19.      Western Publishing
         20.      Hallmark Cards
         21.      American Greetings
         22.      Gibson Greetings
         23.      Landall Inc.



764318.1

                                                                       EXHIBIT 7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND SUBJECT TO THE PROCEDURES SET FORTH IN THIS NOTE.

$_____________________*                                       New York, New York
No. __________________                                 ______________ __, 1998**


                            Marvel Enterprises, Inc.

                        Excess Administration Claims Note

         FOR VALUE RECEIVED, Marvel Enterprises, Inc. (the "Company"), Marvel Entertainment Group, Inc. ("Marvel"), The Asher Candy Company, Fleer Corp. ("Fleer"), Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing, Inc., and Skybox International, Inc., (collectively, the "Issuers") hereby unconditionally promise to pay, jointly and severally, to the order of Zib Inc. (including any successor or assign, the "Holder") at [_________________], or at such other place as the Holder may from time to time designate to the Company in writing not less than ten (10) days prior to any payment date hereunder, the principal sum of _______________UNITED STATES DOLLARS ($ __________) in immediately available funds on _________ __, 2003*** (the "Maturity Date") and such other earlier dates provided for in this note (the "Note") and to pay interest at the time, in the form and manner, and at the rate set forth herein on the unpaid principal amount hereof, at the aforementioned address until such principal amount shall be paid in full. The Issuers shall pay principal, interest and all other amounts due hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts.
---------------------
* Amount represents the Excess Administration Claims Amount (as defined in the Plan).

**   Represents Consummation Date of Plan, which is the Issuance Date under
     Note.

*** As provided in the Plan, the Maturity Date is the fifth anniversary of the Consummation Date.


732468.8

         This Note represents the "Excess Administration Claims Note" that was issued on [________ __, 1998] (the "Issuance Date") pursuant to Section 6.20 of that certain "Fourth Amended Joint Plan of Reorganization Proposed by the Secured Lenders and Toy Biz, Inc." dated _________, 1998 (as amended or modified on or prior to the Issuance Date, the "Plan"). Reference is hereby made to the Plan for provisions applicable to this Note. This Note and any successor note(s) issued, in accordance with Section 4.8 hereof, are referred to collectively herein as the "Notes." Capitalized terms that are defined in this Note shall have the meanings ascribed to such term. Other Capitalized terms that are used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

                                    ARTICLE 1
                                    INTEREST

                  Section 1.1 Interest. Interest shall accrue on the unpaid principal amount of this Note (including Capitalized Interest (as defined below)) for the actual number of days elapsed based on a year of three hundred sixty five days (or three hundred sixty six days in leap years) at a rate per annum equal to [INSERT A NUMBER EQUAL TO THE ANNUAL INTEREST RATE UNDER THE "TERM LOAN FACILITY" AS DEFINED IN THE PLAN PLUS TWO (2)] percent until the principal amount of this Note (including all Capitalized Interest) is paid in full. At the option of the Company, on each _________ and ________ following the Issuance Date (each, an "Interest Payment Date"), accrued and unpaid interest from and after the previous Interest Payment Date (or in the case of the first Interest Payment Date, the Issuance Date) shall be either (i) payable in cash to the Holder on such Interest Payment Date or (ii) added to the principal balance of this Note ("Capitalized Interest"). With respect to each Interest Payment Date, the Company shall irrevocably select the applicable interest payment option no earlier than the thirtieth Business Day and no later than tenth Business Day (as defined in Section 4.2 hereof) prior to such Interest Payment Date. In the event that the Company fails to select an interest payment option in accordance with the preceding sentence, accrued and unpaid interest shall added to the principal balance of this Note and treated as Capitalized Interest. Interest on all amounts that are not paid when due (whether for principal, interest, or any other amount, or by acceleration, prepayment, passage of time or otherwise) shall bear interest for each day that such amounts are overdue at a rate that is two percent (2%) per annum above the rate set forth in the first sentence of this Section 1.1, payable on demand.

                  Section 1.2 Acceleration upon Change in Control. Upon the occurrence of a Change in Control (as defined in the following sentence) of the Company, the Required Holders may, by

                                        2
732468.8
notice in writing to the Company, declare the unpaid principal balance of the Notes (including Capitalized Interest), together with accrued and unpaid interest thereon, to be and the Notes and all such amounts shall thereupon be and become, immediately due and payable, without presentment, diligence, demand, protest or other notice of any kind. A "Change in Control" shall have occurred:
(i) if any entity, person or group (other than the Company or any savings, pension or other benefit plan for the benefit of employees of the Company) acquires shares of the Company's stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning fifty (50%) percent or more of the outstanding common stock of the Company (on a converted basis), (ii) if there are elected or appointed, within a twelve (12) month period, persons to the Board who are not Board members at the beginning of such twelve (12) month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board or (iii) if the Company sells all or substantially all of its assets to any other person, or merges or consolidates with any other person or effects any other similar reorganization, if as a result of such sale, merger, reorganization or consolidation the persons who immediately prior thereto owned fifty (50%) percent or more of the outstanding common stock of the Company (on a converted basis) cease to own securities representing more than 50% of the aggregate voting power and 50% of the common equity of the surviving entity.

                  Section 1.3 Payments Pro Rata. No payment of principal of, or interest on, any of the Notes may be made unless, at the same time, a pro rata payment of principal of, or interest on (as the case may be), this Note is also made.



                                    ARTICLE 2
                               PREPAYMENT OF NOTE

                  Section 2.     Prepayment.

                  (a) Prepayment. The aggregate principal amount (including any Capitalized Interest) of all (but not fewer than all) of the Notes may be prepaid by the Issuers in whole or in part, at any time or from time to time prior to the Maturity Date, at a redemption price (the "Redemption Price") equal to a percentage of the principal amount so prepaid, as follows:



                                        3
732468.8

        If the
    prepayment is
         made                                               Percentage
       --------                                              --------

    Less than one
    year after the
    Issuance Date       ....................                   106%
     At least one
    year but less
    than two years      ....................                   104%
      after the
    Issuance Date
     At least two
    years but less
   than three years     ....................                   102%
      after the
    Issuance Date
    At least three
   years after the      ....................                   100%
    Issuance Date


         The Redemption Price minus the amount of principal prepaid is referred to herein as the "Prepayment Premium." In the event that the Issuers elect to make a prepayment, the Issuers shall provide notice of such election (including the amount to be prepaid and the date of prepayment ("Prepayment Date")) to each of the Holders no earlier than the thirtieth Business Day and no later than tenth Business Day prior to such Prepayment Date, whereupon the election shall be irrevocable and such amount shall thereupon be due and payable on such Prepayment Date.

                  (b) Payments Pro Rata; Prepayment to Include Accrued Interest. All prepayments of the Notes shall be applied to each of the Notes in proportion to the respective outstanding principal amounts thereof. All prepayments of principal on the Notes shall include a payment of the accrued and unpaid interest in respect of such principal amount.

                                    ARTICLE 3
                                EVENTS OF DEFAULT

                  Section 3.1 Events of Default. If any one of the following events (each an "Event of Default") occurs and is continuing:

                  (a) the Issuers fail to make any payment of principal on this Note when due; or

                                        4
732468.8

                  (b) the Issuers fail to make any payment of interest on this Note when due; which failure shall continue without cure for five (5) days after such payment is due; or

                  (c) the Issuers fail to comply with any other agreement contained in this Note and such failure shall continue for a period of thirty (30) days following notice of such failure by the Required Holders; or

                  (d) any Issuer shall default in the payment when due (after expiration of any applicable grace period) of any principal of, interest on or other amount in respect of Indebtedness under the Term Loan Facility (or any replacement facility thereof), the Working Capital Facility (or any replacement facility thereof) or any other Indebtedness having an aggregate outstanding principal amount of at least $5,000,000; or any event or condition shall occur which permits the holder of such Indebtedness at its option to accelerate the maturity of such Indebtedness (after giving effect to any applicable grace periods); or

                  (e) any Issuer shall enter into any merger, consolidation, reorganization or recapitalization, or reclassification of its capital stock that has the effect of any of the foregoing events, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, exchange or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets (other than (x) any merger or consolidation of such Issuer into another Issuer and (y) any such conveyance, sale, assignment, lease, transfer, exchange or other disposition by such Issuer to another Issuer and (z) the corporate dissolution by the Company of any Issuer that is not a Material Issuer); or

                  (f) any Material Issuer, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case,
         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; or

                  (g) with respect to any Material Issuer, (A) any person commences an involuntary case and such case is not dismissed within sixty (60) days after the commencement thereof; provided that if the case is stayed during such sixty day period, then the passage of days during said period shall be tolled during (and only during) the pendency

                                        5
732468.8
         of the stay and shall resume at the time any such stay is lifted, or
         (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against such Issuer in an involuntary case, (ii) appoints a Custodian of such Issuer for all or substantially all of its property, or (iii) orders the liquidation of such Issuer, and the order or decree referred to in clauses (i) through
         (iii) hereof remains undismissed or unstayed for a period of thirty
         (30) days;

then, if such event is an Event of Default specified in paragraph (f) or (g) above with respect to any Issuer, the unpaid principal amount of the Notes (including all Capitalized Interest), together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, without presentment, diligence, demand, protest or other notice of any kind. If such event is any other Event of Default, the Required Holders may, at their option, by notice in writing to the Company or any other Issuer, declare the unpaid principal amount of the Notes (including all Capitalized Interest), together with accrued but unpaid interest thereon, to be and the Notes and all such amounts shall thereupon be and become, immediately due and payable, without presentment, diligence, demand, protest or other notice of any kind.

                  At any time after all of the Notes become immediately due and payable as the result of the occurrence of an event described in this section, the Required Holders may, at the Required Holders' option, by notice in writing to the Company, rescind and annul the consequences of such event and cause the Notes to no longer be immediately due and payable if (i) the Issuers have paid all overdue interest on the Notes and the principal thereof which has become due otherwise than by reason of such event and interest on such overdue interest and principal, (ii) all Events of Default, other than nonpayment of amounts which have become due solely by reason of such event, have been cured or waived by the Required Holders, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes. No such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right arising therefrom. Notwithstanding any other provision of this Note, the right of the Holder to receive payment of principal of and interest on this Note, on and after the respective due dates expressed or provided in this Note (other than the nonpayment of amounts which have become due solely by reason of such event), or to bring suit for the enforcement of any such payment on and after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holders.

                  For purposes of this Note, the following terms shall have the following meanings:

                                        6
732468.8

                  "Bankruptcy Law" means title 11, United States Code or any similar federal or state law for the relief of debtors.

                  "Custodian" means any receiver, trustee,, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Indebtedness" shall mean (a) indebtedness for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such person or entity but is secured by assets of such person or entity), (c) capitalized lease obligations,
(d) obligations of such Person arising under acceptance facilities, (e) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (f) all obligations upon which interest charges are customarily paid, (g) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (i) all executory obligations in respect of interest rate agreements and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (j) with respect to any person or entity, all Indebtedness of the types referred to in clauses (a) through (i) above for which such person or entity is obligated under a guaranty, make-well, capital support, or other contingent obligation and (k) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or contingent obligations.

                  "Material Issuer" means the Company, Marvel, Fleer, Marvel Characters, Inc. and any other Issuer which would qualify as a "significant subsidiary" of the Company under Regulation S-X as promulgated by the Securities and Exchange Commission (17 CFR 210) or any successor regulation.

                  "Notes" has the meaning set forth in the preamble hereto.

                  "Required Holders" means, at any time, the holder(s) of Notes having an aggregate principal amount in excess of fifty percent (50%) of the aggregate principal amount (including any

                                        7
732468.8

Capitalized Interest) of all of the Notes issued and outstanding at such time.

                                    ARTICLE 4
                                  MISCELLANEOUS

         Section 4.1 Defenses. The Issuers hereby waive pre sentment, diligence, demand, protest, notice of dishonor and all other demands and notices of any kind. No delay or failure by the Holder in the exercise of any right or remedy shall consti tute a waiver thereof, and no single or partial exercise by the Holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise or any other right or remedy.

         Section 4.2 Payments Due on Non-Business Days. Anything in this Note to the contrary notwithstanding, any payment of principal of or interest on this Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

         Section 4.3 Notices. Any notice or communication to the Holder shall be sent by hand delivery, first class registered mail, or nationwide reliable overnight delivery service (with charges prepaid) to the address shown on the face hereof, or as otherwise indicated in the Register provided for in
Section 4.8 hereof, or such other place as the Holder may designate in writing to the Company in accordance herewith. Any notice or communication to the Issuers shall be mailed by first-class registered mail or delivered by hand to Marvel Enterprises, Inc., 685 Third Avenue, New York, New York 10017, Attn:
President (with a courtesy copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, Attn: Lawrence Mittman) or such other place as the Company may designate in writing to the Holder. All notices shall be effective when actually delivered to the required addresses unless such delivery does not take place on a Business Day, in which case such delivery shall be deemed to have taken place on the immediately next Business Day following the actual delivery.

         All notices or communications shall be in writing.

         Section 4.4 Amendment. The provisions of this Note may not be amended, modified or waived except by an instrument in writing signed by the Issuers and the Holder.

                                        8
732468.8

         Section 4.5 Governing Law and Jurisdiction. This Note is governed by and shall be construed in accordance with the internal laws of the State of New York, United States of America, without regard to the conflicts of laws provisions thereof. Each of the Issuers and the Holder by accepting this Note agree that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the Courts of the State of New York or of the United States of America located in the Southern District of New York. By the execution and delivery of this Note, each of the Issuers and the Holder, as the case may be, submit to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding. The Issuers and the Holder further agree to service of process by mailing copies of the process by registered mail to the address specified herein, and the Issuers and the Holder consent that the mailing of process in such manner will be deemed personal service and accepted as such, and will be valid and binding for all purposes of any such action, suit or proceeding.

         Section 4.6 No Adverse Interpretation of Other Agree ments. This Note may not be used to interpret another indenture, loan or debt agreement of the Issuers. Any such indenture, loan or debt agreement may not be used to interpret this Note.

         Section 4.7 Enforcement Expenses. The Issuers agree to pay to any Holder the reasonable costs and expenses incurred by such Holder in the enforcement of any provision in this Note, or the collection hereof (including costs and expenses incurred following the commencement of, and in connection with, any proceeding under any Bankruptcy Law), including reasonable fees and disbursements of counsel for such Holder.

         Section 4.8 Successors and Assigns; Registered Notes. All agreements of the Issuers in this Note shall bind their respective successors. The obligations of the Issuers under this Note may not be assigned without the prior written consent of the Holder.

                  The Issuers shall maintain at the principal office of the Company a register (the "Register") in which the Issuers shall provide for the registration of Notes and of transfers of Notes. The Issuers shall be entitled to treat the person designated as such in the Register as the Holder. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Issuers shall, at their expense, execute and deliver one or more new Notes of like tenor, of denominations of one million dollars ($1,000,000) or integral multiples thereof, and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the Holder of any Note, such Note may be exchanged for other Notes of like tenor, of denominations of one million dollars ($1,000,000) or integral multiples thereof, and of a like aggregate principal

                                        9
732468.8
amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Issuers shall, at their expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder or such Holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Issuers will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  The Notes have not been registered under the Securities Act and, notwithstanding the preceding paragraph, neither the Notes nor any interest therein may be sold or otherwise trans ferred except pursuant to a registration under said Act or either (i) to a person the transferor reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act"), in accordance with Rule 144A, or (ii) pursuant to another exemption from registra tion under the Securities Act (with a written opinion of counsel reasonably acceptable to the Company as to such exemption having been delivered to the Company prior to such transfer) and, in each case, in accordance with all applicable securities laws of the states of the United States. At the request of the Issuers, the Notes may bear a legend thereon to the following effect: "This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except pursuant to a registration under said Act or an exemption therefrom and in accordance with all applicable securities laws of the states of the United States and subject to the procedures set forth in this Note." Each initial Holder and each subsequent transferee, or any transferee of an interest in any Note, by accepting any Note or interest therein, acknowledges the restric tions on transfer thereof set forth in this Note and agrees that it will transfer this Note or any interest therein only as provided in this Note.

         Section 4.9 Information Required by Rule 144A. Upon the request of the Holder, each Issuer shall provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the

                                       10
732468.8
information requirements of Rule 144A under the Securities Act in connection with the resale of this Note, except at such times as such Issuer is subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. For the purpose of this Section 4.9, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

         Section 4.10 Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Issuers may treat the person or entity in whose name any Note is registered as the owner and Holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Issuers shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder of any Note may from time to time grant participations in all or any part of such Note to any person or entity on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

         Section 4.11 Setoff. Each Issuer acknowledges that the Holder has all rights of setoff and bankers' lien provided by applicable law.

         Section 4.12 Joint and Several. The obligations of each of the Issuers under this Note is joint and several.

         Section 4.13 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 4.14 Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.









                                       11
732468.8

         IN WITNESS WHEREOF, the Issuers have duly executed and delivered this Note on the date first above written.




                                            MARVEL ENTERPRISES, INC.
                                            MARVEL ENTERTAINMENT GROUP, INC.
                                            THE ASHER CANDY COMPANY
                                            FLEER CORP.,
                                            FRANK H. FLEER CORP.,
                                            HEROES WORLD DISTRIBUTION, INC.
                                            MALIBU COMICS ENTERTAINMENT, INC.
                                            MARVEL CHARACTERS, INC.
                                            MARVEL DIRECT MARKETING, INC.,
                                            SKYBOX INTERNATIONAL, INC.



                                            By:_________________________
                                                 Name:
                                                 Title:










                                       12
732468.8

                                                                       EXHIBIT 8







            --------------------------------------------------------



                        MAFCO LITIGATION TRUST AGREEMENT

                                  by and among

                        MARVEL ENTERTAINMENT GROUP, INC.,
                            THE ASHER CANDY COMPANY,
                                  FLEER CORP.,
                              FRANK H. FLEER CORP.,
                        HEROES WORLD DISTRIBUTION, INC.,
                        MALIBU COMICS ENTERTAINMENT, INC.
                             MARVEL CHARACTERS, INC.
                         MARVEL DIRECT MARKETING, INC.,
                           SKYBOX INTERNATIONAL INC.,
                                 John J. Gibbons
                 (solely in his capacity as chapter 11 trustee),

                            MARVEL ENTERPRISES, INC.

                                       and

                   Ronald Cantor as MAFCO Litigation Trustee,
                  Ivan Snyder as MAFCO Litigation Trustee, and
                  James A. Scarpone as MAFCO Litigation Trustee


            --------------------------------------------------------




                           Dated as of October 1, 1998


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ____

DECLARATION OF TRUST..............................................................................................2

ARTICLE I
         DEFINITIONS..............................................................................................3
                  1.01     Certain Terms Defined..................................................................3
                  1.02     Meanings of Other Terms................................................................6

ARTICLE II
         MAFCO LITIGATION TRUSTEES' ACCEPTANCE....................................................................6
                  2.01     Acceptance.............................................................................6
                  2.02     Purpose of MAFCO Litigation Trust......................................................6
                  2.03     Incidents of Ownership.................................................................7
                  2.04     The Shared Privileges..................................................................7

ARTICLE III
         BENEFICIARIES............................................................................................8
                  3.01     Beneficial Interests...................................................................8
                  3.02     Rights of Beneficiaries................................................................9

ARTICLE IV
         DURATION AND TERMINATION OF MAFCO LITIGATION TRUST.......................................................9
                  4.01     Duration...............................................................................9
                  4.02     No Termination by Beneficiaries.......................................................10
                  4.03     Continuance of MAFCO Litigation Trust for Winding Up.  ...............................10

ARTICLE V
         LITIGATION COSTS; REDUCTION OF JUDGMENT; COOPERATION;
         INDEPENDENT CAUSES OF ACTION; INDEMNIFICATION COSTS;
         DISTRIBUTIONS; ADMINISTRATION OF TRUST ESTATE...........................................................10
                  5.01     Payment of Costs......................................................................10
                  5.02     Reduction of Judgment; Cooperation....................................................12
                  5.03     Indemnification Costs.................................................................13
                  5.04     Distribution of Distributable Proceeds................................................14
                  5.05     Distributions Generally; Method of Payment; Undeliverable Property....................14


730835.9




ARTICLE VI
         TAX MATTERS.............................................................................................15
                  6.01     Treatment.............................................................................15
                  6.02     Allocation............................................................................15

ARTICLE VII
         POWERS OF AND LIMITATIONS ON THE MAFCO LITIGATION TRUSTEES..............................................16
                  7.01     Powers of the MAFCO Litigation Trustees...............................................16
                  7.02     Action by Majority....................................................................17
                  7.03     No Operations as an Investment Company, Trade or Business.............................17
                  7.04     Investment of MAFCO Litigation Trust Moneys...........................................18

ARTICLE VIII
         CONCERNING THE MAFCO LITIGATION TRUSTEES................................................................18
                  8.01     Generally.............................................................................18
                  8.02     Reliance by MAFCO Litigation Trustee..................................................18
                  8.03     Liability to Third Persons............................................................19
                  8.04     Nonliability of MAFCO Litigation Trustees for Acts of Others..........................19
                  8.05     Indemnity.............................................................................20
                  8.06     Bond..................................................................................20

ARTICLE IX
         COMPENSATION OF MAFCO LITIGATION TRUSTEES...............................................................20
                  9.01     Fees and Expenses.....................................................................20

ARTICLE X
         MAFCO LITIGATION TRUSTEES AND SUCCESSOR MAFCO LITIGATION
         TRUSTEES................................................................................................21
                  10.01    Generally.............................................................................21
                  10.02    Resignation...........................................................................21
                  10.03    Removal...............................................................................21
                  10.04    Appointment of Successor MAFCO Litigation Trustee; Acceptance of Appointment by
                             Successor MAFCO Litigation Trustee..................................................21

 ARTICLE XI
         CONCERNING THE BENEFICIARIES............................................................................22
                  11.01    No Suits by Beneficiaries.............................................................22
                  11.02    Requirement of Undertaking............................................................22

ARTICLE XII
         JURISDICTION............................................................................................22
                  12.01    Jurisdiction..........................................................................22

730835.9




 ARTICLE XIII
         ADMINISTRATION OF TRUST ESTATE..........................................................................23
                  13.01    Reports...............................................................................23
                  13.02    Fiscal Year...........................................................................23
                  13.03    Books and Records.....................................................................23
                  13.04    Newco Reports to MAFCO Litigation Trustee.............................................24

ARTICLE XIV
         MISCELLANEOUS PROVISIONS................................................................................24
                  14.01    Construction..........................................................................24
                  14.02    Severability..........................................................................24
                  14.03    Cooperation...........................................................................24
                  14.04    Notices...............................................................................24
                  14.05    Headings..............................................................................25
                  14.06    Counterparts..........................................................................25


730835.9

                        MAFCO LITIGATION TRUST AGREEMENT

         This MAFCO LITIGATION TRUST AGREEMENT, dated as of October 1, 1998, is by and among Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and Skybox International Inc., each (other than Marvel Characters, Inc. and Malibu Comics Entertainment, Inc.) being Delaware corporations and Marvel Characters, Inc. and Malibu Comics Entertainment, Inc. being California corporations (the "Marvel Debtors"), John J. Gibbons, solely in his capacity as chapter 11 trustee for the Marvel Debtors, Marvel Enterprises, Inc., a Delaware corporation ("Newco"), and Ronald Cantor, Ivan Snyder, and James A. Scarpone, as trustees (the "MAFCO Litigation Trustees").

                                    RECITALS

         WHEREAS, on or about July 31, 1998, the United States District Court for the District of Delaware (the "District Court") entered an order confirming the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated July 31, 1998 (as such plan may hereafter be amended, restated or otherwise modified, the "Plan"), filed by certain of the secured lenders of the Marvel Debtors and by Toy Biz, Inc. (which has since changed its name to Marvel Enterprises, Inc.);

         WHEREAS, pursuant to Section 7.1(b) of the Plan, the Marvel Debtors have agreed to contribute to the MAFCO Litigation Trustees in trust (the "MAFCO Litigation Trust") (A) all of their interests in any Causes of Action against any of the MAFCO Defendants asserted in the District Court Complaint or which could have been asserted in the District Court Complaint (exclusive of all Causes of Action (x) pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, (y) relating to any tax-sharing or other similar agreement or (z) against any person or entity released or exculpated under the
Plan) (the "MAFCO Litigation Claims") and (B) an interest, to be jointly shared by the MAFCO Litigation Trust with Newco, in the Marvel Debtors' right to the benefits of the attorney-client privilege, work-product immunity or other protection from disclosure with respect to the Shared Privilege Matters (as defined herein) (the "Shared Privileges");

         WHEREAS, the Marvel Debtors, Newco and the MAFCO Litigation Trustees collectively acknowledge that, except as otherwise specifically provided or conditioned herein, the MAFCO Litigation Trust shall succeed to all rights and privileges heretofore enjoyed and preserved by the Marvel Debtors in connection with the MAFCO Litigation Claims;

         WHEREAS, the MAFCO Litigation Trustees and Newco have a joint interest in preserving and enhancing Newco's unfettered ability to defend and/or prosecute claims, in a manner so as to preserve and/or enhance Newco's going concern values;


730835.9

         WHEREAS, the Marvel Debtors have requested that the MAFCO Litigation Trustees, and the MAFCO Litigation Trustees are willing to agree with the Marvel Debtors to, enforce the MAFCO Litigation Claims, if any, for the benefit of all holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim), holders of Allowed Class Securities Litigation Claims, and holders of Allowed Equity Interests in Entertainment (collectively, the "Beneficiaries"), to prosecute, direct, settle or compromise any MAFCO Litigation Claims on behalf of and for the benefit of the Beneficiaries, and to hold the Net MAFCO Litigation Proceeds, if any, in trust for the Beneficiaries, and distribute the Distributable Proceeds to the Beneficiaries, all on and subject to the terms set forth herein;

         WHEREAS, pursuant to Section 7.5(b) of the Plan, promptly after the execution and delivery of this MAFCO Litigation Trust Agreement, (i) the MAFCO Litigation Trustees and Newco will enter into that certain MAFCO Litigation Trust Loan Agreement (together with the promissory note and security agreement executed and delivered therewith, the "MAFCO Loan Agreement"), whereby Newco will agree to make loans to the MAFCO Litigation Trustees for the benefit of the MAFCO Litigation Trust in an amount not to exceed, at any given time outstanding, One Million Dollars ($1,000,000) to be used by the MAFCO Litigation Trustees to fund Administrative Costs and Expenses, (ii) the MAFCO Litigation Trustees will execute and deliver to Newco a note (the "MAFCO Note") under which the MAFCO Litigation Trust will be obligated to reimburse Newco for all sums advanced under the MAFCO Loan Agreement, and (iii) the MAFCO Litigation Trustees and Newco will enter into a Security Agreement (the "MAFCO Security Agreement") whereby the MAFCO Litigation Trustees will pledge to Newco all of the MAFCO Litigation Trust Assets as security for the MAFCO Litigation Trust's obligations under the MAFCO Loan Agreement, the MAFCO Note and the MAFCO Security Agreement; and

         WHEREAS, the District Court shall have jurisdiction over the MAFCO Litigation Trust, the MAFCO Litigation Trustees and the MAFCO Litigation Claims, as provided herein and in the Plan.


                              DECLARATION OF TRUST

         NOW THEREFORE, in order to declare the terms and conditions hereof, and in consideration of the Recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Plan and this MAFCO Litigation Trust Agreement, the Marvel Debtors and John J. Gibbons (solely in his capacity as chapter 11 trustee for the Marvel Debtors), on behalf of the Marvel Debtors, have executed this MAFCO Litigation Trust Agreement and absolutely and irrevocably grant, assign, transfer, convey, and deliver to, and otherwise acknowledge that, the MAFCO Litigation Trustees, and their successors and assigns, succeed to, without representation, warranty or recourse (except the Marvel Debtors represent they have full rights to make the assignments herein), on behalf of and for the benefit of the Beneficiaries, (A) all

730835.9
                                       -2-
right, title and interest of the Marvel Debtors in and to any and all MAFCO Litigation Claims and the proceeds therefrom and (B) the jointly shared interest in the Shared Privileges;

         TO HAVE AND TO HOLD unto the MAFCO Litigation Trustees and their successors in trust; and

         THE MAFCO LITIGATION TRUSTEES HEREBY ACCEPT such rights, properties and privileges assigned or transferred to them or otherwise realized by them, and the trust imposed upon them, and agree to retain and enforce the MAFCO Litigation Claims for the benefit of the Beneficiaries, and agree to their appointment as trustees hereunder for such purpose under section 1123(b)(3)(B) of the Bankruptcy Code and to hold the Distributable Proceeds in trust for the Beneficiaries;

         PROVIDED, HOWEVER, that upon termination of this MAFCO Litigation Trust in accordance with Section 4.01 hereof, this MAFCO Litigation Trust Agreement shall cease, terminate and be of no further force and effect and the then remaining Distributable Proceeds shall be distributed to the Beneficiaries in accordance with their interest therein as provided in Section 5.04 hereof.

         IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the MAFCO Litigation Trust Assets are to be held and applied by the MAFCO Litigation Trustees solely for the benefit of the Beneficiaries and for no other party, subject to the further covenants, conditions and terms hereinafter set forth.


                                    ARTICLE I
                                   DEFINITIONS

         1.01 Certain Terms Defined. Terms defined in the Plan, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. For purposes of this MAFCO Litigation Trust Agreement, the following capitalized terms shall have the following meanings:

                  "Administrative Costs and Expenses" means the administrative expenses of the MAFCO Litigation Trust, including, without limitation, the Professional Fees, taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs, and secretarial and administrative costs attendant to the maintenance of the MAFCO Litigation Trust and the responsibilities of the MAFCO Litigation Trustees hereunder, the fees of the MAFCO Litigation Trustees and any indemnification costs and expenses owing to any Indemnified Party under Section 8.05 hereof, but excluding any Indemnification Costs.

                  "Beneficial Interests" has the meaning set forth in Section 3.01(a) hereof.


730835.9
                                       -3-

                  "Beneficiaries" has the meaning set forth in the Recitals hereto.

                  "Beneficiary List" has the meaning set forth in Section 13.03 hereof.

                  "Communication" has the meaning applied thereto in Rule 26.3 of the Joint Civil Rules of the United States District Courts for the Southern and Eastern Districts of New York.

                  "Designor" has the meaning set forth in Section 10.01 hereof.

                  "Distributable Proceeds" means all Net MAFCO Litigation Proceeds and any investment income earned on MAFCO Litigation Trust Assets, net of all MAFCO Litigation Trust Costs to the extent not deducted in calculating Net MAFCO Litigation Proceeds.

                  "District Court" has the meaning set forth in the Recitals hereto.

                  "District Court Complaint" means the complaint in Case No. 97-586 (RRM) filed on October 30, 1997 in the District Court.

                  "Document" has the meaning applied thereto in Rule 26.3 of the Joint Civil Rules of the United States District Courts for the Southern and Eastern Districts of New York, and also includes any tape recording, electronic data, electronic mail message or other exchange of information between computers, and all information stored in an electronic form or computer data base.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exculpation Amount" has the meaning set forth in Section 5.02 hereof.

                  "Indemnification Costs" has the meaning set forth in Section
5.03 hereof.

                  "Indemnified Parties" has the meaning set forth in Section
8.05 hereof.

                  "MAFCO Defendants" means (i) Ronald O. Perelman, (ii) Mafco Holdings, Inc., (iii) MacAndrews & Forbes Holdings, Inc., (iv) the Andrews Group, Inc., (v) Marvel IV Holdings, Inc., (vi) Marvel V Holdings, Inc., (vii) Four Star Holdings, Inc., (viii) William C. Bevins, (ix) Donald G. Drapkin, (x) Holdings I, (xi) Holdings II, (xii) Holdings III, (xiii) any individual who served prior to June 20, 1997 as a director of Entertainment, (xiv) any individual who served on or prior to April 24, 1997 as to Holdings I and Holdings II, or is presently serving or has ever served as to Holdings III, as a director, and (xv) any insider (other than a Releasing Party), Affiliate (other than a Releasing Party or an officer or director of Holdings I or Holdings II serving from and after April 24, 1997), director, employee, attorney (other than a Releasing Party), investment banker (other than a Releasing Party), or

730835.9
                                       -4-
agent of any party identified in clauses (i) through (xiv) of this definition acting in such capacity in connection with the MAFCO Causes of Action and the LaSalle Action.

                  "MAFCO Litigation Claims" has the meaning set forth in the Recitals hereto.

                  "MAFCO Litigation Trust" has the meaning set forth in the Recitals hereto.

                  "MAFCO Litigation Trust Agreement" means this litigation trust agreement.

                  "MAFCO Litigation Trust Assets" means the MAFCO Litigation Claims, the Shared Privileges, the Distributable Proceeds, and all other property held from time to time by the MAFCO Litigation Trustees under this MAFCO Litigation Trust Agreement and any earnings thereon.

                  "MAFCO Litigation Trust Costs" has the meaning set forth in
Section 5.01 ---------------------------- hereof.

                  "MAFCO Litigation Trustee" has the meaning set forth in the first paragraph of this MAFCO Litigation Trust Agreement.

                  "MAFCO Loan Agreement" has the meaning set forth in the Recitals hereto.

                  "MAFCO Note" has the meaning set forth in the Recitals hereto.

                  "MAFCO Security Agreement" has the meaning set forth in the Recitals hereto.

                  "Marvel Debtors" has the meaning set forth in the first paragraph of this MAFCO Litigation Trust Agreement.

                  "Net MAFCO Litigation Proceeds" means the gross proceeds derived from the MAFCO Litigation Claims realized by the MAFCO Litigation Trust net of payment of all expenses of the MAFCO Litigation Trust including, without limitation, payment without duplication of all sums due and owing pursuant to the MAFCO Note.

                  "Newco" has the meaning set forth in the first paragraph hereof.

                  "Plan" has the meaning set forth in the Recitals hereto.

                  "Plan Rate" means simple interest at the rate of seven percent (7%) per annum.

                  "Professional Fees" means the fees and expenses of professionals retained by the MAFCO Litigation Trustees on behalf of the MAFCO Litigation Trust (including, without limitation, attorneys, accountants and expert fees and expenses).

730835.9
                                       -5-

                  "Shared Privileges" has the meaning set forth in the Recitals hereto.

                  "Shared Privilege Matters" means Documents, information and Communications, the disclosure of which is protected under the attorney-client privilege, work product immunity or other protection from disclosure of the Marvel Debtors (or any of them) immediately prior to the consummation of the Plan, relating to the allegations in the District Court Complaint insofar as they relate to a claim or claims raised against the MAFCO Defendants in the District Court Complaint or any amendment thereof arising out of the same historical facts.

         1.02 Meanings of Other Terms. Except where the context otherwise requires, words importing the masculine gender include the feminine and the neuter, if appropriate, words importing the singular number shall include the plural number and vice versa and words importing persons shall include firms, associations, corporations and other entities. All references herein to Articles, Sections and other subdivisions, unless referring specifically to the Plan or provisions of the Bankruptcy Code, Bankruptcy Rules or other law, statute or regulation, refer to the corresponding Articles, Sections and other subdivisions of this MAFCO Litigation Trust Agreement, and the words "herein," "hereof" and "hereunder" and words of similar import refer to this MAFCO Litigation Trust Agreement as a whole and not to any particular Article, Section or subdivisions of this MAFCO Litigation Trust Agreement.


                                   ARTICLE II
                      MAFCO LITIGATION TRUSTEES' ACCEPTANCE

         2.01 Acceptance. The MAFCO Litigation Trustees accept the MAFCO Litigation Trust created by this MAFCO Litigation Trust Agreement and the transfer and assignment of the MAFCO Litigation Claims and the succession to the Shared Privileges, on behalf of and for the benefit of the Beneficiaries, and agree to observe and perform the trust, upon and subject to the terms and conditions set forth herein and in the Plan.

         2.02 Purpose of MAFCO Litigation Trust. The purpose of this MAFCO Litigation Trust is to implement part of Section 7 of the Plan by providing for the vesting in the MAFCO Litigation Trustees of the ownership of and the responsibility for the protection and conservation of the MAFCO Litigation Trust Assets on behalf of and for the benefit of the Beneficiaries. Such responsibility shall be limited to the initiation, retention, enforcement and settlement of any MAFCO Litigation Claims by the MAFCO Litigation Trustees on behalf of and for the benefit of the Beneficiaries, the collection of the Net MAFCO Litigation Proceeds, the execution, delivery of and performance under the MAFCO Loan Agreement, MAFCO Note and MAFCO Security Agreement, the repayment of the MAFCO Note as provided herein and therein, the repayment of any borrowings under Section 7.01(p) hereof, the temporary investment of Distributable Proceeds and other MAFCO Litigation Trust moneys as provided in Section 7.04 hereof, the payment of MAFCO Litigation Trust Costs, the making

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of any other payments provided to be made from the MAFCO Litigation Trust as set forth in the Plan and this MAFCO Litigation Trust Agreement, and the distribution of Distributable Proceeds to the Beneficiaries in accordance with the provisions of the Plan and this MAFCO Litigation Trust Agreement, in each case including the powers with respect thereto set forth in Article VII hereof.

         2.03 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the MAFCO Litigation Trust and the MAFCO Litigation Trustees shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein on behalf of the Beneficiaries.

         2.04 The Shared Privileges. The MAFCO Litigation Trustees shall not obtain or disclose any Shared Privilege Matters except as set forth in this
Section 2.04.

                  (a) If the MAFCO Litigation Trustees desire access to Shared Privilege Matters, they shall request such matters from Newco in writing in a manner that identifies with reasonable specificity the particular Shared Privilege Matters sought (such as a request for the production of documents). Newco shall have no obligation to disclose or provide the MAFCO Litigation Trustees with access to the requested Shared Privilege Matters if Newco, in Newco's sole discretion, exercised in good faith, determines that the substance of the Shared Privilege Matters, if disclosed, could have an adverse economic effect (whether or not quantifiable) on Newco or its subsidiaries or on the business conducted by Newco or its subsidiaries. Within thirty (30) days of the later of the MAFCO Litigation Trustees' request or Newco's access to the documents requested, and subject to Section 2.04(b) below, Newco shall (a) provide the MAFCO Litigation Trustees with access to any Shared Privilege Matters requested by the MAFCO Litigation Trustees as to which Newco has not made the determination referred to in the preceding sentence and/or (b) notify the MAFCO Litigation Trustees, in writing, that it is denying access to some or all of the requested Shared Privilege Matters (the "Denial Notice"). Any requested Shared Privilege Matter to which the MAFCO Litigation Trustees are denied access under this Section 2.04(a) shall be identified by Newco in writing with reasonable specificity (such as a privilege log in response to a request for the production of documents), which shall be provided to the MAFCO Litigation Trustees within thirty (30) days of the delivery of the Denial Notice. The MAFCO Litigation Trustees shall grant any reasonable request by Newco for an extension of the deadlines set forth in this paragraph.

                  (b) If the custodian of any Shared Privilege Matter requested by the MAFCO Litigation Trustees under this Section 2.04 denies Newco access to that matter, the MAFCO Litigation Trustees may undertake, by application to a court of competent jurisdiction or otherwise, to arrange for Newco to be granted access to that matter. Newco shall have no further obligations (such as seeking an order compelling delivery) under this Section 2.04 with respect to Shared Privilege Matters to which it has been denied access, unless and until Newco is granted access to such Shared Privilege Matters. The MAFCO Litigation Trustees shall

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                                       -7-
have no authority to undertake to gain direct access to Shared Privilege Matters to which Newco has been denied access. Any access of the MAFCO Litigation Trustees to those matters shall be gained only in accordance with Section 2.04(a) above.

                  (c) Any out-of-pocket costs of producing or duplicating the Shared Privilege Matters requested under this Section 2.04 shall be paid by the MAFCO Litigation Trust as and when due, and Newco shall have no responsibility therefor.

                  (d) The MAFCO Litigation Trustees will not have authority, without the written consent of Newco, to waive any Shared Privilege except to the extent that documents, information and communications have been specifically provided to the MAFCO Litigation Trustees by Newco. As to any documents, information and communications that Newco provides to the MAFCO Litigation Trustees under this Section 2.04, Newco may not waive any Shared Privilege without the consent of the MAFCO Litigation Trustees.

                  (e) Any controversies that may arise concerning Shared Privilege Matters or under this Section 2.04, including without limitation any dispute as to whether the exercise of Newco's discretion not to disclose any Shared Privilege Matters under Section 2.04(a) was in good faith, shall be resolved by the District Court. The parties hereto hereby submit to the District Court's jurisdiction to resolve all controversies under this Section 2.04. The parties further agree that the Shared Privilege Matters which are the subject of the dispute will be held privileged until the District Court has ruled.

                  (f) No party hereto will argue, permit any person or entity under their control to argue or encourage any person or entity to argue in any forum that any waiver of any evidentiary privilege or immunity relating to the Shared Privilege Matters has heretofore occurred in connection with the Reorganization Cases or will occur by virtue of the implementation of the Plan, including the execution of this MAFCO Litigation Trust Agreement, and the parties shall not argue that any such waiver has occurred hereafter, except as such waiver may hereafter be made in accordance with the terms of this Section 2.04.


                                   ARTICLE III
                                  BENEFICIARIES

         3.01 Beneficial Interests. (a) The beneficial interests (the "Beneficial Interests") in this MAFCO Litigation Trust will be beneficially owned by the Beneficiaries.

                  (b) The Beneficial Interests of the Beneficiaries in the MAFCO Litigation Trust Assets will not be represented by any certificates, and may not be transferred or assigned except by will, the laws of intestacy or by other operation of law. Such Beneficial Interests will be evidenced only by this MAFCO Litigation Trust Agreement. The Beneficiaries will have no voting rights with respect to their beneficial interests or the management of the

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                                       -8-

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MAFCO Litigation Trust Assets or otherwise under this MAFCO Litigation Trust
Agreement except as explicitly provided herein. The Beneficiaries shall not have legal title to any part of the MAFCO Litigation Trust Assets. The Beneficiaries' sole right hereunder shall be the contingent right to receive a share of the MAFCO Litigation Trust Assets which may be payable to them as provided in
Section 5.04 hereof.

         3.02 Rights of Beneficiaries. Each Beneficiary shall be entitled to participation in the rights and benefits due to a Beneficiary hereunder according to its Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this MAFCO Litigation Trust Agreement. The interest of a Beneficiary is hereby declared and shall be in all respects personal property. Upon the death of an individual who is a Beneficiary, his interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this MAFCO Litigation Trust Agreement. Upon the merger, consolidation or other similar transaction involving a Beneficiary that is not an individual, such Beneficiary's interest shall be transferred by operation of law and such transaction shall in no way terminate or affect the validity of this MAFCO Litigation Trust Agreement. Except as expressly provided hereunder, a Beneficiary shall have no title to, right to, possession of, management of or control of the MAFCO Litigation Trust. No widower, widow, heir or devisee of any individual who may be a Beneficiary and no bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any property forming a part of the MAFCO Litigation Trust, but the whole title to all the MAFCO Litigation Trust's assets shall be vested in the MAFCO Litigation Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this MAFCO Litigation Trust Agreement and the Plan.


                                   ARTICLE IV
               DURATION AND TERMINATION OF MAFCO LITIGATION TRUST

         4.01 Duration. The existence of this MAFCO Litigation Trust shall terminate five (5) years after the date hereof; provided, however, that the MAFCO Litigation Trustees may extend the term of this MAFCO Litigation Trust, provided that they receive District Court approval of such extension for good cause within six (6) months from the beginning of the extended term. Notwithstanding anything to the contrary in this MAFCO Litigation Trust Agreement, in no event shall the MAFCO Litigation Trustees unduly prolong the duration of the MAFCO Litigation Trust, and the MAFCO Litigation Trustees shall at all times endeavor to prosecute, direct, settle or compromise expeditiously the MAFCO Litigation Claims, so as to distribute the Distributable Proceeds to the Beneficiaries and terminate the MAFCO Litigation Trust as soon as practicable in accordance with this MAFCO Litigation Trust Agreement. Upon the termination of the existence of this MAFCO Litigation Trust, any MAFCO Litigation Claim which has not been prosecuted, settled, compromised or adjudicated

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                                       -9-
by the MAFCO Litigation Trustees will be extinguished and neither Newco nor any Beneficiary shall have any rights or interest therein.

         4.02 No Termination by Beneficiaries. The MAFCO Litigation Trust may not be terminated by the Beneficiaries.

         4.03 Continuance of MAFCO Litigation Trust for Winding Up. (a) After the termination of the MAFCO Litigation Trust as provided in Section 4.01 and solely for the purpose of liquidating and winding up the affairs of the MAFCO Litigation Trust, the MAFCO Litigation Trustees shall continue to act as such until their duties have been fully performed. The MAFCO Litigation Trustees shall, upon the termination of the MAFCO Litigation Trust, distribute all Distributable Proceeds as provided in Section 5.04 hereof.

                  (b) Upon the distribution of the Distributable Proceeds, the MAFCO Litigation Trustees shall retain the books, records and files which shall have been delivered to or created by the MAFCO Litigation Trustees. At the MAFCO Litigation Trustees' discretion, all of such records and documents may be destroyed at any time after two (2) years from the distribution of all Distributable Proceeds (unless such records and documents are necessary to fulfill the MAFCO Litigation Trustees' obligations pursuant to Section 13.01 hereunder). Except as otherwise specifically provided herein, upon the distribution of all Distributable Proceeds, the MAFCO Litigation Trustees shall be deemed discharged and have no further duties or obligations hereunder except to account to the Beneficiaries as provided in Section 13.01 hereof and as may be imposed on the MAFCO Litigation Trustees by virtue of Section 13.01 and
Article VI hereof.


                                    ARTICLE V
              LITIGATION COSTS; REDUCTION OF JUDGMENT; COOPERATION; INDEPENDENT CAUSES OF ACTION; INDEMNIFICATION COSTS;
                  DISTRIBUTIONS; ADMINISTRATION OF TRUST ESTATE

         5.01 Payment of Costs. (a) The MAFCO Litigation Trustees shall pay from the MAFCO Litigation Trust Assets all costs, expenses, charges, liabilities and obligations of the MAFCO Litigation Trust as contemplated by this MAFCO Litigation Trust Agreement and as required by law, including without limitation Administrative Costs and Expenses, the amounts due and payable with respect to the MAFCO Note and Indemnification Costs.

                  (b) The MAFCO Litigation Trustees are hereby authorized and directed to execute and deliver with respect to the MAFCO Litigation Trust the MAFCO Loan Agreement, the MAFCO Note and the MAFCO Security Agreement. If the MAFCO Litigation Trust has inadequate funds to pay any Administrative Costs and Expenses that are then due and payable, the MAFCO Litigation Trustees may request a loan under the MAFCO Loan Agreement on behalf of the MAFCO Litigation Trust to pay such Administrative Costs

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                                      -10-
and Expenses on the terms and subject to the conditions set forth in the MAFCO Loan Agreement, up to a maximum aggregate amount of borrowings outstanding at any one time of One Million Dollars ($1,000,000). Whenever reasonably requested to do so by Newco, the MAFCO Litigation Trustees shall execute and deliver UCC-1 financing statements and any other documents or instruments requested by Newco to evidence a perfected, first priority security interest in and lien against all of the MAFCO Litigation Trust Assets and the proceeds therefrom to secure repayment of the MAFCO Note, provided that any cash or other property received by Newco as a result of that security interest shall be applied or paid over by Newco in the priority provided in Section 5.01(c) below.

                  (c) The costs and expenses of the MAFCO Litigation Trust will be paid out of the MAFCO Litigation Trust Assets in the following order of priority:

                  (i) First, to the MAFCO Litigation Trustees in payment of the Administrative Costs and Expenses;

                  (ii) Second, to the extent that the MAFCO Litigation Trust Assets are derived from sources other than advances under the MAFCO Loan Agreement, to Newco in reimbursement of any Indemnification Costs paid by Newco under Section 5.03 hereof;

                  (iii) Third, to Newco in payment of any amounts advanced under the MAFCO Loan Agreement, and any accrued interest thereon, whether or not due and payable as provided in the MAFCO Loan Agreement;

                  (iv) Fourth, subject to the subordination described in Section 5.03(a) hereof, to the payment of Indemnification Costs;

                  (v) Fifth, to the payment of any other costs, expenses, charges, liabilities and obligations of the MAFCO Litigation Trust; and

                  (vi) Sixth, in the discretion of the MAFCO Litigation Trustees, to the establishment of reasonable reserves for the payment of future Administrative Costs and Expenses and Indemnification Costs.

The amounts described in clauses (i) through (vi) above are hereinafter referred to as the "MAFCO Litigation Trust Costs." Notwithstanding anything to the contrary herein, (x) upon any event of default under the MAFCO Loan Agreement or upon the maturity of the loan thereunder, the aggregate principal and interest outstanding under the MAFCO Loan Agreement shall be paid first out of the MAFCO Litigation Trust Assets before the payment of any other MAFCO Litigation Trust Costs hereunder and (y) if at any time the aggregate unpaid principal balance of the loans under the MAFCO Loan Agreement exceed the amount which Newco is obligated to advance under the MAFCO Loan Agreement, then an amount equal to

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                                      -11-
such excess amount shall be paid first out of the MAFCO Litigation Trust Assets before the payment of any other MAFCO Litigation Trust Costs hereunder.

         5.02 Reduction of Judgment; Cooperation; Independent Causes of Action. It is the intention of the parties to this MAFCO Litigation Trust Agreement that no Exculpated Person shall have any liability to any person or entity, including without limitation, Contribution Bar Parties, including, without limitation, any liability with respect to claims in the nature of contribution or indemnification, however denominated or described, in connection with, arising out of or in any way related to MAFCO Litigation Claims or Covered Claims and that any such claims-over shall be satisfied as provided herein.

                  (a) No Exculpated Person shall have any liability to any Contribution Bar Party for contribution or indemnification with respect to any asserted or threatened MAFCO Litigation Claim or Covered Claim, and the MAFCO Litigation Trust or the Covered Person, as applicable, (i) shall reduce and credit against any judgment it may obtain against any Contribution Bar Party in any action in connection with, arising out of, or which is in any way related to any MAFCO Litigation Claim or Covered Claim, the amount of any claim which any such Contribution Bar Party is found to have established against any Exculpated Person on whatsoever theory in any action involving MAFCO Litigation Claims or Covered Claims; and (ii) shall be obligated to use good faith efforts to obtain, and in the context of a settlement shall be deemed to have obtained, from any such Contribution Bar Party, for the benefit of any implicated Exculpated Persons a satisfaction in full of such Contribution Bar Party's claim against any such Exculpated Person.

                  (b) Each Exculpated Person shall provide and cooperate in discovery in any action involving the MAFCO Litigation Trust or Covered Person and one or more of the Contribution Bar Parties, but shall retain all rights to object to discovery requests under applicable law, as if the Exculpated Person were named as a party to the action. In addition, neither the MAFCO Litigation Trust nor any Covered Person shall oppose the standing or right of any Contribution Bar Party to make any submission or argument to the court or the jury in any action involving the MAFCO Litigation Trust or Covered Person and one or more of the Contribution Bar Parties that seeks to account (in whole or in part) for the asserted responsibility of the Exculpated Persons just as if they were parties to the action, including but not limited to the Contribution Bar Parties' right to assert that any Exculpated Person is fully or partially responsible for any claims asserted or relief sought in any such action; provided, however, that nothing herein shall preclude the MAFCO Litigation Trust or Covered Person from contesting on the merits the asserted responsibility of the Exculpated Person(s).

                  (c) For avoidance of doubt, nothing contained in this MAFCO Litigation Trust Agreement shall preclude any person or entity from prosecuting or continuing to prosecute any Independent Cause of Action against any Exculpated Person and there shall be no rights of indemnification arising hereunder in connection with Independent Causes of Action.


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                  (d) The provisions of this Section 5.02 and the provisions of
Section 5.03 hereof shall be binding on and inure to the benefit of all successors and assigns of the Marvel Debtors, the MAFCO Litigation Trust, Covered Persons, Exculpated Persons and Contribution Bar Parties.

         5.03 Indemnification Costs. (a) The MAFCO Litigation Trust agrees to indemnify and hold harmless each Exculpated Person from and against any and all liability (including fees and expenses of counsel and other professionals (other than any costs of internal personnel), amounts paid in judgment, penalty or otherwise) ("Indemnification Costs") with respect to claims-over on whatsoever theory (whether by way of third- or subsequent party complaint, cross-claim, separate action or otherwise) by any person or entity to recover in whole or in part any liability, direct or indirect, whether by way of judgment, penalty or otherwise, of any person or entity in connection with, arising out of, or which is in any way related to any MAFCO Litigation Claim. The MAFCO Litigation Trust's indemnity obligation under this Section 5.03 shall be subordinate to its obligation, up to one million dollars ($1,000,000), to (i) pay Administrative Costs and Expenses, (ii) reimburse Newco for any Indemnification Costs paid by it pursuant to this Section 5.03, (iii) pay Newco any amounts advanced under the MAFCO Loan Agreement, and any accrued interest thereon, whether or not due and payable as provided in the MAFCO Loan Agreement or in Section 5.01(b) hereof,
(iv) repay any additional borrowings as contemplated by Section 7.01(p) hereof, and (v) pay obligations pursuant to Section 8.05 hereof. For avoidance of doubt, nothing herein is intended to impose upon the MAFCO Litigation Trust any indemnification obligation with respect to Covered Claims that are not MAFCO Litigation Claims.

                  (b) Newco hereby guarantees the payment of Indemnification Costs by the MAFCO Litigation Trust as set forth in Section 5.03(a).

                  (c) Promptly after receipt by an Exculpated Person of notice of the commencement of any action referred to in Section 5.03(a), such Exculpated Person will give written notice to the MAFCO Litigation Trustees thereof, but the omission so to notify the MAFCO Litigation Trustees will not relieve the MAFCO Litigation Trust from any liability which it may have to any Exculpated Person otherwise than pursuant to the provisions of this Section 5.03 except to the extent the MAFCO Litigation Trust is materially prejudiced thereby. The MAFCO Litigation Trust shall have no liability for any cost or expense incurred by such Exculpated Person prior to the notification to the MAFCO Litigation Trustees of such action. In case any such action is brought against an Exculpated Person, and it notifies the MAFCO Litigation Trustees of the commencement thereof, the MAFCO Litigation Trustees will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the MAFCO Litigation Trustees, and after notice from the MAFCO Litigation Trustees to such Exculpated Person, the MAFCO Litigation Trust and Newco shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by the Exculpated Person in connection with the defense thereof. If separate counsel is required as to any such claim-over, the MAFCO

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



Litigation Trust shall pay for the reasonable fees and expenses of competent counsel selected by the Exculpated Person, subject to the approval of the MAFCO Litigation Trustees which will not be unreasonably withheld or delayed. No settlement of any such claim-over shall require any financial contribution on the part of any Exculpated Person. The MAFCO Litigation Trust and Newco shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the MAFCO Litigation Trust agrees to indemnify and hold harmless such Exculpated Person from and against any loss or liability by reason of such settlement or judgment.

         5.04 Distribution of Distributable Proceeds. Subject to Section 5.05 hereof, following the resolution of all or a portion of any of the MAFCO Litigation Claims, whether by interim or final award or arbitrators decision, settlement, judgment, accounting or order (in each case, which is not subject to appeal or review by any tribunal or court), resulting in the collection of Net MAFCO Litigation Proceeds, and provided that (x) the MAFCO Litigation Trustees have paid all MAFCO Litigation Trust Costs incurred to date, (y) the MAFCO Litigation Trustees have terminated the MAFCO Loan Agreement with Newco and provided Newco with an instrument in form and substance reasonably satisfactory to Newco releasing Newco from any further liability to make advances under the MAFCO Loan Agreement to pay Administrative Costs and Expenses, and (z) the MAFCO Litigation Trust, after consultation with Newco, has established a reasonable reserve for all indemnity claims theretofore asserted pursuant to Section 5.03 hereof and sixty (60) days have elapsed since the MAFCO Litigation Trust notifies Newco in writing of the amount of the reserve and that it waives the right to prosecute any MAFCO Litigation Claims that it has not already begun to prosecute as of the date of such notice, the MAFCO Litigation Trustees shall distribute the remaining Distributable Proceeds as follows:

                  (i) First, one hundred percent (100%) of such amounts shall be distributed to the Beneficiaries which are holders of Allowed Unsecured Claims pursuant to Section 4.4 of the Plan, until holders of Allowed Unsecured Claims have received four million five hundred thousand dollars ($4,500,000); and

                  (ii) Thereafter, (A) thirty percent (30%) of such amounts shall be distributed to the Beneficiaries which are holders of Allowed Unsecured Claims pursuant to Section 4.4 of the Plan and (B) seventy percent (70%) of such amounts shall be distributed to the Beneficiaries which are holders of Allowed Class Securities Litigation Claims and Allowed Equity Interests in Entertainment pursuant to Sections 4.5 and 4.6(a) of the Plan.

         5.05 Distributions Generally; Method of Payment; Undeliverable Property. (a) The amount of Distributable Proceeds shall be reasonably determined by the MAFCO Litigation Trustees prior to December 31st of each year commencing on the first December 31st following the first anniversary of the Consummation Date. All distributions of Net MAFCO

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Litigation Proceeds pursuant to Section 5.04 shall be made at such times and in such amounts as shall be determined by the MAFCO Litigation Trustees. In no event shall any distribution be made to any Beneficiary unless all MAFCO Litigation Trust Costs incurred prior to the date of such distribution and then due and payable have been paid.

                  (b) All amounts payable to a Beneficiary pursuant to this MAFCO Litigation Trust Agreement shall be paid by the MAFCO Litigation Trustees to such Beneficiary by check payable to such Beneficiary, mailed first class to the address of such Beneficiary appearing on the Beneficiary List. All payments required to be made by the MAFCO Litigation Trustees to the Beneficiaries shall be made in Cash denominated in U.S. dollars and, if in check form, drawn on a domestic bank selected by the MAFCO Litigation Trustees.

                  (c) If any distribution to a Beneficiary of Distributable Proceeds is returned to the MAFCO Litigation Trust as undeliverable, no further distribution thereof shall be made to such Beneficiary unless and until the MAFCO Litigation Trust is notified in writing of such Beneficiary's then current address within the time period specified in Section 5.05(d). For purposes of this MAFCO Litigation Trust Agreement, undeliverable distributions shall include checks (as of the date of their issuance) sent to a Beneficiary, respecting distributions to such Beneficiary, which checks have not been cashed within six months following the date of issuance of such checks. Undeliverable distributions shall remain in the possession of the MAFCO Litigation Trust until the earlier of (i) such time as the relevant distribution becomes deliverable and (ii) the time period specified in Section 5.05(d).

                  (d) Any Beneficiary that does not assert a claim for an undeliverable distribution of Distributable Proceeds held by the MAFCO Litigation Trust within one year after the date such distribution was originally made (but in no event longer than six months after all of the Distributable Proceeds have been distributed except for undeliverable distributions), shall no longer have any claim to or interest in such undeliverable distributions, and such undeliverable distributions shall revert to or remain in the MAFCO Litigation Trust and shall be redistributed to the applicable Beneficiaries in accordance with this MAFCO Litigation Trust Agreement.


                                   ARTICLE VI
                                   TAX MATTERS

         6.01 Treatment. For all federal income tax purposes, this MAFCO Litigation Trust shall be treated as a partnership, and the Beneficiaries shall be treated as partners. The MAFCO Litigation Trustees will file such tax returns and provide the Beneficiaries with such information statements as may be provided by law.

         6.02 Allocation. The MAFCO Litigation Trustees shall cause taxable income and taxable loss of the MAFCO Litigation Trust to be allocated among the Beneficiaries in such

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



manner as it determines to equitably reflect such persons' share of taxable income and taxable loss, which allocations may reflect the sharing ratios described in Section 5.04.


                                   ARTICLE VII
           POWERS OF AND LIMITATIONS ON THE MAFCO LITIGATION TRUSTEES

         7.01 Powers of the MAFCO Litigation Trustees. Without limitation, but subject to the remaining provisions herein, the MAFCO Litigation Trustees shall be expressly authorized to:

                  (a) execute any documents and take any other actions related to, or in connection with, the liquidation of the MAFCO Litigation Trust Assets and the exercise of the MAFCO Litigation Trustees' powers granted herein;

                  (b) hold legal title to any and all rights of the Beneficiaries in or arising from the MAFCO Litigation Trust Assets;

                  (c) protect and enforce the rights to the MAFCO Litigation Trust Assets vested in the MAFCO Litigation Trustees by this MAFCO Litigation Trust Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

                  (d) deliver the Distributable Proceeds to the Beneficiaries in accordance with this MAFCO Litigation Trust Agreement;

                  (e) have exclusive power to initiate, prosecute, supervise and direct the MAFCO Litigation Claims; provided, however, that all MAFCO Litigation Claims shall be brought solely before the District Court, unless the District Court is found not to have jurisdiction;

                  (f) have exclusive power to settle or otherwise compromise the MAFCO Litigation Claims, subject, however, to District Court approval;

                  (g) file, if necessary, any and all tax information returns with respect to the MAFCO Litigation Trust and pay taxes properly payable by the MAFCO Litigation Trust, if any, and make distributions to the Beneficiaries net of such taxes;

                  (h) make all necessary filings in accordance with any applicable law, statute or regulation, including, but not limited to, the Exchange Act;


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                  (i) determine and satisfy any and all ordinary course
                  liabilities created, incurred or assumed by the MAFCO Litigation Trust;

                  (j) pay all ordinary course expenses and make all other payment relating to the MAFCO Litigation Trust;

                  (k) retain and pay professionals, including but not limited to attorneys, accountants and experts necessary to carry out its obligations hereunder, including, without limitation, the members of any professional services firm with which the MAFCO Litigation Trustees are affiliated;

                  (l) invest moneys received by the MAFCO Litigation Trust or otherwise held by the MAFCO Litigation Trust in accordance with Section 7.04 hereof;

                  (m) execute, deliver and perform its obligations under the MAFCO Loan Agreement, the MAFCO Note and the MAFCO Security Agreement;

                  (n) provide the indemnification and exculpation, pay the MAFCO Litigation Trust Costs, maintain the books and records of the MAFCO Litigation Trust and prepare reports each as provided in herein, and engage in such other acts or actions as otherwise contemplated by this Agreement;

                  (o) in the event that the MAFCO Litigation Trustee determine that the Beneficiaries or the MAFCO Litigation Trust may, will or have become subject to adverse tax consequences, in its sole discretion, take such actions that will, or are intended to, alleviate such adverse tax consequences;

                  (p) borrow monies on terms and conditions reasonably acceptable to them provided that any obligation to repay such borrowings shall be junior to the MAFCO Note and unsecured; and

                  (q) establish appropriate reserves for Disputed Claims.

         7.02 Action by Majority. The MAFCO Litigation Trustees shall govern the MAFCO Litigation Trust by majority, and the signature of at least two of the MAFCO Litigation Trustees shall be required to bind the MAFCO Litigation Trust.

         7.03 No Operations as an Investment Company, Trade or Business. No part of the MAFCO Litigation Trust Assets shall be used or disposed of by the MAFCO Litigation Trustees in furtherance of any trade or business. The MAFCO Litigation Trustees shall, on behalf of the MAFCO Litigation Trust, hold the MAFCO Litigation Trust out as a trust in the process of liquidation and not as an investment company. The MAFCO Litigation Trustees shall be restricted to the enforcement on behalf of and for the benefit of the Beneficiaries of

730835.9
                                      -17-
the MAFCO Litigation Claims, the payments and distribution of the Distributable Proceeds for the purpose set forth in this MAFCO Litigation Trust Agreement and the conservation and protection of the MAFCO Litigation Trust Assets and the administration thereof in accordance with the provisions of this MAFCO Litigation Trust Agreement.

         7.04 Investment of MAFCO Litigation Trust Moneys. The MAFCO Litigation Trustees shall invest the moneys received by the MAFCO Litigation Trust or otherwise held in the MAFCO Litigation Trust Estate in (i) short-term certificates of deposit or money market accounts maintained by or issued by domestic banks having in excess of $1 billion in capital and surplus and one of the two highest ratings given by both Moody's and Standard & Poors, (ii) insured demand deposit accounts or certificates of deposit maintained by or issued by any savings institution or commercial bank insured by the United States government or any agency thereof and (iii) short-term marketable direct obligations of, or guaranteed as to principal and interest by, the United States government or any agency thereof; provided, however, that the maturities of any of the foregoing shall not exceed 30 days.


                                  ARTICLE VIII
                    CONCERNING THE MAFCO LITIGATION TRUSTEES

         8.01 Generally. Each of the MAFCO Litigation Trustees accepts and undertakes to discharge the MAFCO Litigation Trust created by this MAFCO Litigation Trust Agreement upon the terms and conditions hereof including, without limitation, the provisions of Section 2.04 hereof. Each of the MAFCO Litigation Trustees shall not have any liability for any of its acts or omissions in connection with the selection and hiring of professionals, or the initiation, prosecution, supervision, direction, compromising or settling of any MAFCO Litigation Claims, or the performance of any of its other duties hereunder, except in the case of its gross negligence or its own intentional and willful misconduct, and in no event shall a MAFCO Litigation Trustee be liable for any action taken in reliance upon the advice of professionals selected with due care in respect of the subject matter in question. Notwithstanding the foregoing, the MAFCO Litigation Trustees may, without liability to any MAFCO Litigation Trustee therefor, retain the services of any professional services firm with which a MAFCO Litigation Trustee is affiliated. The MAFCO Litigation Trustees shall maintain the chief executive office of the MAFCO Litigation Trust and the principal office where the records relating to the MAFCO Litigation Trust are maintained in the county of Essex, state of New Jersey, or, upon notice to Newco, in such other location as to which the MAFCO Litigation Trustees agree in accordance with Section 7.02 hereof.

         8.02 Reliance by MAFCO Litigation Trustee. Except as otherwise provided in this MAFCO Litigation Trust Agreement:

                  (a) each MAFCO Litigation Trustee and the MAFCO Litigation Trustees collectively may rely and shall be protected in acting upon any resolution,

730835.9
                                      -18-
                  statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by it or them to be genuine and to have been signed or presented by the proper party or parties;

                  (b) each MAFCO Litigation Trustee and the MAFCO Litigation Trustees collectively may consult with independent legal counsel to be selected by it or them with due care and the advice or opinion of such counsel shall be full and complete personal protection to each MAFCO Litigation Trustee, the MAFCO Litigation Trustees collectively and agents of the MAFCO Litigation Trust in respect of any action taken or suffered by it or them in good faith and in reliance on, or in accordance with, such advice or opinion, including, without limitation, the advice or opinion of a member of any law firm with which any MAFCO Litigation Trustee is affiliated; and

                  (c) persons dealing with the any MAFCO Litigation Trustee or the MAFCO Litigation Trustees collectively shall look only to the MAFCO Litigation Trust Assets to satisfy any liability incurred by each MAFCO Litigation Trustee or the MAFCO Litigation Trustees collectively to such person in carrying out the terms of this MAFCO Litigation Trust Agreement, and no MAFCO Litigation Trustee shall have any personal or individual obligation to satisfy any such liability.

         8.03 Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the MAFCO Litigation Trust Assets or the affairs of the MAFCO Litigation Trust, and no MAFCO Litigation Trustee or agent of the MAFCO Litigation Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the MAFCO Litigation Trust Assets or the affairs of this MAFCO Litigation Trust, except for its gross negligence or its own intentional and willful misconduct; and all such persons shall look solely to the MAFCO Litigation Trust Assets for satisfaction of claims of any nature arising in connection with affairs of the MAFCO Litigation Trust.

         8.04 Nonliability of MAFCO Litigation Trustees for Acts of Others. Nothing contained in this MAFCO Litigation Trust Agreement shall be deemed to be an assumption by any MAFCO Litigation Trustee of any of the liabilities, obligations or duties of any of the other parties hereto; and shall not be deemed to be or contain a covenant or agreement by any MAFCO Litigation Trustee to assume or accept any such liability, obligation or duty. Any successor MAFCO Litigation Trustee may accept and rely upon any accounting made by or on behalf of any predecessor MAFCO Litigation Trustee hereunder, and any statement or representation made as to the assets comprising the MAFCO Litigation Trust Assets or as to any other fact bearing upon the prior administration of the MAFCO Litigation Trust. A MAFCO Litigation Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or

730835.9
                                      -19-
untrue. A MAFCO Litigation Trustee or successor MAFCO Litigation Trustee shall not be liable for any act or omission of any predecessor MAFCO Litigation Trustee, nor have a duty to enforce any claims against any predecessor MAFCO Litigation Trustee on account of any such act or omission.

         8.05 Indemnity. Each MAFCO Litigation Trustee and all MAFCO Litigation Trustees and its or their employees, officers, directors and principals (collectively, the "Indemnified Parties") shall be indemnified by the MAFCO Litigation Trust from any losses, claims, damages, liabilities or expenses (including, without limitation, reasonable attorneys' fees, disbursements and related expenses) which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against the Indemnified Parties other than for its own gross negligence, its recklessness or its own intentional or willful and wanton misconduct. Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the MAFCO Litigation Trust to cover their expenses of defending themselves in any action brought against them as a result of the acts or omissions of the MAFCO Litigation Trustee in its capacity as such, provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the MAFCO Litigation Trust upon the entry of a final order of any court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 8.05.

         8.06 Bond. No MAFCO Litigation Trustee shall be obligated to post a bond hereunder.


                                   ARTICLE IX
                    COMPENSATION OF MAFCO LITIGATION TRUSTEES

         9.01 Fees and Expenses. Each and all MAFCO Litigation Trustees shall be entitled to reimburse itself or themselves from the MAFCO Litigation Trust for all Administrative Costs and Expenses incurred by it or them in the performance of its or their duties in accordance with this MAFCO Litigation Trust Agreement. Each MAFCO Litigation Trustee shall be entitled to a fee of $15,000 per annum plus $1,000 for each meeting of the MAFCO Litigation Trust attended (but in no event to exceed, for each MAFCO Litigation Trustee, $35,000 in the aggregate in any one calendar year), plus the reimbursement of its reasonable out-of-pocket expenses, for its services as MAFCO Litigation Trustee hereunder.



730835.9
                                      -20-

                                    ARTICLE X
            MAFCO LITIGATION TRUSTEES AND SUCCESSOR MAFCO LITIGATION
                                    TRUSTEES

         10.01 Generally. The Equity Committee, the Creditors Committee, and the Trustee (each a "Designor") shall designate the MAFCO Litigation Trustees, as follows: one of the MAFCO Litigation Trustees shall be designated by the Equity Committee, one of the MAFCO Litigation Trustees shall be designated by the Creditors Committee, and one of the MAFCO Litigation Trustees shall be designated by the Trustee. The MAFCO Litigation Trustees shall initially be Ronald Cantor (designee of the Equity Committee), Ivan Snyder (designee of the Creditors Committee), and James A. Scarpone (designee of the Trustee). If a MAFCO Litigation Trustee shall ever change its name or reorganize, reincorporate or merge with or into or consolidate with any other entity, such MAFCO Litigation Trustee shall be deemed to be a continuing entity and shall continue to act as a MAFCO Litigation Trustee hereunder with the same liabilities, duties, powers, rights, titles, discretions and privileges as are herein specified for a MAFCO Litigation Trustee.

         10.02 Resignation. Each MAFCO Litigation Trustee may resign and be discharged from the trusts hereby created by giving at least thirty (30) days prior written notice thereof to each of the other MAFCO Litigation Trustees, the Beneficiaries and Newco. Such resignation shall become effective on the later to occur of (a) the date specified in such written notice, or (b) the effective date of the appointment of a successor MAFCO Litigation Trustee in accordance with Section 10.04 hereof and such successor's acceptance of such appointment.

         10.03 Removal. Any MAFCO Litigation Trustee may be removed, with or without cause, by its Designor. Such removal shall become effective on the later to occur of (a) the date such action is taken by the Designor or (b) the effective date of the appointment of a successor MAFCO Litigation Trustee in accordance with Section 10.04 hereof and such successor's acceptance of such appointment.

         10.04 Appointment of Successor MAFCO Litigation Trustee; Acceptance of Appointment by Successor MAFCO Litigation Trustee. The death, resignation, removal, incompetency, bankruptcy or insolvency of a MAFCO Litigation Trustee shall not operate to terminate the MAFCO Litigation Trust created by this MAFCO Litigation Trust Agreement or to revoke any existing agency created pursuant to the terms of this MAFCO Litigation Trust Agreement or invalidate any action theretofore taken by any or all MAFCO Litigation Trustees. In any such event, a successor MAFCO Litigation Trustee shall be promptly selected by the Designor whose designee as MAFCO Litigation Trustee is the party to be succeeded, if that Designor is still in existence; otherwise, by the two remaining MAFCO Litigation Trustees. Any successor MAFCO Litigation Trustee appointed hereunder shall execute an instrument accepting its appointment and shall deliver one counterpart thereof to the District Court for filing, and, in case of a MAFCO Litigation Trustee's resignation, to the

730835.9
                                      -21-
retiring MAFCO Litigation Trustee. Thereupon, such successor shall, without any further act, become vested with all the obligations, duties, powers, rights, title, discretion and privileges of its predecessor in the MAFCO Litigation Trust with like effect as if originally named MAFCO Litigation Trustee and shall be deemed appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code to retain and enforce any MAFCO Litigation Claims for the benefit of the Beneficiaries. The retiring MAFCO Litigation Trustee shall duly assign, transfer and deliver to such successor all property and money held by such retiring MAFCO Litigation Trustee hereunder and shall, as directed by the District Court or reasonably requested by such successor, execute and deliver an instrument or instruments conveying and transferring to such successor upon the trust herein expressed, all the obligations, duties, powers, rights, title, discretion and privileges of such retiring MAFCO Litigation Trustee.


                                   ARTICLE XI
                          CONCERNING THE BENEFICIARIES

         11.01 No Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this MAFCO Litigation Trust Agreement to institute or participate in any action or proceeding at law or in equity against any party other than the MAFCO Litigation Trustee with respect to the MAFCO Litigation Claims.

         11.02 Requirement of Undertaking. The MAFCO Litigation Trustees, singly or collectively, may request the District Court to require, in any suit for the enforcement of any right or remedy under this MAFCO Litigation Trust Agreement, or in any suit against a MAFCO Litigation Trustee or MAFCO Litigation Trustees for any action taken or omitted by it or them as MAFCO Litigation Trustee(s), the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, including reasonable attorneys' fees, against any party litigant in such suit; provided, however, that the provisions of this Section 11.02 shall not apply to any suit by a MAFCO Litigation Trustee or MAFCO Litigation Trustees.


                                   ARTICLE XII
                                  JURISDICTION

         12.01 Jurisdiction. The parties agree that the District Court shall have jurisdiction over the MAFCO Litigation Trust, the MAFCO Litigation Trustees, the MAFCO Litigation Claims and the remaining MAFCO Litigation Trust Assets, including, without limitation, jurisdiction to determine all controversies and disputes arising under or in connection with this MAFCO Litigation Trust Agreement. Notwithstanding the foregoing, nothing contained herein shall be construed as limiting the right of the MAFCO Litigation Trust to assert any MAFCO Litigation Claim to which it has title in any court of competent jurisdiction. The MAFCO Litigation Trustees shall have the power and authority to bring any action in the District Court to prosecute the MAFCO Litigation Claims as provided in Section 7.01. The

730835.9
                                      -22-

District Court shall have the authority to construe and interpret this MAFCO Litigation Trust Agreement and to establish, amend and revoke rules and regulations for the administration of this MAFCO Litigation Trust, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in this MAFCO Litigation Trust Agreement, in the manner and to the extent it shall deem necessary or advisable to make this MAFCO Litigation Trust fully effective, and all decisions and determinations by the District Court in the exercise of this power shall be final and binding upon the MAFCO Litigation Trustees, Newco and the Beneficiaries.


                                  ARTICLE XIII
                         ADMINISTRATION OF TRUST ESTATE

         13.01 Reports. The MAFCO Litigation Trustees shall file with the District Court: (a) within 45 days after the end of each first and third fiscal quarter, an unaudited semi-annual financial report for the previous fiscal half-year regarding the financial condition and results of operations of the MAFCO Litigation Trust for such fiscal half-year, (b) within 90 days after the end of each fiscal year, an unaudited annual financial report regarding the financial condition and results of operation of the MAFCO Litigation Trust, including a statement of receipts and disbursements and a report on changes in the MAFCO Litigation Trustees, if any, and (c) within 45 days after the end of each first and third fiscal quarter, a semi-annual report concerning the status of all MAFCO Litigation Claims which have been filed, including material developments, such as settlements and other material events. The MAFCO Litigation Trustee shall provide a copy of such reports to the Equity Committee if the Equity Committee is still in existence, to the Creditors Committee if the Creditors Committee is still in existence, and to any Beneficiary at such Beneficiary's request and cost. If the MAFCO Litigation Trust becomes subject to the registration requirements of the Exchange Act, the MAFCO Litigation Trustees shall cause the MAFCO Litigation Trust to register pursuant to, and comply with the applicable reporting requirements of, the Exchange Act and will issue reports to Beneficiaries in accordance therewith.

         13.02 Fiscal Year. The fiscal year of the MAFCO Litigation Trust shall be the calendar year.

         13.03 Books and Records. The MAFCO Litigation Trustees shall maintain, in respect of the MAFCO Litigation Trust and the Beneficiaries, a list of the names and addresses of the Beneficiaries (the "Beneficiary List"), and books and records relating to the assets and the income of the MAFCO Litigation Trust and the payment of expenses of the MAFCO Litigation Trust, in such detail and for such period of time as may be necessary to enable it to make full and proper reports in respect thereof in accordance with the provisions of Section 13.01 and Article VI hereof and to comply with applicable provisions of law. Each Beneficiary shall be responsible for providing the MAFCO Litigation Trustees with written notice of any change in address. The MAFCO Litigation Trustees are not obligated to make

730835.9
                                      -23-
any effort to determine the correct address of a Beneficiary and may, until otherwise advised in writing by any Beneficiary, rely upon the Beneficiary List.

         13.04 Newco Reports to MAFCO Litigation Trustee. Newco shall provide the MAFCO Litigation Trustees with periodic reports of the status of claims resolutions (no less frequently than monthly during the first six months after the Consummation Date and no less frequently than quarterly thereafter until all claims have been resolved by the District Court) and such other information relating thereto as the MAFCO Litigation Trustees shall reasonably request.


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

         14.01 Construction. This MAFCO Litigation Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America; provided that the MAFCO Litigation Trust and any interpretation or enforcement of the provisions of this MAFCO Litigation Trust Agreement shall be subject to the jurisdiction of the District Court as contemplated by Article XII hereof. The MAFCO Litigation Trustees' interpretation of the provisions of this MAFCO Litigation Trust Agreement and the provisions of the Plan as they relate to the prosecution of the MAFCO Litigation Claims shall be deemed conclusive in the absence of a contrary interpretation of the District Court.

         14.02 Severability. In the event any provision of this MAFCO Litigation Trust Agreement or the application thereof to any person or circumstances shall be determined by a final order of a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this MAFCO Litigation Trust Agreement or the application of such provision to persons or circumstances or in jurisdictions other than those as to or in which it is held or unenforceable, shall not be affected thereby, and each provision of this MAFCO Litigation Trust Agreement shall be valid and enforced to the fullest permitted by law.

         14.03 Cooperation. Newco shall provide the MAFCO Litigation Trustees, at no cost to the MAFCO Litigation Trustees, the MAFCO Litigation Trust or the Beneficiaries, with such access to its and its subsidiaries' books, records and employees as the MAFCO Litigation Trustees may reasonably request during regular business hours for the purpose of performing its duties and exercising its duties hereunder, including, without limitation, by providing documents and making its officers, directors and employees available to provide testimony and otherwise to assist the MAFCO Litigation Trustees in prosecuting the MAFCO Litigation Claims; provided that copying costs, if any, shall be paid by the MAFCO Litigation Trust as an Administrative Cost and Expense.

         14.04 Notices. Any notice or other communication required or permitted to be made in accordance with this MAFCO Litigation Trust Agreement shall be in writing and shall be

730835.9
                                      -24-
deemed to have been sufficiently given, for all purposes, if delivered personally or by telex or other telegraphic means or mailed by first class mail:

                    (i) if to the MAFCO Litigation Trustees, to the MAFCO Litigation Trustees, c/o James A. Scarpone, Hellring Lindeman Goldstein & Siegal, One Gateway Center, Newark, New Jersey 07102.

                    (ii) if to Newco, at 685 Third Avenue, New York, New York 10017, attention: Corporate Secretary, with a copy to Battle Fowler, LLP, 75 East 55th Street, New York, New York, 10022, attention: Lawrence
                           Mittman, Esq.

                    (iii) if to any Beneficiary, to such Beneficiary at the address set forth in the Beneficiary List.

                    (iv) if to the Creditors Committee, to Willkie, Farr & Gallagher, 787 Seventh Avenue, New York, New York 10022, attention: Tonny K.
                           Ho.

Any party to this MAFCO Litigation Trust Agreement may change its address for the above purposes by notifying in writing the other parties of such change in address.

         14.05 Headings. The headings contained in this MAFCO Litigation Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this MAFCO Litigation Trust Agreement or of any term or provision hereof.

         14.06 Counterparts. This MAFCO Litigation Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this MAFCO Litigation Trust Agreement or caused this MAFCO Litigation Trust Agreement to be duly executed by their respective officers and the MAFCO Litigation Trustees herein have executed this MAFCO Litigation Trust Agreement, as MAFCO Litigation Trustees, effective as of the date first above written.

                                      MARVEL ENTERTAINMENT GROUP, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


730835.9
                                      -25-

                                      THE ASHER CANDY COMPANY


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


                                      FLEER CORP.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


                                      FRANK H. FLEER CORP.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


                                      HEROES WORLD DISTRIBUTION, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


                                      MALIBU COMICS ENTERTAINMENT, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


730835.9
                                      -26-

                                      MARVEL CHARACTERS, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary



                                      MARVEL DIRECT MARKETING, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary


                                      SKYBOX INTERNATIONAL INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary




                                      By:/s/ John J. Gibbons
                                         _______________________________________
                                         John J. Gibbons, solely in his capacity
                                         as chapter 11 trustee for the Marvel
                                         Debtors



                                      MARVEL ENTERPRISES, INC.


                                      By:/s/ William H. Hardie, III
                                         _______________________________________
                                         Name:  William H. Hardie, III
                                         Title: Vice President and Secretary




730835.9
                                      -27-

                                      By:/s/ Ronald Cantor
                                         _______________________________________
                                         Ronald Cantor, solely as trustee



                                      By:/s/ Ivan Snyder
                                         _______________________________________
                                         Ivan Snyder, solely as trustee



                                      By:/s/ James A Scarpone
                                         _______________________________________
                                         James A. Scarpone, solely as trustee


730835.9
                                      -28-

                                                                       EXHIBIT 9







                      MAFCO LITIGATION TRUST LOAN AGREEMENT

                           dated as of October 1, 1998

                                 by and between

                                 Ronald Cantor,
                                  Ivan Snyder,
                                       and
                               James A. Scarpone,
                      solely as trustees under that certain
                MAFCO Litigation Trust Agreement, dated the date
               hereof, establishing a trust for the benefit of the
                            beneficiaries thereunder

                                       and

                            Marvel Enterprises, Inc.,
                             a Delaware corporation






730826.6

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

    DEFINITIONS...............................................................2
    Section 1.1  Definitions..................................................2
    Section 1.2  Exhibits.....................................................4

ARTICLE II

    AMOUNT AND TERMS OF LOANS..................................................5
    Section 2.1  Commitment....................................................5
    Section 2.2  Authorization and Issuance of Note............................5
    Section 2.3  Interest Rates; Payment of Principal
                    and Interest on Facility...................................6
    Section 2.4  Computation of Interest; Maximum Interest Rate................6
    Section 2.5  Voluntary Prepayments.........................................6
    Section 2.6  Mandatory Prepayments.........................................7
    Section 2.7  Holidays......................................................7
    Section 2.8  Time and Place of Payments....................................7

ARTICLE III

    AFFIRMATIVE COVENANTS OF THE BORROWER......................................7
    Section 3.1  Notice of Certain Events......................................7
    Section 3.2  Taxes.........................................................7
    Section 3.3  Further Assurances............................................7

ARTICLE IV

    NEGATIVE COVENANTS OF THE BORROWER.........................................8
    Section 4.1  Debt..........................................................8
    Section 4.2  Liens.........................................................8
    Section 4.3  Borrower's Activities.........................................8
    Section 4.4  Use of Proceeds...............................................9
    Section 4.5  Restrictions on Fundamental Changes...........................9
    Section 4.6  Distributions.................................................9

ARTICLE V

    EVENTS OF DEFAULT..........................................................9
    Section 5.1  Events of Default.............................................9

730826.6

    Section 5.2  Remedies.....................................................10

ARTICLE VI

    MISCELLANEOUS.............................................................11
    Section 6.1  Waivers; Modifications in Writing............................11
    Section 6.2  Failure or Delay; Limitation on Liability....................11
    Section 6.3  Notices, etc.................................................11
    Section 6.4  Binding Effect...............................................12
    Section 6.5  Headings.....................................................13
    Section 6.6  Execution in Counterparts....................................13
    Section 6.7  Governing Law; Jurisdiction..................................13
    Section 6.8  Severability of Provisions...................................13
    Section 6.9  Survival of Agreements, Representations and Warranties.......13
    Section 6.10  Complete Agreement..........................................14

Exhibits

Exhibit A   -      Form of Note
Exhibit B   -      Form of Security Agreement



730826.6

                      MAFCO LITIGATION TRUST LOAN AGREEMENT

     This MAFCO Litigation Trust Loan Agreement is made as of the 1st day of October, 1998, by and between Marvel Enterprises, Inc., a Delaware corporation, and Ronald Cantor, Ivan Snyder, and James A. Scarpone, solely as trustees under that certain MAFCO Litigation Trust Agreement, dated the date hereof, establishing a trust for the benefit of the beneficiaries thereunder.

                              PRELIMINARY STATEMENT

     On or about July 31, 1998, the United States District Court for the District of Delaware (the "District Court") entered an order confirming the Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, dated July 31, 1998 (as may thereafter be amended, restated or otherwise modified, the "Plan"), filed by certain of the secured creditors of Marvel Entertainment Group, Inc., The Asher Candy Company, Fleer Corp., Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing Inc., and Skybox International Inc. (the "Marvel Debtors") and by Toy Biz, Inc. (which has since changed its name to Marvel Enterprises, Inc.).

     Pursuant to the Plan and that certain MAFCO Litigation Trust Agreement (the "Litigation Trust Agreement"), dated the date hereof, among the Marvel Debtors, John J. Gibbons (solely in his capacity as chapter 11 trustee for the Marvel Debtors), the Trustees and the Lender, (i) the Marvel Debtors have contributed to the Trustees in trust all of their interests in any Causes of Action derived from claims against any of the MAFCO Defendants asserted in the District Court Complaint or which could have been asserted in the District Court Complaint (exclusive of all Causes of Action (x) pursuant to sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, (y) relating to any tax-sharing or other similar agreement or (z) against any person or entity released or exculpated under the Plan) (the "Litigation Claims") and (ii) the Trustees have agreed to enforce the Litigation Claims, if any, for the benefit of all holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim), holders of Allowed Class Securities Litigation Claims and holders of Allowed Equity Interests in Entertainment (collectively, the "Beneficiaries") and to hold the Net MAFCO Litigation Proceeds, if any, in trust for the Beneficiaries; any litigation claims (x) relating to any tax-sharing or other similar agreement or (y) against any person or entity released or exculpated under the Plan, will remain the property of the applicable Marvel Debtor.

     The Trust has been created pursuant to the Litigation Trust Agreement for the sole purpose of coordinating the prosecution, direction, settlement or expeditious compromise of any Litigation Claims on behalf of and for the benefit of the Beneficiaries and to distribute the proceeds to the Beneficiaries in accordance therewith.

730826.6
                                       -1-

     Pursuant to Section 7.5(b) of the Plan and this Agreement, the Lender has agreed to provide loans to the Trust in an aggregate amount not to exceed, at any given time, One Million Dollars ($1,000,000), to be used by the Trustees to pay certain costs of the Trust, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and provisions as hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Definitions. Terms defined in the Plan, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

          "Agreement" means this Loan Agreement between the Borrower, on the one hand, and the Lender, on the other hand, together with all exhibits and schedules hereto and any and all amendments, extensions or supplements hereto.

          "Beneficiaries" has the meaning set forth in the Preliminary
Statement.

          "Borrower" means the Trust.

          "Borrowing" means a borrowing under this Agreement consisting of a Loan or Loans made by the Lender to the Borrower.

          "Business Day" means a day which is not a Saturday or Sunday and on which major commercial banks are open for business in New York, New York.

          "Collateral" shall have the meaning ascribed thereto under the Security Agreement.

          "Commitment" means the total amount of the Lender's commitment hereunder to extend credit to the Borrower by means of Loans.

          "Commitment Termination Date" means the earlier of (i) October 1, 2003, (ii) the date upon which the Trustees terminate the Commitment by notice to the Lender and (iii) the date of the first distribution by the Trust to the Beneficiaries.

          "Debt" means (a) all obligations of the Borrower for borrowed money,
(b) all obligations of the Borrower evidenced by bonds, debentures, notes or other similar

730826.6
                                       -2-
instruments, and (c) all obligations or liabilities of others secured by a Lien on any asset owned by the Borrower.

          "District Court" has the meaning set forth in the Preliminary
Statement.

          "Event of Default" shall have the meaning set forth in Section 5.1 of this Agreement.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Lender" means Marvel Enterprises, Inc., a Delaware corporation, and its successors and assigns.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

          "Litigation Claims" has the meaning set forth in the Preliminary Statement.

          "Litigation Trust Agreement" has the meaning set forth in the Preliminary Statement.

          "Loan" and "Loans" means the loans to be made by the Lender to the Borrower pursuant to Article II of this Agreement.

          "Loan Documents" means the Security Agreement, the Note and any and all other documents, agreements or instruments executed or delivered therewith by the Borrower in connection with the closing of the transactions contemplated by this Agreement, including Uniform Commercial Code financing statements.

          "Marvel Debtors" has the meaning set forth in the Preliminary
Statement.

          "Maturity Date" means the earlier to occur of (i) October 1, 2003 and
(ii) the date of the first distribution by the Trust to the Beneficiaries.


730826.6
                                       -3-

          "Note" means the grid promissory note, substantially in the form of Exhibit A attached hereto, executed by the Borrower to the order of the Lender and evidencing the obligation of the Borrower to repay the Loans made by the Lender hereunder.

          "Person" means natural persons, corporations, partnerships, trusts, associations, estates, organizations, governmental divisions, agencies or authorities, firms or entities.

          "Plan" has the meaning set forth in the Preliminary Statement.

          "Professional Fees" means fees and expenses of professionals retained by the Trustees on behalf of the Trust (including, without limitation, attorneys, accountants and expert fees and expenses).

          "Security Agreement" means that certain Security Agreement, dated as of the date hereof, between the Borrower, on the one hand, and the Lender, on the other hand, substantially in the form of Exhibit B attached hereto.

          "Trust" means the trust established for the Beneficiaries pursuant to the Litigation Trust Agreement.

          "Trust Costs" means the administrative expenses of the Trust, including, without limitation, Professional Fees, taxes, bank charges, filing and registration fees, postage, telephone, facsimile, copying and messenger costs, and secretarial and administrative costs attendant to the maintenance of the Trust and the responsibilities of the Trustees thereunder, the fees of the Trustees and any indemnification costs and expenses owing to any indemnified party under Section 8.05 of the Litigation Trust Agreement, but excluding any Indemnification Costs (as defined in the Litigation Trust Agreement).

          "Trustees" means Ronald Cantor, Ivan Snyder, and James A. Scarpone, solely as trustees under the Trust, and their successors appointed pursuant to the Litigation Trust Agreement.

          "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the passage of time (or both) could become an Event of Default.

          Section 1.2 Exhibits. All of the exhibits and schedules attached to this Agreement shall be deemed incorporated herein by reference.



730826.6
                                       -4-

                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

          Section 2.1 Commitment.

          (a) Subject to the terms and conditions hereof, the Lender agrees, prior to the Commitment Termination Date, to make loans to the Borrower from time to time in an aggregate principal amount at any time outstanding not to exceed One Million Dollars ($1,000,000).

          (b) Notwithstanding the foregoing, the Lender shall not be required to make any loan hereunder if:

         (i) after giving effect to such loan, the aggregate outstanding principal amount of all Borrowings hereunder would exceed One Million Dollars ($1,000,000); or

        (ii) an Event of Default exists, or an event has occurred which, with the giving of notice or the passage of time, or both, would become an Event of Default.

          (c) Borrower shall give the Lender notice of the date of each requested Borrowing hereunder, which notice shall be irrevocable and effective upon receipt by the Lender. Each such request for a Borrowing shall be furnished to the Lender at least five Business Days prior to the requested date of funding, and must (i) contain a representation by the Borrower that the Borrower does not have sufficient funds to pay Trust Costs payable within the next thirty days and has made no distributions to the Beneficiaries, (ii) specify the amount of such requested Borrowing, (iii) contain a representation by Borrower that, as of the date thereof, there is no Event of Default nor any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (iv) include a copy of the invoice or invoices to be paid with such Borrowing or other supporting documentation with respect to such permitted use. Each Borrowing shall be in an amount of at least $50,000. The Lender shall make the Borrowing available to Borrower on or prior to the date specified in the request for Borrowing as the borrowing date in immediately available funds to the account specified by Borrower. Notwithstanding anything to the contrary herein, Borrowings shall be used by the Borrower solely to fund Trust Costs.

          Section 2.2 Authorization and Issuance of Note. The Litigation Trust Agreement has authorized the issuance by the Borrower of the Note in the principal amount of One Million Dollars ($1,000,000). On the date hereof, or, in any event, no later than the date on which the Lender makes any loan hereunder, the Borrower shall issue the Note, payable to the order of the Lender, substantially in the form of Exhibit A attached hereto with appropriate insertions.

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                                       -5-

          Section 2.3 Interest Rates; Payment of Principal and Interest on Facility.

          (a) The obligation of the Borrower to repay the Loan shall be evidenced by the Note, which shall be payable to the order of the Lender at the Lender's office located at 685 Third Avenue, New York, New York 10017, or at such other office of the Lender as may be designated, from time to time, by the Lender, for the account of the Lender, not later than 12:00 p.m., eastern time, on the Maturity Date.

          (b) Each Loan shall bear simple interest, upon the unpaid principal balance thereof from the date advanced at 10% per annum. Interest due on the Loans shall be due and payable on the Maturity Date or early prepayment date. Unless prepaid in accordance with the terms hereof, the Borrower shall pay the principal amount of the Loans, without demand, on the Maturity Date.

          (c) The Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of the Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under the Note. The Lender's internal records shall be conclusive evidence of the amount of each Loan outstanding absent manifest error.

          Section 2.4 Computation of Interest; Maximum Interest Rate.

          (a) All computations of interest with respect to the Loans and all computations of interest due under Section 2.3 hereof for any period shall be calculated on the basis of a year of 365 or 366 days for the actual number of days elapsed in such period. Interest shall accrue from the first day of the making of a Loan to the date of repayment of such Loan in accordance with the provisions hereof.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. With respect to the Note, during any period of time in which the interest rate specified therein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate.

          Section 2.5 Voluntary Prepayments.

          (a) The Borrower shall have the right at any time to prepay the Loans, in whole or in part, without penalty or premium, subject to the right to reborrow as provided herein.

          (b) Any voluntary prepayments made pursuant to this Section 2.5 and any mandatory prepayments made pursuant to Section 2.6 shall be applied as follows: first, to

730826.6
                                       -6-
accrued and unpaid interest due on the principal amount being prepaid under the Note, and second, to the principal amount due under the Note.

          Section 2.6 Mandatory Prepayments. The unpaid principal amount of the Note, together with all accrued but unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

          Section 2.7 Holidays. Any principal or interest in respect of a Loan which would otherwise become due on a day other than a Business Day shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest.

          Section 2.8 Time and Place of Payments. The Borrower shall make each payment on the Note by making, or causing to be made, the amount thereof available to the Lender in immediately available funds at the Lender's office at 685 Third Avenue, New York, New York 10017 not later than 12:00 p.m., eastern time, on the day of payment.


                                   ARTICLE III

                      AFFIRMATIVE COVENANTS OF THE BORROWER

          The Borrower covenants and agrees that, so long as any portion of the Commitment under this Agreement shall be in effect and until payment in full of the Loans and the Note, the Borrower shall perform each and all of the following:

          Section 3.1 Notice of Certain Events. The Borrower shall furnish or cause to be furnished to the Lender:

          (a) notice, as soon as practicable and, in any event, within five calendar days after the Borrower has knowledge of the occurrence of an Event of Default or any Unmatured Event of Default; and

          (b) with reasonable promptness, such other information and data with respect to the Borrower as from time to time may be reasonably requested by the Lender.

          Section 3.2 Taxes. The Borrower agrees to pay promptly when due all taxes, assessments and governmental charges upon or against the Borrower or the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

          Section 3.3 Further Assurances. At any time or from time to time upon the reasonable request of the Lender, the Borrower shall execute and deliver such further

730826.6
                                       -7-
documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement, the Note and the other Loan Documents and to provide for repayment of the Loans made hereunder with interest thereon in accordance with the terms of this Agreement and the Note.


                                   ARTICLE IV

                       NEGATIVE COVENANTS OF THE BORROWER

          The Borrower covenants and agrees that, so long as any portion of the Commitment under this Agreement shall be in effect and until payment in full of the Loans and the Note, the Borrower shall perform each and all of the following:

          Section 4.1 Debt. The Borrower shall not create, incur, assume or otherwise become liable with respect to any Debt except (i) the Debt evidenced by the Note and this Agreement and (ii) Debt created, incurred or assumed, or with respect to which the Borrower otherwise becomes liable, with the prior written consent of the Lender.

          Section 4.2 Liens. The Borrower shall not create or permit to exist any Lien on or with respect to the Collateral, except:

          (a) Liens for taxes, assessments or governmental charges or claims, the payment of which is not, at such time, required, and provided that reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (b) any attachment or judgment Lien in existence less than 30 calendar days after the entry thereof or with respect to which execution has been stayed; and

          (c) Liens granted by the Borrower in favor of the Lender pursuant to the Loan Documents.

          Section 4.3 Borrower's Activities. The Borrower shall not engage in any activities other than as provided and permitted by the Litigation Trust Agreement as in effect on the date hereof.


730826.6
                                       -8-

          Section 4.4 Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purposes other than the payment of Trust Costs.

          Section 4.5 Restrictions on Fundamental Changes. The Borrower shall not change the nature of its activities, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, whether now owned or hereafter acquired, except as provided in the Litigation Trust Agreement.

          Section 4.6 Distributions. The Borrower shall not make any distributions to Beneficiaries of the Trust other than as provided in the Litigation Trust Agreement.


                                    ARTICLE V

                                EVENTS OF DEFAULT

          Section 5.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

          (a) Failure to Make Payments when Due. The Borrower shall fail to pay any amount owing under the Note with respect to principal of or interest on the Loans when such amount is due, whether at stated maturity, by acceleration or otherwise, and such failure shall continue for three (3) days after written notice thereof is delivered to the Borrower by the Lender; or

          (b) Breach of Certain Covenants. The Borrower shall fail to comply with or to perform in accordance with any material representation, warranty, covenant, term, condition or agreement contained in this Agreement, the Note or any other Loan Document and the Borrower shall fail to cure such failure within thirty (30) days after written notice thereof is delivered to the Borrower by the Lender; or

          (c) Insolvency. The Borrower shall be insolvent or unable to pay any of its debts as they mature; or

          (d) Involuntary Bankruptcy; Appointment of Receiver, etc.

               (i) If an involuntary case seeking the liquidation or reorganization of the Borrower under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code or any similar proceeding shall be commenced against the Borrower under any other applicable law and any of the following events occur:
(A) the Borrower consents to the institution of the involuntary

730826.6
                                       -9-
case; (B) the petition commencing the involuntary case is not timely controverted; (C) the petition commencing the involuntary case is not dismissed within 60 calendar days of its filing; or (D) an order for relief shall have been issued or entered therein; or

              (ii) A decree or order of a court shall have been entered for the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower; or

          (e) Voluntary Bankruptcy; Appointment of Receiver, etc. The Borrower shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Federal Bankruptcy Code; or the Borrower shall file a petition, answer or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; or the Borrower shall consent to the conversion of an involuntary case to a voluntary case; or the Borrower shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Borrower; or the Borrower shall make a general assignment for the benefit of creditors; or the general partner of the Borrower adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          (f) Judgments and Attachments. The Borrower shall suffer any judgment, attachment, lien, execution or levy against it or its property in any material amount which is not paid, discharged, released, bonded, stayed on appeal or otherwise fully satisfied within thirty days of the Borrower's actual knowledge thereof; or

          (g) Dissolution. Any order, judgment or decree shall be entered decreeing the dissolution of the Borrower, whether by voluntary or involuntary action; or

          (h) Termination of Loan Documents. Any of the Loan Documents shall cease to be in full force and effect for any reason other than (i) any act or omission of the Lender necessary for the perfection of Liens in favor of the Lender, (ii) a release or termination thereof upon the full payment and satisfaction of the Note or (iii) upon the written consent of the Lender.

          Section 5.2 Remedies. Upon the occurrence of an Event of Default, the unpaid principal amount of and any accrued interest on the Loans shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower. Upon acceleration, the Lender, without notice to or demand upon the Borrower, which are expressly waived by the Borrower, may proceed to protect, exercise and enforce its rights and remedies hereunder, under the Note and under the Loan Documents, and any other rights and remedies as are provided by law or equity. The Lender may determine, in its sole discretion, the order

730826.6
                                      -10-
and manner in which the Lender's rights and remedies are to be exercised, and all payments received by the Lender shall be applied as follows: first, to all costs and expenses (including, without limitation, reasonable attorneys' fees, costs of maintaining, preserving or disposing of any of the Collateral and costs of settlement) incurred by the Lender in enforcing any Debt of, or in collecting any payments due from, the Borrower under the Note by reason of such Event of Default; second, to accrued interest on the Loans; and third, to principal amounts outstanding on the Loans.


                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1 Waivers; Modifications in Writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for under this Agreement, in the Note and in the Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Lender at law, in equity or otherwise. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, the Note and the other Loan Documents, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower. Any waiver of any provision of this Agreement, the Note and the other Loan Documents, and any consent to any departure by the Borrower from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 6.2 Failure or Delay; Limitation on Liability. No failure or delay on the part of the Lender, in the exercise of any power, right or privilege under this Agreement, the Note or the other Loan Documents, shall impair such power, right or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise of any other power, right or privilege. Lender shall look only to the Borrower and its assets to satisfy any liability hereunder, and no Trustee shall have personal or individual liability or obligation whatsoever hereunder.

          Section 6.3 Notices, etc. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

730826.6
                                      -11-

          If to the Lender:

          Marvel Enterprises, Inc.
          685 Third Avenue
          New York, New York 10017
          Attention:  Corporate Secretary

          with a copy to:

          Battle Fowler LLP
          75 East 55th Street
          New York, New York 10022
          Attention:  Lawrence Mittman, Esq.

          If to the Borrower:

          MAFCO Litigation Trust
          c/o James A. Scarpone
          Hellring Lindeman Goldstein & Siegal
          One Gateway Center
          Newark, New Jersey 07102

          with a copy to:




Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

          Section 6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any interest hereunder without the prior written consent of the Lender.



730826.6
                                      -12-

          Section 6.5 Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

          Section 6.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          Section 6.7 Governing Law; Jurisdiction. This Agreement and the Note shall be deemed to have been made in the State of Delaware and the validity of this Agreement, the Note and the other Loan Documents, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. The Lender and the Borrower hereby agree that any controversy or claim arising out of or relating to this Agreement, the Note or the other Loan Documents shall be determined by the United States District Court for the District of Delaware and expressly submit to the jurisdiction of such court in any action or proceeding arising out of or relating to this Agreement, the Note or the other Loan Documents and agree that any process or notice of motion or other application to any of such courts may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. With respect to such court, the Lender and the Borrower hereby expressly waive any defense based on doctrines of venue or inconvenient forum or similar rules or doctrines.

          Section 6.8 Severability of Provisions. Whenever possible this Agreement, the Note and each Loan Document and each provision hereof and thereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof, and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

          Section 6.9 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Loans hereunder, and the execution and delivery of the Note.



730826.6
                                      -13-

          Section 6.10 Complete Agreement. This Agreement, together with the exhibits and schedules to this Agreement, the Note and the other Loan Documents is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                                      MARVEL ENTERPRISES, INC.


                                      By:   /S/ WILLIAM H. HARDIE, III
                                            -----------------------------
                                      Name:  William H. Hardie, III
                                      Title: Executive Vice President,
                                             Business Affairs


                                      /s/RONALD CANTOR
                                      -----------------------------------,
                                      Ronald Cantor


                                      /S/ IVAN SNYDER
                                      ___________________________________,  and
                                      Ivan Snyder


                                      /S/ JAMES A. SCARPONE
                                      -----------------------------------,
                                      James A. Scarpone


                                      solely as trustees on behalf of
                                      the beneficiaries of the Trust with
                                      respect to the Trust

730826.6
                                      -14-

                                                                      EXHIBIT A


                              MAFCO PROMISSORY NOTE

1,000,000                                                        October 1, 1998
                                                              Newark, New Jersey

          FOR VALUE RECEIVED, Ronald Cantor, Ivan Snyder, and James A. Scarpone, solely as trustees under that certain MAFCO Litigation Trust Agreement, dated the date hereof, establishing a trust (the "Trust") for the benefit of the beneficiaries thereunder (such Trust, the "Borrower"), hereby promises to pay to the order of MARVEL ENTERPRISES, INC., a Delaware corporation (the "Lender"), at its office located at 685 Third Avenue, New York, New York 10017, or at such other office as may be designated, from time to time, by the holder hereof in writing, in lawful money of the United States of America and in immediately available funds, the principal sum from time to time outstanding of up to ONE MILLION DOLLARS ($1,000,000), or so much thereof as may be disbursed by the Lender to the Borrower or for the Borrower's account from time to time, together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full. Interest will be calculated on the basis of a 365 or 366 day year, as the case may be, for the actual number of days elapsed in such period.

          Simple interest on the unpaid principal sum outstanding from time to time shall accrue at 10% per annum. Notwithstanding anything to the contrary contained in this Note, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect or receive, interest in excess of the maximum rate allowed by applicable law. During any period of time in which the interest rate specified in this Note exceeds such maximum rate, interest shall accrue and be payable at such maximum rate.

          The entire unpaid principal balance, together with accrued interest thereon, shall be due and payable on the earlier of (i) October 1, 2003 or (ii) the date of the first distribution by the Trust to the Beneficiaries.

          The Lender shall, and is hereby authorized by the Borrower to, endorse on the Schedule annexed to this Note, or otherwise record in the Lender's internal records, an appropriate notation evidencing the date and amount of all principal disbursed by the Lender hereunder, as well as the date and amount of each payment and prepayment hereunder; provided, however, that the failure of the Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under this Note. The Lender shall provide to the Borrower on request from time to time copies of the Schedule annexed to this Note showing all endorsements thereto at the time of each such request.


730840.4
                                       -1-

          Any payments or prepayments made on this Note shall be applied as follows: first, to accrued and unpaid interest due on the principal amount being prepaid under this Note; and second, to the principal amount due under this Note.

          If any payment to be made by the Borrower to the Lender according to the terms hereof shall be due on a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware are authorized or required to close, the due date for such payment shall be extended to the next business day and the amount of such payment shall include interest accrued during such extension.

          This Note is the grid promissory note referred to in, and is entitled to the benefits of, the MAFCO Litigation Trust Loan Agreement, dated as of the date hereof (the "Loan Agreement"), between the Borrower and the Lender. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of an Event of Default. Notwithstanding anything to the contrary contained herein, the Lender may, as provided under the Loan Agreement, terminate the line of credit evidenced hereby and declare all amounts outstanding hereunder immediately due and payable. This Note is secured by a security agreement (the "Security Agreement") of even date herewith made by the Borrower in favor of the Lender encumbering personal property and assets described therein in favor of the Lender.

          It is the purpose of this Note to evidence a line of credit against which the Borrower may draw and redraw from time to time and from which the Lender will advance and readvance from time to time until the Commitment Termination Date.

          This Note may be prepaid, in whole or in part, at any time without penalty.

          The Borrower waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence.

          Upon the occurrence of any Event of Default (as defined in the Loan Agreement), after any applicable notice and cure period as provided under the Loan Agreement, the whole of the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become due and payable immediately. The Borrower shall also be obligated to pay as part of the indebtedness evidenced by this Note, all costs of collection, whether or not a suit is brought, including any reasonable attorneys' fees and expenses that may be incurred in the collection or enforcement hereof.

          No act or omission of the Lender, including without limitation any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse and any waiver or release may be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. A

730840.4
                                       -2-
waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

          Lender shall look only to the Trust and its assets to satisfy any liability hereunder, and no trustee of the Trust shall have any personal or individual liability or obligation whatsoever hereunder.

          All of the terms and provisions of this Note inure to and are binding upon the heirs, executors, administrators, successors, representatives, receivers, trustees and assigns of the parties; provided, however, that none of the rights or obligations of the Borrower hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

          THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORD ANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The Lender, by its acceptance of this Note, and the Borrower hereby agree that any controversy or claim arising out of or relating to this Note shall be determined in Delaware and expressly submit to the jurisdiction of the United States District Court for the District of Delaware in any action or proceeding arising out of or relating to this Note and agree that any process or notice of motion or other application to any of such courts may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. With respect to such courts, the Lender, by its acceptance of this Note, and the Borrower hereby expressly waive any defense based on doctrines of venue or inconvenient forum or similar rules or doctrines.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.

                                       -----------------------------------,
                                       Ronald Cantor

                                       ___________________________________,  and
                                       Ivan Snyder

                                       -----------------------------------,
                                       James A. Scarpone

                                       solely as trustees on behalf of
                                       the beneficiaries of the Trust with
                                       respect to the Trust

730840.4
                                       -3-

                              SCHEDULE TO GRID NOTE



   Date       Amount of         Amount of        Unpaid          Name of Person
               Loan             Principal       Principal        Making Notation
                                 Prepaid    Balance of Note



















===========   ==============   =============     ============   ===============

730840.4
                                       -4-

                                                                       EXHIBIT B


                            MAFCO SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of October 1, 1998, by and among Ronald Cantor, Ivan Snyder, and James A. Scarpone, solely as trustees under that certain MAFCO Litigation Trust Agreement, dated the date hereof, establishing a trust (the "Trust") for the benefit of the beneficiaries thereunder (such Trust, the "Grantor") and Marvel Enterprises, Inc., a Delaware corporation (the "Lender").

                              PRELIMINARY STATEMENT

          1. Pursuant to a MAFCO Litigation Trust Loan Agreement, dated as of the date hereof, by and among the Grantor and the Lender (the "Loan Agreement"), the Lender agreed to lend the Grantor an aggregate amount of up to $1,000,000, and the Grantor agreed to issue to the Lender a grid promissory note in an aggregate principal amount of $1,000,000 (the "Note"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

          2. As a condition to the Lender's obligation to advance funds to the Grantor pursuant to the Loan Agreement, Grantor has agreed to, among other things, grant to Lender a security interest in all of Grantor's assets to secure the due and punctual payment and performance by the Grantor of (a) all obligations at any time and from time to time under the Loan Agreement and the Notes, (b) the principal of and interest on the Loan, when and as due, whether at maturity, by acceleration, or otherwise, and (c) all obligations of the Grantor at any time and from time to time under this Agreement (collectively, the "Secured Obligations").

          Accordingly, the Grantor and the Lender hereby agree as follows:

          1. Definitions. As used herein, the following terms shall have the following meanings:

               (a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of Delaware ("UCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Lender at any time existing, (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclama tion and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for

730842.3
                                       -1-
the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.

               (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Investment Property,
(vi) Inventory, and (vii) Proceeds.

               (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

               (d) "Equipment" shall mean all of the Grantor's machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor's business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Grantor.

               (e) "General Intangibles" shall mean all of the Grantor's present and future general intangibles of every kind and description (as such term is defined in the UCC), including, without limitation, any causes of action, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law or in equity or otherwise.

               (f) "Inventory" shall mean all of the Grantors' right, title and interest in and to raw materials, work in process, finished goods and all other inventory (as such term is defined in the UCC), whether now owned or hereafter acquired, and any documents relating thereto.

               (g) "Investment Property" shall mean all of the Grantor's right, title and interest in and to all securities (whether certificated or uncertificated), security entitle ments, security accounts, commodity contracts and commodity accounts.

               (h) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Lender pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.

          2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby creates and grants to the Lender,

730842.3
                                       -2-
its successors and its assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Lender is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantor as debtor and the Lender as secured party.

          The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

               3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner satisfactory to the Lender. The Grantor agrees to notify the Lender promptly of any change in its name, in the location of its chief executive office or the principal office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral. The Grantor agrees promptly to notify the Lender if any material portion of the Collateral is damaged or destroyed.

          4. Inspection and Verification. The Lender and such persons as the Lender may designate shall have the right, at any reasonable time or times during the Grantor's usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, the Collateral, including, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors and third persons possessing the Collateral.

          5. Taxes; Encumbrances. At its option, the Lender may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Col lateral and not permitted under the Loan Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by this Agreement, and the Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other en cumbrances and maintenances as set forth herein or in the Loan Agreement.


730842.3
                                       -3-

          6. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, the Grantor shall promptly assign such security interest to the Lender. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

          7. Representations and Warranties. The Grantor represents and warrants to the Lender that:

               (a) Principal Place of Business, etc. Its chief executive office, its chief place of business and the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral is located in the county of Essex, in the State of New Jersey.

               (b) Title and Authority. It has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Lender the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

               (c) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Lender in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Lender in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

               (d) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations.

               (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement and as permitted by the Loan Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral.

               (f) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery

730842.3
                                       -4-
and performance of this Agreement until the termination of this Agreement pursuant to Section 23.

          8. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Lender in the Collateral, and the priority thereof, against any adverse mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever except for liens permitted pursuant to the Loan Agreement.


          9. Use and Disposition of Collateral. The Grantor shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest. The Grantor shall not make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business and as otherwise permitted by the Loan Agreement, and the Grantor shall remain at all times in possession of the Collateral other than transfers to the Lender pursuant to the provisions hereof and as otherwise provided in this Agreement or the Loan Agreement.

          10. Collections. Unless and until an Event of Default has occurred and is continuing, the Grantor shall have the right to collect its Accounts Receivable in the ordinary course of its business. Upon the occurrence of any Event of Default, the Lender shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor's name, the Lender's name or otherwise, for the use and benefit of the Lender, (i) to endorse the Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral, drafts against the Guarantor's customers, assignments and verifications of Accounts Receivable and notices to the Grantor's customers; (iii) to send verifications of Accounts Receivable to any customer of the Grantor; (iv) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and the Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed; (v) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (viii) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Lender; (ix) to notify the postal service authorities to change the address for delivery of mail addressed to the Grantor to such address as the Agent may designate; (x) to accept the return of goods represented by any of the Accounts Receivable; and
(xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes;

730842.3
                                       -5-
provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender in the absence of the gross negligence or willful misconduct of the Lender. It is understood and agreed that the appointment of the Lender as the agent of the Grantor for the purposes set forth above in this
Section 10 is coupled with an interest and is irrevocable. The provisions of this Section 10 shall in no event relieve the Grantor of any of its obligations hereunder or under the Loan Agreement with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

          11. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Lender on demand, and it is agreed that the Lender shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Lender's gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Lender shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Lender shall give the Grantor ten (10) days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC) of the Lender's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such

730842.3
                                       -6-
sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) de termine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 11, the Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Lender may make payment on account thereof by using any claim then due and payable to the Lender from the Grantor as a credit against the purchase price, and the Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

          12. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender first, to the payment of all reasonable costs and expenses incurred by the Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Lender hereunder on behalf of the Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder; second to the payment in full of all Secured Obligations owed to the Lender; and third, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Lender (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the

730842.3
                                       -7-
application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

          13. Security Interest Absolute. All rights of the Lender hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement, the Note or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor in respect of the Secured Obligations or in respect of this Agreement.

          14. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Lender.

          15. Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Lender the attorney-in-fact of the Grantor effective upon and during the continuance of an Event of Default solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

          16. Lender's Fees and Expenses. The Grantor shall be jointly and severally obligated to, upon demand, pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure of any representation or warranty of the Grantor hereunder to be true and correct in all material respects or the failure by the Grantor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby.

          17. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be

730842.3
                                       -8-
permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Lender as Collateral under this Agreement, except as contemplated by this Agreement or the Loan Agreement.

          18. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE LENDER AND GRANTOR HEREBY AGREE THAT ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE LOAN AGREEMENT OR THE NOTE SHALL BE DETERMINED IN DELAWARE AND EXPRESSLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE LOAN AGREEMENT OR THE NOTE AND AGREE THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO SUCH COURT MAY BE SERVED WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED MAIL OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED. WITH RESPECT TO SUCH COURT, THE LENDER AND THE GRANTOR HEREBY EXPRESSLY WAIVE ANY DEFENSE BASED ON DOCTRINES OF VENUE OR INCONVENIENT FORUM OR SIMILAR RULES OR DOCTRINES.

          19. Notices. All communications and notices hereunder shall be in writing and given as provided in the Loan Agreement.

          20. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

          21. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Lender.

         23. Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in cash, at which time the Lender shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such

730842.3
                                       -9-
termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

          24. Limitation on Liability. Lender shall look only to the Collateral pledged hereunder and the Trustee shall have no personal or individual liability or obligation whatsoever hereunder.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.



                                            GRANTOR:

                                  -----------------------------------,
                                  Ronald Cantor

                                  ___________________________________,  and
                                  Ivan Snyder

                                  -----------------------------------,
                                  James A. Scarpone

                                  solely as trustees on behalf of the
                                  beneficiaries of the Trust with respect to the Trust



                                  LENDER:

                                  MARVEL ENTERPRISES, INC.


                                  By: ________________________________
                                      Name:  William H. Hardie, III
                                      Title: Executive Vice President, Business
                                             Affairs




730842.3

                                                            EXHIBIT 10






          For Exhibit 10 ("MAFCO Professional Fee Reimbursement Note"),

      see Exhibit A to Exhibit 9 ("MAFCO Litigation Trust Loan Agreement").









766446.1

                                                                     EXHIBIT 11







                      For Exhibit 11 ("Merger Agreement"),

 see Exhibit 2.2 ("Agreement and Plan of Merger, dated as of August 12, 1998, by and among the Registrant, Marvel Entertainment Group, Inc., and MEG

 Acquisition Corp.").

766473.1

                                                                 EXHIBIT 12


                                AMOUNT OF          AMOUNT OF EXCESS
                               CONVERTIBLE          ADMINISTRATION
                             PREFERRED STOK          CLAIMS NOTE
   NEW INVESTORS             TO BE PURCHASED         TO BE FUNDED


Dickstein Partners Inc. (or     $30,000,000                       0%
permitted assigns)

Zib Inc. (or permitted          $60,000,000*                    100%
assigns)
--------
* Less up to forty million dollars ($40,000,000) in aggregate liquidation value of Convertible Preferred Stock acquired by holders of Fixed Senior Secured Claims on the Consummation Date pursuant to Section 4.2(b)(i)(A)
     (6)of the Plan of Reorganization.

764363.1

                                                                      EXHIBIT 13





                               GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT, dated as of September 28, 1998 (this "Guaranty" or this "Agreement"), is made by Toy Biz, Inc., a Delaware corporation (the "Company"), Marvel Entertainment Group, Inc. ("Marvel"), Fleer Corp. ("Fleer"), The Asher Candy Company, Frank H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics Entertainment, Inc., Marvel Characters, Inc., Marvel Direct Marketing, Inc., Skybox International, Inc., Marvel Restaurant Venture Corp. and MRV, Inc.(collectively, the "Guarantors"), in favor of The Chase Manhattan Bank, as agent (in such capacity, and including any successor agents, the "Agent") for itself and the Holders (as defined below) and in favor of the Holders.


                                   BACKGROUND


                  (i) Pursuant to and in connection with the Existing Panini Credit Agreements, Panini S.p.A., an Italian Corporation ("Panini") is indebted to the Initial Holders in the principal amount of approximately Italian Lire 232,123,350,001, plus accrued and unpaid interest (including default interest), fees and other charges due and owing in connection therewith and under the Existing Panini Credit Agreements (referred to herein as the "Outstanding Panini Obligations").

                  (ii) Panini is a wholly-owned direct subsidiary of Marvel and a wholly-owned indirect subsidiary of the Company. Pursuant to guaranty provisions contained in the Existing Panini Credit Agreements, certain of the Guarantors have unconditionally guaranteed the payment in full of the Outstanding Panini Obligations.

                  (iii) Pursuant to the Plan (as defined below), (i) the Outstanding Panini Obligations are being restructured in accordance with the Panini Loan Documents, (ii) the Guarantors have agreed to guarantee the payment of the Guaranteed Obligations (as defined below) pursuant to the terms hereof, and (iii) on the effective date of the Plan, the Company shall make the Effective Date Payment (as defined below) by payment to the Holders of $13,000,000 in cash in reduction of the Guarantors' obligations hereunder, which payment shall be treated in accordance with the existing subordination agreement between the holders of the obligations under Existing Panini Credit Agreements.

                  (iv) The Guaranteed Obligations are secured or otherwise supported pursuant to the Security Documents.



764332.1

                  (v) All subrogation and similar rights arising in favor of the Guarantors (including as a result of the Effective Date Payment) shall be subordinated in all respects to the payment in full to the Holders of the remaining Guaranteed Obligations.

                  (vi) It is a condition to the occurrence of the Con summation Date under the Plan that this Guaranty shall be executed and delivered by each Guarantor and shall be in full force and effect. The Guarantors shall benefit substantially from the occurrence of the Consummation Date and other transactions occurring concurrently with the issuance of this Guaranty.

                  NOW, THEREFORE, in order to induce, and in consider ation of, the execution and delivery of the Panini Loan Documents and the occurrence of the Consummation Date, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Guarantor, each Guarantor hereby covenants and agrees with, and represents and warrants to, the Agent and to each Holder as follows:

                  Section 1. Definitions. Capitalized terms that are used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. All definitions shall be equally applicable to the singular and plural forms of the terms defined. The use of the word "including" shall be deemed to mean "including, without limitation". In addition to the terms defined in the introductory and background paragraphs of this Agreement, the following terms shall have the meanings indicated below:

                  "Bankruptcy Court" shall mean the United States Dis trict Court for the District of Delaware and any other court having jurisdiction over the Entertainment Cases.

                  "Bankruptcy Law" shall mean title 11, United States Code or any similar federal or state law for the relief of debtors.

                  "Capitalized Lease Obligations" shall mean, in relation to any Person, obligations for the payment of rent on any real or personal property under leases or agreements to lease that, in accordance with generally accepted accounting principles, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

                  "Consummation Date" shall have the meaning ascribed to such term in the Plan.

                                       -2-
764332.1

                  "Contingent Obligations" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof.

                  "Custodian" shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Defeasance Debt Securities" shall have the meaning ascribed to such term in Section 24.

                  "Defeasance Letter of Credit" shall have the meaning ascribed to such term in Section 24.

                  "Defeasance Property" shall mean, collectively, any Defeasance Debt Securities and/or any Defeasance Letter of
Credit.

                  "Dollars" or "$" means United States dollars.

                  "Effective Date Payment" means the payment of thirteen million Dollars ($13,000,000) Cash by the Guarantors on the Consummation Date, in respect of the Guaranteed Obligations.

                  "Entertainment Cases" shall mean the chapter 11 cases pending in the Bankruptcy Court on the Consummation Date as chapter 11 case number 97-638 (RRM).

                  "Existing Panini Credit Agreements" shall mean the Existing Panini Junior Credit Agreements and the Existing Panini
Senior Credit Agreements.

                  "Existing Panini Junior Credit Agreements" shall mean (a) that certain Term Loan and Guarantee Agreement dated as of August 30, 1994, as amended, supplemented or otherwise modified from time to time prior to the Consummation Date, among Entertainment,

                                       -3-
764332.1

Panini, S.p.A. (formerly named Marvel Comics Italia S.r.l.), and Istituto Bancario San Paolo di Torino, S.p.A.; (b) the Participation Agreement dated as of August 30, 1994 among Istituto Bancario San Paolo di Torino S.p.A., New York Limited Branch, as Italian Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants;
(c)(i)(A) any letter of credit issued for the account of any of the Panini Entities by a bank or other financial institution pursuant to any of the agreements referred to in clauses (a) or (b), and (B) any related letter of credit applications and any agreements governing or evidencing reimbursement obligations relating to any letters of credit referred to in clause (c)(i)(A), or (ii) any interest rate agreement between any of the Panini Entities and a bank or other financial institution pursuant to any of the agreements referred to in clauses (a) and (b); and (d) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers entered into prior to the Consummation Date.

                  "Existing Panini Senior Credit Agreements" shall mean (a) that certain Italian Lire 27,000,000,000 Term Loan and Guaranty Agreement dated as of August 5, 1997 as amended, supplemented or otherwise modified from time to time prior to the Consummation Date, among Entertainment, Panini, the lenders listed on Schedule 1 thereto as lenders, and The Chase Manhattan Bank as agent, and the related Panini financing order entered by the Bankruptcy Court, (b) the Participation Agreement dated as of August 5, 1997 among The Chase Manhattan Bank as Lender, The Chase Manhattan Bank, as Administrative Agent, and the financial institutions signatory thereto, as participants, and (c) any guarantees and security documents, including, without limitation, mortgages, pledge agreements, security agreements and trademark security agreements, executed and delivered in connection with any of the foregoing agreements, together in each case with all related documents, instruments, consents, amendments, modifications and waivers entered into prior to the Consummation Date.

                  "Fleer" shall mean Fleer Corp., a Delaware corporation and one of the Guarantors.

                  "Guaranteed Obligations" shall have the meaning set forth in Section 2 hereof.

                  "Guarantor Events of Default" shall mean any one or more of the following events:

                                       -4-
764332.1

                      .1) any Guarantor shall fail to make any payment required hereunder (whether in cash or by the issuance of securities in accordance with this Guaranty) within five
                      (5) days after such payment is due or shall fail to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or the Panini Pledge Agreement and such failure continues for a period of 15 days after such Guarantor receives notice from the Agent or the Required Holders;

                      .2) any Guarantor or any Material Subsidiary shall default in the payment when due (after expiration of any applicable grace period) of any principal of, interest on, or other amount in respect of, Indebtedness under the Term Loan Facility (or any replacement facility thereof), the Working Capital Facility (or any replacement facility thereof) or any other Indebtedness having an aggregate outstanding principal amount of at least $5,000,000; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice, would enable), following the actual passage of any required grace period, the holder(s) of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof, without giving effect to any waiver, amendment, supplement or other modification in respect of any such Indebtedness other than waivers, amendments, supplements or other modifications from or by the requisite holders of such Indebtedness in connection with which none of the holders thereof received, directly or indirectly, any economic consideration (including, without limitation, any fees, increases in interest rates or margins, grant of collateral security, issuance of guarantees or provision of other credit support for such Indebtedness or other Indebtedness) or any beneficial modifications with respect to the terms of such Indebtedness or other Indebtedness (including, without limitation, any additional covenants or covenants that are more burdensome to obligor of such Indebtedness, any acceleration of maturities or agreements to effect any actions that could reasonably be expected to cause prepayments);

                      .3)      any Material Guarantor or Material Subsidiary,
                      pursuant to or within the meaning of any Bankruptcy
                      Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an

                                       -5-
764332.1
                      involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due; and

                      .4) with respect to any Material Guarantor or any Material Subsidiary, (A) any person commences an involuntary case and such case is not dismissed within sixty (60) days after the commencement thereof; provided that if the case is stayed during such sixty day period, then the passage of days during said period shall be tolled during (and only during) the pendency of the stay and shall resume at the time any such stay is lifted, or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against such Material Guarantor in an involuntary case, (ii) appoints a Custodian of such Material Guarantor for all or substantially all of its property, or (iii) orders the liquidation of such Material Guarantor, and the order or decree referred to in clauses (i) through (iii) hereof remains undismissed or unstayed for a period of thirty
                      (30) days.

                  "Guarantor Payments" shall mean the aggregate amount of all payments of principal in respect of the Guaranteed Obligations made directly by the Guarantors (and not by means, direct or indirect, of any dividend, payment or other contribution or otherwise from the Panini Entities) to the Agent, on behalf of the Holders, including, without limitation, the Effective Date Payment. For the avoidance of doubt, any payment by the Guarantors of any interest or other amounts (other than principal) payable by Panini under the Panini Loan Documents after the Consummation Date shall not be deemed Guarantor Payments.

                  "Guarantors" shall mean the Company, Marvel, Fleer, The Asher Candy Company, Frank H. Fleer Corp., Heroes World Distri bution, Inc., Malibu Comics Entertainment, Inc., Marvel Charac ters, Inc., Marvel Direct Marketing, Inc. and Skybox Interna tional, Inc.

                  "Guaranty Limit" shall mean the Guaranty Limit Amount in the form of Cash and/or, at the option of the Company, debt securities issued by the Company having a then-present value (taking into account, among other things, the liquidity of such securities) at the time of issuance, together with any Cash contemplated by this definition, equal to the Guaranty Limit Amount, as determined by a Qualified Fairness Opinion.

                                       -6-
764332.1

                  "Guaranty Limit Amount" shall mean, at any time, the lesser of
(i) the difference between (A) forty million Dollars ($40,000,000) and (B) the aggregate amount of all Guarantor Payments actually made as of such time and
(ii) the aggregate unpaid amount of the Guaranteed Obligations at such time.

                  "Holders" shall mean the holders from time to time of the Restructured Panini Notes. For the avoidance of doubt, the term Holders shall not include the Guarantors or any other holders from time to time of any Junior Subrogation Claims.

                  "Indebtedness" shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured,
(b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) Capitalized Lease Obligations of such Person, (d) obligations of such Person arising under acceptance facilities, (e) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (f) all obligations of such Person upon which interest charges are customarily paid, (g) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (i) all executory obligations of such Person in respect of interest rate agreements and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (j) all Indebtedness of the types referred to in clauses (a) through (i) above for which such Person is obligated under a Contingent Obligation, and (k) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee.

                  "Initial Holders" shall mean the holders of Allowed Contingent Senior Secured Claims on the Consummation Date.

                  "Junior Subrogation Claims" shall mean, at any time, (a) all Guaranteed Obligations at such time owing to a Guarantor (whether on account of interest, principal or otherwise) pursuant to rights of subrogation, contribution, indemnity or similar

                                       -7-
764332.1
rights arising in favor of the Guarantors from the satisfaction by the Guarantors of obligations under this Guaranty by means of (i) Guarantor Payments, (ii) the distribution of Defeasance Property in accordance with
Section 24 and/or the (iii) enforcement of remedies or other realization under the Panini Pledge Agreement and (b) all other claims of any of the Guarantors against any of the Panini Entities.

                  "Material Guarantor" means the Company, Marvel, Fleer Corp., Marvel Characters, Inc. and any other Guarantor which would be a Material Subsidiary.

                  "Material Subsidiary" means any Person who would be designated as a "significant subsidiary" with respect to the Company under Regulation S-X as promulgated by the Securities and Exchange Commission (17 CFR 210) or any successor regulation.

                  "Outstanding Panini Obligations" shall have the meaning ascribed to such term in the Background section hereof.

                  "Panini Entities" shall mean, collectively, Panini and each of its subsidiaries.

                  "Panini Insolvency Proceeding" means any insolvency, liquidation or other creditors' rights proceeding in respect of any of the Panini Entities under the laws of the Republic of Italy or other applicable law.

                  "Panini Loan Documents" shall mean the Restructured Panini Notes, the Restructured Panini Junior Credit Agreement, the Restructured Panini Senior Credit Agreement and the Security Documents, in each case as from time to time amended, modified, or supplemented.

                  "Panini Pledge Agreement" shall mean that certain Pledge Agreement dated as of the Consummation Date pursuant to which the Company has pledged to the Agent 65% of the issued and outstanding stock of Panini, as from time to time amended, supplemented or otherwise modified.

                  "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

                  "Plan" shall mean that certain "Fourth Amended Joint Plan of Reorganization Proposed by the Secured Lenders and Toy Biz, Inc.", which was confirmed by the Bankruptcy Court on July 31, 1998, as amended, supplemented or otherwise modified from time to time.

                                       -8-
764332.1

                  "Qualified Fairness Opinion" shall mean a fairness opinion of a nationally recognized investment bank reasonably acceptable to the Agent and the Required Holders.

                  "Required Holders" shall mean, at any time, both (i) Holders holding 66-2/3% of the Restructured Panini Senior Notes outstanding at such time (if any) and (ii) Holders holding 66- 2/3% of the Restructured Panini Junior Notes outstanding at such time.

                  "Restructured Panini Junior Credit Agreement" shall mean the Existing Panini Junior Credit Agreements, as amended, restated and restructured as of the Consummation Date, including pursuant to that certain "Amended and Restated Junior Term Loan Agreement" dated as of the Consummation Date, as from time to time amended, supplemented or otherwise modified.

                  "Restructured Panini Junior Notes" shall mean the promissory notes issued from time to time under the Restructured Panini Junior Credit Agreement.

                  "Restructured Panini Notes" shall mean the Restructured Panini Senior Notes and the Restructured Panini Junior Notes.

                  "Restructured Panini Credit Agreements" shall mean the Restructured Panini Senior Credit Agreement and the Restructured
Panini Junior Credit Agreement.

                  "Restructured Panini Senior Credit Agreement" shall mean the Existing Panini Senior Credit Agreements, as amended, restated and restructured as of the Consummation Date, including pursuant to that certain "Amended and Restated Senior Term Loan Agreement" dated as of the Consummation Date, as from time to time amended, supplemented or otherwise modified.

                  "Restructured Panini Senior Notes" shall mean the promissory notes issued from time to time under the Restructured Panini Senior Credit Agreement.

                  "Security Documents" shall mean the Panini Pledge Agreement and any other security agreement, mortgage, filing or other agreement or instrument relating to the Panini Pledge Agreement.

                  "Senior Guaranteed Obligations" shall mean, at any time, all Guaranteed Obligations at such time owing by any of the Panini Entities to the Holders (whether on account of interest, principal or otherwise and whether under the Restructured Panini Junior Credit Agreement or the Restructured Panini Senior Credit Agreement) to the extent not satisfied by (i) the Panini Entities by means of a direct or indirect payment in cash or (ii) by the

                                       -9-
764332.1

Guarantors by means of (x) Guarantor Payments, (y) the distribution of Defeasance Property in accordance with Section 24 or (z) the enforcement of remedies or other realization under the Panini Pledge Agreement.

                  "Significant Holder" shall mean any Holder which, at the time of reference, holds Restructured Panini Notes in an aggregate principal amount of at least $7,500,000 (or the Italian Lire equivalent thereof).

                  "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  Section 1. The Guaranty. Subject to Section 22, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Agent and each Holder the due and punctual payment in full in cash (or, subject to Section 24, Defeasance Property) of (i) the principal of, premium, if any, and interest on (including interest that, but for the occurrence of a Panini Insolvency Proceeding or other insolvency proceeding involving, or the filing of a petition in bankruptcy by, any Panini Entity or any Guarantor, would accrue, whether or not such interest is allowed in such insolvency or bankruptcy proceeding), and any other amounts due under, the Restructured Panini Notes or the Restructured Panini Credit Agreements when and as the same shall become due and payable (whether at stated maturity, by required prepayment or by acceleration or otherwise) and (ii) any other sums or amounts which may become due under, or in connection with, the terms and provisions of this Guaranty, the Restructured Panini Notes or any other Panini Loan Document (all such obligations described in clauses (i) and (ii) above, together with any liability for damage, loss, cost or expense referred to in clauses (i), (ii) or (iii) of the following paragraph, all other obligations of the Guarantors hereunder and any claims for damages for any breach by any Guarantors of any representation or covenant herein or in any Panini Loan Documents are herein called the "Guaranteed Obligations"). The guaranty in the preceding sentence is an absolute, present, unconditional and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from any Panini Entity or any other guarantor in respect of the Guaranteed Obligations, including any other Guarantor under this Guaranty, or any security given therefor, if any, or upon any other action, occurrence or circumstance whatsoever. In the event that Panini or any other Person liable in respect of the Guaranteed

                                      -10-
764332.1

Obligations shall fail to pay any of such Guaranteed Obligations as they become due, each Guarantor agrees to pay the same when due to the Agent, or to each Holder or its designee, without demand, presentment, protest or notice of any kind, in lawful money of the Republic of Italy or the equivalent thereof (as determined by the Administrative Agent) in Dollars, at the place for payment specified in the Panini Loan Documents or at the office of the Administrative Agent. Each default in payment of principal of, premium, if any, or interest on any Guaranteed Obligation shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor hereby agrees that the Restructured Panini Notes issued in connection with the Restructured Panini Senior Credit Agreement and the Restructured Panini Junior Credit Agreement may make reference to this Guaranty.

                  Each Guarantor hereby agrees to pay and reimburse and to indemnify and save the Agent and the Holders harmless from and against any damage, loss, liabilities, cost or expense (including reasonable fees and expenses of attorneys and other professionals) which the Agent or such Holder may incur or be subject to as a consequence, direct or indirect, of (i) the enforcement of this Guaranty or any Security Document (including enforcement costs and expenses after the commencement of any bankruptcy or similar proceeding), (ii) any breach by any Guar antor or by any Panini Entity of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, the Restructured Panini Notes or any other Panini Loan Document, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and
(iii) any legal action commenced to challenge the validity of this Guaranty, the Restructured Panini Notes or any other Panini Loan Document or any of the Guaranteed Obligations.

                  Section 2. Obligations Absolute. The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Outstanding Panini Obligations, the Existing Panini Credit Agreements, the Restructured Panini Notes, any other Panini Loan Document or any of the Guaranteed Obligations; shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against any Panini Entity, the Agent, any Holder, any other Person or otherwise; and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any payment of any of the Guaranteed Obligations by any of the Panini Entities or

                                      -11-
764332.1
any of the Guarantors; (b) any amendment, modification of or supplement to the Restructured Panini Notes, the Panini Loan Documents or any other instrument referred to therein or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for any of the Guaranteed Obligations; (c) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any Restructured Panini Note, the Panini Loan Documents or any of the Guaranteed Obligations; (d) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to any Guarantor, any Panini Entity or any of their respective subsidiaries or their properties; (e) any merger, amalgamation or consolidation of such Guarantor or of any Panini Entity into or with any other corporation or any sale, lease or transfer of any or all of the assets of such Guarantor or of any Panini Entity to any Person; (f) any failure on the part of any Panini Entity or any other Person for any reason to comply with or perform any of the terms of any other agreement with such Guarantor; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor covenants that its obligations hereunder will not be discharged except by the payment in full in cash (or, subject to Section 24, Defeasance Property) of all of the Guaranteed Obligations.

                  Section 3. Waiver. Each Guarantor unconditionally waives to the fullest extent permitted by law (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults by Panini or any other Person in the payment of any amounts due in respect of any of the Guaranteed Obligations, and of any of the matters referred to in Section 5 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Agent or any Holder against such Guarantor, including, without limitation, presentment to or demand for payment from Panini or such Guarantor with respect to any Guaranteed Obligation, notice to Panini or to such Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy or insolvency with respect to Panini, (c) any right to the enforcement, assertion or exercise by the Agent or any Holder of any right, power or remedy conferred in this Guar anty, the Restructured Panini Notes or any other Panini Loan Document, (d) any requirement of diligence on the part of the Agent or any Holder, and (e) any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or which might otherwise operate as a discharge of such Guarantor. Each Guaran tor hereby waives all suretyship defenses and all defenses based upon impairment of suretyship status.

                                      -12-
764332.1

                  Section 4. Obligations Unimpaired. Each Guarantor authorizes the Agent and any Holder, without notice or demand to such Guarantor and without affecting its obligations hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, all or any part of any Guaranteed Obligation, (b) take and hold security for the payment of any Guaranteed Obligation or the performance of this Guaranty and to exchange, enforce, waive and release any such security, (c) apply any such security and direct the order or manner of sale thereof as the Agent or any Holder in its sole discretion may determine, (d) obtain additional or substitute endorsers or guarantors, (e) exercise or refrain from exercising any rights against any Panini Entity and others, and (f) apply any sums, by whomsoever paid or however realized, to the payment of any Guaranteed Obligation. Each Guarantor waives any right to require the Agent or any Holder to proceed against any additional or substitute endorsers or guarantors (including the other Guarantors under this Guaranty) or to pursue or exhaust any security provided by any Panini Entity, such Guarantor or any other Person or to pursue any other remedy available to the Agent or such Holder.

                  Section 5. Subordination of Subrogation Claims to Payment in full of all Guaranteed Obligations.

                  (a) Each of the Guarantors hereby expressly acknowledges and agrees that any and all Junior Subrogation Claims are subordinated in all respects, including with respect to the right of payment, to the prior payment in full in cash of all Senior Guaranteed Obligations, that the subordination is for the benefit of all present and future Holders, and that the subordination is an inducement for the Holders to execute and deliver the Panini Loan Documents and support the Plan and the provisions thereof.

                  (b) No payment on account of Junior Subrogation Claims (whether on account of interest, principal or otherwise) shall be made by or on behalf of any Panini Entity prior to the indefeasible payment in full in cash of all Senior Guaranteed Obligations. Any payment on account of any Junior Subrogation Claims made by or on behalf of any Panini Entity shall instead be paid to the Agent, on behalf of the Holders, until the Senior Guaranteed Obligations have been indefeasibly paid in full in cash. Until the indefeasible payment in full of all Senior Guaranteed Obligations in cash, no Guarantor or any Person acting on behalf thereof may, without the written consent of the Required Holders, take any of the following actions: (a) accelerate any part of the Junior Subrogation Claims, (b) commence, prosecute, or participate in any administrative, legal, or equitable action to enforce its Junior Subrogation Claims or any other action that might reasonably be expected to adversely

                                      -13-
764332.1
affect the Holders or their collective interests in respect of the Senior Guaranteed Obligations, (c) otherwise assert, collect or enforce the Junior Subrogation Claims or any part thereof or take any action to foreclose or realize upon the Junior Subrogation Claims or any part thereof, (d) enforce any term or provision of any of the Panini Loan Documents to the extent of any Junior Subrogation Claims, or (e) join in the commencement of any Panini Insolvency Proceeding or any other enforcement proceeding against a Panini Entity; provided that (i) nothing in this sentence shall prevent any Guarantor from filing or asserting a claim in any Panini Insolvency Proceeding relating to the Panini Entities on account of such Junior Subrogation Claim or defending against challenges to such claim in any such proceeding and (ii) the Guarantors agree to so file or assert any and all such claims against the Panini Entities, for the benefit of the Holders. If any of the Guarantors, or any Person on their behalf, in contravention of the terms of this Agreement, shall attempt to collect or enforce any of the Junior Subrogation Claims, enforce any term or provision of any of the Panini Loan Documents or otherwise undertake any collection or enforcement action against the Panini Entities in connection with a Junior Subrogation Claim, then the Agent or any Holder may, in the name of all Holders, by virtue of this Agreement, restrain such attempt to collect or enforce.

                  (c) Upon (i) any acceleration of the principal amount or any other amounts due in respect of the Senior Guaranteed Obligations or (ii) any payment or distribution of assets of or in respect of any Panini Entity, of any kind or character, whether in cash, property, or securities, following commencement of a Panini Insolvency Proceeding, then, all amounts due or to become due on all Senior Guaranteed Obligations shall first be paid in full in cash before any payment or distribution may be made on account of any of the Junior Subrogation Claims; and following commencement of a Panini Insolvency Proceeding, any payment or distribution of assets of any Panini Entity of any kind or character, whether in cash, property or securities, to which the holders of Junior Subrogation Claims would be entitled, except for the provisions hereof, shall be paid by such Panini Entity or any other Person making such payment or distribution, or by the Guarantors or other holders of the Junior Subrogation Claims if received by them, directly to the Agent to the extent necessary to pay all Senior Guaranteed Obligations in full in cash before any payment or distribution is made in respect of the Junior Subrogation Claims.

                  (d) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Panini Entity, whether in cash, property or securities shall be received by a Guarantor or other holder of Junior Subrogation Claims before all Senior Guaranteed Obligations have been paid in full

                                      -14-
764332.1
in cash, such payment or distribution shall be held in trust for the benefit of the Holders and shall be paid over or delivered to the Agent, on behalf of the Holders.

                  (e) Each Guarantor waives any right to compel the Agent or the Holders to marshal any collateral for the Senior Guaranteed Obligations or to seek payment in respect of Senior Guaranteed Obligations from any particular Panini Entity, any other obligor, any third party or any other source of payment in respect of the Senior Guaranteed Obligations.

                  Section 6.   Enforcement of Junior Subrogation Claims.

                  (a) Subject to the following subsection 7(b), after all Senior Guaranteed Obligations have been indefeasibly paid in full in cash, each Guarantor may enforce its Junior Subrogation Claims to the full extent that such Guarantor has satisfied Guaranteed Obligations, whether by means of Guarantor Payments, defeasance pursuant to Section 24 or otherwise.

              (b) Each of the Guarantors hereby grants, assigns and pledges to the Agent, for the benefit of the Holders, a security interest in any distributions that the Guarantors receive in respect of or on account of Junior Subrogation Claims following a defeasance pursuant to Section 24 hereof through the distribution of Defeasance Securities, as security for the payment in full in cash of all obligations in respect of the Defeasance Securities.

                  (b) Until the indefeasible payment in full in cash of all Senior Guaranteed Obligations, the Guarantors agree that they shall not be deemed a party to, and shall not have any rights under, any of the Panini Loan Documents and the Holders shall have absolute power and discretion, without notice to the Guarantors or any other Person or any consent of the Guarantors, to deal in any manner with the Guaranteed Obligations or the Panini Loan Documents, including, but not by way of limitation, the power and discretion to do any of the following: (i) consent (or not consent) to any waiver, modification, or amendment to any of the Panini Loan Documents, (ii) accelerate or rescind any acceleration or demand for payment under the Panini Loan Documents, (iii) commence any enforcement with respect to the Guaranteed Obligations, including the commencement of a Panini Insolvency Proceeding, and
(iv) deal in any manner whatsoever with any collateral or other credit support in respect of the Panini Obligations; provided that the Holders may not voluntarily and explicitly extinguish the obligations of any Panini Entity in respect of Guaranteed Obligations that constitute Junior Subrogation Claims.

                  Section 7. Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may

                                      -15-
764332.1
be, if and to the extent at any time payment, in whole or in part, of any of the sums due to the Agent or any Holder for principal of, premium, if any, or interest thereon or on any of the other Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Agent or a Holder upon, or in connection with, the insolvency, bankruptcy, dissolution, liq uidation or reorganization of any of the Panini Entities, any Guarantor or any other obligor in respect of a Guaranteed Obli gation, or upon or as a result of, or in connection with, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Panini Entities or any of the Guarantors or any substantial part of their respective properties, or otherwise, all as though such payments had not been made. If an event permitting the acceleration of the maturity of any Guaranteed Obligation shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented or the right of the Agent or any Holder to receive any payment thereunder shall at such time be delayed or otherwise affected by reason of the pendency against any of the Panini Entities, any Guarantors or any other obligor in respect of the Guaranteed Obligations of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such Guaranteed Obligation shall be deemed to have been accelerated with the same effect as if the Holder had ac celerated the same in accordance with the terms of the Panini Loan Documents, and each Guarantor shall, subject to Section 22 hereof, forthwith pay such accelerated Guaranteed Obligation.

                  Section 8. Covenants of Each Guarantor. Each Guar antor agrees to comply with each of the following covenants, unless the Required Holders otherwise consent in writing:

                  (a) Maintenance of Corporate Existence, Etc. Each Guarantor (other than a Guarantor that is not a Material Guarantor) will, and will cause all of its Subsidiaries (other than any Subsidiary that is not a Material Subsidiary) to, pre serve and keep in full force and effect at all times its re spective corporate existence, and maintain, preserve and renew its and their licenses, permits, patents and franchises material to its business; provided that the Guarantor may dissolve or cause the dissolution with respect to any Guarantor which is not a Material Guarantor and any Subsidiary that is not a Material Subsidiary.

                  (b) Furnishing of Information. Each Guarantor will furnish to the Agent or any Significant Holder, reasonably promptly after such Person's request, such financial and other information relating to such Guarantor and its Subsidiaries as such Person may reasonably request from time to time. If requested by the Company, any such Significant Holder receiving

                                      -16-
764332.1
such information will execute and deliver a confidentiality agreement containing terms and conditions substantially similar to any similar confidentiality provisions contained in the Working Capital Facility (as in effect on the Consummation Date).


                  (c) Inspections, Etc. Each Guarantor will permit any authorized representative of the Agent and any Significant Holder, upon reasonable prior notice, to visit and discuss with such Guarantor's officers the financial and other condition of such Guarantor and its Subsidiaries and such Guarantor's ability to comply with its obligations hereunder, all at such reasonable times and intervals as such Person may reasonably request. If requested by the Company, any such Significant Holder so undertaking an inspection will execute and deliver a confidentiality agreement containing terms and conditions substantially similar to any similar confidentiality provisions contained in the Working Capital Facility (as in effect on the Consummation
Date).

                  (d) [RESERVED]

                  (e) Restrictions on Fundamental Changes. No Material Guarantor shall enter into any merger, consolidation, reorganization or recapitalization, or reclassification of its capital stock that has the effect of any of the foregoing events, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, exchange or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets (other than (x) any merger or consolidation of such Guarantor into another Guarantor, (y) any such conveyance, sale, assignment, lease, transfer, exchange or other disposition by such Guarantor to another Guarantor and (z) the corporate dissolution by the Company of any Guarantor that is not a Material Guarantor).

                  (f) Disposal of Stock in Panini Entities. The Guarantors shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer, pledge, exchange or otherwise dispose of any of the capital stock of Panini (other than pledges under the Panini Pledge Agreement).

                  (g) [RESERVED]

                  (h) Nature of Business. No Material Guarantor shall make any change in the principal nature of any such Guarantor's business.

                  Section 9. Representations and Warranties of Each Guarantor. Each Guarantor (other than any Guarantor which is not

                                      -17-
764332.1
a Material Guarantor) represents and warrants, as of the Consummation Date, as follows:

                  (a) Due Organization, Qualification and Authorization. Each such Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a material adverse effect on the Guarantors, taken as a whole, and (ii) has all requisite corporate power and authority, and all governmental licenses and permits, to own and operate its properties and to carry on its businesses as presently conducted in all material respects, except where any such failure to have such power and authority, to possess such governmental licenses and permits, or to own and operate such properties or carry on such businesses, could reasonably be expected to have a material adverse effect on the Guarantors, taken as a whole. Each such Guarantor has the requisite corporate power to enter into and perform its obligations under this Guaranty.

                  (b) Approval and Enforceability of Guaranty. The execution, delivery and performance by each such Guarantor of this Guaranty have been duly authorized by all necessary corporate action on the part of each Guarantor. This Guaranty has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, moratorium, reorganization, receiver ship and similar laws relating to or limiting creditors' rights generally.

                  (c) Non-Contravention. The execution, delivery and performance by each such Guarantor of this Guaranty do not and will not (i) violate any provision of Federal, state or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Guarantor, the Governing Documents of such Guarantor or any order, judgment or decree of any court or other governmental authority binding on such Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation or lease that is material to the businesses of the Guarantors, taken as a whole, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than liens under the Security Documents, or (iv) require any approval of stockholders (other than stockholder approvals as have been obtained) or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                                      -18-
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



                  Section 10. Joint and Several Liability. The li ability and obligations of each Guarantor hereunder shall be joint and several.

                  Section 11. Notices. All written communications provided for hereunder shall be sent by hand delivery, first class registered mail, or nationwide reliable overnight delivery service (with charges prepaid) and (i) if to the Agent, addressed to it at 380 Madison Avenue, New York, New York 10017,
Attn: Susan Atkins, or at such other address as the Agent shall have specified to the Company in writing, (ii) if to a Holder, at the address specified for communications in the Restructured Panini Senior Credit Agreement or the Restructured Panini Junior Credit Agreement, as applicable, or at such other address as any Holder shall have specified to the Company in writing, and (iii) if to the Guarantors, or any Guarantor, addressed, care of the Company, to it at 685 Third Avenue, New York, New York 10017, Attn: President (with a courtesy copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, Attn: Lawrence Mittman), or at such other address as the Company shall have specified to the Agent and the holder of each Restructured Panini
Note in writing; provided, however, that any such com munication to the Guarantors may also, at the option of the holder of any Restructured Panini Note, be delivered by any other means either to the Company at its address specified above. All notices shall be effective when actually delivered to the required addresses unless such delivery does not take place on a Business Day, in which case such delivery shall be deemed to have taken place on the Business Day immediately following the actual delivery. All notices or communications shall be in writing.

                  Section 12. Construction; Counterparts. The section and subsection headings in this Guaranty are for convenience of reference only and shall neither be deemed to be a part of this Guaranty nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires. This Guaranty may be executed in any number of counterparts, which shall individually and collectively constitute one agreement.

                  Section 13. Severability. If any provision of this Guaranty, or the application thereof to any person or circum stances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the re mainder of this Guaranty, and the application of that provision

                                      -19-
764332.1
to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by applicable law.

                  Section 14. Successors. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of each Guarantor, the Agent and each Holder from time to time and their respective successors, permitted transferees and assigns; provided that the Guarantors may not assign their respective obligations hereunder to any Person without the written consent of each Holder.

                  Section 15. Entire Agreement; Amendment. This Guar anty expresses the entire understanding of the subject matter hereof; and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Guaranty, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by each of the Guarantors and the Agent (with the consent of the Required Holders).

                  Section 16. Term of Guaranty. It is expressly agreed and acknowledged that this Guaranty is intended to support the payment in full by the Panini Entities of all of the Guaranteed Obligations. Therefore, with respect to each Guarantor, except in the event of a defeasance of this Guaranty in the manner contemplated by Section 24 hereof, this Guaranty and all guarantees, covenants and agreements of such Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all Guaranteed Obligations shall have been indefeasibly paid in full in cash. Following a defeasance of this Guaranty in the manner contemplated by Section 24 hereof, the Security Documents and the provisions of Sections 2, 3, 4, 5 and 9 of this Guaranty shall, subject in all respects to the provisions of Section 8 hereof, no longer be of any force and effect, it being understood that the provisions of Section 6, 7 and 8 shall survive in all respects following any such defeasance.

                  Section 17. Survival. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Guaranty shall be considered to have been relied upon by the Agent and each Holder and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by the Agent or any Holder or on its behalf.

                  Section 18. Further Assurances. Each Guarantor hereby agrees to execute and deliver all such instruments and take all such actions as the Agent or any Holder may from time to time reasonably request in order to effectuate fully the purposes of

                                      -20-
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



this Guaranty, including the provisions of Section 6 and 7 hereof.

                  Section 19. Governing Law. This Guaranty has been executed and delivered in the State of New York and shall be governed by, construed and enforced in all respects in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein, without regard to principles of conflicts of laws.

                  Section 20. Submission to Jurisdiction. Each Guar antor hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Guaranty or the subject matter hereof, and hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding (i) any claim that it is not personally subject to the jurisdiction of the abovenamed courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, and (ii) any right which it may have to a trial by a jury. Each Guarantor hereby agrees that process may be served at the offices of [Prentice Hall Corporation at 1633 Broadway, New York, New York 10019] (the "Registered Agent"). Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such par ties if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to the Registered Agent as provided in this Section 21. During the term of this Guaranty, in the event the Registered Agent shall not be able to accept service of process as aforesaid and if any Guarantor shall not maintain an office in New York City, each such Guarantor not maintaining such office shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to all courts in and of New York City, and acceptable to the Required Holders, as such Guarantor's authorized agent to accept and acknowledge on such Guarantor's behalf service of any and all process which may be served in any such action, suit or proceeding.

                  Each Guarantor hereby agrees that the submission to jurisdiction referred to in this Section 21 shall not limit in any manner the rights of the Agent or any Holder to take proceedings against such Guarantor in some other court of competent jurisdiction whether within or outside the United States.

                                      -21-
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



                  Section 21. Limitation on Enforceability of Guaranteed Obligations.

                  (a) The Agent and the Holders, by acceptance of this Guaranty, agree that any judgment or decree entered in any action brought from time to time to enforce the obligation of any Guarantor to pay the Guaranteed Obligations, or to enforce the obligations of any Guarantor created or arising under this Guaranty (other than for any expenses incurred by the Agent or a Holder in the enforcement of its rights under this Guaranty (including fees and disbursements of counsel), it being understood that such expenses shall not be limited by this Section 22 and shall be incremental to the Guarantee Limit Amount), shall be enforceable against any Guarantor, and such Guarantor shall be required to pay (and the Agent and the Holders shall have recourse against the Guarantors for payment of) Guaranteed Obligations, only to the extent of the Guaranty Limit Amount and in the consideration in the form of the Guaranty Limit. The preceding sentence shall not constitute a waiver, release or discharge of any indebtedness evidenced by the Restructured Panini Notes or otherwise constituting a part of the Guaranteed Obligations, which shall continue as obligations of Panini until paid in full in cash, and shall not limit the right of the Agent or any of the Holders to name any Guarantor as party defendant in any action or suit for the exercise of any remedy under this Guaranty or any other Panini Loan Document so long as no deficiency judgment or personal money judgment shall be asked for, obtained or enforced against any Guarantor for payment of the Guaranteed Obligations except to the extent of the Guaranty Limit Amount and in the consideration contemplated by the Guaranty Limit. For the avoidance of doubt, it is the intention of this Section 22 that, except for any expenses (including fees and disbursements of counsel) incurred by the Agent or a Holder in the enforcement of its rights under this Guaranty or any Security Document, the maximum aggregate liability of the Guarantors under this Guaranty is the Guaranty Limit.

                  The provisions of this Section 22 shall not limit the rights and remedies of the Agent or the Holders against the Guarantors for injunctive relief to prevent any breach of any provisions of this Agreement or any other Panini Loan Document (other than any provision requiring payment of Guaranteed Obli gations) or for relief in specific performance to compel compliance with any provision of this Agreement or any other Panini Loan Document (other than any provision requiring payment of Guaranteed Obligations). In addition, the provisions of this Section 22 shall not waive any and all rights of the Agent and the Holders to assert and collect upon against any Guarantor for the full amount of the Guaranteed Obligations in the event of any bankruptcy or insolvency proceeding involving such Guarantor and shall not impair the rights of the Agent and the Holders under

                                      -22-
764332.1

section 1111(b) of the United States Bankruptcy Code or any successor provision.

                  For the avoidance of doubt, it is expressly agreed and acknowledged that, although the ability to enforce payment of the Guaranteed Obligations, as against the Guarantors, is limited as aforesaid, this Guaranty is intended, as provided in Section 17 hereof, to support the payment in full by the Panini Entities of all of the Guaranteed Obligations. Therefore, the Guarantee Limit Amount and the aggregate consideration contemplated by the Guarantee Limit shall not be reduced in any matter by any payment by any of the Panini Entities in respect of the Guaranteed Obligations.

                  Section 22. Limitation on Liability. Each Guarantor shall be liable under this Agreement for the maximum amount of such liability that can be effective without rendering this Agreement voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer, after giving effect to any all rights of contribution and similar rights among the Guarantors and also taking into account the fact that the rights of the Agent and the Holders to enforce the Guaranteed Obligations is limited to the extent set forth in Section 22 hereof.

                  Section 23. Guarantee Defeasance. The Guarantors may, at their option, on not less than thirty days' written notice to the Agent and each Holder, elect to terminate the provisions of Section 2, 3, 4, 5 and 9 of this Guaranty and the Security Documents by delivering to the Agent either (i) one or more irrevocable standby letters of credit (collectively, the "Defeasance Letter of Credit") in the aggregate face amount at the time of issuance equal to the Guaranty Limit Amount at such time, in form and substance (including satisfactory "evergreen" and renewal provisions) satisfactory to the Agent and the Required Holders, and issued by a United States Bank reasonably acceptable to the Agent and the Required Holders, or (ii) debt securities issued by the Company ("Defeasance Debt Securities") having a then-present value (taking into account, among other things, the liquidity of such securities and rights to collateral security therefor pursuant to Section 7(a) hereof), at the time of issuance, equal to the Guaranty Limit Amount at such time, as determined by a Qualified Fairness Opinion. Notwithstanding the aforesaid termination of the Guaranty and the Security Documents, the Guarantors agree that, until one hundred (100) days following the payment in full of all of the Guaranteed Obligations, the Guarantors shall take all actions to cause any Defeasance Letter of Credit to remain outstanding (with a face amount at least equal to the Guaranty Limit Amount) and in full force and effect without lapse for the benefit of the Agent.

                                      -23-
764332.1

                  Section 24. Acceleration. Upon the occurrence and during the continuance of any Guarantor Event of Default described in clauses (iii) or (iv) of the definition thereof, all of the Guaranteed Obligations, and all other amounts payable under this Guaranty, shall automatically become immediately due and payable, without presentment, diligence, demand, protest or notice of any kind. Upon the occurrence of any other Guarantor Event of Default, the Agent may (and at the direction of the Required Holders, shall), by notice in writing to the Company or any other Guarantor, subject to Section 22, declare all of the Guaranteed Obligations and all other amounts payable under this Guaranty to be immediately due and payable (whereupon such Guaranteed Obligations and all such other amounts shall immediately be so due and payable), without presentment, diligence, demand, protest or notice of any kind. Upon any such acceleration or declaration, the Agent and the Holders, in addition to all other rights under applicable law, may exercise all rights and remedies under any of the Security Documents.

                  Section 25. Bankruptcy. This Guaranty and each of the provisions hereof (including Section 7 and 8) shall continue in full force and effect during and following any case under any Bankruptcy Law for any of the Guarantors or any Panini Insolvency Proceeding. All references in this Guaranty to any Guarantor or any other Person shall be deemed to apply to such Person as debtorinpossession and to a trustee or similar person in any proceeding involving such Person.



                                      -24-
764332.1

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the date and year first above written.





                                TOY BIZ, INC.

                                MARVEL ENTERTAINMENT GROUP, INC.

                                FLEER CORP.

                                THE ASHER CANDY COMPANY

                                FRANK H. FLEER CORP.

                                HEROES WORLD DISTRIBUTION, INC.

                                MALIBU COMICS ENTERTAINMENT, INC.

                                MARVEL CHARACTERS, INC.

                                MARVEL DIRECT MARKETING, INC.

                                SKYBOX INTERNATIONAL, INC.

                                MARVEL RESTAURANT VENTURE CORP.

                                MRV, INC.




                                By:/s/ WILLIAM H. HARDIE, III
                                   Name:  William H. Hardie, III
                                   Title:  Executive Vice President

                                      -25-
764332.1

                                                                      EXHIBIT 14





                            INDEMNIFICATION AGREEMENT


                  This INDEMNIFICATION AGREEMENT, dated as of September 28, 1998 (this "Agreement") is made by Toy Biz, Inc., a Delaware
Corporation (the "Company"), Marvel Entertainment Group, Inc.
("Marvel"), Fleer Corp. ("Fleer"), The Asher Candy Company, Frank
H. Fleer Corp., Heroes World Distribution, Inc., Malibu Comics
Entertainment, Inc., Marvel Characters, Inc., Marvel Direct
Marketing, Inc., Skybox International, Inc., Marvel Restaurant
Venture Corp. and MRV, Inc. (collectively, the "Indemnifying
Parties"), in favor of the Panini Entities (as defined below) and the other Panini Indemnified Parties (as defined below).

                                   BACKGROUND


                  (i) Panini (as defined below) is a wholly-owned direct subsidiary of Marvel. The other Panini Entities are wholly-owned direct and indirect subsidiaries of Panini.

                  (ii) The Indemnifying Parties currently have substantial direct and contingent obligations in respect of the Panini Entities including guaranties of the Panini Obligations (as defined below).

                  (iii) Pursuant to and in connection with the Plan (as defined below), and with the consent of the Panini Lenders (as defined below), inter alia,(i) Panini shall remain a wholly-owned direct subsidiary of Marvel, and Marvel shall become a wholly-owned direct subsidiary of the Company, (ii) the Panini Obligations are being restructured into the Restructured Panini Obligations (as defined below) in accordance with the Restructured Panini Loan Documents (as defined below), (iii) certain guaranty and other obligations of the Indemnifying Parties in respect of the Panini Obligations and the Panini Entities are being reduced, compromised and otherwise restructured and (iv) a portion of the Restructured Panini Obligations is being guaranteed by the Indemnifying Parties pursuant to and, subject to the terms of, the Newco Guaranty (as defined below).

                  (iv) It is a condition to the occurrence of the Consummation Date under the Plan that this Agreement shall be executed and delivered by the Indemnifying Parties and shall be in full force and effect. The Indemnifying Parties shall benefit substantially from the occurrence of the Consummation Date and the other transactions occurring concurrently with the issuance of this Agreement, including the restructuring of their obligations in respect of the Panini Obligations.



764354.1

                  NOW, THEREFORE, in order to induce, and in consideration of the occurrence of the Consummation Date, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Indemnifying Party hereby covenants and agrees for the benefit of each of the Panini Indemnified Parties, and also for the benefit of the Panini Lenders, as follows:

                  1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. All definitions shall be equally applicable to the singular and plural forms of the terms defined. The use of the word "including" shall be deemed to mean "including, without limitation". In addition to the terms defined in the introductory and background paragraphs of this Agreement, the following terms shall have the meanings indicated below:

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Material Indemnifying Party" shall mean the Company, Marvel, Fleer, Marvel Characters, Inc. and any other Indemnifying Party which would be a "significant subsidiary" with respect to the Company under Regulation S-X as promulgated by the Securities and Exchange Commission (17 CFR 210) or any successor regulation.

                  "NBA License Agreement" means that certain Retail Product License Agreement dated July 21, 1995 between Marvel and NBA Properties, Inc., as amended, supplemented or otherwise modified from time to time prior to the Consummation Date.

                  "Panini" means Panini S.p.A., an Italian corporation.

                  "Panini Entities" means, collectively, Panini and its direct and indirect subsidiaries from time to time.

                  "Panini Indemnified Liabilities" means any and all claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses (including reasonable fees and expenses of counsel and other professionals) and disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any Panini Entity in any way relating to, or arising out of, directly or indirectly, any contracts or other agreement to which any of the Debtors are or have been party at any time, including, without limitation, the NBA License Agreement; provided, however that Panini Idemnified Liabilities shall not include any such claims, liabilities, obligations, losses, damages, distributions, recoveries, penalties, actions, judgments, suits, costs, expenses and disbursements incurred by or asserted against any Panini

                                       -2-
764354.1

Entity solely and directly as a result of such Panini Entities' own direct obligations to NBA Properties, Inc. under any amendment to the NBA License Agreement to which Panini is a signatory party and which becomes effective on or after the Consummation Date.

                  "Panini Indemnified Parties" means the Panini Entities and each of their respective successors and assigns.

                   "Panini Lenders" means the holders from time to time of Restructured Panini Obligations, including any holder by way of a participation under the Restructured Panini Loan Documents.

                  "Plan" mean that certain "Fourth Amended Joint Plan of Reorganization Proposed by the Secured Lenders and Toy Biz, Inc.", which was confirmed by the Bankruptcy Court on July 31, 1998, as amended, supplemented or otherwise modified from time to time.

                  "Required Panini Lenders" means, at any time, Panini Lenders holding 66-2/3% of the aggregate principal amount of the Restructured Panini Obligations.

                  2.       Indemnification.

                  (a) Subject to Section 2(b) and 2(c) below and the other provisions of this Agreement, the Indemnifying Parties hereby indemnify and hold harmless, jointly and severally, each of the Panini Indemnified Parties from, against and in respect of any Panini Indemnified Liabilities.

                  (b) No Panini Indemnified Party shall be entitled to make any claim for indemnification pursuant to Section 2(a) with respect to any Panini Indemnified Liability that represents a claim asserted by a third party against a Panini Entity after the expiration date of any applicable statute of limitations period; provided that the Indemnifying Parties shall be responsible for the defense of any such asserted claim.

                  (c) Notwithstanding the indemnification obligations set forth in Section 2(a) above, the Indemnifying Parties shall not be responsible for making any royalty payments owed to or for the benefit of the National Basketball Association under the NBA License Agreement solely in respect of sticker sales or card sales made by the Panini Entities from and after the Consummation Date. In addition, for the avoidance of doubt, it is expressly agreed and acknowledged that, from and after the Consummation Date, any and all obligations to repay the Panini Lenders pursuant to the Existing Credit Agreements (as such agreements are restructured pursuant to the Restructured Panini Loan Documents) shall not constitute Panini Indemnified Liabilities

                                       -3-
764354.1

(it being understood that nothing in this Section 2(c) will derogate from the obligations of the Indemnifying Parties pursuant to the Newco Guaranty).

                  (d Except as specifically set forth herein, the obligations of each of the Indemnifying Parties hereunder shall be absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of any claim underlying a Panini Indemnified Liability and shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Indemnifying Party may have against any Panini Indemnified Party; and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever. Each Indemnifying Party covenants that its obligations hereunder will not be discharged except by the payment in full in cash of all of the Panini Indemnified Liabilities. Each Indemnifying Party hereby waives any and all suretyship or similar defenses and all defenses based upon impairment of suretyship status.

                  3. Indemnification Procedures - Third Party Actions; Other Requests for Indemnification.

                  (a) Promptly after receipt by a Panini Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Panini Indemnified Party will promptly notify the Company, on behalf of itself and the other Indemnifying Parties, of such complaint or of the commencement of such action or proceeding; provided, however, that any failure or delay to so notify the Company will not relieve the Indemnifying Parties from any liability they may have to the Panini Indemnified Parties hereunder with respect to any such claim except to the extent, and only to the extent, that such failure to notify the Company materially impairs substantial rights and defenses otherwise available to the Indemnifying Parties with respect to any such claim. If they so desire, the Indemnifying Parties may assume the defense of any such action, including the employment of counsel reasonably satisfactory to such Panini Indemnified Party and payment of all reasonable fees and expenses by notifying the Panini Indemnified Parties of such assumption within ten (10) days after receiving notice of the claim. If the Indemnifying parties do not assume the defense of any such action in accordance with the preceding sentence, then the Panini Indemnified Parties shall have the right to proceed with the defense, with counsel of its choosing, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Parties. Each Panini Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Panini Indemnified Party unless, either (i) the Indemnifying Party has agreed in

                                       -4-
764354.1
writing to pay such expenses; (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with the first two sentences of this Section 3(a); or (iii) the named parties to any such action (including any impleaded parties) include any Panini Indemnified Party and any Indemnifying Party, and such Panini Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with those available to the Indemnifying Parties, provided that, if such Panini Indemnified Party notifies an Indemnifying Party in writing that it elects to employ separate counsel in one or more of the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Panini Indemnified Party and shall be reasonably satisfactory to the Indemnifying Parties. The Panini Indemnified Parties or the Indemnifying Parties, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Parties or the Panini Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining pursuant to this Section 2(a).

                  (b) No Panini Indemnified Party may settle or compromise any claim with respect to which indemnification is being sought hereunder without the prior written consent of the Company, such consent not to be unreasonably withheld; it being understood that the Company shall be required to grant such consent with respect to a bona fide offer of settlement or compromise which includes an unconditional release of all Indemnifying Parties from all liability arising out of such claim with respect to claims against the Panini Indemnified Party. No Indemnifying Party may, without the prior written consent of the Panini Entities, settle or compromise or consent to the entry of any judgment in any claim with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of all Panini Entities and any Panini Indemnified Party with respect to such claim from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of any of the Panini Entities.

                  (c) Each Panini Indemnified Party shall promptly notify the Company, on behalf of itself and the other

                                       -5-
764354.1

Indemnifying Parties, with respect to any matter for which indemnification is sought under this Agreement other than the matters covered by Section 3(a) above; provided, that any failure or delay so to notify the Company will not relieve the Indemnifying Parties from any liability they may have to the Panini Indemnified Parties hereunder with respect to any such claim except to the extent, and only to the extent, that such failure to notify the Company materially impairs substantial rights and defenses otherwise available to the Indemnifying Parties with respect to any such claim. Each Indemnifying Party shall promptly after receiving notice provide payment or otherwise comply with its obligations under this Agreement with respect to any claim for indemnification under this Section 3(c).

                  4. Representations and Warranties of Each Indemnifying Party. Each Indemnifying Party (other than any Indemnifying Party that is not a Material Indemnifying Party) represents and warrants, as of the Plan Consummation Date, for the benefit of each of the Panini Indemnified Parties and each of the Panini Lenders, as follows:

                  (a) Due Organization, Qualification and Authorization. Each such Indemnifying Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a material adverse effect on the Indemnifying Parties taken as a whole and (ii) has all requisite corporate power and authority, and all governmental licenses and permits, to own and operate its properties and to carry on its businesses as presently conducted in all material respects, except where any such failure to have such power and authority, to possess such governmental licenses and permits, or to own and operate such properties or carry on such businesses could reasonably be expected to have a material adverse effect on the Indemnifying Parties taken as a whole. Each such Indemnifying Party has the requisite corporate power to enter into and perform its obligations under this Agreement.

                  (b)      Approval and Enforceability of Agreement.  The
                           ----------------------------------------
execution, delivery and performance by each Indemnifying Party of this Agreement have been duly authorized by all necessary corporate and other action on the part of each such Indemnifying
Party. This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each Indemnifying Party, enforceable against such Indemnifying
Party in accordance with its terms except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws relating to or limiting creditors' rights generally.

                                       -6-
764354.1

                  5. Non-Contravention. The execution, delivery and performance by each Indemnifying Party of this Agreement do not and will not (i) violate any provision of state or local law or regulation applicable to such Indemnifying Party, the governing documents of such Indemnifying Party or any order, judgment or decree of any court or other governmental authority binding on such Indemnifying Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Indemnifying Party, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of such Indemnifying Party, or (iv) require any approval of stockholders (other than stockholder approvals as have been obtained) or any approval or consent of any Person under any material contractual obligation of such Indemnifying Party.

                  6. Joint and Several Liability. The liability and obligations of each Indemnifying Party hereunder shall be joint and several.

                  7. Notices. All written communications provided for hereunder shall be sent by hand delivery, first class registered mail, or nationwide reliable overnight delivery service (with charges prepaid) and if to any Indemnifying Party, addressed, care of the Company, to it at 685 Third Avenue, New York, New York 10017, Attn: President (with a courtesy copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, Attn:
Lawrence Mittman) or at such other address for the Company as the Company shall have specified to Panini in accordance with this Section 7. All notices shall be effective when actually delivered to the required addresses unless such delivery does not take place on a Business Day, in which case such delivery shall be deemed to have taken place on the immediately next Business Day following the actual delivery. All notices or communications shall be in writing.

                  8. Construction; Counterparts. The section and subsection headings in this Agreement are for convenience of reference only and shall neither be deemed to be a part of this Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires. This Agreement may be executed in any number of counterparts, which shall individually and collectively constitute one agreement.

                                       -7-
764354.1

                  9. Severability. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by applicable law.

                  (a) Successors; Third Party Beneficiaries; Restrictions on Fundamental Changes. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Indemnifying Party, each Panini Indemnified Party and each Panini Lender and their respective successors and assigns; provided that no Indemnifying Party may assign its respective obligations hereunder without the written consent of Panini and the Required Holders. Except for the Panini Lenders and any Panini Indemnified Party, there are no third party beneficiaries to this Agreement. The Panini Lenders from time to time are intended third party beneficiaries of this Agreement. No Indemnifying Party that is a Material Indemnifying Party shall enter into any merger, consolidation, reorganization or recapitalization, or reclassification of its capital stock that has the effect of any of the foregoing events, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, exchange or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets (other than (x) any merger or consolidation of such Material Indemnifying Party into another Material Indemnifying Party, (y) any such conveyance, sale, assignment, lease, transfer, exchange or other disposition by such Material Indemnifying Party to another Material Indemnifying Party and (z) the corporate dissolution by the Company of any Indemnifying Party that is not a Material Indemnifying Party).

                  10. Entire Agreement; Amendment. This Agreement expresses the entire understanding of the subject matter hereof; and all other understandings, written or oral, are hereby merged herein and superseded. No amendment of or supplement to this Agreement, or waiver or modification of, or consent under, the terms hereof shall be effective unless in writing and signed by each of the Indemnifying Parties, Panini and the Required Panini Lenders.

                  11. Survival. All warranties, representations and covenants made by each Indemnifying Party herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the the Panini Indemnified Parties and each of the Panini Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any Panini Holder or on its behalf.

                                       -8-
764354.1

                  12. Termination. This Agreement shall terminate following the indefeasible payment in full in cash of all of the Restructured Panini Obligation.

                  13. Further Assurances. Each Indemnifying Party hereby agrees to execute and deliver all such instruments and take all such actions as any Panini Indemnified Party or any Panini Lender may from time to time reasonably request in order to effectuate fully the purposes of this Agreement.

                  14. Governing Law. This Agreement has been executed and delivered in the State of New York and shall be governed by, construed and enforced in all respects in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein, without regard to principles of conflicts of laws.

                  15. Submission to Jurisdiction. Each Indemnifying Party hereby irrevocably submits itself to the jurisdiction of the Supreme Court of the State of New York, New York County, of the United States of America and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement or the subject matter hereof, and hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, and (ii) any right which it may have to a trial by a jury. Each Indemnifying Party hereby agrees that process may be served at the offices of [Prentice Hall Corporation System at 1633 Broadway, New York, New York 10019] (the "Registered Agent"). Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such parties if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to the Registered Agent as provided in this Section 16. During the term of this Agreement, in the event the Registered Agent shall not be able to accept service of process as aforesaid and if any Indemnifying Party shall not maintain an office in New York City, each such Indemnifying Party not maintaining such office shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to all courts in and of New York City, as such Indemnifying Party's authorized agent to accept and acknowledge on such Indemnifying Party's behalf service of any and all process which may be served in any such action, suit or proceeding.

                                       -9-
764354.1

Each Indemnifying Party hereby agrees that the submission to jurisdiction referred to in this Section 15 shall not limit in any manner the rights of any person or entity to take proceedings against such Indemnifying Party in some other court of competent jurisdiction whether within or outside the United States.



                                      -10-
764354.1

                  IN WITNESS WHEREOF, the Indemnifying Parties have caused this Agreement to be executed as of the date first above written.


                              TOY BIZ, INC.

                              MARVEL ENTERTAINMENT GROUP,INC.

                              FLEER CORP.

                              THE ASHER CANDY COMPANY

                              FRANK H. FLEER CORP.

                              HEROES WORLD DISTRIBUTION, INC.

                              MALIBU COMICS ENTERTAINMENT, INC.

                              MARVEL CHARACTERS, INC.

                              MARVEL DIRECT MARKETING, INC.,

                              SKYBOX INTERNATIONAL, INC.

                              MARVEL RESTAURANT VENTURE CORP.

                              MRV, INC.




                              By:/s/ WILLIAM H. HARDIE, III
                                     Name:  William H. Hardie, III
                                     Title:  Executive Vice President

                                      -11-
764354.1

                                                                 EXHIBIT 15




                   For Exhibit 15 ("Plan Warrant Agreement"),

 see Exhibit 4.2 ("Plan Warrant Agreement, dated as of October 1, 1998, between the Registrant and American Stock Transfer and Trust Company, as warrant agent").

764450.1

                                                                     EXHIBIT 16

                              MARVEL ENTERTAINMENT GROUP, INC.


                              SECURED LENDERS' PLAN PROPONENTS



                              The Chase Manhattan Bank

                              Long Term Credit Bank of Japan

                              Morgan Stanley (Emerging Markets)

                              Whippoorwill

                              Goldman Sachs Credit Partners
\
                              Bankers Trust Company

                              Dickstein & Co., L.P.

                              Sumitomo Bank, Ltd.

                              IBJ Schroder Bank

                              Paresco

                              Foothill

                              Instituto Bancario San Paolo

                              Stanfield Partners

                              Value Partners

                              BIII Capital Partners


764397.1

                                                                     EXHIBIT 17

                  STANDSTILL AGREEMENT dated October 1, 1998 between Toy Biz, Inc., a Delaware corporation (the "Company"), Carl C. Icahn ("Icahn"), and High River Limited Partnership ("High River", and together with Icahn, the "Icahn Group").
                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                 Representations

                  Section 1.01 Representations of the Company. The Company represents to the Icahn Group that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by it. This Agreement constitutes a valid, binding and enforceable agreement of the Company.

                  Section 1.02 Representations of the Icahn Group.
                  (a) Each member of the Icahn Group represents to the Company that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by it. This Agreement constitutes a valid, binding and enforceable agreement of each member of the Icahn Group.

730868.15
                                        1

                  (b) The Icahn Group is the Beneficial Owner (as defined below) of an aggregate of 100 shares of common stock, par value .01 per share (the "Marvel Common Stock"), of Marvel Entertainment Group, Inc. ("Marvel")and an aggregate of $48,131,669.72 of Fixed Senior Secured Claims (as defined in the Fourth Amended Plan of Reorganization of Marvel and certain sub sidiaries thereof, filed by Toy Biz and certain secured creditors of Marvel in the District Court for the District of Delaware (the "Plan"))(the "Fixed Senior Secured Claims", and together with the Marvel Common Stock, the "Marvel Interests") and neither the Icahn Group nor any affiliate or "associate" (as defined below), thereof Beneficially Owns any Unsecured Claims (as defined in the Plan) or any other Equity Interests (as defined in the Plan) or Claims (as defined in the Plan). "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor regulation thereto. For the purposes of this definition, "Beneficial Ownership" and "Beneficially Own" shall refer to the ownership interest of a Beneficial Owner. The term "affiliate" as used in this Agreement shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto. The term "associate" as used in this Agreement shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto, except that the term "associate" shall not include any corporation or organization which has a class of equity securities listed on a national

730868.15
                                        2
securities exchange (including the National Market System of the NASDAQ Stock Market).

                  (c) The Icahn Group Beneficially Owns an aggregate of no shares of common stock, par value .01 per share, of the Company.

                                   ARTICLE II
                              Standstill Provisions

                  Section 2.01 Restrictions on Certain Actions by the Icahn Group. (a) Each member of the Icahn Group agrees that during the term of this Agreement it will not, nor will it permit any of its affiliates or associates, from and after the date that such person becomes an affiliate or associate until such time as such person ceases to be an affiliate or associate, directly or indirectly, unless in any such case specifically invited in writing to do so by the Board of Directors of the Company (the "Company Board"), to:

                           (i) except upon conversion of Warrants (as
defined in the Plan) or Convertible Preferred Stock (as defined in the Plan) or any other security received by the Icahn Group under the Plan in respect of their Marvel Interests or as a result of a stock split, stock dividend (or other dividend or distribution of any security of the Company) or similar recapitalization by the Company, acquire, offer to acquire, or agree to acquire Beneficial Ownership of any equity or debt securities of the Company (collectively,"Restricted Securities") by purchase, by joining a partnership, limited partnership,

730868.15
                                        3
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) (any such act to "acquire").
                           (ii) make, or in any way participate in, directly or
indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or execute any written consent in lieu of a meeting of holders of Restricted Securities of any class thereof;
                           (iii) initiate, propose or otherwise solicit
stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal;
                           (iv) seek nomination or election to the Company
Board, serve on the Company Board if elected, seek to place a representative on the Company Board or seek the removal of any member of the Company Board;
                           (v) call or seek to have called any meeting of the
stockholders of the Company;
                           (vi)deposit any Restricted Securities in a voting
trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Restricted Securities;

730868.15
                                        4

                           (vii) otherwise act, directly or indirectly, alone or
in concert with others, to (A) seek to control the management of the Company or the Company Board or the policies or affairs of the Company, (B) solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any subsidiary, as that term is defined in Rule 12b-2 under the Exchange Act (a "Subsidiary") thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any Subsidiary thereof, (C) solicit, make or propose or encourage or negotiate with any other person with respect to, or announce an intention to make, any tender offer or exchange offer for any Restricted Securities, (D) disclose an intention, purpose, plan or proposal with respect to the Company or any Restricted Securities inconsistent with the provisions of this Agreement, including an intention, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or (E) assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

                           (viii)       request the Company (or its directors,
officers, employees or agents), directly or indirectly, to amend or waive any material provisions of Section 2.01 or 2.02 of this Agreement (including this Section 2.01(viii) or otherwise seek any material modification to or material waiver of any of the

730868.15
                                        5

Icahn Group's agreements or obligations under Section 2.01 or
2.02 of this Agreement);

                           (ix) encourage or render advice to or make any
recommendation or proposal to any person (including any Passive Investment Entity) to engage in any of the actions covered by this Section 2.01 (including this clause(ix)).

                  (b) The Icahn Group shall not be deemed to have violated this Agreement as a result of the taking of any actions set forth in Section 2.01(a) or 2.02 of the Agreement by an entity which is a Passive Investment if:

                  (i) the Icahn Group and its affiliates, in the aggregate, Beneficially Own 25% or less of the equity interests in that entity, provided that (A) the Icahn Group and its affiliates did not have actual knowledge that the entity intended to engage in those prohibited activities at the time the Icahn Group or any of its affiliates invested in the entity, (B) the Icahn Group notifies the Company as soon as practical after obtaining actual knowledge that the entity proposes to engage in any of such activities and Carl Icahn delivers an affidavit to the Company stating that (x) the entity is a "Passive Investment" as defined in this Section 2.01(b) and (y) neither the Icahn Group nor any of its affiliates took any of the actions described in Section 2.01 (a)(ix) of this Agreement with respect to those activities by the entity, and (C) the Icahn Group and its affiliates do not increase their investment in the entity

730868.15
                                        6
         unless and until the entity ceases to Beneficially Own any Restricted Securities and ceases taking any of any actions set forth in Section 2.01(a) or 2.02 of the Agreement; or

                  (ii) the Icahn Group and its affiliates, in the aggregate, Beneficially Own more than 25% of the equity interests in that entity, provided that (A) the Icahn Group and its affiliates did not have actual knowledge that the entity intended to engage in those prohibited activities at the time the Icahn Group or any of its affiliates invested in the entity, (B) the Icahn Group notifies the Company as soon as practical after obtaining actual knowledge that the entity proposes to engage in any of such activities and Carl Icahn delivers an affidavit to the Company stating that (x) the entity is a "Passive Investment" as defined in this Section 2.01(b) and (y) neither the Icahn Group nor any of its affiliates took any of the actions described in Section 2.01 (a)(ix) of this Agreement with respect to those activities by the entity, and (C) the Icahn Group and its affiliates use all reasonable efforts to promptly reduce the percentage of the equity interests in that entity that they Beneficially Own in the aggregate to 25% or less.

The term "Passive Investment" shall mean any entity in which the Icahn Group owns an interest and in which the ownership interest of the Icahn Group is wholly passive and which is not otherwise an affiliate of the Icahn Group.

                  Section 2.02 Voting.

730868.15
                                        7

                  (a) During the term of this Agreement, the members of the Icahn Group agree to vote all Restricted Securities Beneficially Owned by them in connection with any action to be taken by the Company's securityholders as follows:
                           (i) in connection with any matter to be voted upon at a meeting of the Company's securityholders with respect to which an abstention will have the same effect as a vote against the matter, the members of the Icahn Group shall vote all Restricted Securities Beneficially Owned by them in the same proportion as the votes cast by the holders of all other Restricted Securities; provided, however, that if the holders of any class of Restricted Securities vote separately as a class with respect to any such matter, the members of the Icahn Group shall vote all Restricted Securities of that class Beneficially Owned by them in the same proportion as the votes cast by the holders of all other Restricted Securities of that class.

                           (ii)in connection with any other matter to be
voted upon at a meeting of the Company's securityholders, the members of the Icahn Group shall cause all Restricted Securities Beneficially Owned by them to be present in person or represented by proxy at the meeting for quorum purposes but to abstain from voting on the matter.

                  (b) Compliance with this Section 2.02 by the members of the Icahn Group shall not be deemed a violation of any of the provisions of Section
2.01 of this Agreement.

730868.15
                                        8

                  Section 2.03 Acquisition of Securities in Violation of this Agreement. If the Icahn Group or any affiliate or associate of the Icahn Group acquires any Restricted Securities in violation of this Agreement, it will promptly (but in any event within 30 days) dispose of such Restricted Securities to persons which are not members, affiliates or associates of the Icahn Group; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

                  Section 2.04 No Encouragement by the Company. The Company agrees that it will not encourage, recommend or propose to any person that it acquire Restricted Securities for the purpose of obtaining for itself the protections of this Agreement or otherwise as a defense against an investment in that person by any member of the Icahn Group or any affiliate of the Icahn Group. If the Icahn Group believes this Section 2.04 has been violated, the Icahn Group shall notify the Company in writing describing the alleged violation. If, within 30 days after receipt of such notice, the Company shall furnish the Icahn Group with an affidavit denying the violation, it shall be conclusively presumed and determined that no such violation occurred and the Icahn Group shall be deemed to have waived any claim under this Section 2.04.

                  Section 2.05 Conditions to Standstill Agreement.

                           (a) The restrictions contained in Sections
2.01 and 2.02 hereof shall not restrict the Icahn Group from

730868.15
                                        9
filing Administration Expense Claims to the extent permitted by
Section 12.2(c) of the Plan.

                           (b) The agreements and obligations contained
herein shall terminate in the event that (i) the Company voluntarily commences a Chapter 7 or Chapter 11 case pursuant to Section 301 of Title 11 of the United States Code (and for the avoidance of doubt, neither the filing against the Company of an involuntary petition for relief under Title 11 of the United States Code nor the Company's consenting to the entry of an order for relief following the filing of an involuntary petition shall result in termination of this Agreement), (ii) the Company or any of its affiliates seeks to acquire or control any Restricted Person (as defined below) by taking any of the actions set forth in Section 2.01 with respect to such Restricted Person or (iii) the Company sells substantially all of its assets to any other person, or merges or consolidates with any other person or effects any other similar reorganization, if as a result of such merger, reorganization or consolidation the persons who immediately prior thereto were stockholders of the Company cease to own securities representing more than 50% of the aggregate voting power and 50% of the common equity of such surviving entity, provided, however, that with respect to the transactions described in this clause (iii) the agreements and obligations hereunder shall terminate only upon the closing of such transactions. As used in this Agreement, "Restricted Person" means any person, other than the Company, (x) in which, as of the

730868.15
                                       10
time the Company or any of its affiliates commence, or publicly announce their intention to commence, taking the actions described in clause (i) of this
Section 2.05(c), the Icahn Group has filed a Schedule 13D under the Exchange Act or has otherwise publicly announced that it Beneficially Owns at least 5% of the outstanding voting securities or (y) with respect to which, as of the time the Company or any of its affiliates commence, or publicly announce their intention to commence, taking the actions described in clause (i) of this Section 2.05(c), the Icahn Group has made a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                   ARTICLE III
                                  Miscellaneous

                  Section 3.01 Enforcement. (a) Each member of the Icahn Group, on the one hand, and the Company, on the other, acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

730868.15
                                       11

                               (b)      The Company and each member of the Icahn
Group each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of Delaware, or of the United States of America for the District of Delaware, and by execution and delivery of this Agreement the Company and each member of the Icahn Group each irrevocably submits to the jurisdiction of each such court and irrevocably designates, appoints and empowers the Secretary of State of the State of Delaware to receive for and on its behalf service in the State of Delaware, and further irrevocably consents to the service of process outside of the territorial jurisdiction of such courts by mailing copies by registered United States mail, postage prepaid, to its address specified in this Agreement.

                  Section 3.02 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated by it and may be amended only by an agreement in writing executed by all the parties.

                  Section 3.03 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

730868.15
                                       12

                  Section 3.04 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of any provision of this Agreement.

                  Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 3.06 Notices. All notices and other communi cations hereunder shall be in writing and shall be delivered per sonally against receipt thereof, or transmitted by telecopier or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to

                           Toy Biz, Inc.
                           685 Third Avenue
                           New York, New York 10017
                           Attention:  Secretary
                           Telephone:  (212) 588-5100
                           Telecopy:  (212) 682-5272

                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  John Turitzin, Esq.
                           Telephone:  (212) 856-6873
                           Telecopy:  (212) 856-7814


730868.15
                                       13
                  if to Icahn or High River, to

                           High River Limited Partnership
                           c/o Icahn Associates Corp.
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Mr. Carl C. Icahn
                           Telephone:  (212) 702-4333
                           Telecopy:  (212) 750-5807

                           with a copy to:

                           Gordon Altman Butowsky Weitzen Shalov & Wein
                           114 West 47th Street
                           New York, New York  10036
                           Attention:  Marc Weitzen, Esq.
                           Telephone:  (212) 626-0800
                           Telecopy:  (212) 626-0799

                               -and-

                           Berlack Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Edward S. Weisfelner, Esq.
                           Telephone:  (212) 704-0100
                           Telecopier:  (212) 704-0196

                  Any notice shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier, the date of transmission with confirmation back if transmitted by telecopier, or the third day following posting if transmitted by mail.

                  Section 3.07 Successors and Assigns. Subject to Section 2.04 hereof, this Agreement shall bind the successors of the parties, and inure to the benefit of any successor of any of the parties. No party hereto may assign this Agreement without the other party's prior written consent.

                  Section 3.08 Termination. This Agreement shall terminate on the fourth anniversary hereof.

730868.15
                                       14

                  Section 3.09 Litigation. In consideration of the mutual undertakings contained herein, each of the parties hereto agrees to dismiss with prejudice all pending litigation among the parties hereto.

                  Section 3.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principle thereof.

                  Section 3.11 Third Party Beneficiaries; Amendments; Waivers. Each person (an "Allowed Fixed Senior Secured Claim Holder") who is a holder of an Allowed Fixed Senior Secured Claim (as defined in the Plan) immediately prior to the closing of the Transaction (as defined in the Plan) is an intended third party beneficiary of this Agreement while that person Beneficially Owns any Restricted Securities. This Agreement may not be amended, or any of its provisions waived, except by a writing signed by each of the parties hereto and by a majority of the Allowed Fixed Senior Secured Claim Holders who Beneficially Own Restricted Securities as of the date of such amendment or waiver.

                  Section 3.12 Activities as Broker or Dealer. Acquisitions of Restricted Securities by Icahn & Co. which are conducted by it in the ordinary course of its business as a registered broker or dealer under the Exchange Act and are of the type described in Rule 13d-1(b)(1)(i) under the Exchange Act shall not be deemed to violate Section 2.01(a) of this Agreement.


730868.15
                                       15

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the date first referred to above.


                               TOY BIZ, INC.

                               by



                               Name:  Joseph M. Ahearn
                               Title: President and Chief
                                          Executive Officer




                               Carl C. Icahn
                               HIGH RIVER LIMITED PARTNERSHIP
                               By:      Riverdale LLC, its
                                        General Partner



                               Name:
                               Title:


730868.15
                                       16

                  STANDSTILL AGREEMENT dated October 1, 1998 between Toy Biz, Inc., a Delaware corporation (the "Company"), Vincent Intrieri ("Intrieri"), and Westgate International, L.P. ("Westgate", and together with Intrieri, the "Westgate Group").

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                 Representations
            Section 1.01 Representations of the Company. The Company
represents to the Westgate Group that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by it. This Agreement constitutes a valid, binding and enforceable agreement of the Company.

            Section 1.02 Representations of the Westgate Group.

                  (a) Each member of the Westgate Group represents to the Company that it has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by it. This Agreement constitutes a valid, binding and enforceable agreement of each member of the Westgate Group.

741961.2
                                        1

                  (b) The Westgate Group is the Beneficial Owner (as defined below) of an aggregate of 100,000 shares of common stock, par value .01 per share (the "Marvel Common Stock"), of Marvel Entertainment Group, Inc. ("Marvel")and an aggregate of $14,667,714.20 of Fixed Senior Secured Claims (as defined in the Fourth Amended Plan of Reorganization of Marvel and certain sub sidiaries thereof, filed by Toy Biz and certain secured creditors of Marvel in the District Court for the District of Delaware (the "Plan"))(the "Fixed Senior Secured Claims", and together with the Marvel Common Stock, the "Marvel Interests") and neither the Westgate Group nor any affiliate or "associate" (as defined below), thereof Beneficially Owns any Unsecured Claims (as defined in the Plan) or any other Equity Interests (as defined in the Plan) or Claims (as defined in the Plan). "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor regulation thereto. For the purposes of this definition, "Beneficial Ownership" and "Beneficially Own" shall refer to the ownership interest of a Beneficial Owner. The term "affiliate" as used in this Agreement shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto. The term "associate" as used in this Agreement shall have the meaning set forth in Rule 12b-2 under the Exchange Act, or any successor regulation thereto, except that the term "associate" shall not include any corporation or organization which has a class of equity securities listed on a

741961.2
                                        2
national securities exchange (including the National Market System of the NASDAQ Stock Market).

                  (c) The Westgate Group Beneficially Owns an aggregate of no shares of common stock, par value .01 per share, of the Company.

                                   ARTICLE II
                              Standstill Provisions

          Section 2.01 Restrictions on Certain Actions by the Westgate
Group. (a) Each member of the Westgate Group agrees that during the term of this Agreement it will not, nor will it permit any of its affiliates or associates, from and after the date that such person becomes an affiliate or associate until such time as such person ceases to be an affiliate or associate, directly or indirectly, unless in any such case specifically invited in writing to do so by the Board of Directors of the Company (the "Company Board"), to:

                           (i) except upon conversion of Warrants (as
defined in the Plan) or Convertible Preferred Stock (as defined in the Plan) or any other security received by the Westgate Group under the Plan in respect of their Marvel Interests or as a result of a stock split, stock dividend (or other dividend or distribution of any security of the Company) or similar recapitalization by the Company, acquire, offer to acquire, or agree to acquire Beneficial Ownership of any equity or debt securities of the Company (collectively,"Restricted Securities") by purchase, by joining a partnership, limited partnership,

741961.2
                                        3
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) (any such act to "acquire").

                           (ii)    make, or in any way participate in,
directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or execute any written consent in lieu of a meeting of holders of Restricted Securities of any class thereof;

                           (iii)   initiate, propose or otherwise solicit
stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal;

                           (iv)    seek nomination or election to the Company
Board, serve on the Company Board if elected, seek to place a representative on the Company Board or seek the removal of any member of the Company Board;

                           (v)      call or seek to have called any meeting of
the stockholders of the Company;

                           (vi)    deposit any Restricted Securities in a
voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Restricted Securities;

741961.2
                                        4

                           (vii)   otherwise act, directly or indirectly,
alone or in concert with others, to (A) seek to control the management of the Company or the Company Board or the policies or affairs of the Company, (B) solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any subsidiary, as that term is defined in Rule 12b-2 under the Exchange Act (a "Subsidiary") thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any Subsidiary thereof, (C) solicit, make or propose or encourage or negotiate with any other person with respect to, or announce an intention to make, any tender offer or exchange offer for any Restricted Securities, (D) disclose an intention, purpose, plan or proposal with respect to the Company or any Restricted Securities inconsistent with the provisions of this Agreement, including an intention, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Agreement, or (E) assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

                           (viii)  request the Company (or its directors,
officers, employees or agents), directly or indirectly, to amend or waive any material provisions of Section 2.01 or 2.02 of this Agreement (including this Section 2.01(viii) or otherwise seek any material modification to or material waiver of any of the

741961.2
                                        5

Westgate Group's agreements or obligations under Section 2.01 or
2.02 of this Agreement);

                           (ix)    encourage or render advice to or make any
recommendation or proposal to any person (including any Passive Investment Entity) to engage in any of the actions covered by this Section 2.01 (including this clause(ix)).

                  (b) The Westgate Group shall not be deemed to have violated this Agreement as a result of the taking of any actions set forth in Section 2.01(a) or 2.02 of the Agreement by an entity which is a Passive Investment if:

                  (i) the Westgate Group and its affiliates, in the aggregate, Beneficially Own 25% or less of the equity interests in that entity, provided that (A) the Westgate Group and its affiliates did not have actual knowledge that the entity intended to engage in those prohibited activities at the time the Westgate Group or any of its affiliates invested in the entity, (B) the Westgate Group notifies the Company as soon as practical after obtaining actual knowledge that the entity proposes to engage in any of such activities and Carl Intrieri delivers an affidavit to the Company stating that (x) the entity is a "Passive Investment" as defined in this Section 2.01(b) and (y) neither the Westgate Group nor any of its affiliates took any of the actions described in Section 2.01 (a)(ix) of this Agreement with respect to those activities by the entity, and (C) the Westgate Group and its affiliates do not

741961.2
                                        6
         increase their investment in the entity unless and until the entity ceases to Beneficially Own any Restricted Securities and ceases taking any of any actions set forth in Section 2.01(a) or 2.02 of the Agreement; or

                 (ii) the Westgate Group and its affiliates, in the aggregate, Beneficially Own more than 25% of the equity interests in that entity, provided that (A) the Westgate Group and its affiliates did not have actual knowledge that the entity intended to engage in those prohibited activities at the time the Westgate Group or any of its affiliates invested in the entity, (B) the Westgate Group notifies the Company as soon as practical after obtaining actual knowledge that the entity proposes to engage in any of such activities and Carl Intrieri delivers an affidavit to the Company stating that (x) the entity is a "Passive Investment" as defined in this Section 2.01(b) and (y) neither the Westgate Group nor any of its affiliates took any of the actions described in Section 2.01 (a)(ix) of this Agreement with respect to those activities by the entity, and (C) the Westgate Group and its affiliates use all reasonable efforts to promptly reduce the percentage of the equity interests in that entity that they Beneficially Own in the aggregate to 25% or less.

The term "Passive Investment" shall mean any entity in which the Westgate Group owns an interest and in which the ownership

741961.2
                                        7
interest of the Westgate Group is wholly passive and which is not otherwise an affiliate of the Westgate Group.

                  Section 2.02 Voting.

                  (a) During the term of this Agreement, the members of the Westgate Group agree to vote all Restricted Securities Beneficially Owned by them in connection with any action to be taken by the Company's securityholders as follows:

                          (i) in connection with any matter to be voted upon at a meeting of the Company's securityholders with respect to which an abstention will have the same effect as a vote against the matter, the members of the Westgate Group shall vote all Restricted Securities Beneficially Owned by them in the same proportion as the votes cast by the holders of all other Restricted Securities; provided, however, that if the holders of any class of Restricted Securities vote separately as a class with respect to any such matter, the members of the Westgate Group shall vote all Restricted Securities of that class Beneficially Owned by them in the same proportion as the votes cast by the holders of all other Restricted Securities of that class.

                           (ii)    in connection with any other matter to be
voted upon at a meeting of the Company's securityholders, the members of the Westgate Group shall cause all Restricted Securities Beneficially Owned by them to be present in person or represented by proxy at the meeting for quorum purposes but to abstain from voting on the matter.

741961.2
                                        8

                  (b) Compliance with this Section 2.02 by the members of the Westgate Group shall not be deemed a violation of any of the provisions of
Section 2.01 of this Agreement.

                  Section 2.03 Acquisition of Securities in Violation of this Agreement. If the Westgate Group or any affiliate or associate of the Westgate Group acquires any Restricted Securities in violation of this Agreement, it will promptly (but in any event within 30 days) dispose of such Restricted Securities to persons which are not members, affiliates or associates of the Westgate Group; provided, however, that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

                  Section 2.04 No Encouragement by the Company. The Company agrees that it will not encourage, recommend or propose to any person that it acquire Restricted Securities for the purpose of obtaining for itself the protections of this Agreement or otherwise as a defense against an investment in that person by any member of the Westgate Group or any affiliate of the Westgate Group. If the Westgate Group believes this Section 2.04 has been violated, the Westgate Group shall notify the Company in writing describing the alleged violation. If, within 30 days after receipt of such notice, the Company shall furnish the Westgate Group with an affidavit denying the violation, it shall be conclusively presumed and determined that no such violation occurred and the Westgate Group shall be deemed to have waived any claim under this Section 2.04.

741961.2
                                        9

                  Section 2.05 Conditions to Standstill Agreement.

                           (a) The restrictions contained in Sections
2.01 and 2.02 hereof shall not restrict the Westgate Group from filing Administration Expense Claims to the extent permitted by Section 12.2(c) of the Plan.

                           (b) The agreements and obligations contained
herein shall terminate in the event that (i) the Company voluntarily commences a Chapter 7 or Chapter 11 case pursuant to Section 301 of Title 11 of the United States Code (and for the avoidance of doubt, neither the filing against the Company of an involuntary petition for relief under Title 11 of the United States Code nor the Company's consenting to the entry of an order for relief following the filing of an involuntary petition shall result in termination of this Agreement), (ii) the Company or any of its affiliates seeks to acquire or control any Restricted Person (as defined below) by taking any of the actions set forth in Section 2.01 with respect to such Restricted Person or (iii) the Company sells substantially all of its assets to any other person, or merges or consolidates with any other person or effects any other similar reorganization, if as a result of such merger, reorganization or consolidation the persons who immediately prior thereto were stockholders of the Company cease to own securities representing more than 50% of the aggregate voting power and 50% of the common equity of such surviving entity, provided, however, that with respect to the transactions described in this clause (iii) the agreements and obligations

741961.2
                                       10
hereunder shall terminate only upon the closing of such transactions. As used in this Agreement, "Restricted Person" means any person, other than the Company,
(x) in which, as of the time the Company or any of its affiliates commence, or publicly announce their intention to commence, taking the actions described in clause (i) of this Section 2.05(c), the Westgate Group has filed a Schedule 13D under the Exchange Act or has otherwise publicly announced that it Beneficially Owns at least 5% of the outstanding voting securities or (y) with respect to which, as of the time the Company or any of its affiliates commence, or publicly announce their intention to commence, taking the actions described in clause (i) of this Section 2.05(c), the Westgate Group has made a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                   ARTICLE III
                                  Miscellaneous

                  Section 3.01 Enforcement. (a) Each member of the Westgate Group, on the one hand, and the Company, on the other, acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or

741961.2
                                       11
any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

                  (b) The Company and each member of the Westgate Group each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of Delaware, or of the United States of America for the District of Delaware, and by execution and delivery of this Agreement the Company and each member of the Westgate Group each irrevocably submits to the jurisdiction of each such court and irrevocably designates, appoints and empowers the Secretary of State of the State of Delaware to receive for and on its behalf service in the State of Delaware, and further irrevocably consents to the service of process outside of the territorial jurisdiction of such courts by mailing copies by registered United States mail, postage prepaid, to its address specified in this Agreement.

                  Section 3.02 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated by it and may be amended only by an agreement in writing executed by all the parties.

                  Section 3.03 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the

741961.2
                                       12
parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

                  Section 3.04 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of any provision of this Agreement.

                  Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 3.06 Notices. All notices and other communi cations hereunder shall be in writing and shall be delivered per sonally against receipt thereof, or transmitted by telecopier or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to

                           Toy Biz, Inc.
                           685 Third Avenue
                           New York, New York 10017
                           Attention:  Secretary
                           Telephone:  (212) 588-5100
                           Telecopy:  (212) 682-5272

                           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  John Turitzin, Esq.
                           Telephone:  (212) 856-6873
                           Telecopy:  (212) 856-7814

                  if to Intrieri or Westgate, to:


741961.2
                                       13

                           Berlack Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Edward S. Weisfelner, Esq.
                           Telephone:  (212) 704-0100
                           Telecopier: (212) 704-0196

                  Any notice shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier, the date of transmission with confirmation back if transmitted by telecopier, or the third day following posting if transmitted by mail.

                  Section 3.07 Successors and Assigns. Subject to Section 2.04 hereof, this Agreement shall bind the successors of the parties, and inure to the benefit of any successor of any of the parties. No party hereto may assign this Agreement without the other party's prior written consent.

                  Section 3.08 Termination. This Agreement shall terminate on the fourth anniversary hereof.

                  Section 3.09 Litigation. In consideration of the mutual undertakings contained herein, each of the parties hereto agrees to dismiss with prejudice all pending litigation among the parties hereto.

                  Section 3.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principle thereof.

                  Section 3.11 Third Party Beneficiaries; Amendments; Waivers. Each person (an "Allowed Fixed Senior Secured Claim

741961.2
                                       14

Holder") who is a holder of an Allowed Fixed Senior Secured Claim (as defined in the Plan) immediately prior to the closing of the Transaction (as defined in the
Plan) is an intended third party beneficiary of this Agreement while that person Beneficially Owns any Restricted Securities. This Agreement may not be amended, or any of its provisions waived, except by a writing signed by each of the parties hereto and by a majority of the Allowed Fixed Senior Secured Claim Holders who Beneficially Own Restricted Securities as of the date of such amendment or waiver.


741961.2
                                       15

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the date first referred to above.


                                   TOY BIZ, INC.

                                   by


                                          /s/ JOSEPH M. AHEARN
                                   Name:  Joseph M. Ahearn
                                   Title: President and Chief
                                          Executive Officer



                                           /s/ VINCENT INTRIERI
                                   Vincent Intrieri
                                   WESTGATE INTERNATIONAL, L.P.
                                   By:  Martley International
                                        Attorney-in-fact


                                           /s/ VINCENT INTRIERI
                                   Name:  Vincent Intrieri
                                   Title:  Authorized Signator



741961.2
                                       16

                                                                     EXHIBIT 18








           For Exhibit 18 ("Stockholder Series A Warrant Agreement"),

 see Exhibit 4.3 ("Class A Warrant Agreement, dated as of October 1, 1998,

 between the Registrant and American Stock Transfer and Trust Company, as

                                warrant agent").

766448.1

                                                                      EXHIBIT 19








           For Exhibit 19 ("Stockholder Series B Warrant Agreement"),

    see Exhibit 4.4 ("Class B Warrant Agreement, dated as of October 1, 1998,

     between the Registrant and American Stock Transfer and Trust Company,

                               as warrant agent").

766454.1

                                                                     EXHIBIT 20







           For Exhibit 20 ("Stockholder Series C Warrant Agreement"),

    see Exhibit 4.5 ("Class C Warrant Agreement, dated as of October 1, 1998,

    between the Registrant and American Stock Transfer and Trust Company, as

                                warrant agent").

766465.1

                                                                 Exhibit 21

                            Marvel Enterprises, Inc.
                                685 Third Avenue
                               New York, NY 10017

                                     [date]

Dear Former Claimholder of, or Interest-Holder in, Marvel Entertainment Group,
Inc.:

                  Enclosed you will find one or more warrant certificates that are being distributed to you because of your status as: (i) a former stockholder of Marvel Entertainment Group, Inc. (referred to in this letter as "Marvel");
(ii) a holder of certain class securities litigation claims arising out of the purchase or sale of Marvel common stock; and/or (iii) an unsecured pre-petition creditor of Marvel. This letter includes a description of those warrants and of your litigation trust interests.

                  As you probably know, Marvel commenced a chapter 11 case on December 27, 1996. On October 1, 1998 (the "Consummation Date"), a plan of reorganization for Marvel (the "Plan") was consummated and Marvel ended its chapter 11 case by combining with a subsidiary of Toy Biz, Inc., a Delaware corporation ("Toy Biz"). In connection with that combination, Marvel became a wholly owned subsidiary of Toy Biz and Toy Biz changed its name to Marvel Enterprises, Inc. Also in connection with that combination, (1) the outstanding shares of common stock of Marvel were cancelled and holders of record of Marvel common stock on the Consummation Date, in exchange for those shares, obtained the right to receive warrants to purchase shares of stock in Marvel Enterprises, Inc. ("Marvel Enterprises") and became beneficiaries of one of the two litigation trusts established under the terms of the Plan; (2) holders of "Allowed Class Securities Litigation Claims" (as defined in the Plan), in exchange for those claims, obtained the right to receive warrants to purchase shares of stock in Marvel, Inc. and became beneficiaries of one of the two litigation trusts established under the terms of the Plan; and (3) pre-petition unsecured creditors, in exchange for their "Allowed Unsecured Claims" in "Subclasses 4A through 4I" (as defined in the Plan), obtained the right to receive a cash payment, obtained the right to receive warrants to purchase shares of stock in Marvel Enterprises and became beneficiaries of both of the litigation trusts established under the terms of the Plan.

I.  THE WARRANTS

                  The warrants come in four types:

                  (1) Stockholder Series A Warrants, each of which allows its holder to purchase one share of common stock in Marvel Enterprises within three years of the Consummation Date;

                  (2) Stockholder Series B Warrants, each of which allows its holder to purchase one share of 8% cumulative convertible exchangeable preferred stock in Marvel Enterprises within six months of the date of that warrant's issuance;

                  (3) Stockholder Series C Warrants, each of which allows its holder to purchase one share of common stock in Marvel Enterprises within four years of the Consummation Date; and

733481.4

                  (4) Plan Warrants, which are being issued only to unsecured pre-petition creditors of Marvel, each of which allows its holder to purchase one share of common stock in Marvel Enterprises within four years of the Consummation Date.

                  The terms of each of the warrants, including the manner in which they may be exercised, are summarized on the reverse side of the respective warrant certificates. The exercise price of each of your warrants and its expiration date are also shown on the enclosed warrant certificates. The terms of the common stock of Marvel Enterprises and the 8% cumulative convertible exchangeable preferred stock of Marvel Enterprises are summarized in Exhibit A to this letter.

                  Each former Marvel stockholder, holder of a class securities litigation claim and unsecured pre-petition creditor is receiving a certain number of the various types of warrants according to a formula. No fractional warrants have been issued. Instead the warrants were rounded so that an amount of Marvel stock that would otherwise have entitled its holder to between half a warrant and a whole warrant (inclusive) entitled its holder to one warrant, and an amount of Marvel stock that would otherwise have entitled its holder to less than half a warrant entitled its holder to no warrant.

                  Any Stockholder Warrants (types A, B and C) and Plan Warrants that you receive with this letter will be freely saleable by you.1 The Stockholder Series B Warrants will not be listed on any national securities exchange. Marvel Enterprises will use its reasonable efforts to cause the Stockholder Series A Warrants, the Stockholder Series C Warrants and the Plan Warrants to be listed on the New York Stock Exchange or the American Stock Exchange as promptly as reasonably practicable. For further information on trading your warrants, you are advised to consult your stockbroker.

                  Each of the types of warrants is issued under and governed by a Warrant Agreement which provides the full terms of those warrants. The description of each of the types of warrants in this letter is only a brief summary of the terms of the warrants. If there is any conflict between the description in this letter and the relevant Warrant Agreement, the terms of the relevant Warrant Agreement shall control. Copies of the Warrant Agreements governing your warrants may be obtained, without charge, on written or oral request directed to: Secretary, Marvel Enterprises, Inc., 685 Third Avenue, New York, New York 10017, or by calling (212) 588-5100. Requested copies of Warrant Agreements will be sent by first class mail, postage prepaid.

II.  THE LITIGATION TRUSTS

                  In accordance with the Plan, two litigation trusts were formed on the Consummation Date: the MAFCO Litigation Trust and the Avoidance Litigation Trust. (Capitalized terms not defined in this letter have the same meanings here as they do in the Plan.) Each litigation trust is the legal owner of litigation claims that used to belong to Marvel. The beneficiaries of each litigation trust will be entitled to share in any net proceeds of that trust's litigation claims.
--------
1 Sales of your warrants are subject to legal restrictions, however, if you are one of the few people (such as members of Marvel Enterprises' board of directors, executive officers of Marvel Enterprises, and others who control Marvel Enterprises or are under common control with it) who are "affiliates" of Marvel Enterprises or if you are an "underwriter" within the meaning of Section 1145(b) of title 11 of the United States Code (commonly known as the "Bankruptcy Code").

733481.4

                  The main purpose of the MAFCO Litigation Trust is to pursue certain litigation claims against Ronald O. Perelman, Mafco Holdings Inc., and various other affiliated parties. Those claims were asserted in a lawsuit begun by Marvel in the United States District Court for the District of Delaware on October 30, 1997. The beneficiaries of the MAFCO Litigation Trust are: (1) holders of Allowed Unsecured Claims in Subclasses 4A through 4I, (2) holders of Allowed Class Securities Litigation Claims, and (3) holders of record of Marvel common stock on the Consummation Date.

                  The main purpose of the Avoidance Litigation Trust is to pursue litigation claims arising pursuant to certain sections of title 11 of the United States Code (the "Bankruptcy Code"). The beneficiaries of the Avoidance Litigation Trust are: (1) holders of Allowed Unsecured Claims in Subclasses 4A through 4I, (2) holders of Allowed Fixed Senior Secured Claims, and (3) Marvel Enterprises.

                  Your beneficial interests in one or both litigation trusts are not represented by any certificates, and may not be transferred or assigned except by will, by the laws of intestacy, or by other operation of law. In other words, you may not trade or sell your beneficial interests in the litigation trust(s).

                  The right of each beneficiary of the MAFCO Litigation Trust or the Avoidance Litigation Trust to receive distributions of that trust's net litigation proceeds is determined according to a formula. Any distributions due you under the terms of the relevant litigation trust agreement will be sent to you without any action required on your part, except that IT IS YOUR RESPONSIBILITY TO KEEP THE APPROPRIATE LITIGATION TRUSTEE(S) ADVISED OF YOUR CURRENT ADDRESS. Provided as Exhibits B and C to this letter are forms that you may use to alert the appropriate litigation trustee(s) to any changes in your address.

                  Each litigation trust is governed by its own litigation trust agreement which provides the full terms of that litigation trust. The description of the MAFCO Litigation Trust and the Avoidance Litigation Trust in this letter is only a brief summary of the terms of those trusts. If there is any conflict between the description in this letter and the relevant litigation trust agreement, the terms of the relevant litigation trust agreement shall control. Copies of the MAFCO Litigation Trust Agreement and the Avoidance Litigation Trust Agreement may be obtained, without charge, on written or oral request directed to: Secretary, Marvel Enterprises, Inc., 685 Third Avenue, New York, New York 10017, or by calling (212) 588-5100. Requested copies of litigation trust agreements will be sent by first class mail, postage prepaid.

                  Marvel Enterprises is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of those reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Any interested party may obtain copies of that material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Marvel Enterprises files information electronically with the

733481.4

Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including Marvel Enterprises) that file electronically with the Commission. The address of the Commission's Web Site is http://www.sec.gov. Those reports, proxy statements and other information concerning Marvel Enterprises can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                                          Very truly yours,


                                          Joseph M. Ahearn
                                          President and Chief Executive Officer
                                          Marvel Enterprises, Inc.

733481.4

                                    Exhibit A

         The following discussion summarizes the material provisions of the common stock (the "Common Stock"), par value $.01 per share, of Marvel Enterprises, Inc. (the "Company") and the 8% cumulative convertible exchangeable preferred stock (the "8% Preferred Stock"), par value $.01 per share, of the Company. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of incorporation and the by-laws of the Company, as well as the Indenture for the Company's 8% Convertible Subordinated Voting Debentures, which may be obtained, without charge, on written or oral request directed to: Secretary, Marvel Enterprises, Inc., 685 Third Avenue, New York, New York 10017, or by calling (212) 588-5100. Requested copies of those documents will be sent by first class mail, postage prepaid.

Shares of Common Stock

         Under the Company's certificate of incorporation (the "Certificate of Incorporation"), the Company's authorized capital stock consists of 250,000,000 shares of Common Stock and 100,000,000 shares of preferred stock (including 75,000,000 shares of 8% Preferred Stock). Holders of shares of Common Stock are entitled to share equally in and to receive all dividends, if dividends are declared, in accordance with the number of shares of Common Stock held by each holder, subject to any preferential or other rights of the holders of outstanding preferred stock. See "Shares of 8% Preferred Stock".

         Shares of 8% Preferred Stock have preference over shares of Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation or dissolution of the Company and other preferences.

         The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held and are vested with all of the Company's voting power, except as provided with respect to the 8% Preferred Stock, or as the Company's Board of Directors (the "Board") may provide in the future with respect to any series of preferred stock which it may hereafter authorize. The shares of Common Stock do not have cumulative voting rights. No holder of shares of Common Stock is entitled to preemptive or subscription rights.

         The shares of Common Stock are listed on the New York Stock Exchange under the symbol "MVL". The shares of 8% Preferred Stock [are listed on the _______ under the symbol "___".]

Shares of 8% Preferred Stock

         Ranking. The shares of 8% Preferred Stock have preference over the shares of Common Stock with respect to payment of dividends and the distribution of assets in the event of liquidation, winding up or dissolution of the Company. Dividends relating to the shares of 8% Preferred Stock are cumulative and are payable at the option of the Board (x) in cash, (y) in additional shares of 8% Preferred Stock having an aggregate Liquidation Preference (as defined below) no less than the dividend payment, or (z) in any combination of cash and additional shares of 8% Preferred Stock valued on such basis. As long as any shares of 8% Preferred Stock are outstanding, the Company shall not pay or declare, or issue by way of any capital reorganization or reclassification, any dividend or distribution on shares of Common Stock or on any series of capital stock ranking junior to the 8% Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except (i) Approved Spinoff Distributions (as defined below), (ii) dividends or distributions that are payable solely in shares of Common Stock or any series of capital stock ranking junior to the 8% Preferred Stock both as to dividends and upon liquidation, dissolution or winding up, or (iii) any rights or warrants to subscribe for or purchase shares described in clause (ii). "Approved Spinoff

733481.4

Distribution" means a dividend or distribution of shares of stock having a majority of the voting power of a subsidiary of the Company but only if the Company receives a fairness opinion from a nationally recognized investment banking firm to the effect that the adjustment of the conversion ratio of the 8% Preferred Stock as a result of such dividend or distribution is fair to the holders of the shares of 8% Preferred Stock from a financial point of view.

         Voting. The holders of shares of Common Stock and the holders of 8% Preferred Stock vote together as one class, except as otherwise provided in the Certificate of Incorporation, and each holder of 8% Preferred Stock is entitled to such number of votes for the 8% Preferred Stock held by him on all matters submitted to a vote of the holders of Common Stock as shall be equal to the largest number of whole shares of Common Stock into which all of his shares of 8% Preferred Stock are then convertible; provided, however, that the Company shall not (A) consolidate with or merge into any other person in any transaction in which the Company is not the continuing or surviving corporation, (B) permit any other person to consolidate with or merge into the Company in any transaction in which the Company is the continuing or surviving person, but the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, (C) transfer all or substantially all of its properties or its assets to any other person, or (D) exchange the outstanding shares of 8% Preferred Stock for subordinated debentures (see "Exchange," below) unless such transaction is approved by a majority of the shares of outstanding 8% Preferred Stock, voting together as a separate class, except that in the case of a transaction described in clauses (A), (B) or (C) which is to be consummated prior to October 1, 2001, such approval shall not be required if each of the following conditions is satisfied with respect to such merger, consolidation, sale or transfer: (i) the holders of Common Stock will receive consideration equal to at least $9.625 per share of Common Stock, and
(ii) the holders of 8% Preferred Stock will receive (x) the same consideration such holders would have received had such holders converted their 8% Preferred Stock to Common Stock immediately prior to consummation of the merger or consolidation, plus (y) an amount equal to the present value of the amount of dividends such holders would have been entitled to receive on their shares of 8% Preferred Stock if such shares remained outstanding until October 1, 2001, discounted at a discount rate of 10% per annum, compounded quarterly.

         Certain Restrictions. The Company shall not, as long as any shares of 8% Preferred Stock are outstanding: (i) redeem or purchase or otherwise acquire for consideration any stock ranking junior to or on a parity with (either as to dividends or upon liquidation, dissolution or winding up) the 8% Preferred Stock; (ii) permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could purchase such shares at such time and in such manner; or (iii) without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of 8% Preferred Stock voting or consenting separately as one class, authorize or issue any class or series of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) senior to or on parity with the 8% Preferred Stock, or issue any shares of 8% Preferred Stock other than (i) as contemplated by the Fourth Amended Joint Plan of Reorganization Proposed by Secured Lenders and the Company in the chapter 11 cases of Marvel Entertainment Group, Inc. and certain of its affiliates (the "Plan"), including pursuant to the Stockholder Series B Warrants referred to in the Plan, or (ii) as dividends on shares of 8% Preferred Stock.

         Redemption. The Company shall redeem all outstanding shares of 8% Preferred Stock on October 1, 2011 at a price per share equal to the Liquidation Preference plus an amount equal to all accrued but unpaid dividends thereon, whether or not declared, to the redemption date. The Company may redeem all, but not less than all, of the outstanding shares of the 8% Preferred Stock at any time after October 1, 2001 at a price per share equal to the Liquidation Preference, plus all accrued but unpaid dividends, whether or not declared. If the Company elects to redeem the outstanding shares of 8% Preferred Stock, the Company shall send a notice of redemption to each holder of the 8% Preferred Stock specifying (i) the redemption date, which date shall be not less than thirty (30) nor more than sixty (60) days following the date of mailing of the notice of redemption, and (ii) the redemption price, including a calculation thereof in reasonable detail.


733481.4

         Liquidation. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of stock ranking junior (upon liquidation, dissolution or winding up) to the 8% Preferred Stock unless, prior thereto, the holders of 8% Preferred Stock shall have received $10.00 per share (the "Liquidation Preference"), plus an amount equal to accrued but unpaid dividends thereon, whether or not declared, to the date of such payment, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the 8% Preferred Stock, except distributions made ratably on the 8% Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         Conversion. Each share of the 8% Preferred Stock may, under certain circumstances set forth more fully in the Certificate of Incorporation, be converted at any time, at the option of the holder thereof, into shares of Common Stock. Subject to the adjustment provisions specified in the Certificate of Incorporation (the "Adjustment Provisions"), each share of 8% Preferred Stock shall be convertible into 1.039 fully paid and nonassessable shares of Common Stock. The Board may, but shall not be required to, increase the conversion rate (i.e. number of shares of Common Stock into which each share of 8% Preferred Stock may be converted), in addition to the adjustments required under the Adjustment Provisions, as shall be determined by the Board to be advisable in order to avoid or diminish any income deemed to be received by any holder of the Common Stock or 8% Preferred Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for federal income tax purposes. If at any time on or after October 1, 2001, the Common Stock is (i) listed on a national securities exchange or included for quotation on the National Market System of the NASDAQ Stock Market and (ii) the closing price of the Common Stock on the National Market System of the NASDAQ Stock Market or on such national securities exchange exceeds $11.55 per share for a prescribed number of days, the Company shall have the right, in its sole discretion, to convert outstanding shares of 8% Preferred Stock in tranches having an aggregate Liquidation Preference of up to $50 million on each occasion into shares of Common Stock.

         Exchange. Subject to the approval of the holders of 8% Preferred Stock (see "Voting," above), the Company may, at its option, exchange all, but not less than all, of the outstanding 8% Preferred Stock for 8% Convertible Subordinated Voting Debentures of the Company (the "Subordinated Debentures"). The Subordinated Debentures will mature on October 1, 2011 and will have substantially the same economic terms, voting rights and conversion features as the 8% Preferred Stock.

         If (i) the Company consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, (ii) any other person consolidates with or merges into the Company and the Company is the continuing or surviving person, but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) the Company transfers all or substantially all of its properties or its assets to any other person, then, and in each such case, each outstanding share of 8% Preferred Stock shall, upon the effective date of such event, be convertible into the number of shares of stock or other securities or cash or other property which the holder would have owned after giving effect to such event had such share been converted pursuant to the Adjustment Provisions immediately prior to the occurrence of such event, plus any additional shares of stock or other securities or cash or other property payable by the terms of such event to the holders of shares of 8% Preferred Stock.



733481.4

                                    Exhibit B

                             MAFCO LITIGATION TRUST

      Note: This form is for the use of the following parties as beneficiaries of the MAFCO Litigation Trust:

   1. Holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim),

   2.       Holders of Allowed Class Securities Litigation Claims, and

   3.       Holders of Allowed Equity Interests in Entertainment,

                          as such terms are used in the
                   Fourth Amended Joint Plan of Reorganization
                Proposed by the Secured Lenders and Toy Biz, Inc.
                      for Marvel Entertainment Group, Inc.

If you were a holder of Marvel common stock and are unsure which, if any, category on the above list you fit into, USE THIS FORM.


                   NOTICE OF CHANGE OF ADDRESS OF BENEFICIARY

Beneficiary's name: ______________________________________

Social Security or Employer I.D. number: ____________________

Beneficiary's old address:          _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________

Beneficiary's new address:          _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________

Signature:                          _______________________________
Date:                               _______________________________

MAIL THIS FORM TO:                  Trustees, MAFCO Litigation Trust
                                    Hellring Lindeman Goldstein & Siegal
                                    One Gateway Center, Newark, New Jersey 07102
                                    Attention: James A. Scarpone, Esq.

733481.4

                                    Exhibit C

                           AVOIDANCE LITIGATION TRUST

    Note: This form is for the use of the following parties as beneficiaries of the Avoidance Litigation Trust:

   1. Holders of Allowed Unsecured Claims (other than Intercompany Claims and the LaSalle Claim), and

   2.       Holders of Allowed Fixed Senior Secured Claims,

                          as such terms are used in the
                   Fourth Amended Joint Plan of Reorganization
                Proposed by the Secured Lenders and Toy Biz, Inc.
                      for Marvel Entertainment Group, Inc.



                   NOTICE OF CHANGE OF ADDRESS OF BENEFICIARY

Beneficiary's name: ______________________________________

Social Security or Employer I.D. number: ____________________

Beneficiary's old address:          _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________


Beneficiary's new address:          _______________________________
                                    _______________________________
                                    _______________________________
                                    _______________________________


Signature:                          _______________________________
Date:                               _______________________________

MAIL THIS FORM TO:                  Trustee, Avoidance Litigation Trust
                                     c/o Kahn Consulting, Inc.
                                    152 West 57th Street
                                    New York, New York 10019
                                    Attention: Christopher J. Kearns, Esq.


733481.4